   As filed with the Securities and Exchange Commission on October 21, 1997

                                                       REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                            CABOT INDUSTRIAL TRUST
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)
                          TWO CENTER PLAZA, SUITE 200
                          BOSTON, MASSACHUSETTS 02108
                                (617) 723-0900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                              ROBERT E. PATTERSON
                                   PRESIDENT
                            CABOT INDUSTRIAL TRUST
                          TWO CENTER PLAZA, SUITE 200
                          BOSTON, MASSACHUSETTS 02108
                                (617) 723-0900

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
        JAMES R. WALTHER, ESQ.                GERALD S. TANENBAUM, ESQ.
         MAYER, BROWN & PLATT                  CAHILL GORDON & REINDEL
        350 SOUTH GRAND AVENUE                     80 PINE STREET
  LOS ANGELES, CALIFORNIA 90071-1503          NEW YORK, NEW YORK 10005
            (213) 229-9597                         (212) 701-3000
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                               ----------------
  If this Form is filed to register additional securities for an offering pur-suant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                  PROPOSED
                                                  MAXIMUM
            TITLE OF SECURITIES              AGGREGATE OFFERING    AMOUNT OF
             BEING REGISTERED                    PRICE (1)      REGISTRATION FEE
--------------------------------------------------------------------------------
Common Shares of Beneficial Interest, $0.01
 par value per share......................      $115,000,000        $34,849

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(1) Estimated solely for the purpose of determining the registration fee pur-
    suant to Rule 457(o) of the Securities Act of 1933.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRA-TION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SEC-TION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGIS- + +TRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECU- +
+RITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY      +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR   +
+THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE      +
+SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE      +
+WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+LAWS OF ANY SUCH JURISDICTION.                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion
                                October 21, 1997
PROSPECTUS
    Shares
[COMPANY LOGO]
CABOT INDUSTRIAL TRUST
Common Shares of Beneficial Interest
(par value $.01 per share)
Cabot Industrial Trust (the "Company") is an internally managed, fully inte-grated real estate company formed to continue and expand the national indus-trial real estate business of Cabot Partners Limited Partnership ("Cabot Part-ners") and its affiliates (collectively, the "Cabot Group"). Concurrently with the closing of this offering (the "Offering"), the Company will acquire indus-trial properties owned by certain of Cabot Partners' advisory clients and affiliates, and certain other investors (collectively, the "Contributing Investors"). The Company will be one of the largest industrial real estate com-panies, with a portfolio of 123 industrial buildings (the "Properties") located in 21 states throughout the United States and containing approximately 19 mil-lion rentable square feet. At June 30, 1997, the Properties were approximately 94% leased to 202 tenants. The Company expects to qualify for taxation as a real estate investment trust ("REIT") for federal income tax purposes.
The common shares of beneficial interest, par value $.01 per share (the "Common Shares"), offered hereby are being sold by the Company and will represent approximately % of the common equity of the Company on a fully diluted basis. The remaining % of the Company's fully diluted common equity will be benefi-cially owned by officers and trustees of the Company (the "Trustees") and by the Contributing Investors in the form of Common Shares or limited partnership interests (the "Units") in Cabot Industrial Properties, L.P. (the "Operating Partnership") that, subject to certain limitations, will be exchangeable on a one-for-one basis for Common Shares.
The Company expects to make regular quarterly cash distributions to its share-holders, with the initial distribution expected to be at the quarterly rate of
$    per Common Share. See "Distribution Policy."
Prior to the Offering, there has been no public market for the Common Shares.
It is anticipated that the initial public offering price will be between $
and $     per Common Share. See "Underwriting" for a summary of factors that will be considered in determining the initial public offering price. The Com-pany intends to list the Common Shares on the New York Stock Exchange (the "NYSE").
SEE "RISK FACTORS AND INVESTMENT CONSIDERATIONS" BEGINNING ON PAGE 14 FOR DESCRIPTIONS OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES,
INCLUDING:
 . The market value of the Common Shares may exceed the aggregate fair market value of the proportionate interest in the Company's portfolio of properties and other net assets they represent;
 . The Company's expected level of distributions is based on assumptions which could prove incorrect or change over time;
 . Limitation on ownership of Common Shares initially to 9.8% of the outstanding
  Common Shares (with certain exceptions), staggered elections of the Trustees and other provisions which may deter third parties from seeking to acquire the Company;
 . Taxation of the Company as a corporation if it fails to qualify as a REIT and the Company's lack of experience in operating as a REIT; and . Risks associated with industrial real estate investment, such as failure of tenants to make lease payments, the effect of national and local economic and other considerations on real estate values and environmental issues.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

            PRICE
            TO     UNDERWRITING PROCEEDS TO
            PUBLIC DISCOUNT(1)  COMPANY(2)
-------------------------------------------
Per Share   $      $            $
-------------------------------------------
Total(3)    $      $            $

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(1)The Company has agreed to indemnify the Underwriters against certain liabil-
ities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2)Before deducting expenses payable by the Company estimated at $   .
(3)The Company has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional
Common Shares on the same terms as set forth above, solely to cover over-allot-ments, if any. If such over-allotment option is exercised in full, the total
Price to Public, Underwriting Discount and Proceeds to Company will be $   ,
$   and $   , respectively. See "Underwriting."

The Common Shares offered by this Prospectus are being offered by the Under-writers, subject to prior sale, when as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by Cahill Gordon & Reindel, counsel for the Underwriters. It is expected that delivery of cer-tificates representing the Common Shares will be made against payment therefor
on or about       , 1997 at the offices of J.P. Morgan Securities Inc., 60 Wall
Street, New York, New York.
J.P. MORGAN & CO.
      , 1997

                       [MAP SHOWING THE FIVE U.S. REGIONS
                        AND LOCATIONS OF PROPERTIES AND
                       PHOTOGRAPHS OF CERTAIN PROPERTIES]


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES. SPECIF-ICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR, AND PURCHASE, COMMON SHARES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                              CAUTIONARY STATEMENT

INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO, WITHOUT LIMITATION, FUTURE ECONOMIC PERFORMANCE, PLANS AND OBJEC-TIVES OF MANAGEMENT FOR FUTURE OPERATIONS AND PROJECTIONS OF REVENUE AND OTHER FINANCIAL ITEMS, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMI-NOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE," "BELIEVE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS AND INVESTMENT CONSIDERATIONS" AND ELSEWHERE IN THIS PROSPECTUS IDENTIFY IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH FORWARD-LOOKING STATEMENTS.

No person has been authorized to give any information or to make any represen-tations not contained in this Prospectus and, if given or made, such informa-tion or representations must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares in any jurisdic-tion to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company subsequent to the date hereof.

                               TABLE OF CONTENTS

                                       PAGE
Prospectus Summary....................    1
  The Company.........................    1
  Risk Factors and Investment
   Considerations.....................    2
  Industrial Real Estate Business.....    3
  Business and Growth Strategies......    4
  Properties..........................    6
  The Formation Transactions and the
   Offering...........................    7
  Structure of the Company............    8
  Benefits to Related Parties.........    9
  The Offering........................   10
  Distributions.......................   10
  Tax Status of the Company...........   11
  Summary Financial and Other Data....   11
Risk Factors and Investment
 Considerations.......................   14
The Company...........................   23
Use of Proceeds.......................   30
Distribution Policy...................   31
Capitalization........................   35
Dilution..............................   36
Pro Forma Condensed Consolidated
 Financial Statements.................   37

                                        PAGE
Selected Financial and Other Data ....    46
Management's Discussion and Analysis
 of Financial Condition and Results of
 Operations...........................    49
Properties............................    54
Policies with Respect to Certain
 Activities...........................    66
Management............................    69
Formation Transactions................    74
Certain Relationships and
 Transactions.........................    77
Principal and Management
 Shareholders.........................    78
Description of Shares of Beneficial
 Interest.............................    79
Certain Provisions of Maryland Law and
 of the Company's Declaration of Trust
 and Bylaws...........................    82
Shares Available for Future Sale......    85
Partnership Agreement of Operating
 Partnership..........................    86
Federal Income Tax Considerations.....    88
ERISA Considerations..................    96
Underwriting..........................    98
Legal Matters.........................    99
Experts...............................    99
Additional Information................   100
Glossary..............................   101

UNTIL    , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PRO-SPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The Company intends to furnish its shareholders with annual reports containing audited consolidated financial statements and a report thereon by its indepen-dent certified public accountants.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed infor-mation and financial statements, including the notes thereto, appearing else-where in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes (i) the consummation of the transactions relating to the formation of the Company and the acquisition of the Properties and certain other assets described under the heading "The Formation Transactions" (the "Formation Transactions"), (ii) the Underwriters' over-allotment option is not exercised, and (iii) the actual initial public offering price (the "Offering
Price") is $    per Common Share (the midpoint of the range set forth on the cover page of this Prospectus). Unless the context otherwise requires, all ref-erences in this Prospectus to (i) the "Company" means Cabot Industrial Trust and its operating subsidiaries, including the Operating Partnership, of which the Company is the sole general partner, and Cabot Services, Inc., a corpora-tion to be formed under Delaware law (the "Management Company"), (ii) the "Cabot Group" means Cabot Partners Limited Partnership ("Cabot Partners") and certain affiliated partnerships, including C-M Holdings L.P. ("C-M Holdings") and certain affiliated partnerships (the "C-M Property Partnerships"), and
(iii) the "Contributing Investors" means those Cabot Partners advisory clients who are contributing Properties (or where such clients hold title through another entity, such entity), the C-M Property Partnerships and other investors who are contributing Properties, in the Formation Transactions. All other capi-talized terms used in this Prospectus have the meanings set forth in the Glos-sary hereto.

                                  THE COMPANY

The Company is an internally managed, fully integrated real estate company formed to continue and expand the national industrial real estate business of Cabot Partners. Upon the consummation of the Formation Transactions and the closing of the Offering, the Company will be one of the largest industrial real estate companies, with a portfolio of 123 Properties located in 21 states throughout the United States and containing approximately 19 million rentable square feet. At June 30, 1997, the Properties were approximately 94% leased to 202 tenants, with no single tenant accounting for more than 4.0% of the Company's total Annualized Base Rent. Approximately 96% of the Company's Prop-erties are located in the top 15% of the nation's 273 industrial markets as rated by Cognetics Real Estate, Inc., a nationally recognized real estate research firm ("Cognetics"), on the basis of projected demand for industrial property space.

The Company's strategy is to be the preeminent national real estate company focused on serving a broad spectrum of industrial space users in the country's principal commercial markets. The Company owns and operates a diversified port-folio of bulk distribution, multitenant distribution and "workspace" (light assembly and flex/R&D) properties and has a significant market presence across the United States, owning Properties in a total of 20 markets and owning Prop-erties with approximately one million or more rentable square feet in seven of such markets. The Properties are within overnight trucking access (a 500-mile radius) to 90% of the country's population. The Company believes that its geo-graphic diversification and substantial presence in multiple markets is a stra-tegic advantage that allows it to (i) serve industrial space users with mul-tiple site and property type requirements, (ii) compete more effectively in its chosen markets, and (iii) respond quickly to acquisition opportunities across the country. The Company, through its investment in the Management Company, will also continue Cabot Partners' industrial real estate investment management business.

The Company's principal growth strategy is to acquire modern, high-quality industrial properties in attractive submarkets within the markets it currently serves. Cabot Partners completed the acquisition of approximately $251 million and $191 million of industrial properties on behalf of its clients in 1995 and 1996, respectively. In 1997 (through October 10), Cabot Partners has completed the acquisition of approximately $197 million of industrial properties on behalf of its clients and has under contract or letter of intent approximately $128 million of industrial properties which it expects to acquire on behalf of its clients by the end of 1997. Additionally, in 1997 (through October 10), Cabot Partners has negotiated the contribution to the Company in the Formation Transactions of approximately $270 million of industrial properties not previ-ously owned by its advisory clients.

The senior management of the Company has an average of over 20 years experience in the real estate industry and will beneficially own % of the Company's fully diluted common equity interests upon the closing of the Offering. Members of the Company's senior management have worked together since 1987 as the execu-tive officers of Cabot Partners and Cabot, Cabot & Forbes Realty Advisors, Inc. ("Cabot Advisors"). Cabot Advisors was founded in 1986 as an affiliate of Cabot, Cabot & Forbes Company ("CC&F"), a nationwide real estate development, investment, construction and management firm that pioneered the development of large-scale planned industrial parks. Cabot Partners, a registered investment advisor providing industrial real estate investment and management services to public and private pension funds and others, was formed as a separate entity in 1990 to purchase the real estate advisory management business of Cabot Advi-sors.

The Company is organized as a real estate investment trust under Maryland laws and expects to qualify as a REIT for federal income tax purposes.

                   RISK FACTORS AND INVESTMENT CONSIDERATIONS

An investment in the Common Shares involves various risks and investment con-siderations. Prospective investors should carefully consider the matters dis-cussed under "Risk Factors and Investment Considerations" prior to making an investment in the Company. Such risks and investment considerations include, among others:

  . The market value of the Common Shares may exceed the aggregate fair market value of the proportionate interest in the Company's portfolio of Properties and other assets they represent.

  . The Company's expected initial level of distributions was determined on the basis of a number of assumptions, any of which could prove incorrect or become incorrect over time. No assurance can be given that the Company will be able to sustain its expected initial level of distributions.

  . The antitakeover effects of limiting actual or constructive ownership of capital shares of the Company by a single person to 9.8% of the number of issued and outstanding capital shares of the Company or the total equity value of such capital shares, subject to certain exceptions, the stag-gered elections of Trustees, and certain other provisions contained in the organizational documents of the Company and the Operating Partner-ship, each of which may have the effect of delaying, deferring or pre-venting a change in control of the Company, or other transaction that might involve a price for the Common Shares that exceeds their then cur-rent market price or that may otherwise be considered by the Company's shareholders to be desirable.

  . Tax risks, including taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes and the resulting decrease in cash that would be available for distribution, and the fact that the Company's management lacks experience in operating in accordance with the requirements for maintaining qualification as a REIT.

  . Risks incident to investment in and operation of commercial real estate generally, including the failure of tenants to make lease payments, the inability to renew or release space upon the expiration of leases (leases with respect to 3.3% and 16.1% of the Company's total leased space are scheduled to expire in the last three months of 1997 and in all of 1998, respectively), the effect of economic and other conditions on real estate values, including those associated with cyclical weaknesses or demo-graphic changes in real estate markets, competition from other REITs and real estate investors seeking properties of the types which the Company intends to acquire, costs relating to renovation and re-leasing costs, the impact on the Properties of competition from other existing proper-ties and from newly constructed properties in future periods, environ-mental issues and the ability of the Properties to generate sufficient cash flow to meet operating expenses (including possible future debt service requirements).

  . Conflicts of interest between the Company, the Cabot Group Participants
    (most of whom will serve as executive officers and Trustees of the Com-pany) and the other Contributing Investors with respect to the Formation Transactions and the ongoing business decisions regarding the Company, which could result in decisions that do not fully reflect the interests of all of the Company's shareholders.

  . The absence of a prior market for the Common Shares, the lack of assur-ance that an active trading market will develop or that Common Shares will trade at or above the Offering Price, the potential negative effects of rising interest rates on the market price of the Common Shares, and the effect of the availability of shares for future sale on the price of the Common Shares.

  . A certain Contributing Investor has relied upon an exemption from the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Rev-enue Code of 1986, as amended (the "Code"), in contributing Properties to the Company; the use of such exemption in certain circumstances recently has been questioned by the Department of Labor; the Company has received an opinion of counsel that such exemption applies to the Formation Trans-actions, however, such opinion is not binding on the Department of Labor, the Internal Revenue Service (the "Service") or any court.

  . The possibility that certain of the newly acquired Properties and proper-ties acquired in the future, may fail to perform as expected or may have characteristics or defects unknown to the Company.

  . As a result, among other things, of the annual income distribution requirements applicable to REITs under the Code, the Company expects to rely on borrowings and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Company will be subject to real estate financing risks, including changes from period to period in the availability of such financing, increased interest expense that may be incurred on variable rate debt in rising interest rate markets and the risk that the Company's cash flow may not be sufficient to cover both required debt service pay-ments and distributions to shareholders at desired levels.

  . The Company's Board of Trustees may change the Company's investment, financing, distribution and other policies at any time without share-holder approval.

  . The Company is dependent on the efforts of its executive officers and the loss of their services could have an adverse effect on the operations of the Company.

  . This Prospectus contains certain forward-looking statements which involve risks and uncertainties. The Company's actual results may differ signifi-cantly from the results discussed in such forward-looking statements. Factors that cause such differences include, but are not limited to, the risks described under the "Risk Factors and Investment Considerations" section of this Prospectus.

  . The purchasers of Common Shares in the Offering will experience immediate
    and substantial dilution of $   per Common Share in the net tangible book
    value of the Common Shares offered hereby based on the Offering Price.

                        INDUSTRIAL REAL ESTATE BUSINESS

Attractive Real Estate Sector

Industrial real estate has historically generated a high level of cash income and attractive rates of return as compared with other types of real estate investments. The Company believes that industrial properties tend to be less costly to manage and require lower amounts of capital expenditures and tenant-specific improvement costs. Such properties provide generic storage and work space suitable for and adaptable to a broad range of tenants and uses. Indus-trial properties also generally require relatively short development periods, which enables better balancing of supply and demand for such properties and reduces overbuilding risks.

Strong Demand

The Company believes that, at least for the near term, the demand for desir-able, well-located industrial property will continue and will support increasing rents. Nationwide, the demand for industrial property space during the period from 1997 to 2002 is projected by Cognetics to increase over existing levels by approximately 800 million square feet, consisting of approx-imately 600 million square feet for distribution properties and approximately 200 million square feet for other industrial property types. Continuing demand for well-located, modern industrial properties is expected to increase due to
(i) increasing consumption on a per capita basis, coupled with population growth, (ii) business' increasing need for efficient inventory management,
(iii) growing international trade, and (iv) the growing significance of smaller companies (according to Cognetics, companies with fewer than 100 employees now account for 47% of all jobs and are projected to account for 67% of all new jobs projected to be created during the period from 1997 to 2002), which are increasingly looking for efficient and flexible work space in well-located, suburban industrial parks.

Industry Consolidation

The historically fragmented industrial real estate business is being reshaped by strong pressures toward consolidation resulting from the substantial advan-tages enjoyed by large, integrated and well-capitalized firms over local owners and developers. These advantages include professional management, greater access to public and private capital, economies of scale, and greater opportu-nities to increase revenue by serving the changing needs of industrial tenants. In addition, there is an increasing trend toward securitization of real estate holdings as institutional real estate investors shift from direct private own-ership to indirect public ownership of real estate. The Company believes that both of these trends provide substantial opportunities for publicly held real estate companies that have the managerial and financial resources to maintain an active acquisition and development program.

Diverse Tenant Needs

Different types of industrial space users have significantly different property and space requirements. Large national and major regional distributors gener-ally require efficient, well-located bulk distribution properties. Smaller com-panies generally demand more flexible work space, including light assembly facilities and flex/R&D space. While these properties are generally more costly to manage, the Company believes that such properties offer the prospect of higher current returns because the users of such space are location sensitive and less inclined to move if the properties they occupy are well located and managed. Moreover, the Company believes that the continued employment growth resulting from smaller companies will result in strong demand for these workspace properties.

                         BUSINESS AND GROWTH STRATEGIES

The Company's fundamental business objective is to maximize the total return to its shareholders through growth in its cash available for distribution per Common Share and in the value of its portfolio of industrial properties and operations.

BUSINESS STRATEGIES

Leveraging Substantial National Market Presence

The Company's substantial presence in markets throughout the country positions it well to market its industrial space to national companies with space requirements in multiple locations. The Company will pursue a national tenant marketing program emphasizing the advantages of dealing with a single source for industrial space needs, as well as the quality and central locations of the Company's properties. These advantages include greater efficiency of lease negotiations and day-to-day property management matters, as well as better understanding of the tenant's current needs and prospective space requirements.

Within each local market, having a substantial inventory of properties and sig-nificant leasing activities increase the Company's visibility to prospective tenants and enable the Company to establish strong relationships with leasing brokers and other local market participants who serve as sources of information and referrals of potential tenants. In addition, the Company has increased opportunities to relocate tenants to one or more of its other properties as their needs change.

Serving a Broad Spectrum of Tenants by Offering a Variety of Industrial Property Types

Offering a variety of industrial property types and the Company's size enable it to provide better service, on a more cost-efficient basis, to national cus-tomers who often need various types of workspace properties, in addition to distribution properties, for their local operations. At the same time, offering an array of property types suitable for smaller companies enables the Company to capture a larger share of the growth in its chosen industrial property mar-kets by serving a broader spectrum of companies in those markets. The Company believes that smaller business establishments will form an important segment of its tenant base. Business establishments with fewer that 100 employees are pro-jected by Cognetics to generate approximately 67% of the projected increased demand for industrial property space during the period from 1997 to 2002.

GROWTH STRATEGIES

The Company intends to achieve its growth objectives through a combination of property acquisitions and internal growth.

Acquisitions

The Company will seek to capitalize on its competitive advantages primarily by acquiring additional modern, high-quality properties in attractive submarkets within the major industrial markets that it currently serves.

The Company's property acquisitions are based on extensive research in each targeted market regarding (i) economic and demographic trends, (ii) supply of and demand for industrial space in targeted sub-markets, (iii) existing and potential tenant space requirements, (iv) rent levels and trends, and (v) the physical characteristics of buildings within the market. The Company's research also involves physical site inspections and continuing contacts with leasing brokers and other market participants. The results of the Company's research are compiled into a proprietary database covering each market and submarket in which it has invested or that it has targeted. This database is updated period-ically, and contains computerized profiles, keyed to Company prepared aerial maps, of the Properties and each of the buildings deemed most competitive to the Company's properties or attractive for acquisition. Each profile includes information regarding the building's age, physical characteristics and current tenant and lease information.

Upon the closing of the Offering, the Company expects to have approximately $5.2 million of outstanding long-term debt, approximately $ million of avail-able cash and a Debt-to-Total Market Capitalization Ratio of less than %. The Company expects to be able to obtain borrowings on a timely basis that will enable it to move quickly in completing proposed property acquisitions and believes that its ability to do so will enhance its credibility with potential property sellers. In addition, the Company's UPREIT structure, which will enable it to acquire industrial properties on a non-cash basis by exchanging Units in the Operating Partnership for such properties in a tax-deferred man-ner, provides an attractive alternative to taxable cash sales for tax-paying property owners.

The Company's management has extensive knowledge of and, the Company believes, a favorable reputation with public and private pension funds and other institu-tional real estate investors as a result of Cabot Partners' focus on serving such investors. The Company believes that it will benefit from its relation-ships with these investors through further acquisitions as they increasingly seek to securitize their direct real estate investments.

Internal Growth

The Company's primary internal growth strategy is to increase the cash flow generated by the Properties, and from properties that it acquires in the future, by renewing or replacing expiring leases with new leases at higher rents and through rent increase provisions in its leases. In addition, the Com-pany intends to work actively to (i) maintain its historically high occupancy levels by retaining existing tenants (84% of the leases for the Properties and 89% of the leases for the Existing Investors Property Group, by square footage, have been renewed over the past two years), thereby minimizing "down time" and releasing costs, (ii) improve the occupancy levels of any newly acquired prop-erties that have low occupancy levels, (iii) realize economies of scale from the size of its portfolio of properties, and (iv) control costs.

Development

The Company's senior management has extensive real estate development experi-ence, including experience derived from the industrial park development activi-ties of CC&F. The Company is engaging its existing tenants in discussions about future space needs, and believes that financially attractive build-to-suit opportunities from its tenant base may be available over time. The Company also believes that in select target markets there are attractive opportunities for new development with potentially greater returns than those available from the purchase of existing stabilized properties and it intends to pursue a develop-ment program where such opportunities exist. In order to limit initial overhead expenses, the Company intends to begin its development activities by engaging local or regional builders with whom it has established strong relationships. Thereafter, the Company intends to expand its in-house development staff as the Company's development activities increase.

FINANCIAL STRATEGIES

The Company's financial strategy is to minimize its cost of capital by main-taining adequate working capital and conservative debt levels. The Company
estimates that approximately $   million of the proceeds from the Offering will
be available for general corporate purposes, including acquisitions and working capital, after payment of offering and formation expenses and the use of approximately $13.3 million of net proceeds to repay certain outstanding indebtedness. The Company is currently negotiating with several financial
institutions the establishment of a $    million revolving credit facility (the
"Acquisition Facility") to be used primarily for property acquisitions and expects the facility to be in place upon the closing of the Offering. The Com-pany intends to operate with a Debt-to-Total Market Capitalization Ratio that generally will not exceed 40%, although the Company's Declaration of Trust and By-laws do not impose any limit on the incurrence of debt.

The Company believes that the size and diversity of its portfolio of Properties will provide it access to the public debt and equity markets which are not gen-erally available to smaller, less diversified property owners. The Company also believes that its "UPREIT" structure (i.e., ownership of properties through the Operating Partnership) will enable it to acquire industrial properties in exchange for Units in the Operating Partnership, thereby reducing its need to incur indebtedness to support future acquisitions.

                                   PROPERTIES

Upon the closing of the Offering, the Company will own a portfolio of 123 Prop-erties having an aggregate of approximately 19 million rentable square feet, approximately 94% of which space was leased to 202 tenants at June 30, 1997. The Company categorizes its properties into three types: bulk distribution properties, multitenant distribution properties and workspace properties. See "Properties--General."

The following tables provide information regarding the Properties as of June 30, 1997.

                          -------------------------------------------------------------------------------
                                     RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)
                                     ------------------------  ----------------------------------
                                                                                       PER LEASED
                           NUMBER OF                                                       SQUARE PERCENT
PROPERTY TYPE BY REGION   PROPERTIES     NUMBER    % OF TOTAL       AMOUNT % OF TOTAL        FOOT  LEASED
-----------------------   ---------- ----------    ----------  ----------- ----------  ---------- -------
BULK DISTRIBUTION
 PROPERTIES:
 West...................          11  2,269,146          12.2% $ 5,952,064        9.3%      $3.05    86.0%
 Southwest..............           2    346,200           1.9    1,172,796        1.8        3.39   100.0
 Midwest................          16  3,872,086          20.9   11,207,288       17.4        2.98    97.0
 Southeast..............           4    1,029,247         5.5    3,358,660        5.2        3.26   100.0
 Northeast..............           7  1,661,862           8.9    6,644,553       10.3        4.00   100.0
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
 Subtotal/weighted aver-
  age...................          40  9,178,541          49.4% $28,335,361       44.0%      $3.24    95.3%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
MULTITENANT DISTRIBUTION
 PROPERTIES:
 West...................           4    831,626           4.5% $ 3,029,131        4.7%      $3.64   100.0%
 Southwest..............           3    385,135           2.1    1,140,062        1.8        2.96   100.0
 Midwest................          13  2,159,560          11.6    7,415,362       11.6        4.02    85.5
 Southeast..............           7  1,274,745           6.9    3,907,932        6.1        3.36    91.3
 Northeast..............          11  2,065,503          11.1    7,877,136       12.2        3.81   100.0
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
 Subtotal/weighted aver-
  age...................          38  6,716,569          36.2% $23,369,623       36.4%      $3.71    93.7%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
WORKSPACE PROPERTIES:
 West...................          27  1,254,386           6.8% $ 6,066,675        9.4%      $5.04    96.0%
 Southwest..............           1     56,535           0.3      325,044        0.5        5.75   100.0
 Midwest................           3    283,505           1.5      832,334        1.3        4.65    63.2
 Southeast..............           3    413,930           2.2    1,657,386        2.6        4.00   100.0
 Northeast..............          11    665,892           3.6    3,730,726        5.8        5.88    95.3
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
 Subtotal/weighted aver-
  age...................          45  2,674,248          14.4% $12,612,165       19.6%      $5.07    93.1%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
TOTAL/WEIGHTED AVERAGE..         123 18,569,358         100.0% $64,317,149      100.0%      $3.67    94.4%
                          ========== ==========    ==========  =========== ==========  ========== =======
                          -------------------------------------------------------------------------------
                                     RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)
                                     ------------------------  ----------------------------------
                                                                                       PER LEASED
                           NUMBER OF                                                       SQUARE PERCENT
PROPERTIES BY REGION      PROPERTIES     NUMBER    % OF TOTAL       AMOUNT % OF TOTAL        FOOT  LEASED
--------------------      ---------- ----------    ----------  ----------- ----------  ---------- -------
 West...................          42  4,355,158          23.5% $15,047,870       23.4%      $3.77    91.6%
 Southwest..............           6    787,870           4.2    2,637,902        4.1        3.35   100.0
 Midwest................          32  6,315,151          34.0   19,454,984       30.3        3.36    91.6
 Southeast..............          14  2,717,922          14.6    8,923,978       13.9        3.42    95.9
 Northeast..............          29  4,393,257          23.7   18,252,415       28.3        4.18    99.3
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
TOTAL/WEIGHTED AVERAGE..         123 18,569,358         100.0% $64,317,149      100.0%      $3.67    94.4%
                          ========== ==========    ==========  =========== ==========  ========== =======

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of June 30, 1997. "Net Rent" means contractual rent, excluding any reimbursements for real estate tax or operating expenses.

                  THE FORMATION TRANSACTIONS AND THE OFFERING

Cabot Partners and the Contributing Investors are undertaking the Formation Transactions for the purpose of organizing the Company and the Operating Part-nership in preparation for the Offering and to transfer the Properties and Cabot Partners' real estate advisory and management business to the Operating Partnership in a tax efficient manner. Upon completion of the Formation Trans-actions, (i) the Properties and the Company's other operating assets, other than those relating to Cabot Partners' advisory and management business, will be held by the Operating Partnership, of which the Company will be the sole general partner, and (ii) the assets of Cabot Partners advisory and management business will be held, and such business will be conducted, through the Manage-ment Company.

The Formation Transactions have been and will be effected as follows:

 .The Company has been organized by Cabot Partners as a real estate investment trust under Maryland law.

 . The Operating Partnership has been formed as a limited partnership under Delaware law, with the Company as its sole and managing general partner.

 . The Properties described in this Prospectus will be contributed by the Con-tributing Investors to the Operating Partnership (or, in certain cases, to the Company for transfer to the Operating Partnership) concurrently with the closing of the Offering. The Contributing Investors include certain of the existing advisory clients of Cabot Partners (referred to hereinafter as the "Existing Investors") and certain other industrial real estate invest-ors.

 . The Properties that are to be contributed to the Company in the Formation
   Transactions include both previously owned Properties of the Existing Investors that have been managed by Cabot Partners and are referred to in the historical and pro forma financial statements included in this Pro-spectus as the "Existing Investors Property Group," additional Properties recently acquired or being acquired by Cabot Partners on behalf of the Existing Investors, and Properties owned by the other Contributing Invest-ors.

 . Cabot Partners will contribute its real estate advisory and management business and related assets, including its investment advisory and manage-ment contracts with certain of its advisory clients (the "Advisory Con-tracts") relating to industrial properties that are not being contributed in the Formation Transactions, to the Operating Partnership concurrently with the closing of the Offering. Cabot Partners' Advisory Contracts and assets relating to industrial properties that are not being contributed pursuant to the Formation Transactions will be held by the Management Com-pany. The Operating Partnership will own 100% of the non-voting preferred stock of the Management Company, representing 95% of the economic interest of the Management Company. Ferdinand Colloredo-Mansfeld, the Company's Chief Executive Officer, will own 100% of the voting common stock of the Management Company, representing 5% of the economic interest of the Manage-ment Company.

 . The Contributions of Properties and other assets by the Contributing
   Investors and Cabot Partners will be made in exchange for Units in the Operating Partnership that may, subject to certain limitations and excep-tions, be exchanged for Common Shares or, in certain cases, will be made in exchange for Common Shares.

 . As a result of the Formation Transactions, and giving effect to the pro-
   posed issuance and sale of Common Shares in the Offering, the Contributing Investors and Cabot Partners will become equity investors in the Company and the Operating Partnership. The Contributing Investors will hold an
   aggregate of    Units and    Common Shares and Cabot Partners will hold an
   aggregate of    Units, representing approximately   % and   %, respec-
   tively, of the fully diluted common equity interests in the Company. Pur-chasers of Common Shares in the Offering will own the remaining % of the fully diluted common equity of the Company.

 . The Company will contribute the net proceeds of the Offering received by it to the Operating Partnership in exchange for the number of general partner-ship interests ("GP Units") in the Operating Partnership that equals the number of Common Shares sold in the Offering. As a result of such contribu-tion and its receipt of Units in connection with the Formation Transac-tions, the Company will hold a % general partnership interest in the Oper-ating Partnership and will be an indirect owner of the contributed Proper-ties and other assets through and to the extent of such general partnership interest.

                            STRUCTURE OF THE COMPANY

The following chart illustrates the structure of the Company and the beneficial ownership of the Company, the Operating Partnership and the Management Company after the consummation of the Formation Transactions and the closing of the Offering. See "Formation Transactions."

                                  THE COMPANY

                                                           ---------------------
                                                           PERCENTAGE PERCENTAGE
                                                            OF COMMON  OF COMMON
                                                               SHARES     SHARES
                                                               BEFORE      AFTER
                                                             EXCHANGE   EXCHANGE
        OWNER                                                OF UNITS   OF UNITS
        -----                                              ---------- ----------
        Public Investors..................................         %          %
        Contributing Investors(1).........................         %          %
        Management(2).....................................        --          %


                           THE OPERATING PARTNERSHIP

                                                           ---------------------
                                                            OWNERSHIP  OWNERSHIP
                                                             INTEREST   INTEREST
                                                               BEFORE      AFTER
                                                             EXCHANGE   EXCHANGE
        OWNER                                                OF UNITS   OF UNITS
        -----                                              ---------  ---------
        Company...........................................         %       100%
        Contributing Investors(1).........................         %         --
        Management(2).....................................         %         --


                             THE MANAGEMENT COMPANY

                                                --------------------------------
                                                    VOTING NON-VOTING      TOTAL
                                                    COMMON  PREFERRED   ECONOMIC
        OWNER                                        STOCK      STOCK   INTEREST
        -----                                   ---------  ---------  ---------
        Operating Partnership(3)...............        --       100%        95%
        Ferdinand Colloredo-Mansfeld...........      100%         --         5%

(1) Includes each of the Contributing Investors other than the C-M Property Partnerships. The C-M Property Partnerships are owned by Ferdinand Colloredo-Mansfeld, who is the Company's chief executive officer, and members of his immediate family. Such ownership interests are included under "Management." See note (2) below. Each of the Contributing Investors will receive Units or Common Shares in the Formation Transactions in exchange for their interests in the Properties. See "Formation Transactions."

(2) Includes certain officers and Trustees and members of their immediate family who will receive or beneficially own Units in exchange for their inter-ests in Cabot Partners and/or interests of the C-M Property Partnerships which are being contributed in the Formation Transactions. See "Formation Transac-tions."

(3) As a result of the Operating Partnership's ownership of non-voting pre-ferred stock of the Management Company, the Company, through the Operating Partnership, expects to receive most of the after-tax economic benefits of the Management Company. See "The Company--Third-Party Investment Management."

                          BENEFITS TO RELATED PARTIES

Certain of the officers and Trustees of the Company and members of their imme-diate family who are contributing their interests in Cabot Partners and/or the C-M Property Partnerships (the partnership interests of the C-M Property Part-nerships are beneficially owned by Ferdinand Colloredo-Mansfeld, the Company's Chief Executive Officer and members of his immediate family) (collectively, the "Cabot Group Participants") and the Contributing Investors who are contributing their interests in the Properties will realize certain benefits as a result of the Offering and the Formation Transactions, including the following:

RECEIPT OF UNITS BY THE CABOT GROUP PARTICIPANTS AND THE CONTRIBUTING INVESTORS

The Cabot Group Participants will receive a total of    Units and    Units in
consideration for their interests in the C-M Property Partnerships and Cabot Partners, respectively, in connection with the Formation Transactions. These
Units (representing approximately   % of the equity interests in the Company on
a fully diluted basis) will have a total value of approximately $   million
based on the Offering Price, compared to the aggregate pro forma net tangible book value of the assets contributed to the Operating Partnership by the Cabot
Group Participants of approximately $   million as of June 30, 1997. The Com-
pany believes that the net tangible book value of the individual assets con-tributed to the Operating Partnership by the Cabot Group Participants (which reflects the historical cost of such assets less accumulated depreciation and amortization) is less than the aggregate current market value of such assets. At any time after two years following the Closing Date, any of the Cabot Group Participants holding Units may, in accordance with the Operating Partnership Agreement, exchange all or a portion of such Units for Common Shares on a one-for-one basis or, at the election of the Company, the cash equivalent thereof.

The Contributing Investors (not including the C-M Property Partnerships) will
receive a total of     Units and     Common Shares in consideration for their
interests in the Properties in connection with the Formation Transactions.
These Units and Common Shares (representing approximately   % of the equity
interests in the Company on a fully diluted basis) will have a total value of
approximately $   million based on the Offering Price, compared to the aggre-
gate net tangible book value of the assets contributed to the Company by such
Contributing Investors of approximately $   million. The Company believes that
the net tangible book value of the individual assets contributed to the Company by such Contributing Investors (which reflects the historical cost of such assets less accumulated depreciation) is less than the aggregate current market value of such assets. At any time after one year following the Closing Date, any of such Contributing Investors holding Units may, in accordance with the Operating Partnership Agreement, exchange all or a portion of such Units for Common Shares on a one-for-one basis or, at the election of the Company, the cash equivalent thereof.

The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will issue Common Shares in exchange for such Units. The receipt and retention of the Units in exchange for contributed assets may provide the Cabot Group Participants and certain of the Contributing Investors with continued deferral of the taxable gain associ-ated with dispositions of those assets.

INCREASE IN NET TANGIBLE INVESTMENT

The Cabot Group Participants and the Contributing Investors (not including the C-M Property Partnerships) on a pro forma basis, as of June 30, 1997 will
realize an immediate increase of $   million and $   million, respectively, in
the net tangible book value of their respective original investments in the Company. This increase is derived from the difference between the net tangible assets per Common Share before and after giving effect to the Formation Trans-
actions multiplied by the    Units to be received as consideration by the Cabot
Group Participants and by the    Units and    Common Shares to be received as
consideration by such Contributing Investors, respectively. See "Dilution."

REPAYMENT OF DEBT

Approximately $18.5 million of indebtedness (based on amounts outstanding as of June 30, 1997) secured by the Properties to be contributed by the C-M Property Partnerships (which are owned by certain of the Cabot Group Participants) will be assumed by the Operating Partnership and approximately $13.3 million of such indebtedness (based on amounts outstanding as of the anticipated date of repay-ment) will be repaid from the proceeds of the Offering.

OPTIONS GRANTED

The Company will grant options to purchase an aggregate of     Common Shares
under the Company's Long Term Incentive Plan at the Offering Price to officers and Trustees of the Company, subject to certain vesting requirements. See "Man-agement--Long Term Incentive Plan."

                                  THE OFFERING

COMMON SHARES OFFERED........................     (1)
COMMON SHARES TO BE OUTSTANDING AFTER THE
 OFFERING....................................     (1)(2)
USE OF PROCEEDS..............................  The proceeds to the Company from the Offering, after deducting the underwriting discount and
                                               estimated expenses of the Offering and of the
                                               Formation Transactions, are estimated to be
                                               approximately $   million (approximately $
                                               million if the Underwriters' over-allotment
                                               option is exercised in full). Approximately
                                               $13.3 million of such net proceeds will be used
                                               to repay indebtedness secured by certain of the
                                               Properties, with the balance to be used for
                                               general purposes including acquisition of
                                               additional properties.
NYSE SYMBOL..................................

-------
(1) Excludes     Common Shares issuable upon exercise of the Underwriters'
over-allotment option.
(2) Includes     Common Shares that may be issued upon exchange of Units. See
"Formation Transactions." Excludes     Common Shares reserved for issuance upon
exercise of options to be granted pursuant to the Company's Long Term Incentive Plan effective upon the closing of the Offering.

                                 DISTRIBUTIONS

The Company intends to make regular quarterly cash distributions to its share-holders, commencing with a pro rata distribution for the period from completion of the Offering through March 31, 1998, based upon a quarterly distribution of
$   per Common Share. On an annualized basis, this would be $   per Common
Share (or an annual distribution rate of approximately   % based on the
Offering Price). The Company does not expect to change its estimated initial distribution per Common Share if the Underwriters' over-allotment option is exercised.

The Company intends to maintain its initial distribution rate for at least twelve months following the closing of the Offering unless actual results of operations, economic conditions or other factors differ from the assumptions used in calculating the estimate. Based on the Company's estimated results of operations for the twelve months ending December 31, 1998, the Company esti-
mates that approximately    % of the anticipated initial annual distribution to
shareholders will represent a return of capital for federal income tax purposes
and that the Company would have been required to distribute $   million or $
per Common Share during such twelve-month period in order to maintain its status as a REIT. If future taxable income increases above or decreases below the estimated taxable income for the twelve months following the closing of the Offering, the percentage of the anticipated initial annual distribution repre-senting a return of capital will decrease or increase, respectively. See "Dis-tribution Policy" for the calculation of estimated pro forma cash available for distributions and related assumptions. Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual cash available for distribution, the Company's financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Taxation of the Company-- Annual Distribution Requirements") and such other factors as the Board of Trustees deems relevant. See "Risk Factors and Investment Considerations--Pos-sible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

                           TAX STATUS OF THE COMPANY

The Company intends to qualify and will elect to be taxed as a REIT under Sec-tions 856 through 860 of the Code, commencing with its short taxable year ending December 31, 1997. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income (excluding net capital gains). The Company does not intend to request a ruling from the Service as to its REIT status. The Company has received an opinion of its legal counsel that the Company will qualify to be taxed as a REIT under the Code, which opinion is based on certain assumptions and representations and will not be binding on the Service or any court. Even if the Company qualifies for taxa-tion as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. Failure to qualify as a REIT would subject the Company to tax (including any applicable minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's shareholders in any such year would not be deductible by the Company. See "Risk Factors and Investment Considerations--Tax Risks" and "--Antitakeover Effect of Ownership Limit, Staggered Board and Power to Issue Additional Shares" and "Federal Income Tax Considerations--Taxation of the Company."

                        SUMMARY FINANCIAL AND OTHER DATA

Set forth below are (i) summary historical financial and other data for (A) the Properties that were managed by Cabot Partners as of June 30, 1997 for the Con-tributing Investors (such Contributing Investors hereinafter referred to as the "Existing Investors" and such Properties (including the related assets and lia-bilities) hereinafter referred to as the "Existing Investors Property Group"), and (B) the real estate advisory business of Cabot Partners, and (ii) summary financial and other data for the Company on a pro forma basis.

The summary financial data presented below as of and for the years ended December 31, 1996, 1995 and 1994 have been derived from the Existing Investors Property Group Combined Financial Statements and the Cabot Partners Financial Statements, each of which has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included elsewhere in this Prospectus. This information should be read in conjunction with such financial statements and the notes thereto included elsewhere in this Prospectus. The summary financial data presented below as of and for the years ended December 31, 1993 and 1992 for Cabot Partners are derived from the Cabot Partners Finan-cial Statements and the notes thereto not included in this Prospectus which have been audited by Arthur Andersen LLP. The summary financial data presented below as of and for the years ended December 31, 1993 and 1992 for the Existing Investors Property Group and as of June 30, 1997 and 1996 and for each of the six-month periods then ended for both Cabot Partners and the Existing Investors Property Group has not been audited but, in the opinion of management, includes all adjustments (consisting only of normal recurring accruals) necessary to present fairly such information in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. The results of operations for the six months ended June 30, 1997 are not necessarily indica-tive of results for the entire year. Other Data and Property Data for all periods and dates presented are unaudited and are derived from the financial and other records of Cabot Partners.

The pro forma condensed consolidated balance sheet data as of June 30, 1997 has been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Property Group, (B) Properties acquired or to be acquired after June 30, 1997 by Cabot Partners on behalf of the Existing Investors (the "Additional Acquisitions"), and (C) the Properties owned by the Contributing Investors which were not advisory clients of Cabot Partners at or prior to June 30, 1997 (the "New Investors Property Group"), (ii) the other Formation Trans-actions, (iii) the Offering and the use of a portion of the net proceeds there-from to repay indebtedness, and (iv) certain other adjustments, as if each of such contributions, transactions and adjustments had occurred on June 30, 1997. The pro forma condensed combined operating and other data for the six months ended June 30, 1997 and the year ended December 31, 1996 have been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Prop-erty Group, (B) the Additional Acquisitions, (C) the New Investors Property Group, and (D) the Properties acquired during the year ended December 31, 1996 and during the six months ended June 30, 1997, (ii) each of the other Formation Transactions, (iii) the repayment of indebtedness with a portion of the net proceeds of the Offering, and (iv) certain other adjustments, as if each of such contributions, transactions and adjustments had occurred on January 1, 1996.

In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the foregoing transactions and adjustments. The pro forma information is unau-dited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated on the dates indicated, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                             CABOT INDUSTRIAL TRUST
                        SUMMARY FINANCIAL AND OTHER DATA

                          -------------------------------------------------------------------------------------------
                                         YEARS ENDED DECEMBER 31,                       SIX MONTHS ENDED JUNE 30,
                          ----------------------------------------------------------- -------------------------------
                                                                              COMPANY EXISTING INVESTORS      COMPANY
                             EXISTING INVESTORS PROPERTY GROUP (1)          PRO FORMA PROPERTY GROUP (1)    PRO FORMA
                          ------------------------------------------------  --------- --------------------  ---------
Dollars in thousands,         1992      1993      1994      1995      1996       1996      1996       1997       1997
except per share data     --------  --------  --------  --------  --------  --------- ---------  ---------  ---------
OPERATING DATA:
Revenues                  $ 21,904  $ 25,252  $ 28,209  $ 28,794  $ 35,180  $ 80,491  $  17,194  $  18,922  $ 39,736
Real estate tax expense      2,772     5,144     3,769     3,979     5,037     9,478      2,301      2,735     4,607
Property operating
 expenses                    2,940     3,227     3,063     3,357     4,323     9,360      2,040      2,115     4,643
General and administra-
 tive expenses                 --        --        --        --        --        --         --         --        --
Interest expense             2,292     2,013     2,082     2,097     1,931       449        973        936       218
Depreciation and amorti-
 zation expense              5,441     6,111     6,606     7,118     7,966    18,895      3,919      4,323     8,928
                          --------  --------  --------  --------  --------  --------- ---------  ---------  ---------
Operating income             8,459     8,757    12,689    12,243    15,923    42,309      7,961      8,813    21,340
Gain on sale of proper-
 ties                          --        --        186       --        --        --         --         --        --
                          --------  --------  --------  --------  --------  --------- ---------  ---------  ---------
Net income                $  8,459  $  8,757  $ 12,875  $ 12,243  $ 15,923  $ 42,309  $   7,961  $   8,813  $ 21,340
                          ========  ========  ========  ========  ========  ========= =========  =========  =========
Pro forma net income per
 Common Share (2)                                                           $                               $
                                                                            =========                       =========
                          -------------------------------------------------------------------------------------------
                                       AS OF DECEMBER 31,                                    AS OF JUNE 30,
                          ------------------------------------------------            -------------------------------
                                                                                      EXISTING INVESTORS      COMPANY
                             EXISTING INVESTORS PROPERTY GROUP (1)                    PROPERTY GROUP (1)    PRO FORMA
                          ------------------------------------------------            --------------------  ---------
                              1992      1993      1994      1995      1996                 1996       1997       1997
Dollars in thousands      --------  --------  --------  --------  --------            ---------  ---------  ---------
BALANCE SHEET DATA:
Properties (before
 accumulated
 depreciation)            $240,358  $255,050  $250,387  $301,059  $336,836            $ 312,924  $ 345,537  $641,131
Properties, net            227,149   237,101   229,451   274,629   304,308              283,473    309,712   641,131
Total assets               236,457   247,615   241,026   289,337   318,732              297,198    324,136   651,323
Mortgage debt               20,550    20,550    20,608    20,083    19,292               19,696     18,872     5,363
Owners' equity             211,897   220,621   213,203   261,629   291,286              269,709    296,459   645,957
                          -------------------------------------------------------------------------------------------
                                         YEARS ENDED DECEMBER 31,                       SIX MONTHS ENDED JUNE 30,
                          ----------------------------------------------------------- -------------------------------
                                                                              COMPANY EXISTING INVESTORS      COMPANY
                             EXISTING INVESTORS PROPERTY GROUP (1)          PRO FORMA PROPERTY GROUP (1)    PRO FORMA
                          ------------------------------------------------  --------- --------------------  ---------
In thousands,
except number of              1992      1993      1994      1995      1996       1996      1996       1997       1997
properties                --------  --------  --------  --------  --------  --------- ---------  ---------  ---------
OTHER DATA:
EBITDA (3)                $ 16,892  $ 16,881  $ 21,377  $ 21,458  $ 25,820  $ 61,653  $  12,853  $  14,072  $ 30,486
Funds From Operations
 (4)                        13,900    14,764    19,193    19,298    23,809    61,204     11,851     13,085    30,268
Cash flows provided by
 (used in):
 Operating activities       14,123    17,471    17,552    19,401    25,695               12,559     13,061
 Investing activities       (9,980)  (17,393)    2,037   (53,868)  (39,074)             (12,660)    (9,507)
 Financing activities       (6,216)     (278)  (19,596)   35,680    13,204                  (91)    (4,081)
Total rentable square
 footage of properties
 at end of period            6,100     6,644     6,253     7,879     9,069                8,199      9,414    18,569
Number of properties at
 end of period                  53        57        53        61        66                   63         68       123
Occupancy rate at end of
 the period                     86%       90%       90%       99%       92%                  96%        92%       94%

CABOT PARTNERS (5)
------------------
                          ----------------------------------------------------------------------------
                                    YEARS ENDED DECEMBER 31,                SIX MONTHS ENDED JUNE 30,
                          ------------------------------------------------  -------------------------
                              1992      1993      1994      1995      1996         1996           1997
Dollars in thousands      --------  --------  --------  --------  --------  ------------ -------------
OPERATING DATA:
Revenues                  $  3,618  $  4,088  $  4,159  $  6,516  $  7,908  $     3,324  $       4,413
General and administra-
 tive expenses               3,992     4,074     4,267     5,069     5,888        2,874          3,323
Depreciation and amorti-
 zation expense                480       480       474       453       419          210            255
Equity in income (loss)
 from unconsolidated
 subsidiary                     48        38        46        63        (7)         (44)            22
                          --------  --------  --------  --------  --------  ------------ -------------
Net income (loss)         $   (806) $   (428) $   (536) $  1,057  $  1,594  $       196  $         857
                          ========  ========  ========  ========  ========  ============ =============
                          ----------------------------------------------------------------------------
                                       AS OF DECEMBER 31,                        AS OF JUNE 30,
                          ------------------------------------------------  --------------------------
                              1992      1993      1994      1995      1996         1996           1997
Dollars in thousands      --------  --------  --------  --------  --------  ------------ -------------
BALANCE SHEET DATA:
Total assets              $  5,412  $  4,923  $  4,300  $  5,628  $  6,075  $     4,873  $       5,081
Total liabilities              440       379       292       563       485          682            703
Total partners' capital      4,972     4,544     4,008     5,065     5,590        4,191          4,378
                          ----------------------------------------------------------------------------
                                    YEARS ENDED DECEMBER 31,                SIX MONTHS ENDED JUNE 30,
                          ------------------------------------------------  -------------------------
                              1992      1993      1994      1995      1996         1996           1997
Dollars in thousands      --------  --------  --------  --------  --------  ------------ -------------
OTHER DATA:
Cash flows provided by
 (used in):
 Operating activities     $   (269) $   (173) $    (12) $  1,351  $  1,283  $       238  $       1,048
 Investing activities            5        25        40        (6)      113          (13)            28
 Financing activities            0         0         0         0    (1,069)      (1,069)        (2,069)
Assets under manage-
 ment (6)                 $442,000  $472,000  $515,000  $778,000  $979,000  $   863,000  $   1,120,000

-------
(1) Represents historical combined financial and other data for the Existing Investors Property Group for the periods indicated. See Note (1) to Combined Financial Statements of the Existing Investors Property Group.
(2) Pro forma net income per Common Share equals the pro forma net income
divided by    issued and outstanding Common Shares (assuming the exchange of
the    issued and outstanding Units into Common Shares).
(3) EBITDA is computed as operating income before gain on sale of properties plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure of assessing the operating performance of an equity REIT because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as revenues, property operating expenses, real estate tax and general and adminis-trative expenses should be considered. See "Management's Discussion and Anal-ysis of Financial Condition and Results of Operations." Excluded from EBITDA are financing costs such as interest, as well as depreciation and amortization, each of which can significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating perfor-mance. Further, EBITDA does not represent net income or cash flows from operat-ing, financing and investing activities as defined by GAAP and does not neces-sarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.
(4) Funds from Operations ("FFO") represents net income before minority inter-ests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvements costs and lease commissions, gains from the sale of properties and FFO attributable to minority interests in consolidated joint ventures whose interests are not convertible into shares of Common Stock. In addition to cash flow and net income, management and industry analysts gen-erally consider FFO to be one additional measure of the performance of an equity REIT because together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of an entity to incur and service debt and to fund acquisitions and other capital expenditures. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. FFO should not be considered as an alternative to net income as an indi-cator of an entity's operating performance or as an alternative to cash flow as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.
(5) Represents the historical financial and other data of Cabot Partners for periods prior to the Formation Transactions.
(6) Based on the fair market value of such assets as of the dates indicated.

                  RISK FACTORS AND INVESTMENT CONSIDERATIONS

An investment in the Common Shares involves various risks and considerations. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a decision to purchase Common Shares in the Offering.

OFFERING PRICE MAY NOT REFLECT VALUES OF THE PROPERTIES

The value of the Company and the Offering Price have not been determined on the basis of valuations of the fair market value of the Properties or other assets, although third-party estimates of derived contribution values were obtained in August and September 1997 solely to assist the Cabot Group and the Contributing Investors in determining the relative ownership interests in the Company to be received by such parties in the Formation Transactions. Rather, the focus of the valuation of the Company in connection with the negotiation of the Offering Price between the Company and the Representatives of the Underwriters has been based on pro forma adjusted Funds from Operations, esti-mated cash available for distribution, the Company's potential for growth, multiples of publicly traded REITs, and the other factors set forth under "Un-derwriting." Management believes it is appropriate to value the Company as an ongoing business, rather than with a view to values that could be obtained from a liquidation of the Company or of individual assets owned by the Com-pany. Accordingly, the aggregate market value of the Common Shares offered hereby does not exceed the aggregate fair market value of the proportionate interest in the Properties and other assets they represent.

RISK OF INABILITY TO SUSTAIN DISTRIBUTION LEVEL

The Company's initial intended distribution level for the twelve months fol-lowing the Offering is based on a number of assumptions, including assumptions relating to future operations of the Company. These assumptions concern, among other matters, continued property occupancy and profitability of tenants, the amount of future capital expenditures and expenses relating to the Company's properties, the level of leasing activity and future rental rates, the strength of the industrial real estate market, competition, the costs of com-pliance with environmental and other laws, the amount of uninsured losses and decisions by the Company to reinvest rather than distribute cash available for distribution. The Company currently expects to maintain its initial distribu-tion level throughout 1998. A number of the assumptions described above, how-ever, are beyond the control of the Company. Accordingly, no assurance can be given that the Company will be able to maintain its initial distribution level beyond such date.

ANTITAKEOVER EFFECTS OF OWNERSHIP LIMIT, STAGGERED BOARD AND POWER TO ISSUE ADDITIONAL SHARES

Potential Effects of Ownership Limitation. For the Company to maintain its qualification as a REIT under the Code, not more than 50% in value of the cap-ital shares of the Company may be owned, directly or indirectly, by five or fewer persons (defined in the Code to include certain entities) at any time during the last half of any taxable year other than the first taxable year for which the election to be treated as a REIT has been made. See "Federal Income Tax considerations--Taxation of the Company." To ensure that the Company will not fail to qualify as a REIT under this and other tests under the Code, the Company's Declaration of Trust authorizes the Trustees, subject to certain exceptions, to take such actions as may be necessary or desirable to preserve its qualification as a REIT and to limit any person to direct or indirect own-ership of no more than (i) 9.8% of the Company's number of issued and out-standing capital shares, or (ii) 9.8% of the total equity value of such cap-ital shares (the "Ownership Limit"). The Company's Board of Trustees, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board, and upon such other conditions as the Board may establish, may exempt a proposed transferee from the Ownership Limit. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of shares of beneficial interest of the Company in excess of the Ownership Limit would result in the termination of the Company's status as a REIT. A transfer of shares in viola-tion of the above limits may be void under certain circumstances. See "De-scription of Shares of Beneficial Interest--Restrictions on Transfer." The foregoing restrictions on transferability and ownership will continue to apply until the Board of Trustees determines that it is no longer in the best inter-ests of the Company to attempt to qualify, or to continue to qualify, as a REIT. The Ownership Limit may have the effect of delaying, deferring or pre-venting a transaction or a change in control of the Company that might involve a premium over the then prevailing market price for the Common Shares or oth-erwise be in the best interest of the shareholders. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

Potential Effects of Staggered Elections of Trustees. The Company's Board of Trustees is divided into three classes. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, Trustees of each class will be chosen for three-year terms upon the expiration of their current terms and one class of Trustees will be elected by the shareholders each year. The staggered terms of the Trustees may reduce the possibility of a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be considered by the shareholders to be desirable. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Classification of the Board of Trustees."

Potential Effects of Issuance of Additional Shares, Other Matters. The Company's Declaration of Trust authorizes the Board of Trustees to (i) amend the Declaration of Trust, without shareholder approval, to increase or decrease the aggregate number of shares of beneficial interest of any class, including Common Shares, that the Company has the authority to issue, (ii) cause the Com-pany to issue additional authorized but unissued Common or Preferred Shares, and (iii) classify or reclassify any unissued Common Shares and Preferred Shares and to set the preferences, rights and other terms of such classified or unclassified shares. See "Description of Shares of Beneficial Interest." Although the Board of Trustees has no intention to do so at the present time, it will be authorized pursuant to these provisions to establish a class or series of shares of beneficial interest that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of the Company that might involve a price for the Common Shares or other attri-butes that the shareholders may consider to be desirable. The Declaration of Trust and Bylaws of the Company also contain other provisions that may have the effect of delaying, deferring or preventing a transaction or a change in con-trol of the Company that might involve a price for the Common Shares or other attributes that the shareholders may consider to be desirable. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Removal of Trustees," "--Control Share Acquisitions" and "--Advance Notice of Trustee Nominations and New Business." The Company also may cause the Operating Partnership to offer additional Units in exchange for property or otherwise. Existing shareholders will have no preemptive right to acquire any such equity securities, and any such issuance of equity securities could result in dilution of an existing shareholder's investment in the Company.

TAX RISKS

Failure to Qualify as a REIT; Lack of Management Experience in Maintaining Qualification as a REIT. The Company intends to operate so as to qualify as a REIT for federal income tax purposes. The Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT. The Company has received an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Com-pany based on such counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to its sharehold-ers. Because management of the Company has no history of operating so as to qualify as a REIT, there can be no assurance that the Company will do so suc-cessfully. See "Federal Income Tax Considerations--Taxation of the Company."

If the Company were to fail to qualify as a REIT for any taxable year, the Com-pany would not be allowed a deduction for distributions to its shareholders in computing its taxable income and would be subject to federal income tax (in-cluding any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, cash available for distribution would be reduced for each of the years involved. Although management intends to operate the Company in a manner designed to meet the REIT qualification requirements, it is possible that future economic, mar-ket, legal, tax or other considerations may cause the Board of Trustees to revoke the REIT election. See "Federal Income Tax Considerations."

Other Tax Liabilities. Even if the Company qualifies as a REIT, it will be sub-ject to certain state and local taxes on its income and property, and may be subject to certain federal taxes. See "Federal Income Tax Considerations--Taxa-tion of the Company." In addition, the net taxable income, if any, from activi-ties conducted through the Management Company will be subject to federal and state income tax.

REIT Minimum Distribution Requirements; Possible Incurrence of Additional
Debt. In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be sub-ject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year,
(ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. The Company intends to make dis-tributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the cash available for distribution by the Company to its shareholders will consist of its share of cash distributions from the Operating Partnership. Differences in timing between (i) the actual receipt of income and actual payment of deduct-ible expenses, and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company could require the Com-pany, through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax.

REAL ESTATE INVESTMENT RISKS

General Risks. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation gen-erated, as well as property operating and other expenses incurred. If the Company's properties do not generate revenues sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs, and the Company's cash flow and ability to make distribu-tions to its shareholders may be adversely affected.

The Company's revenues and the value of its properties may be adversely affected by a number of factors, including (i) the national, state and local economic climate and real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates), (ii) the perceptions of prospective tenants of the attractiveness, convenience and safety of the Company's properties, (iii) the ability of the Company to provide adequate man-agement, maintenance and insurance, (iv) the ability to collect all rent from tenants on a timely basis, (v) the expense of periodically renovating, repairing and reletting spaces, and (vi) increasing operating costs (including real estate taxes and utilities) to the extent that such increased costs cannot be passed through to tenants. Certain significant costs associated with invest-ments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) generally are not reduced when circumstances cause a reduction in rental revenues from the property and vacancies result in loss of the ability to receive tenant reimbursements of operating costs customarily borne by industrial real estate tenants. In addition, real estate values and income from properties are also affected by such factors as compliance with laws applicable to real property, including environmental and tax laws, interest rate levels and the availability of financing. Furthermore, the amount of available rentable square feet of commercial property is often affected by market conditions and may therefore fluctuate over time.

Tenant Defaults and Bankruptcy. A significant portion of the Company's income will be derived from rental income from its properties. The Company's distrib-utable cash flow and ability to make expected distributions to shareholders would be adversely affected if a significant number of its tenants failed to meet their lease obligations. Tenants may seek the protection of the bankruptcy laws, which could result in delays in rental payments or in the rejection and termination of such tenant's lease and thereby cause a reduction in the Company's cash flow and the amounts available for distributions to its share-holders. No assurance can be given that tenants will not file for bankruptcy protection in the future or, if any tenants file, that they will affirm their leases and continue to make rental payments in a timely manner. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental pay-ments when due. If tenant leases are not affirmed following bankruptcy or if a tenant's financial condition weakens, the Company's cash flow and the amounts available for distribution to its shareholders may be adversely affected.

Operating Risks. The Company's properties will be subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy and rental rates. Such properties will be subject to increases in operating expenses such as cleaning, electricity, heating, ventilation and air conditioning and maintenance, insurance and administrative costs, and other general costs associated with security, landscaping, repairs and maintenance. While the Company's current tenants generally are obligated to pay a portion of these escalating costs, there can be no assurance that tenants will agree to pay all or a portion of such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. While the Company implements cost-saving incentive measures at each of its properties, the Company's ability to make distributions to shareholders could be adversely affected if operating expenses increase without a corresponding increase in revenues, including tenant reim-bursements of operating costs.

Risks of Non-renewal of Leases and Vacancies. The Company will be subject to the risk that upon expiration of leases for space located in its properties, the leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than expiring lease terms. Leases on a total of approximately 3.3% and 16.1% of the total leased area of the Properties will expire in the last four months of 1997 and in all of 1998, respectively. The Company has estab-lished annual reserves for renovation and reletting expenses, which take into consideration its views of both the current and expected business conditions in the appropriate markets, but no assurance can be given that these reserves will be sufficient to cover such expenses. If the Company were unable to promptly relet or renew the leases for all or a substantial portion of the Company's space, if the rental rates upon such renewal or reletting were significantly lower than expected rates or if its reserves for these purposes proved inade-quate, then the Company's cash flow and ability to make expected distributions to shareholders may be adversely affected.

Competition; Risk of Not Meeting Targeted Level of Leasing Activity, Acquisi-tions and Development. Numerous industrial properties compete with the Proper-ties in attracting tenants to lease space and additional properties can be expected to be built in the markets in which the Company's properties are located. The number and quality of competitive industrial properties in a par-ticular area will have a material effect on the Company's ability to lease space at the Properties or at newly acquired properties and on the rents charged. Some of these competing properties may be newer or better located than the Company's properties. In addition, the industrial real estate market has become highly competitive. There are a significant number of buyers of indus-trial property, including other publicly traded industrial REITs, many of which have significant financial resources. This has resulted in increased competi-tion in acquiring attractive industrial properties. See "--Risks Associated with Acquisition, Development and Construction Activities." Accordingly, it is possible that the Company may not be able to meet its targeted level of prop-erty acquisitions and developments due to such competition or other factors which may have an adverse effect on the Company's expected growth in Funds from Operations.

Possible Environmental Liabilities. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was respon-sible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the owner's ability to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of hazardous substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials ("ACMs"), into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released haz-ardous substances, including ACMs. As the owner of real properties, the Company may be potentially liable for any such costs. Phase I environmental site assessments ("ESAs") were obtained in connection with the initial acquisition of the Properties by the Contributing Investors, for those Properties managed by Cabot Partners as of June 30, 1997, and, for all other Properties, in con-nection with their contribution to the Company in the Formation Transactions. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environ-mental regulatory compliance. Where recommended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and moni-toring of groundwater wells, were subsequently performed.

The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that the Company believes would have a material adverse affect on the Company's business, assets or results of opera-tions, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Phase I ESAs relating to any one of the Properties do not reveal all environmental liabilities or that there are mate-rial environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks) or by third parties unrelated to the Company.

Effect of Americans with Disabilities Act Compliance on Cash Flow and Distributions. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations and commercial facilities are required to meet cer-tain federal requirements related to access and use by disabled persons. Existing industrial properties generally are exempt from the provisions of the ADA but may be subject to provisions requiring that build-ings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers, and non-compliance could result in imposition of fines by the U.S. government or an award of dam-ages to private litigants. While the amounts of such compliance costs, if any, are not currently ascertainable, they are not expected to have a material effect on the Company.

Changes in Laws. Because increases in income or service taxes generally are not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make distributions to share-holders. The Properties also are subject to various federal, state and local regulatory requirements and to state and local fire and life-safety require-ments. Failure to comply with these requirements could result in the imposi-tion of fines by governmental authorities or awards of damages to private lit-igants. The Company believes that the Properties currently are in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's cash flow and ability to make expected distributions to shareholders.

Uninsured Losses. The Company will generally carry commercial general lia-bility insurance, standard "all-risk" property insurance, and flood and earth-quake (where appropriate) and rental loss insurance with respect to the Prop-erties with policy terms and conditions customarily carried for similar prop-erties. No assurance can be given, however, that material losses in excess of insurance proceeds will not occur in the future which would adversely affect the business of the Company and its financial condition and results of opera-tions. In addition, certain types of losses (such as from wars or from earth-quakes for Properties located in California), however, may be either uninsur-able or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a property, as well as the anticipated future revenue from such property, and would continue to be obligated on any mortgagee indebtedness or other obliga-tions related to the property. With certain exceptions, the Company does not carry earthquake insurance on the Properties located in California. In light of the California earthquake risk, California building codes have since the early 1970's established construction standards for all new buildings and also contain guidelines for seismic upgrading of buildings intended to reduce the possibility and severity of loss from earthquakes. It is the Company's policy to obtain assessments from qualified third-party professionals of the seismic standards of its Properties located in California and to conduct such seismic upgrading thereof as it determines, on the basis of such third-party assess-ments, to be appropriate. Such upgrading, however, does not eliminate the pos-sibility of earthquake loss. In addition, such upgrading with respect to a number of such Properties is at various stages of completion as of the date hereof, ranging from initial plan review to partial completion of construc-tion. Of the Company's 32 Properties located in California, 13 were covered by earthquake insurance. Seismic upgrading has been completed on four of the Properties located in California and is expected to be completed with respect to its remaining California Properties within 12 months from date hereof. The Company currently maintains blanket earthquake insurance coverage for all Properties located outside California in amounts it deems reasonable.

Risks Associated with Illiquidity of Real Estate. Equity real estate invest-ments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in eco-nomic or other conditions. In addition, the Code limits the ability of a REIT to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to holders of Common Shares.

Risks Associated with Acquisition, Development and Construction
Activities. The Company intends to acquire existing industrial properties to the extent that they can be acquired on advantageous terms and meet the Company's investment criteria. See "Business and Growth Strategies--Growth Strategies--Acquisitions." Acquisitions of such properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform in accordance with expectations or that estimates of the costs of improvements to bring an acquired property up to the Company's standards may prove inaccurate.

The Company also intends to grow through the selective development and con-struction of industrial properties, including build-to-suit properties and speculative development, as suitable opportunities arise. See "The Company-- Business Strategies and Operations." Additional risks associated with such real estate development and construction activities include the risk that the Company may abandon development activities after expending significant resources to determine their feasibility; the construction cost of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; financing may not be available on favorable terms for development of a property; and the construction and lease up of a property may not be completed on schedule (re-sulting in increased debt service and construction costs). Development activi-ties are also subject to risks relating to inability to obtain, or delays in obtaining, necessary zoning, land-use, building occupancy and other required governmental permits and authorizations. If any of the above occur, the Company's cash flow and ability to make expected distributions to shareholders could be adversely affected. In addition, new development activities, regardless of whether they are ultimately successful, may require a substantial portion of management's time and attention.

Risk of Reassessment. Certain local real property tax assessors may seek to reassess certain of the Properties as a result of the Formation Transactions and the transfer of interests to occur in connection therewith. In jurisdic-tions such as California, where Proposition 13 limits the assessor's ability to reassess real property so long as there is no change in ownership, the assessed value could increase by as much as the full value of any appreciation that has occurred during the Contributing Investors' period of ownership. Where appro-priate, the Company would contest vigorously any such reassessment. Certain of the current leases may permit the Company to pass through to tenants a portion of the effect of any increases in real estate resulting from any such reassess-ment.

CONFLICTS OF INTEREST IN THE FORMATION TRANSACTIONS AND THE BUSINESS OF THE COMPANY

Benefits to the Cabot Group Participants and the Contributing Investors. The Cabot Group Participants and the other Contributing Investors will receive cer-tain benefits from the Formation Transactions. As such, these persons may have interests that differ from, and may in certain cases conflict with, the inter-ests of persons acquiring Common Shares in the Offering. The benefits the Cabot Group Participants and the other Contributing Investors will receive might have been different if they had not participated in structuring the Formation Trans-actions. These benefits include the following: (i) receipt by certain of the Cabot Group Participants, as officers and Trustees of the Company, of options
to purchase an aggregate of     Common Shares under the Company's Long Term
Incentive Plan at the Offering Price, subject to certain vesting requirements,
which will have an aggregate purchase price of approximately $   million based
on the Offering Price, (ii) deferral of certain tax consequences to the Cabot Group Participants from the contribution of their interests in Cabot Partners and the interests of the C-M Property Partnerships in certain Properties to the Operating Partnership, and (iii) the Operating Partnership's assumption and repayment from the proceeds of the Offering of approximately $18.5 million and $13.3 million, respectively, in debt relating to the Properties beneficially owned by the Cabot Group Participants. See "Certain Relationships and Transac-tions--Benefits to Related Parties," "Use of Proceeds" and "Management--Long Term Incentive Plan."

Immediate and Substantial Dilution. The Properties and other assets to be con-tributed by the Cabot Group Participants and the Contributing Investors in exchange for Units and Common Shares have a pro forma net tangible book value
of $   per Common Share as of June 30, 1997. The pro forma net tangible book value per share of the assets of the Company after the Offering will be sub-stantially less than the Offering Price per share. Accordingly, purchasers of the Common Shares offered hereby will experience an immediate dilution of $ per Common Share in the net tangible book value of the Common Shares based on the Offering Price. See "Dilution."

Limitations on Representations and Warranties. The Contributing Investors and Cabot Partners have each made certain representations and warranties to the Company in the Contribution Agreement entered into among the parties in connec-tion with the Formation Transactions. Such representations and warranties, which in the case of environmental matters and certain other matters are lim-ited to the knowledge of specified entities and persons, relate to, among other things, their authority to enter into the Formation Transactions, their owner-ship of the Properties or other assets to be contributed by them, and the absence of certain liabilities and other matters relating to the Properties and such assets. The respective obligations of each Contributing Investor and of Cabot Partners to indemnify the Company in the event of breach of any of such representations and warranties, or breach of certain other provisions of the Contribution Agreement or under certain other circumstances is subject to an overall limitation under the Contribution Agreement equal to the value (based on the Offering Price) of the Units or Common Shares received by the Contrib-uting Investor in the Formation Transactions (or in lieu thereof, the return to the Company of all such Units or Common Shares received), and is subject to the further limitation that any such indemnification obligation relating to a spe-cific Property is limited to the contribution amount assigned to such Property by the parties in connection with the Formation Transactions. The obligation to make any such indemnification payments may be satisfied by making cash payments or by delivering Common Shares or Units, valued at the then market price for Common Shares, to the Company. In addition, such indemnification obligations are, with certain limited exceptions, limited to claims for indemnification made within one year after the completion of the Formation Transactions. Any losses to the Company resulting from breaches of such representations and war-ranties or other provisions of the Contribution Agreement in excess of the foregoing indemnification limitations would have to be satisfied out of the Company's assets, with the potential consequences of adversely affecting the Company's financial condition and of decreasing cash available for distribution to the shareholders.

Enforcement of Terms of Contribution and Other Agreements. The Cabot Group Par-ticipants, some of whom are Trustees and executive officers of the Company, and the other Contributing Investors each, directly or indirectly, have ownership interests in certain of the Properties and in the other assets to be acquired by the Company. Following the closing of the Offering and consummation of the Formation Transactions, the Company, under the agreements relating to the con-tribution of the Properties and such other assets, will be entitled to indemni-fication and damages in the event of breaches of certain of the terms thereof. Due to conflicts of interest or in order to maintain an ongoing business rela-tionship with the entity or individual involved, such officers and Trustees may cause the Company to choose to enforce its rights under any of these contribu-tion agreements and to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than it otherwise might.

Differing Objectives Between the Cabot Group Participants and the Company Relating to the Sale of the Properties. As holders of Units, the Cabot Group Participants will have unrealized taxable gain associated with their interests in certain Properties contributed to the Operating Partnership. Because the Cabot Group Participants may incur different and more adverse tax consequences than the Company upon the sale of those Properties, the Cabot Group Partici-pants and the Company may have different views regarding the appropriate pricing and timing of any sale of such Properties. While the Company has the exclusive authority as to whether and on what terms to sell an individual Prop-erty, the Cabot Group Participants through their status as holders of Units and senior executives and Trustees of the Company may influence the Company not to sell the Properties even though such event might otherwise be financially advantageous to the Company. See "Policies With Respect to Certain Activities-- Conflict of Interest Policies."

Influence of Significant Shareholders. Upon the closing of the Offering,
and       will be deemed beneficially to own approximately  % and  % of the outstanding Common Shares (assuming, with respect to each such person, only the exchange of the Units owned by such person into Common Shares), respectively.
     and     , at such time as each may become a shareholder, will have influ-
ence on the management and operations of the Company and the outcome of matters submitted to a vote of the Company's shareholders. Such influence might be exercised in a manner that is inconsistent with the interests of other share-holders.

Risks Relating to the Operating Partnership. Persons holding Units in the Oper-ating Partnership (including the Cabot Group Participants) will have the right to vote, as limited partners of the Operating Partnership ("Limited Partners"), on certain amendments to the Operating Partnership Agreement (most of which require approval by a majority in interest of the Limited Partners), on certain matters involving the Company (such as a merger of the Company or an amendment to the Declaration of Trust that requires the approval of the Company's share-holders), see "Partnership Agreement of Operating Partnership--Management," and individually to approve certain amendments that would adversely affect their rights, which may be exercised in a manner that conflicts with the interests of the Company's shareholders. After the Offering, the Company, as the general partner of the Operating Partnership, may have fiduciary duties to the Limited Partners, the discharge of which may conflict with interests of the Company's shareholders. Pursuant to the Operating Partnership Agreement, however, the Limited Partners have acknowledged that the Company is acting both on behalf of the Company's shareholders and, in its capacity as general partner of the Oper-ating Partnership, on behalf of the Limited Partners. The Limited Partners have agreed that the Company is under no obligation to consider the separate inter-ests of the Limited Partners in deciding whether to cause the Operating Part-nership to take (or decline to take) any actions which the General Partner has taken in good faith on behalf of the Operating Partnership.

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON SHARES

Prior to the Offering, there has been no public market for the Common Shares and there can be no assurance that an active trading market will develop or be sustained or that Common Shares will be resold at or above the Offering Price. The Company has applied for listing of the Common Shares on the NYSE. The Offering Price has been determined by agreement between the Company and the Representatives of the Underwriters and may not be indicative of the market price for the Common Shares after the Offering. See "Formation Transactions-- Contribution Amounts of Properties and Cabot Partners" and "Underwriting." The market value of the Common Shares could be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Shares. There also can be no assurances that, following listing, the Company will continue to meet the criteria for continued listing of the Common Shares on the NYSE.

POSSIBLE ADVERSE EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON SHARES

One of the factors that is expected to influence the market price of the Common Shares is the annual distribution rate on the Common Shares. An increase in market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual distribution rate from future distri-butions. Such an increase in the required distribution rate may adversely affect the market price of the Common Shares.

POSSIBLE ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE SALE ON PRICE OF COMMON SHARES

Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. In addition to the Common Shares offered by the Company in the
Offering, the Company will issue     Units and     Common Shares to the Con-
tributing Investors (not including the C-M Property Partnerships ) and
Units to the Cabot Group Participants and the C-M Property Partnerships in the Formation Transactions. See "Formation Transactions." The Contributing Investors and the Cabot Group Participants will not be permitted to offer, sell, contract to sell or otherwise dispose of the Units or Common Shares, except in certain limited circumstances, for one year after the closing of the Offering, or two years thereafter in the case of the partners of Cabot Part-ners and of C-M Holdings. See "Shares Available for Future Sale." At the con-clusion of such period, and, in the case of Units, upon the subsequent exchange of Units for Common Shares, the Common Shares received therefor may be sold in the public market pursuant to shelf registration statements which the Company is obligated to file on behalf of the Contributing Investors and the Cabot Group Participants or pursuant to any available exemptions from reg-istration.

In addition, options to purchase a total of Common Shares will be granted to certain executive officers, employees and Trustees upon the closing of the Offering. See "Management--Compensation of Trustees" and "--Long Term Incen-tive Plan." No prediction can be made concerning the effect that future sales of any of such Common Shares will have on the market prices of shares.

ERISA RISKS

ERISA and section 4975 of the Code prohibit certain transactions that involve an ERISA plan and a "party in interest" or "disqualified person" (collectively referred to herein as a "party in interest") with respect to the plan. Cabot Partners is a party in interest with respect to one ERISA plan that is a Con-tributing Investor. It is not clear that the Formation Transactions would con-stitute a prohibited transaction with respect to such plan. Nevertheless, such plan has informed the Company that it is relying on Prohibited Transaction Exemption 84-14 ("PTE 84-14") and has retained a Qualified Professional Asset Manager ("QPAM") to decide whether or not to enter into the Formation Transac-tions. If it were ultimately determined that the Formation Transactions con-stitute a prohibited transaction, and also that PTE 84-14 does not apply to such plan's participation in the Formation Transactions, then sanctions could be imposed on Cabot Partners and the fiduciaries of such plan that could include reallocation of Units between Cabot Partners and such plan or other remedies, possibly including rescission of the Property transfers from such plan, intended to put such plan in a financial position not worse than that in which it would have been if the parties had acted in accordance with the requirements of ERISA. Cabot Partners and the Company have received an opinion from Mayer, Brown & Platt that PTE 84-14 applies to the Formation Transactions with respect to such plan; however, such opinion is not binding on the Depart-ment of Labor, the Service or any court. See "ERISA Considerations."

RISKS ASSOCIATED WITH THE RECENT ACQUISITION OF NEW PROPERTIES; LACK OF OPERATING HISTORY

Certain of the Properties acquired by the Company in the Formation Transac-tions have not previously been, or only recently have been, under the manage-ment of the Company or its predecessors. Such Properties, in addition to prop-erties acquired in the future, may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue potential, and the operating performance of the newly acquired properties may therefore decline. As the Company acquires additional properties, the Company will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, the Company's ability to manage its growth effectively will require it to successfully integrate its new acquisitions into its existing management structure.

REAL ESTATE FINANCING RISKS

Debt Financing and Potential Adverse Effects on Cash Flows and
Distributions. Upon the consummation of the Formation Transactions and the closing of the Offering, the Company expects to have no material outstanding debt.As a result, among other things, of the annual income distribution requirements applicable to REITs under the Code, however, the Company will be required to rely on borrowings and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. Accordingly, the Company will be subject to real estate financing risks, including changes from period to period in the availability of such financing, the risk that the Company's cash flow may not be sufficient to cover both required debt service payments and distributions to shareholders, and the risk that indebtedness secured by properties will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. If the Company becomes unable to meet its required mort-gage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by or otherwise transferred to the mort-gagee, with a consequent loss of income and asset value to the Company.

Rising Interest Rates. The Company, at present, generally desires to incur indebtedness on a fixed rate basis, however, it is currently negotiating the Acquisition Facility which would bear interest at variable rates, and it may incur additional variable rate indebtedness in the future. Variable rate debt creates higher debt service requirements if market interest rates increase, which would adversely affect the Company's cash flow and the amounts available for distribution to its shareholders. In such event, the Company may in the future engage in transactions to limit its exposure to rising interest rates as appropriate and cost effective.

POSSIBLE CHANGES IN POLICIES WITHOUT SHAREHOLDER APPROVAL; NO LIMITATION ON
DEBT

The Company's investment, financing and distribution policies, and its policies with respect to all other activities, including growth, capitalization and operations, will be determined by the Board of Trustees. The Company's "Debt Limitation" described elsewhere in this Prospectus is a policy limiting the Company's Debt-to-Total Market Capitalization Ratio to 40%, but the organiza-tional documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Although the Company's Board of Trustees has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trustees without a vote of the shareholders of the Company. A change in these policies could adversely affect the Company's financial condition, results of operations or the market price of the Common Shares. See "Policies with Respect to Certain Activities."

DEPENDENCE ON KEY PERSONNEL

The Company is dependent on the efforts of its executive officers, including, Ferdinand Colloredo-Mansfeld and Robert E. Patterson, the Company's Chief Exec-utive Officer and President, respectively. The loss of either of their services could have an adverse effect on the operations of the Company.

CONTROL OF MANAGEMENT

None of the Trustees or officers of the Company is selling any Common Shares in the Offering. Upon the closing of the Offering, all Trustees and executive
officers of the Company as a group will beneficially own approximately    % of
the total issued and outstanding Common Shares (assuming issuance of Common Shares upon exchange of all of the Units owned by such group, which Units will be exchangeable by the holders for Common Shares on a one-for-one basis or, at the election of the Company, for cash, beginning one year after the closing of the Offering). See "Principal and Management Shareholders." The Company cur-rently expects it will elect to exchange such Units for Common Shares. Accord-ingly, such Trustees and executive officers will have substantial influence on the Company, which influence might not be consistent with the interests of all other shareholders, and may in the future have a substantial influence on the outcome of any matters submitted to the Company's shareholders for approval if all of their Units are exchanged for Common Shares. See "--Conflicts of Inter-ests in the Formation Transactions and the Business of the Company."

RISKS ASSOCIATED WITH RELIANCE ON FORWARD-LOOKING STATEMENTS.

This Prospectus contains "forward-looking statements" relating to, without lim-itation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," "believe" or "continue" or the negative thereof or other variations thereon or comparable terminology. The Company's actual results may differ significantly from the results dis-cussed in such "forward-looking statements." Factors that could cause such dif-ferences include, but are not limited to, the risks described in this Risk Fac-tors and Investment Considerations section of the Prospectus.

                                  THE COMPANY

GENERAL

The Company is an internally managed, fully integrated real estate company that was formed to continue and expand the national industrial real estate business of Cabot Partners. Upon the closing of the Offering, the Company will be one of the largest industrial property REITs, with a portfolio of 123 Properties con-taining approximately 19 million rentable square feet located in 21 states throughout the country. At June 30, 1997, the Properties were approximately 94% leased to 202 tenants and no single tenant accounted for more than 4.0% of the Company's total Annualized Base Rent. Approximately 96% of the Company's prop-erties are located in the top 15% of the nation's 273 industrial markets, as ranked by Cognetics on the basis of projected demand for industrial property space.

The Company's strategy is to be the preeminent national real estate company focused on serving a broad spectrum of industrial space users. The Company cur-rently owns and operates a diversified portfolio of properties and has a sig-nificant market presence across the United States, owning properties in a total of 20 markets and owning Properties with approximately 1 million or more rent-able square feet in seven of such markets. Its tenant base ranges from large national distributors using bulk warehouse and other types of industrial space in multiple locations to small companies located in single flexible workspace properties. The Properties are within overnight trucking access (a 500-mile radius) to 90% of the country's population. The Company believes that its geo-graphic diversification and substantial presence in multiple markets is a stra-tegic advantage that allows it (i) to serve industrial space users with mul-tiple site and industrial property type requirements, (ii) compete more effec-tively in its individual markets, and (iii) respond quickly to acquisition opportunities in markets across the country.

The Company's markets, together with information summarizing its property hold-ings in each market, are presented in the following table as of June 30, 1997.

                         ---------------------------------------------------------
                             NUMBER RENTABLE SQUARE FEET    ANNUALIZED NET RENT
                                 OF ---------------------  -----------------------
BY REGION(1)             PROPERTIES     NUMBER % OF TOTAL       AMOUNT  % OF TOTAL
------------             ---------- ---------- ----------  -----------  ----------
WESTERN REGION
San Francisco                    18    819,869        4.4%  $ 3,580,469        5.6%
Los Angeles                      14  2,186,026       11.8     7,391,804       11.5
Phoenix                           5    946,503        5.1     2,210,041        3.4
Seattle                           5    402,760        2.2     1,865,556        2.9
                         ---------- ---------- ----------  -----------  ----------
 Subtotal Western Region         42  4,355,158       23.5%  $15,047,870       23.4%
                         ---------- ---------- ----------  -----------  ----------
SOUTHWEST REGION
Dallas                            6    787,870        4.2%  $ 2,637,902        4.1%
                         ---------- ---------- ----------  -----------  ----------
MIDWEST REGION
Chicago                          12  2,582,328       13.9%  $ 9,133,944       14.1%
Cincinnati/Northern
 Kentucky                         8  1,524,992        8.2     4,573,123        7.1
Columbus                          9  1,609,599        8.7     3,968,763        6.3
Other                             3    598,232        3.2     1,779,154        2.8
                         ---------- ---------- ----------  -----------  ----------
 Subtotal Midwest Region         32  6,315,151       34.0%  $19,454,984       30.3%
                         ---------- ---------- ----------  -----------  ----------
SOUTHEAST REGION
Orlando                           8  1,630,477        8.7%  $ 5,613,919        8.7%
Memphis                           1    336,080        1.8       778,522        1.2
Atlanta                           3    359,530        1.9     1,304,227        2.0
Charlotte                         1    231,835        1.3       555,924        0.9
Other                             1    160,000        0.9       671,386        1.0
                         ---------- ---------- ----------  -----------  ----------
 Subtotal Southeast
  Region                         14  2,717,922       14.6%  $ 8,923,978       13.8%
                         ---------- ---------- ----------  -----------  ----------
NORTHEAST REGION
Boston                            3    208,197        1.1%  $ 1,059,407        1.7%
New York/New Jersey              15  3,265,090       17.6    12,775,861       19.8
Baltimore/Washington,
 D.C.                            10    882,170        4.8    4,168,177         6.5
Other                             1     37,800        0.2      248,970         0.4
                         ---------- ---------- ----------  -----------  ----------
 Subtotal Northeast
  Region                         29  4,393,257       23.7% $18,252,415        28.4%
                         ---------- ---------- ----------  -----------  ----------
TOTAL                           123 18,569,358      100.0% $64,317,149       100.0%
                         ========== ========== ==========  ===========  ==========

-------
(1) References to specific cities include suburban portions of the relevant metropolitan areas.

The Company offers a variety of industrial property types to meet the diverse needs of its tenants. The Company classifies its properties into three general categories: bulk distribution properties, multitenant distribution properties, and workspace properties (light assembly and flex/R&D). The following table provides information concerning the general characteristics, and the Company's holdings, of each of these property types as of June 30, 1997.


                          ----------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET         ANNUALIZED NET RENT
                                                   --------------------- -----------------------------------
                                                                                                  PER LEASED
PROPERTY TYPE             PROPERTY CHARACTERISTICS     NUMBER % OF TOTAL      AMOUNT  % OF TOTAL SQUARE FOOT
-------------             ------------------------ ---------- ---------- -----------  ---------- -----------
Bulk Distribution           Buildings
                            configured for
                            large tenants
                            (generally at least
                            100,000 square
                            feet; building
                            depths of 240 feet
                            or more)                9,178,541       50%  $28,335,361        44%       $3.24
Multitenant Distribution    Buildings
                            configured for
                            multitenant use
                            (generally tenant
                            sizes of 10,000-
                            100,000 square
                            feet; building
                            depths of less than
                            240 feet)               6,716,569       36%  $23,369,623        36%       $3.71
Workspace                   Light assembly and
                            flex/R&D (generally
                            tenant sizes of
                            3,000-70,000 square
                            feet)                   2,674,248       14%  $12,612,165        20%       $5.07
                                                   ---------- =========  -----------  ---------  ---------
Total/weighted average                             18,569,358      100%  $64,317,149       100%       $3.67
                                                   ========== =========  ===========  =========  =========

The Company's principal growth strategy is to acquire modern, high-quality industrial properties in attractive submarkets within the markets it currently serves. Cabot Partners completed the acquisition of approximately $251 million and $191 million of industrial properties on behalf of its clients in 1995 and 1996, respectively. In 1997, (through October 10), Cabot Partners has completed the acquisition of approximately $197 million of industrial properties on behalf of its clients and has under contract or letter of intent approximately $128 million of industrial properties which it expects to acquire on behalf of its clients by the end of 1997. Additionally, in 1997 (through October 10) Cabot Partners has negotiated the contribution to the Company in the Formation Transactions of approximately $270 million of industrial properties not previ-ously owned by its advisory clients.

The senior management of the Company has an average of over 20 years experience in the real estate industry and will beneficially own % of the Company's out-standing equity interests upon the closing of the Offering (on a diluted basis assuming only the exchange of Units owned by management into Common Shares). Members of the Company's senior management have worked together since 1987 as the executive officers of Cabot Partners and Cabot Advisors. Cabot Advisors was founded as an affiliate of CC&F, a nationwide real estate development, invest-ment, construction and management firm established in 1904. CC&F pioneered the development of large-scale planned industrial parks in suburban areas along major highways and built, leased and managed over 100 million square feet of office and industrial space in 80 industrial business parks throughout the United States. In 1990, Ferdinand Colloredo-Mansfeld, the Chief Executive Officer of Cabot Partners, who was also the Chief Executive Officer of CC&F from 1976 to 1989, and other senior managers of CC&F formed Cabot Partners as a separate entity to purchase the real estate advisory management business of Cabot Advisors. Cabot Partners was established as a registered investment advisor to provide real estate investment services primarily to public and pri-vate pension funds and others.

The Company is organized as a REIT under the laws of Maryland and expects to qualify as a REIT for federal income tax purposes. See "Federal Income Tax Con-siderations." The Company's principal executive offices are located at Two Center Plaza, Suite 200, Boston, Massachusetts 02108, and its telephone number is (617) 723-0900.

INDUSTRIAL REAL ESTATE BUSINESS

Attractive Real Estate Sector.

The industrial sector of the real estate market has historically generated a high level of cash income and attractive annual rates of return as compared with other types of real estate investments. Industrial properties tend to be less costly to manage and require lower amounts of capital expenditures and tenant-specific improvement costs. Such properties provide generic storage and work space suitable for and adaptable to a broad range of tenants and uses. Industrial properties also generally require shorter development periods as compared with other commercial property types, such as office buildings, which enables better balancing of supply and demand for such properties and reduces risk of overbuilding.

                             [GRAPH APPEARS HERE]

         Label         A          B         C        D        E         F
Label             Industrial     R&D      Retail    All    Apartment  Office
    1                    9.6     9.3         8.6    8.3          7.5     6.9

  * Annual Returns are for first quarter 1978 (except apartment since 1984) through second quarter 1997.
   Source: NCREIF.

Strong Demand

The Company believes that the demand for desirable, well-located industrial properties will continue to be strong and support increasing rents due to the following factors: (i) increasing consumption on a per capita basis, coupled with population growth, (ii) business' increasing need for efficient inventory management, (iii) growing international trade, and (iv) the growing signifi-cance of smaller business establishments (according to Cognetics, smaller busi-ness establishments with fewer than 100 employees now account for 47% of all jobs and are projected to account for 67% of all new jobs projected to be cre-ated during the period from 1997 to 2002), which are increasingly looking for efficient and flexible work space in well located suburban industrial parks. Nationwide, the demand for industrial property space during the period from 1997 to 2002 is projected by Cognetics to increase over existing levels by approximately 800 million square feet, consisting of approximately 600 million square feet for distribution properties and approximately 200 million square feet for other industrial property types. The Company believes that much of the available supply of industrial property is functionally obsolete and is at a significant competitive disadvantage to modern, well-designed types of facili-ties. Older facilities often do not have the modern design configurations required to satisfy current truck handling and efficiency standards of major distributors and third-party logistics companies. Approximately 42% of existing warehouse facilities in the top 50 United States industrial markets were built prior to 1970 and two-thirds were built before 1980 according to CB Commercial/Torto Wheaton Research.

Industry Consolidation

The historically fragmented industrial real estate business is being reshaped by strong pressures toward consolidation resulting from the substantial advan-tages enjoyed by large, integrated and well capitalized firms over local owners and developers. These advantages include professional management, greater access to public and private capital, economies of scale and greater opportuni-ties to increase revenue by serving the changing needs of industrial space users. In addition, there is an increasing trend toward securitization of real estate holdings as institutional real estate investors shift from direct pri-vate ownership to indirect public ownership of real estate. The Company believes that both of these trends provide substantial opportunities for pub-licly held real estate companies that have the managerial and financial resources to maintain an active acquisition and development program.

Diverse Tenant Needs

Different types of industrial space users have significantly different property and space requirements. Large national and major regional distributors gener-ally require efficient, well-located bulk distribution properties. These prop-erties offer the advantages of predictable incomes, less costly management operations and additional growth opportunities through targeted marketing of additional sites and property types to large national companies having space requirements in multiple locations, as well as rental growth resulting from favorable supply and demand factors. Smaller companies generally demand more flexible work space, including light assembly facilities and flex/R&D space. While the operation of these properties is generally more costly to manage, the Company believes that such properties offer the prospect of higher current returns because the users of such space are location sensitive and less inclined to move if the properties they occupy are well located and managed. Moreover, the Company believes that the continued employment growth resulting from smaller companies will result in strong demand in the near future for these workspace properties.

BUSINESS STRATEGIES

The Company's fundamental business objective is to maximize the total return to its shareholders through growth in its cash available for distribution per Common Share and in the value of its portfolio of industrial properties and operations. The Company believes that it is well positioned to take advantage of the opportunities presented by today's changing industrial real estate mar-kets through the business strategies and operations described below.

Leveraging Substantial National Market Presence

The Company believes that maintaining and expanding its market presence in its 15 principal targeted markets across the country will be an important factor in achieving future growth and its targeted returns on investment. These 15 mar-kets are projected by Cognetics to capture 40% of the growth in the nation's industrial space demand projected to occur over the period from 1997 to 2002. See "Properties--Industrial Property Market Information."

The Company's substantial market presence in its principal markets provides significant strategic advantages. Foremost among these advantages is that the Company is well positioned to market its industrial space to national companies and third party logistics companies who have space requirements in multiple markets. Approximately 36% of the Company's rentable space is leased by Fortune 1,000 companies and major third party logistics companies serving such compa-nies. The Company has a national tenant marketing program that, in addition to the quality and attractive locations of the Properties, emphasizes the advan-tages of dealing with a single source for their industrial space needs. These advantages include greater efficiency of lease negotiations and day-to-day property management, as well as better understanding of the tenants' current needs and prospective space requirements. The Company currently serves 12 ten-ants, occupying approximately 14% of the Company's rentable space, in multiple Properties.

Within each local market, having a substantial inventory of properties and sig-nificant leasing activities increases the Company's visibility to prospective tenants and enables the Company to establish strong relationships with leasing brokers and other local market participants. Such persons serve as sources of information and potential tenant referrals. In addition, larger inventories increase the Company's opportunities to relocate tenants to one or more of its other properties as their needs change. Critical mass also permits the Company to achieve the economies of scale necessary to support the management personnel and infrastructure needed to build long-term tenant relationships.

Serving a Broad Spectrum of Tenants Through a Variety of Industrial Property
Types

The Company believes that its broad service strategy provides complementary benefits in meeting the Company's growth objectives. Offering a variety of industrial property types and the Company's size enable it to provide better service, on a more cost efficient basis, to national customers who often need various types of workspace properties, in addition to distribution space, for their local operations. At the same time, offering a variety of property types to smaller companies enables the Company to capture a larger share of the growth in its chosen industrial property markets. Smaller business establish-ments are projected by Cognetics to generate approximately 67% of the projected increased demand for industrial properties during the period from 1997 to 2002. The Company's strategy of offering diverse property types also enables the Com-pany to pursue opportunities as they arise across industry segments by responding to shifts in demand at different stages of the economic cycle.

GROWTH STRATEGIES

The Company intends to achieve its growth objectives through a combination of property acquisitions and internal growth.

Acquisitions

The Company will seek to capitalize on its competitive advantages primarily by acquiring additional modern, high-quality properties in attractive submarkets within the industrial markets that it currently serves.

Investment Criteria. The Company follows a disciplined, value-oriented strategy in its property acquisitions. The Company seeks to acquire modern, cost-effi-cient buildings located in key national and regional distribution centers. The Company's investment considerations include (i) capitalization rates; (ii) eco-nomic fundamentals in the market; (iii) replacement costs; (iv) rent levels and trends; (v) construction quality and property condition; (vi) historical occu-pancy rates; (vii) access to transportation; (viii) proximity to housing; (ix) operating costs; (x) location in modern industrial parks; and (xi) local crime rates.

Emphasis on Market Research. The Company's property acquisitions are based on extensive research in each targeted market regarding (i) economic and demo-graphic trends; (ii) supply of and demand for industrial space in targeted sub-markets; (iii) existing and potential tenant space requirements; (iv) rent levels and trends; and (v) the physical characteristics of buildings within the market. The Company's research includes extensive in-market activity by Company employees, including physical site inspections and continuing contacts with leasing brokers and other active participants in the local markets. The Company has compiled the results of its extensive research over the years into a pro-prietary database, which is updated periodically, covering each market and submarket in which it has invested or that it has targeted. The database con-tains computerized profiles, keyed to Company-prepared aerial maps, of the properties and each of the buildings deemed most competitive to the Company's properties or attractive for acquisition. Such profiles include information regarding the building's age, physical characteristics (including overall dimensions, clear heights and truck court dimensions) and current tenant and lease information.

Diversification of Industrial Property Types. To date, the majority of the Company's properties (86% of the Properties based on rentable square feet at June 30, 1997) have been bulk distribution and multitenant distribution facili-ties because of the opportunities for superior returns such properties have provided. While the Company expects that both types of properties will continue to be an important focus of its future acquisition program, the Company believes that workspace properties (light assembly and flex/R&D facilities) are also attractive in selected markets where they are in limited supply and strong demand exists. The Company has begun to increase its acquisitions of workspace properties, which represented approximately 14% of its property portfolio based on Rentable Square Feet at June 30, 1997.

Relationships with Institutional Real Estate Investors. Over the past ten years, Cabot Partners' operations have been focused on serving public and pri-vate pension funds and other institutional real estate investors in connection with investments in and management of industrial real estate. This has provided the Company's management with an extensive knowledge of and, the Company believes, a favorable reputation with such investors. The Company believes that it will benefit from its relationships with these investors through further acquisitions as they increasingly seek to securitize their direct real estate investments.

Capital and UPREIT Structure. The Company intends to exploit its relatively unleveraged capital structure and substantial equity base in its acquisition and future development activities. Upon the closing of the Offering, the Com-pany expects to have approximately $5.2 million of outstanding long term debt, approximately $ million of available cash and a Debt-to-Total Market Capital-
ization Ratio of less than   %. The Company expects to be able to obtain
borrowings on a timely basis that will enable it to move quickly in completing proposed property acquisitions. The Company believes that its ability to do so will enhance its credibility with potential property sellers. The Company is currently in discussions regarding the establishment of an Acquisition Facility to be used for the purpose of property acquisitions and expects that this facility will be available to it upon the closing of the Offering. The Company's UPREIT structure, which will enable it to acquire industrial proper-ties on a non-cash basis by exchanging Units in the Operating Partnership for properties in a tax-deferred manner, provides an attractive alternative to a taxable cash sale for tax paying property owners. See""--Financial Strategies" below.

Internal Growth

The Company's primary internal growth strategy is to increase the cash flow generated by the Properties, and from properties that it acquires in the future, by renewing or replacing expiring leases with new leases at higher rental rates and through rent increase provisions in its leases. Based on available industry research and its own market knowledge, the Company believes that market rents exceed the Company's current rental rates in a number of instances. The Company expects to increase its rental income with respect to such properties over time if market rental rates remain stable or increase. The Company believes that it will have an opportunity to increase the average rental rate on leases expiring during 1998 covering an aggregate of approximately 1.5 million rentable square feet. In addition, the Company intends to work actively to (i) maintain its historically high occupancy levels by retaining existing tenants (Cabot Part-ners has renewed 84% of its leases, by square footage, over the past two years), thereby minimizing "down time" and re-leasing costs, (ii) improve the occupancy levels of any newly acquired properties that have lower occupancy levels than the Company typically expects from its existing properties, (iii) capitalize on economies of scale arising from the size of its portfolio of properties, and (iv) control costs. The Company also will seek internal growth through converting its properties to more intensive, higher margin uses if and to the extent that suitable opportunities to do so arise.

Development

The Company's senior management has extensive real estate development experi-ence, including experience derived from the industrial park development activi-ties of CC&F. The Company is engaging its existing tenants in discussions about future space needs, and believes that financially attractive build-to-suit opportunities from its tenant base may be available over time. The Company also believes that in select target markets there are attractive opportunities for new development with potentially greater returns than those available from the purchase of existing stabilized properties and it intends to pursue a develop-ment program where such opportunities exist. In order to limit initial overhead expenses, the Company intends to begin its development activities by engaging local or regional builders with whom it has established strong relationships. Thereafter, the Company intends to expand its in-house development staff as the Company's development activities increase.

OPERATIONS

Real Estate Operations. The Company's property management functions with respect to its own properties include strategic planning and decision making, centralized leasing activities and other property management activities. The Director of Real Estate Operations and the Company's four regional managers, all of whom are located in the Company's Boston headquarters, oversee the prop-erty management activities relating to the Company's properties, which include controlling capital expenditures and expenses that are not reimbursable by ten-ants, making regular property inspections, overseeing rent collections and cost control and planning and budgeting activities. Tenant relations functions, including monitoring of tenant compliance with their property maintenance obli-gations and other lease provisions, have been handled by in-house personnel for most of the properties under Cabot Partners' management located in its North-east Region and by third-party building managers for most other properties under its management. Shortly after the closing of the Offering, the Company expects to further internalize such tenant relations functions by opening local offices in Chicago, Columbus, Dallas, Los Angeles and Orlando.

Leasing. The Company's leasing activities are the primary responsibility of the Company's Director of Leasing, who reports to the Director of Real Estate Oper-ations. The Director of Leasing leads the negotiation of most leases with major tenants and oversees all other leasing negotiations. Smaller tenant leasing and marketing efforts are typically handled by the Company's regional managers, working with local leasing brokers and under the overall direction of the Director of Leasing. The Company believes that centralizing of its leasing activities provides greater coordination and control of its leasing strategy. The Company seeks to maximize rental income by working actively to retain existing tenants and by aggressively marketing space for which tenant renewals are not obtained. The Company takes an active approach to managing its lease portfolio, typically preparing its renewal or releasing strategy 24 months prior to scheduled lease expiration dates and entering into discussions with tenants well in advance of such termination date. The Company also seeks to stagger lease termination dates so as to minimize the possibility of large blocks of space becoming vacant at the same time.

National Marketing. The Company will pursue a national tenant marketing program emphasizing the advantages of dealing with a single source supplier of indus-trial space for industrial space needs across the country and the flexibility in structuring lease maturities and other terms that the Company is able to offer.

Service Orientation. The Company intends to continue Cabot Partners' emphasis on providing high-quality service to its tenants. Examples of such service include promptly addressing tenant concerns, determining and regularly reas-sessing tenant space requirements and engaging in cooperative cost reduction efforts with or for the benefit of tenants. As part of its ongoing program of building mutually beneficial long term tenant relationships, the Company's regional managers meet with tenants frequently to supplement the day-to-day activities of the Company's internal and third-party building managers. The Company believes that the quality of its tenant services is evidenced by its high tenant retention rates.

Financial and Cost Controls. The Company maintains strict financial and cost controls in administering its asset/property management operations. These include (i) close monitoring and active collection of rents and tenant expense reimbursements, (ii) use of competitive bidding procedures for all maintenance and other material expenses and for capital expenditures, (iii) regular real estate tax assessment appeals where warranted, (iv) approval of all nonreimbursable expenses and capital expenditures by the Company's regional managers, and (v) active lease administration, including close monitoring of tenants' compliance with their lease responsibilities. The Company also requires extensive planning and budgeting activities for each of its properties using a standardized, zero-basis budgeting format in an annual process that is updated quarterly and is coordinated by the Director of Real Estate Operations. The results of this budgeting process are then incorporated into the Company's overall budgeting and planning process.

THIRD-PARTY INVESTMENT MANAGEMENT

The Management Company will continue to provide investment management services to the clients of Cabot Partners that elected not to contribute some or all of their industrial properties to the Company. On a pro forma basis as of June 30, 1997, the Management Company would have generated less than 3% of the Company's revenues. The Management Company will not provide services relating to any industrial real estate acquisition or development activities that would con-flict with the Company's own acquisition and development activities. The Com-pany believes that its investment in the Management Company will help it achieve economies of scale with its property management systems, increase market penetration and provide access to further acquisition opportunities.

FINANCIAL STRATEGIES

The Company's financial strategy is to minimize its cost of capital by main-taining adequate working capital and conservative debt levels. The Company estimates that approximately $ million of net proceeds from the Offering will be available to allocate to operating capital after payment of offering expenses and the use of approximately $13.3 million of such proceeds to repay certain outstanding indebtedness secured by the Properties. See "Use of Pro-ceeds." The Company intends to operate with a Debt-to-Total Market Capitaliza-tion Ratio that generally will not exceed 40%, although the Company's Declara-tion of Trust and By-laws do not impose any limit on the incurrence of debt.

The Company is currently negotiating with several financial institutions the establishment of the Acquisition Facility under which the Company would be per-
mitted to borrow up to $    million. The Acquisition Facility is expected to be
used primarily in connection with the acquisition of additional properties and is anticipated to be available for such use upon the closing of the Offering.

The Company believes that the size and diversity of its portfolio of Properties will provide it with access to the public debt and equity markets which are not generally available to smaller, less diversified property owners. The Company also believes that its UPREIT structure will enable it to acquire industrial properties in exchange for Units in the Operating Partnership, thereby reducing its need to incur indebtedness to support future acquisitions. Contributions of properties to the Operating Partnership by the owners thereof in exchange for such Units, if properly structured, permit the transferring property owner to defer recognition, for federal income tax purposes, of gains realized on such transactions and thereby provide attractive alternatives to a cash sale for property owners.

                                USE OF PROCEEDS

The proceeds to the Company from the Offering, after deducting the underwriting discount and estimated expenses of the Offering and of the Formation Transac-tions, are estimated to be approximately $ million (approximately $ million if the Underwriters' over-allotment option is exercised in full). The Company will contribute such net proceeds to the Operating Partnership in exchange for the Company's general partner interest therein. The Operating Partnership will use approximately $13.3 million of such net proceeds to repay mortgage indebt-edness secured by certain of the Properties, not including accrued interest and certain other expenses in connection therewith. The Operating Partnership will use the remainder of the funds contributed to it by the Company for general purposes, including acquisitions of additional properties. None of the net cash proceeds from the Offering is being paid to any member of the Cabot Group or any officer, Trustee or affiliate of the Company. The net proceeds not immedi-ately used for the foregoing purposes will be invested in short-term, income producing investments such as depository accounts, investment grade commercial paper, government securities or money market funds that invest in government securities.

The following table presents information, as of the anticipated date of repay-ment, regarding the indebtedness intended to be repaid as described above.

                               ------------------------------------------------
                                                                         AMOUNT
PROPERTY                               MATURITY DATE INTEREST RATE TO BE REPAID
--------                       --------------------- ------------- ------------
Mortgage Debt relating to
 Properties to be contributed
 by the C-M Property
 Partnerships                  December 1, 1997(/1/)        8.375%  $13,300,000

-------
(1) The loan due date is expected to be extended from December 1, 1997 to a date on or after the closing of the Offering.

                              DISTRIBUTION POLICY

The Company intends to make regular quarterly cash distributions to its share-holders, commencing with a pro rata distribution for the period from comple-tion of the Offering through March 31, 1998, based upon a quarterly distribu-
tion of $   per Common Share. On an annualized basis, this would be $   per
Common Share (or an annual distribution rate of approximately % based on the Offering Price). The Company does not expect to change its estimated initial distribution per Common Share if the Underwriters' over-allotment option is exercised.

The following discussion and the information set forth in the tables and related notes below should be read in conjunction with the historical and pro forma financial statements and respective notes thereto and "Management's Dis-cussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

The Company's intended initial annual distribution rate is based on an esti-mate of the cash that will be available for distribution for the twelve months ending December 31, 1998. This estimate is based on pro forma combined histor-ical cash flows provided by operations of the Company for the twelve months ended June 30, 1997, as adjusted for the impact of the Offering, the Formation Transactions and other known events. Except as reflected in the table below and the notes thereto, investing and financing activities are not expected to have a material adverse effect on the estimated cash that will be available for distribution. The estimate of Funds from Operations is being made solely for the purpose of setting the initial distribution rate and is not intended to be a prediction or forecast of the Company's results of operations or of its liquidity.

The Company believes that its estimated cash available for distribution con-stitutes a reasonable basis for setting the initial distribution rate on the Common Shares and intends to maintain its initial distribution rate for the twelve months following the Offering unless actual results of operations, eco-nomic conditions or other factors differ from the assumptions used in its estimate. The actual return that the Company will realize and the amount available for distributions to shareholders will be affected by a number of factors, including the revenues received from the Properties, the distribu-tions received from the Operating Partnership, the operating expenses of the Company, the interest expense incurred on its borrowings and unanticipated capital expenditures. No assurance can be given that the Company's estimate will prove accurate. In addition, pro forma results of operations do not pur-port to present the actual results that can be expected for future periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Funds from Operations."

The Company anticipates that Funds from Operations will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, expected to be incurred by the Company. Distributions by the Company to the extent of its current or accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to share-holders as ordinary dividend income. Capital gain dividends generally will be treated as long-term capital gain. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the sharehold-er's basis in the Common Shares to the extent thereof, and thereafter as cap-ital gain. Distributions treated as a non-taxable reduction in basis will have the effect of deferring taxation until the sale of a shareholder's Common Shares. Based on the Company's estimated results of operations for the twelve months ending December 31, 1998, the Company estimates that approximately % of the anticipated initial annual distribution to shareholders will represent a return of capital for federal income tax purposes and that the Company would have been required to distribute $ million, or $ per Common Share, during such twelve-month period in order to maintain its status as a REIT. If actual Funds from Operations or taxable income vary from these amounts, the per-centage of distributions which represents a return of capital may be materi-ally different. In addition, such capital gain percentage of distributions may vary substantially in future years, particularly since REITs are no longer required to distribute net capital gains to shareholders. For a further dis-cussion of the tax treatment of distributions to holders of Common Shares, see "Federal Income Tax Considerations--Taxation of Taxable U.S. Shareholders" and "--Taxation of Non-U.S. Shareholders." In order to qualify to be taxed as a REIT, the Company must make annual distributions to shareholders of at least 95% of its REIT taxable income (determined by excluding any net capital gain), which the Company anticipates will be less than its share of adjusted Funds from Operations. Under certain circumstances, the Company may be required to make distributions in excess of its cash available for distribution in order to meet such distribution requirements. In such a case, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of preferred shares or additional Common Shares.

Future distributions by the Company will be at the discretion of the Board of Trustees and will depend on the actual Funds from Operations of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Taxation of the Company--Annual

Distribution Requirements") and such other factors as the Board of Trustees deems relevant. See "Risk Factors and Investment Considerations--Changes in Policies Without Shareholder Approval."

The following table illustrates the adjustments made by the Company to its pro forma Funds from Operations for the twelve months ended June 30, 1997 in order to determine its initial estimated distributions.

                                                                ---------------
(Dollars in Thousands except Per Share Data)
Pro forma net income for 12 months ended December 31, 1996
ADJUSTMENTS:
Depreciation and amortization
                                                                ---------
Pro forma funds from operations for the 12 months ended
 December 31, 1996(1)
ADJUSTMENTS:
Less: pro forma funds from operations for the six months ended
 June 30, 1996
Add: pro forma funds from operations for the six months ended
 June 30, 1997
                                                                ---------
Pro forma funds from operations for the 12 months ended June
 30, 1997
ADJUSTMENTS:
Contractual increases in rental revenues(2)(3)
Contractual increases in rental revenues from recently signed
 leases(4)                                                              --
                                                                ---------
Pro forma adjusted funds from operations for the    months
 ending June 30, 1998(5)
ADJUSTMENTS:
Straight line rent accrual adjustment(6)
                                                                ---------
Pro forma cash flow from operations for the 12 months ending
 June 30, 1998
ADJUSTMENTS:
Estimated annual non-revenue enhancing tenant improvements and leasing commissions attributable to existing leased space(7)
Estimated recurring non-incremental revenue-generating capital expenditures(8)
                                                                ---------
Estimated cash available for distribution                       $
                                                                =========
Expected initial annual distributions                           $
                                                                =========
Expected initial annual distributions per share                 $
                                                                =========
Expected cash available for distribution payout ratio(9)                  %
                                                                =========

-------
(1) The Company generally considers Funds From Operations to be an appropriate measure of the liquidity of an equity REIT because industry analysts have accepted it as a performance measure of such REITs. The White Paper on Funds From Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds From Operations as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of prop-erty, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures. The Company computes Funds From Operations in accordance with standards established by NAREIT which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT defini-tion or that interpret the current NAREIT definition differently than the Com-pany. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered an alternative to net income determined in accordance with GAAP as an indication of the Company's financial performance or to cash flow from operating activities determined in accordance with GAAP as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the ability to pay distributions. Pro forma Funds From Operations for the six months ended June 30, 1997 and 1998 were calculated as follows:

                                        ---------------------
                                          SIX MONTHS ENDED
                                              JUNE 30,
                                              1997       1996
                                        ---------  ---------
       Pro Forma Net Income             $          $
       ADJUSTMENTS:
       Depreciation and amortization
                                        ---------  ---------
       Pro Forma Funds From Operations  $          $
                                        =========  =========

(2) Contractual increases in rental revenues from leases executed prior to June 30, 1997, including (i) contractual increases in base rents for existing leases, (ii) contractual base rents from leases which commenced paying from July 1, 1996 to June 30, 1997, and (iii) net contractual expense reimbursements provided for under such lease.

(3) Increases are for the 12 months ending June 30, 1998 compared to the 12 months ended June 30, 1997. All such increases are included only for the period that the leases are in effect and the tenants will be making payments and are not annualized for the 12 months ending June 30, 1998.

(4) Contractual increases in rental revenues from executed leases that com-menced paying between July 1, 1997 and October 13, 1997, including (i) contrac-tual base rents, (ii) contractual increases in base rents and (iii) net con-tractual expense reimbursements.

(5) Management has assumed for purposes of determining the net increase in base rents that the existing leases which expire during the 12 months ending June 30, 1998 will be renewed at existing rental rates. Given the Company's histor-ical rate of renewals and increasing average rental income, management believes that its assumption regarding the rents at which leases renew (i.e., the cur-rent base rent) is reasonable and that no adjustment needs to be made for potential shortfalls from leases which may not be renewed or for which there may be a timing delay in generating rental income in the case of tenant turn-over. These adjustments do not represent forecasts or projections of expected future rental revenue from space not currently under lease.

(6) Represents the effect of adjusting straight-line rental income included in estimated pro forma adjusted Funds From Operations for the 12 months ended June 30, 1997 to a cash basis.

(7) Represents recurring non-revenue enhancing tenant improvements ("TI") and leasing commissions ("LC") anticipated for the 12 months ending June 30, 1998 based on the weighted average tenant improvements and leasing commissions for renewed and re-tenanted space at the Properties for the years ended December 31, 1994, 1995, 1996 multiplied by the average annual square feet of space for which leases expire during the period from July 1, 1997 to December 31, 2000. The weighted average annual per square foot costs of tenant improvements and leasing commissions and the calculation of the estimated provision for non-rev-enue enhancing tenant improvements and leasing commissions on an annual basis based on lease expirations (rollover) for the period July 1, 1997 to December 31, 2000 are presented below:

                              -------------------------------------------
                                                                   TOTAL/
                                                                 WEIGHTED
                                    1994       1995       1996    AVERAGE
                              ---------- ---------- ---------- ----------
Total expenditures            $2,416,987 $2,490,707 $3,875,246 $8,782,940
Renewed or released space in
 square feet                   2,347,899  2,578,374  4,880,988  9,807,261
Cost per square foot          $     1.03 $     0.97 $     0.79 $     0.90

                       ----------------------------------------------------
                                                                   AVERAGE
                           JULY 1--                                ANNUAL
                       DECEMBER 31,                                FOOTAGE
                               1997      1998      1999      2000 EXPIRING
                       ------------ --------- --------- --------- ---------
Annual Square Footage
 Expiring                   574,554 2,829,902 3,374,733 2,001,126 2,508,661

                                        AVERAGE ANNUAL SQUARE
      TI & LC PER SQUARE FOOT          FOOTAGE EXPIRING IN THE          TOTAL
        RENEWED OR RELEASED         NEXT 3 YEARS (INCLUDING 1997)       COSTS
      -----------------------       -----------------------------     ----------
               $0.90             X            2,508,661            =  $2,257,795

(8) Represents estimated annual provision for recurring capital expenditures for the 12 months ending June 30, 1998 based upon an annual cost of $0.20 per square foot. The Company has calculated this reserve based on the weighted average historical recurring capital expenditures for the years ended December 31, 1994, 1995 and 1996. The following table summarizes the capital expendi-tures for the properties for the last three years.

                              -----------------------------------------------
                                                                        TOTAL
                                                                     WEIGHTED
                                     1994        1995        1996     AVERAGE
                              ----------- ----------- ----------- -----------
Total Capital Expenditures    $ 2,076,193 $ 2,133,118 $ 2,830,780 $ 7,040,091
Weighted average square feet    8,959,973  11,588,260  14,449,744  34,997,977
Cost per square foot                $0.23       $0.18       $0.20       $0.20
Pro forma total square feet                                        18,569,358
Cost per square foot                                                    $0.20
                                                                  -----------
Estimated recurring capital expenditures                          $ 3,713,872
                                                                  ===========

(9) Calculated by dividing the estimated initial annual distributions by the estimated adjusted cash available for distribution. The Company's estimated pro forma adjusted Funds from Operations payout ratio, which is calculated by dividing the estimated initial annual dividends by the estimated pro forma
adjusted funds from operations, is    .

The Company believes that the amount not distributed will be sufficient to cover (i) tenant allowances and other costs associated with renewal or replace-ment of current tenants as their leases expire, (ii) recurring capital expendi-tures that will not be reimbursed by tenants and (iii) other unforeseen cash needs. The Company also will have available to it for such purposes a portion of the net proceeds from the Offering and available borrowing capacity under the Acquisition Facility. See "Use of Proceeds" and "The Company--Financial Strategies." The expected amount of distributions will not allow the Company, using only cash from operations, to retire all of its anticipated debt when due, and therefore the Company expects that it will be required to seek addi-tional debt or equity financings, and/or sell properties, in order to repay such debt. See "Policies with Respect to Certain Activities--Financing Poli-cies."

                                 CAPITALIZATION

The following table sets forth the capitalization of the Company on a pro forma basis as of June 30, 1997 to reflect the consummation of the Formation Transac-tions and on a pro forma basis, as adjusted to reflect the closing of the Offering and the application of the assumed net proceeds therefrom to repay certain indebtedness, as if each of such transactions had occurred on June 30, 1997. See "Use of Proceeds." The information set forth in the table should be read in conjunction with the combined historical financial statements of the Company, pro forma financial information and respective notes thereto included elsewhere in this Prospectus and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                         ----------------------
                                                          AS OF JUNE 30, 1997
                                                                     PRO FORMA,
                                                          PRO FORMA AS ADJUSTED
Dollars in thousands                                     ---------  -----------
Long-term debt                                           $  18,872  $    5,363
Limited Partners interests in Operating Partnership        632,236     632,236
Shareholders' equity:
  Common shares, $.01 par value;   authorized;    issued
   and outstanding on a pro forma basis(1) and   issued
   and outstanding on a pro forma, as adjusted basis           --
  Additional paid-in Capital                                   --
                                                         ---------  -----------
    Total shareholders' equity                             632,236
                                                         ---------  -----------
    Total capitalization                                 $ 651,108  $
                                                         =========  ===========

-------
(1) Does not include Common Shares reserved for issuance upon (i) possible
exchange of     Units issued and outstanding after the Offering, (ii)
Common Shares subject to options to be granted pursuant to the Company's Long Term Incentive Plan effective upon the closing of the Offering (see "Manage-
ment--Long Term Incentive Plan"), or (iii) the     Common Shares subject to the
Underwriters over-allotment option.

                                    DILUTION

The expected initial price per share to the public of the Common Shares offered hereby exceeds the Company's expected net tangible book value per Common Share immediately following the closing of the Offering and consummation of the For-mation Transactions. Therefore, holders of Units and Common Shares issued in connection with the Formation Transactions will realize an immediate increase in the net tangible book value of their Units and Common Shares, while pur-chasers of the Common Shares in the Offering will realize an immediate and sub-stantial dilution in the net tangible book value of their shares. Pro forma net tangible book value per share has been determined as of June 30, 1997 by sub-tracting the Company's total liabilities from its total tangible assets and dividing the remainder by the number of Units and Common Shares that will be outstanding after the Offering. The following table illustrates the dilution to purchasers of Common Shares sold in the Offering.

                                                        --------------------
Initial public offering price per share (1)                        $
 Pro forma net tangible book value per share as of June
  30, 1997 prior to the Offering, attributable to Units
  issued to Cabot Group Participants                    $
 Pro forma net tangible book value per share as of June
  30, 1997 prior to the Offering, attributable to Units
  and Common Shares issued to Contributing Investors
  (2)                                                   $
 Increase in net tangible book value per share
  attributable to purchasers of Common Shares in the
  Offering(3)                                           $
                                                        ---------
Pro forma net tangible book value per share after the Offering (4) $
                                                                   ---------
Dilution per share sold in the Offering                            $
                                                                   =========

-------
(1) Before deducting the Underwriters' discount and estimated expenses of the Offering and the Formation Transactions.
(2) Excludes Units issued to the C-M Property Partnerships, which are included in the Units issued to the Cabot Group Participants.
(3) Based on the Offering Price and after deducting Underwriters' discounts and estimated expenses of the Offering and the Formation Transactions.
(4) Based on pro forma shareholders' equity of $   and minority interests in
the Operating Partnership of $  , net of intangible assets of $   , divided by
  , the total number of Common Shares outstanding after the Offering (including Common Shares issuable upon exchange of Units issued to the Contributing Investors and Cabot Partners).

The following table summarizes, on a pro forma basis giving effect to the Offering and the number of Common Shares and Units to be issued to each of the Contributing Investors (other than the C-M Property Partnerships) and the Cabot Group Participants in connection with the Formation Transactions, the net tan-gible book value as of June 30, 1997 of the net assets contributed by the Con-tributing Investors (other than the C-M Property Partnerships) and the Cabot Group Participants in the Formation Transactions and the net tangible book value of the average contribution per share based on total contributions:

                         ------------------------------------------------------------------
                                                                             PURCHASE
                                                                             PRICE/BOOK
                                                    CASH/BOOK                VALUE OF
                                COMMON               VALUE OF                AVERAGE
                         SHARES/UNITS ISSUED   TOTAL CONTRIBUTIONS           CONTRIBUTIONS
Dollars in thousands,    --------------------  --------------------------    PER
except per share/unit    SHARES/UNITS PERCENT   AMOUNT (1)      PERCENT      SHARE/UNIT (2)
amounts                  ------------ -------  -----------     ----------    --------------
Common Shares sold in
 the Offering                                %       $                     %           $
Units issued to Cabot
 Group Participants
Common Shares/Units
 issued to Contributing
 Investors (3)
                         ------------ -------  -----------     ----------    --------------
 Total                                  100.0%       $                100.0%           $
                         ============ =======  ===========     ==========    ==============

-------
(1) Based on the June 30, 1997 net book value of the assets to be contributed in connection with the Formation Transactions, net of liabilities to be assumed.
(2) Before deducting Underwriters' discounts and estimated expenses of the Offering and the Formation Transactions.
(3) Excludes Units issued to the C-M Property Partnerships, which are included in the Units issued to the Cabot Group Participants.

                             CABOT INDUSTRIAL TRUST

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

The pro forma condensed consolidated balance sheet data as of June 30, 1997 has been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Property Group, (B) the New Investors Property Group, and
(C) the Additional Acquisitions, (ii) each of the other Formation Transactions,
(iii) the Offering and the use of a portion of the net proceeds therefrom to repay indebtedness, and (iv) certain other adjustments, as if each of such con-tributions, transactions and adjustments had occurred on June 30, 1997. The pro forma condensed consolidated operating and other data for the six months ended June 30, 1997 and the year ended December 31, 1996 have been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Prop-erty Group, (B) the New Investors Property Group, (C) the Additional Acquisi-tions, and (D) the Properties acquired during the year ended December 31, 1996 and during the six months ended June 30, 1997, (ii) the other Formation Trans-actions, (iii) the repayment of indebtedness with a portion of the net proceeds of the Offering, and (iv) certain other adjustments, as if each of such contri-butions, transactions and adjustments had occurred on January 1, 1996.

In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the foregoing transactions and adjustments. The pro forma information is unau-dited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated on the dates indicated, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                             CABOT INDUSTRIAL TRUST

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                   ---------------------------------------------------------------------------------------------------------------
                            EXISTING     NEW                                           PRE-OFFERING         THE           CABOT
                            INVESTORS INVESTORS                    OTHER             CABOT INDUSTRIAL     OFFERING      INDUSTRIAL
                    CABOT   PROPERTY  PROPERTY   ADDITIONAL      FORMATION                TRUST          PRO FORMA        TRUST
                   PARTNERS   GROUP   GROUP(A)  ACQUISITIONS    TRANSACTIONS            PRO-FORMA     ADJUSTMENTS(I)(J) PRO FORMA
                   -------- --------- --------- ------------    ------------         ---------------- ----------------  ----------
ASSETS
Properties, net      $   --  $309,712  $244,131      $69,769(B)    $  17,519 (C)             $641,131         $     --    $641,131
Cash and cash
 equivalents            716     1,896     1,410           --          (4,022)(F)                   --               --          --
Rents and other
 receivables          1,563     1,205       652           --          (3,420)(F)                   --               --          --
Advisory fees
 receivables            383        --        --           --            (383)(G)                   --               --
Restricted cash          --         3        --           --              --                        3               --           3
Deferred rent
 receivable              --     4,252     3,874           --          (8,126)(D)                   --               --          --
Lease acquisition
 costs, net              --     6,639     3,469           --              --                   10,108               --      10,108
Other assets          2,419       429       601           --          (3,368)(E),(F)               81               --          81
                     ------  --------  --------      -------       ---------                 --------         --------    --------
 Total Assets        $5,081  $324,136  $254,137      $69,769       $  (1,800)                $651,323         $     --    $651,323
                     ======  ========  ========      =======       =========                 ========         ========    ========
LIABILITIES AND
 SHAREHOLDERS'
 EQUITY
Mortgage debt        $   --  $ 18,872  $     --      $    --       $      --                 $ 18,872         $(13,509)   $  5,363
Due to related
 parties                 --     3,647        --           --          (3,647)(H)                   --               --          --
Accounts payable
 and accrued
 liabilities            703     3,845     1,403           --          (5,739)(F)                  212             (212)         --
Advisory fees
 payable                 --       383     1,624           --          (2,007)(F),(G)               --               --          --
Other liabilities        --       930     1,209           --          (2,136)(F)                    3               --           3
                     ------  --------  --------      -------       ---------                 --------         --------    --------
 Total
  Liabilities           703    27,677     4,236           --         (13,529)                  19,087          (13,721)      5,366
                     ------  --------  --------      -------       ---------                 --------         --------    --------
Limited Partners
 Interest in
 Operating
 Partnership             --        --        --           --         632,236 (C)              632,236               --     632,236
Owners' equity        4,378   296,459   249,901       69,769(B)     (620,507)                      --               --          --
Common stock             --        --        --           --              --                       --               50          50
Paid in capital          --        --        --           --              --                       --           13,671      13,671
                     ------  --------  --------      -------       ---------                 --------         --------    --------
 Total
  Shareholders'
  Equity              4,378   296,459   249,901       69,769          11,729                  632,236           13,721     645,957
                     ------  --------  --------      -------       ---------                 --------         --------    --------
 Total
  Liabilities and
  Shareholders'
  Equity             $5,081  $324,136  $254,137      $69,769       $  (1,800)                $651,323         $     --    $651,323
                     ======  ========  ========      =======       =========                 ========         ========    ========

                             CABOT INDUSTRIAL TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                       ----------------------------------------------------------------------------------------------------------
                                                                                              PRE-
                                                                                            OFFERING
                                EXISTING     NEW                                             CABOT        THE        CABOT
                                INVESTORS INVESTORS                    OTHER               INDUSTRIAL  OFFERING    INDUSTRIAL
                        CABOT   PROPERTY  PROPERTY       1997        FORMATION               TRUST     PRO FORMA     TRUST
                       PARTNERS   GROUP   GROUP(A)  ACQUISITIONS(K) TRANSACTIONS           PRO  FORMA ADJUSTMENTS  PRO FORMA
                       -------- --------- --------- --------------- ------------           ---------- -----------  ----------
REVENUES
Rental                  $   --   $15,571   $15,150      $3,583        $    53 (T)           $34,357      $ --       $34,357
Tenant reimbursements       --     2,933       709         616             --                 4,258        --         4,258
Other                       --       372        19           4             --                   395        --           395
Advisory fee income      3,359        --        --          --         (2,725)(M)               634        --           634
Advisory fee income
 associated with
 the Existing
 Investors Property
 Group                   1,076        --        --          --         (1,076)(L)                --        --            --
Interest                    --        46        46          --             --                    92        --            92
                        ------   -------   -------      ------        -------               -------      ----       -------
  Total Revenues         4,435    18,922    15,924       4,203         (3,748)               39,736        --        39,736
                        ------   -------   -------      ------        -------               -------      ----       -------
EXPENSES
Real estate tax             --     2,735     1,354         518             --                 4,607        --         4,607
Management fees             --        90        87          72             --                   249        --           249
Advisory fees               --     1,014     2,016          --         (3,030)(L)                --        --            --
Property operating          --       268     1,254         277            221 (N)             2,020        --         2,020
Maintenance and
 repairs                    --       231        --          79             --                   310        --           310
Grounds care                --       142        --          19             --                   161        --           161
Professional services       --       157        --          13             --                   170        --           170
Insurance                   --       153       131          28             --                   312        --           312
Compensation             2,133        --        --          --         (1,441)(M),(N)           692        --           692
Other                    1,190        60        --           4         (1,025)(M)               229       500 (O)       729
Interest                    --       936        --          --           (145)(P)               791      (573)(P)       218
Depreciation and
 amortization              255     4,323     3,637         822           (109)(Q),(R),(S)     8,928        --         8,928
                        ------   -------   -------      ------        -------               -------      ----       -------
  Total Expenses         3,578    10,109     8,479       1,832         (5,529)               18,469       (73)       18,396
                        ------   -------   -------      ------        -------               -------      ----       -------
Net income              $  857   $ 8,813   $ 7,445      $2,371        $ 1,781               $21,267      $ 73       $21,340
                        ======   =======   =======      ======        =======               =======      ====       =======

                             CABOT INDUSTRIAL TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                  ---------------------------------------------------------------------------------------------------
                                                                                                              PRE-
                                                                                                          OFFERING
                            EXISTING       NEW                                                               CABOT
                           INVESTORS INVESTORS                                                          INDUSTRIAL
                     CABOT  PROPERTY  PROPERTY            1996            1997    FORMATION                  TRUST
                  PARTNERS     GROUP  GROUP(A) ACQUISITIONS(K) ACQUISITIONS(K) TRANSACTIONS              PRO-FORMA
                  -------- --------- --------- --------------- --------------- ------------             ----------
REVENUES
Rental              $   --   $29,736   $29,335          $1,995          $7,777      $   787 (T)            $69,630
Tenant
 reimbursements         --     4,917     2,068             154           1,195           --                  8,334
Other                   --       334       735              --              33           --                  1,102
Advisory fee
 income              5,822        --        --              --              --       (4,729)(M)              1,093
Advisory fee
 income
 associated with
 the Existing
 Investors
 Property Group      2,086        --        --              --              --       (2,086)(L)                 --
Interest                --       193       139              --              --           --                    332
                    ------   -------   -------          ------          ------      -------                -------
 Total Revenues      7,908    35,180    32,277           2,149           9,005       (6,028)                80,491
                    ------   -------   -------          ------          ------      -------                -------
EXPENSES
Real estate tax         --     5,037     3,030             169           1,242           --                  9,478
Management fees         --       163       175             135             161           --                    634
Advisory fees           --     1,726     1,451             116              --       (3,293)(L)                 --
Property
 operating              --       755     2,410              39             369          389 (N)              3,962
Maintenance and
 repairs                --       504        --               8             153           --                    665
Grounds care            --       298        --              10              38           --                    346
Professional
 services               --       214        --               6              43           --                    263
Insurance               --       210       136              25              53           --                    424
Compensation         3,887        --        --              --              --       (2,962)(M),(N)            925
Other                2,008       453        --               5               4       (1,329)(M)              1,141
Interest                --     1,931        --              --              --         (299)(P)              1,632
Depreciation and
 amortization          419     7,966     7,020             399           1,709        1,382 (Q),(R),(S)     18,895
                    ------   -------   -------          ------          ------      -------                -------
 Total Expenses      6,314    19,257    14,222             912           3,772       (6,112)                38,365
                    ------   -------   -------          ------          ------      -------                -------
Net income          $1,594   $15,923   $18,055          $1,237          $5,233      $    84                $42,126
                    ======   =======   =======          ======          ======      =======                =======


                 -------------------------
                                     CABOT
                   OFFERING     INDUSTRIAL
                  PRO FORMA          TRUST
                 DJUSTMENTS      PRO FORMA
                 ----------     ----------
REVENUES
Rental              $    --        $69,630
Tenant
 reimbursements          --          8,334
Other                    --          1,102
Advisory fee
 income                  --          1,093
Advisory fee
 income
 associated with
 the Existing
 Investors
 Property Group          --             --
Interest                 --            332
                    -------        -------
 Total Revenues          --         80,491
                    -------        -------
EXPENSES
Real estate tax          --          9,478
Management fees          --            634
Advisory fees            --             --
Property
 operating               --          3,962
Maintenance and
 repairs                 --            665
Grounds care             --            346
Professional
 services                --            263
Insurance                --            424
Compensation             --            925
Other                 1,000 (O)      2,141
Interest             (1,183)(P)        449
Depreciation and
 amortization            --         18,895
                    -------        -------
 Total Expenses        (183)        38,182
                    -------        -------
Net income          $   183        $42,309
                    =======        =======

                             CABOT INDUSTRIAL TRUST

              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

New Investors Property Group

(A) The New Investors Property Group is the combination of the financial infor-mation for the following Contributing Investors whose financial statements are included elsewhere in this prospectus:

    Orlando Central Park and 500 Memorial Drive
    Knickerbocker Properties, Inc. II
    Pennsylvania Public School Employes' Retirement System Industrial Prop-erties Portfolio
    Prudential Properties Group
    West Coast Industrial, LLC

In addition, the New Investors Property Group includes a Contributing Investor with a single property which commenced operations on September 1, 1997. Accord-ingly, no financial statements for the property are included in this Prospec-tus.

Additional Acquisitions

(B) To reflect the acquisition, or probable acquisition, of the following prop-erties after June 30, 1997 and their contribution to the Company in accordance with the Formation Transactions:

                              -----------------------------------------------
                                                           SQUARE ACQUISITION
                              BUILDING TYPE                  FEET       PRICE
                              ------------------------ ---------  -----------
      PROPERTY LOCATION
      Herrod Boulevard, So.
       Brunswick, NJ          Bulk Distribution           418,000     $18,100
      Blue Ash, OH            Multitenant Distribution
                              and Workspace               482,942      15,371
      Remington Street,
       Bolingbrook, IL        Bulk Distribution           212,333       8,500
      Ambassador Road,
       Naperville, IL         Bulk Distribution           203,500       7,986
      Luna Road, Carrollton,
       TX                     Bulk Distribution           205,400       7,400
      South Rockefeller
       Avenue, Ontario, CA    Bulk Distribution           164,140       5,680
      Huntwood Avenue,
       Hayward, CA            Workspace                    62,031       4,232
      Diplomat Drive,
       Carrollton, TX         Workspace                    56,535       2,500
                                                       ---------  -----------
                                                        1,804,881     $69,769
                                                       =========  ===========

Other Formation Transactions

(C) To record the allocation of cost of assets acquired in excess of the Prop-erties' historical net book value based on the Common Shares and Units issued in connection with the Formation Transactions (includes Units issued to the accounting acquiror, Cabot Partners, which are recorded at Cabot Partners' car-ryover basis), as follows:

                                                                    ---------
Issuance of     million Common Shares and Units at $    per Common
 Share/Unit                                                          $ 632,236
Plus: Liabilities assumed                                               19,087
Less: Historical net book value of Properties and other acquired
 assets                                                               (633,804)
                                                                    ---------
Cost of assets acquired in excess of historical book value           $  17,519
                                                                    =========

                             CABOT INDUSTRIAL TRUST

                              AS OF JUNE 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(D) To eliminate $8,126 deferred rent receivable which arose from the histor-ical straight-lining of rents.

(E) To write off $1,487 of intangible assets of Cabot Partners related to Advi-sory Contracts terminated at the time of the Formation Transactions and to eliminate $143 of unamortized deferred loan costs related to mortgage debt to be repaid with net proceeds of the Offering.

(F) To reflect the distribution of substantially all of the net non-real estate assets distributed to the Contributing Investors as a result of the Formation Transactions.

(G) To eliminate fees receivable (payable) between Cabot Partners and the Existing Investors Property Group arising from Advisory Contracts which will be terminated as a part of the Formation Transactions.

(H) To reflect the conversion to equity of $3,647 due by certain of the C-M Property Partnerships to certain affiliated entities.

The Offering

(I) To reflect the net proceeds of the Offering of $    received in exchange
for the issuance of    million Common Shares at a price of $   per share, net
of $   million of fees and expenses associated with the Formation Transactions and Offering.

(J) To reflect the repayment of three mortgage loans totalling $13,509, each with a fixed interest rate of 8.375%, due December 1, 1997 plus accrued interest of $212 with a portion of the net proceeds of the Offering. The total debt to be repaid with the proceeds of the Offering is based on the principal outstanding at June 30, 1997. The actual amounts repaid will differ to the extent of any amortization of the principal occurring prior to the actual date of repayment. An extension of such due date to a date on or after the closing of the Offering is being negotiated.

                             CABOT INDUSTRIAL TRUST

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

Acquisitions
(K) To reflect the operations and the depreciation expense for the pro forma condensed combined statement of operations for (a) the six months ended June 30, 1997: for the period from January 1, 1997 through the earlier of the date of acquisition or June 30, 1997, as applicable, for properties acquired or anticipated to be acquired in 1997 and (b) the year ended December 31, 1996: for the period from January 1, 1996 through the date of acquisition for proper-ties acquired in 1996 or December 31, 1996 for the properties acquired or anticipated to be acquired in 1997, for the following properties:

                                          -----------------------------
                                                                 PERIOD
                                          DATE ACQUIRED       REFERENCE
                                          ------------------ ---------
ACQUIRED PROPERTY
-----------------
Reames Road, Charlotte, NC                February 22, 1996          *
Santa Anita Avenue, Rancho Cucamonga, CA  June 27, 1996              *
Holton Drive, Independence, KY            July 6, 1996               *
East Jurupa Street, Ontario, CA           November 11, 1996          *
North 104th Avenue, Tolleson, AZ          November 26, 1996          *
Kingspointe Parkway, Orlando, FL          December 30, 1996          *
South 55th Avenue, Phoenix, AZ            March 27, 1997            **
North 47th Avenue, Phoenix, AZ            March 27, 1997            **
South Rockefeller Avenue, Ontario, CA     July 17, 1997             **
Huntwood Avenue, Hayward, CA              September 12, 1997        **
Diplomat Drive, Carrollton, TX            September 19, 1997        **
Remington Street, Bolingbrook, IL         October 7, 1997           **
Ambassador Road, Naperville, IL           October 9, 1997           **
Blue Ash, OH                              Under Contract            **
Herrod Boulevard, South Brunswick, NJ     Under Contract            **
Luna Road, Carrollton, TX                 Under Contract            **

  * Included in the pro forma condensed combined statement of operations for the year ended December 31, 1996 (through the date of acquisition) in the column entitled "1996 Acquisitions".

  ** Included in the pro forma condensed combined statement of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 through the date of acquisition or June 30, 1997, whichever is earlier in the column entitled "1997 Acquisitions".

Other Formation Transactions

(L) To eliminate advisory fee revenues and expenses between Cabot Partners and the Existing Investors Property Group arising from Advisory Contracts which will be terminated as a part of the Formation Transactions and to eliminate advisory fees paid by the New Investors Property Group to third parties under Advisory Contracts which will be terminated as part of the Formation Transac-tions (see Note E).

                             CABOT INDUSTRIAL TRUST

                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(M) To reflect the effects of establishing the Company's investment in the Man-agement Company by reclassifying the associated revenues and operating expenses to an unconsolidated subsidiary for the six months ended June 30, 1997 and the year ended December 31, 1996. The pro forma operations of the Management Com-pany and the Company's share of the Management Company's net income, based upon its 95% economic interest, are as follows:

                                ------------------------
                                SIX MONTHS
                                     ENDED    YEAR ENDED
                                  JUNE 30,  DECEMBER 31,
                                      1997          1996
                                ----------  ------------
       Advisory fee revenues       $ 3,359       $ 5,822
       General and administra-
        tive expenses               (2,245)       (3,902)
                                ----------  ------------
       Income before income
        taxes                        1,114         1,920
       Income tax (assumed
        effective tax rate of
        40%)                          (446)         (768)
                                ----------  ------------
       Net income                      668         1,152
                                ----------  ------------
       Company's share of net
        income                     $   634       $ 1,093
                                ==========  ============

Advisory fee revenues consist of actual fees earned by Cabot Partners during the six months ended June 30, 1997 and the year ended December 31, 1996 from the assets that are expected to be managed by the Management Company after the Offering.

General and administrative expenses consist of direct and indirect costs allo-cated by the Company to the Management Company. Such indirect costs have been allocated based upon the percentage of total assets expected to be managed by the Management Company after the Offering.

(N) To reflect the effects of the internalization of property management by the reclassification of certain property related expenses totalling $221 and $389, for the periods ended June 30, 1997 and December 31, 1996, respectively, from general and administrative expenses to property operating expenses.

The Offering

(O) To reflect additional general and administrative expenses expected to be incurred on an annual basis, as a result of reporting as a public company, as follows:

                                            ---------
          Legal, audit and tax services     $      350
          Printing and mailing                     350
          Directors and officers insurance         100
          Investor relations                        50
          Other                                    150
                                            ---------
           Totals                           $    1,000
                                            =========

(P) To reflect the reduction of interest expense associated with the repayment of mortgage debt with a portion of the net proceeds of the Offering and the conversion to equity of related party indebtedness (see Note H).

(Q) To eliminate deferred loan cost amortization of $51 for the six months ended June 30, 1997 and $80 for the year ended December 31, 1996 historically recognized by Existing Investors Property Group (see Note E)

(R) To fully amortize the unamortized intangible assets of Cabot Partners ($1,487 in the period ended December 31, 1996) and to eliminate the related historical amortization for the Advisory Contracts which will be terminated as part of the Formation Transactions, $255 and $419, for the periods ended June 30, 1997 and December 31, 1996, respectively.

                             CABOT INDUSTRIAL TRUST

                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(S) The depreciation adjustment for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively, includes the following:

                                                                   ---------
Adjustment to the basis of the Properties (see Note C)             $   17,519
Less: Portion allocated to land estimated at 10%                        1,752
                                                                   ---------
                                                                   $   15,767
                                                                   =========
Depreciation expense based on a weighted average estimated useful life of 40 years--
For the Six Months ended June 30, 1997                             $      197
                                                                   =========
For the Year ended December 31, 1996                               $      394
                                                                   =========

(T) To reflect the adjustment for the straight-line effect of scheduled rent increases, assuming the transaction closed on January 1, 1996.

                       SELECTED FINANCIAL AND OTHER DATA



Set forth below are (i) selected historical financial and other data for (A) the Existing Investors Property Group, and (B) the real estate advisory busi-ness of Cabot Partners, and (ii) selected financial and other data for the Com-pany on a pro forma basis.

The selected financial data presented below as of and for the years ended December 31, 1996, 1995 and 1994 have been derived from the Existing Investors Property Group Combined Financial Statements and the Cabot Partners Financial Statements, each of which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included elsewhere in this Prospectus. This information should be read in conjunction with such financial statements and the notes thereto included elsewhere in this Prospectus. The selected financial data presented below as of and for the years ended December 31, 1993 and 1992 for Cabot Partners are derived from the Cabot Partners Finan-cial Statements and the notes thereto not included in this Prospectus which have been audited by Arthur Andersen LLP. The selected financial data presented below as of and for the years ended December 31, 1993 and 1992 for the Existing Investors Property Group and as of June 30, 1997 and 1996 and for each of the six-month periods then ended for both Cabot Partners and the Existing Investors Property Group has not been audited but, in the opinion of management, includes all adjustments (consisting only of normal recurring accruals) necessary to present fairly such information in accordance with GAAP applied on a consistent basis. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results for the entire year. Other Data and Property Data for all periods and dates presented are unaudited and are derived from the unaudited financial and other records of Cabot Partners.

The pro forma condensed consolidated balance sheet data as of June 30, 1997 has been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Property Group, (B) the Additional Acquisitions, and (C) the New Investors Property Group, (ii) each of the other Formation Transactions,
(iii) the Offering and the use of a portion of the net proceeds therefrom to repay indebtedness, and (iv) certain other adjustments, as if each of such con-tributions, transactions and adjustments had occurred on June 30, 1997. The pro forma condensed consolidated operating and other data for the six months ended June 30, 1997 and the twelve months ended December 31, 1996 have been prepared to reflect (i) the contribution to the Company of (A) the Existing Investors Property Group, (B) the Additional Acquisitions, (C) the New Investors Property Group, and (D) the Properties acquired during the year ended December 31, 1996 and during the six months ended June 30, 1997, (ii) the other Formation Trans-actions, (iii) the repayment of indebtedness with a portion of the net proceeds of the Offering, and (iv) certain other adjustments, as if each of such contri-butions, transactions and adjustments had occurred on January 1, 1996.

In the opinion of management, the pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the foregoing transactions and adjustments. The pro forma information is unau-dited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated on the dates indicated, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or changes in cash flows for future periods.

                             CABOT INDUSTRIAL TRUST
                       SELECTED FINANCIAL AND OTHER DATA

                          ---------------------------------------------------------------------------------------------
                                         YEARS ENDED DECEMBER 31,                        SIX MONTHS ENDED JUNE 30,
                          ------------------------------------------------------------ --------------------------------
                                                                               COMPANY EXISTING INVESTORS       COMPANY
                             EXISTING INVESTORS PROPERTY GROUP (1)           PRO FORMA PROPERTY GROUP (1)     PRO FORMA
                          ------------------------------------------------  ---------- --------------------  ----------
Dollars in thousands,         1992      1993      1994      1995      1996        1996      1996       1997        1997
except per share data     --------  --------  --------  --------  --------  ---------- ---------  ---------  ----------
OPERATING DATA:
Revenues                  $ 21,904  $ 25,252  $ 28,209  $ 28,794  $ 35,180  $   80,491 $  17,194  $  18,922  $   39,736
Real estate tax expense      2,772     5,144     3,769     3,979     5,037       9,478     2,301      2,735       4,607
Property operating
 expenses                    2,940     3,227     3,063     3,357     4,323       9,360     2,040      2,115       4,643
General and administra-
 tive expenses                 --        --        --        --        --          --        --         --          --
Interest expense             2,292     2,013     2,082     2,097     1,931         449       973        936         218
Depreciation and amorti-
 zation expense              5,441     6,111     6,606     7,118     7,966      18,895     3,919      4,323       8,928
                          --------  --------  --------  --------  --------  ---------- ---------  ---------  ----------
Operating income             8,459     8,757    12,689    12,243    15,923      42,309     7,961      8,813      21,340
Gain on sale of proper-
 ties                          --        --        186       --        --          --        --         --          --
                          --------  --------  --------  --------  --------  ---------- ---------  ---------  ----------
Net income                $  8,459  $  8,757  $ 12,875  $ 12,243  $ 15,923  $   42,309 $   7,961  $   8,813  $   21,340
                          ========  ========  ========  ========  ========  ========== =========  =========  ==========
Pro forma net income per
 Common Share (2)                                                           $                                $
                                                                            ==========                       ==========
                          ---------------------------------------------------------------------------------------------
                                       AS OF DECEMBER 31,                                      AS OF JUNE 30,
                          ------------------------------------------------             --------------------------------
                                                                                       EXISTING INVESTORS       COMPANY
                             EXISTING INVESTORS PROPERTY GROUP (1)                     PROPERTY GROUP (1)     PRO FORMA
                          ------------------------------------------------             --------------------  ----------
                              1992      1993      1994      1995      1996                  1996       1997        1997
Dollars in thousands      --------  --------  --------  --------  --------             ---------  ---------  ----------
BALANCE SHEET DATA:
Properties (before
 accumulated
 depreciation)            $240,358  $255,050  $250,387  $301,059  $336,836             $ 312,924  $ 345,537  $  641,131
Properties, net            227,149   237,101   229,451   274,629   304,308               283,473    309,712     641,131
Total assets               236,457   247,615   241,026   289,337   318,732               297,198    324,136     651,323
Mortgage debt               20,550    20,550    20,608    20,083    19,292                19,696     18,872       5,363
Owners' equity             211,897   220,621   213,203   261,629   291,286               269,709    296,459     645,957
                          ---------------------------------------------------------------------------------------------
                                         YEARS ENDED DECEMBER 31,                        SIX MONTHS ENDED JUNE 30,
                          ------------------------------------------------------------ --------------------------------
                                                                               COMPANY EXISTING INVESTORS       COMPANY
                             EXISTING INVESTORS PROPERTY GROUP (1)           PRO FORMA PROPERTY GROUP (1)     PRO FORMA
                          ------------------------------------------------  ---------- --------------------  ----------
In thousands,
except number of              1992      1993      1994      1995      1996        1996      1996       1997        1997
properties                --------  --------  --------  --------  --------  ---------- ---------  ---------  ----------
OTHER DATA:
EBITDA (3)                $ 16,892  $ 16,881  $ 21,377  $ 21,458  $ 25,820  $   61,653 $  12,853  $  14,072  $   30,486
Funds From Operations
 (4)                        13,900    14,764    19,193    19,298    23,809      61,204    11,851     13,085      30,268
Cash flows provided by
 (used in):
 Operating activities       14,123    17,471    17,552    19,401    25,695                12,559     13,061
 Investing activities       (9,980)  (17,393)    2,037   (53,868)  (39,074)              (12,660)    (9,507)
 Financing activities       (6,216)     (278)  (19,596)   35,680    13,204                   (91)    (4,081)
Total rentable square
 footage of properties
 at end of period            6,100     6,644     6,253     7,879     9,069                 8,199      9,414      18,569
Number of properties at
 end of period                  53        57        53        61        66                    63         68         123
Occupancy rate at end of
 the period                     86%       90%       90%       99%       92%                   96%        92%         94%

-------
(1) Represents historical combined financial and other data for the Existing Investors Property Group for the periods indicated. See Note (1) to Combined Financial Statements of the Existing Investors Property Group.
(2) Pro forma net income per Common Share equals the pro forma net income
divided by    issued and outstanding Common Shares (assuming the exchange of
the      issued and outstanding Units into Common Shares).
(3) EBITDA is computed as operating income before gain on sale of properties plus interest expense, income taxes, depreciation and amortization. Management believes that in addition to cash flows and net income, EBITDA is a useful financial performance measure of assessing the operating performance of an equity REIT because, together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. To evaluate EBITDA and the trends it depicts, the components of EBITDA, such as revenues, property operating expenses, real estate tax and general and adminis-trative expenses should be considered. See "Management's Discussion and Anal-ysis of Financial Condition and Results of Operations." Excluded from EBITDA are financing costs such as interest, as well as depreciation and amortization, each of which can
                                                  (notes continued on next page)

                          ----------------------------------------------------------------------
                                                                                SIX MONTHS
CABOT PARTNERS (5)                  YEARS ENDED DECEMBER 31,                  ENDED JUNE 30,
------------------        ------------------------------------------------  --------------------
                              1992      1993      1994      1995      1996      1996        1997
Dollars in thousands      --------  --------  --------  --------  --------  --------  ----------
OPERATING DATA:
Revenues                  $  3,618  $  4,088  $  4,159  $  6,516  $  7,908  $  3,324  $    4,413
General and
 administrative expenses     3,992     4,074     4,267     5,069     5,888     2,874       3,323
Depreciation and
 amortization expense          480       480       474       453       419       210         255
Equity in income (loss)
 from unconsolidated
 subsidiary                     48        38        46        63        (7)      (44)         22
                          --------  --------  --------  --------  --------  --------  ----------
Net income (loss)         $   (806) $   (428) $   (536) $  1,057  $  1,594  $    196  $      857
                          ========  ========  ========  ========  ========  ========  ==========
                                 ----------------------------------------------------------------
                                       AS OF DECEMBER 31,                     AS OF JUNE 30,
                          ------------------------------------------------  --------------------
                              1992      1993      1994      1995      1996      1996        1997
Dollars in thousands      --------  --------  --------  --------  --------  --------  ----------
BALANCE SHEET DATA:
Total assets              $  5,412  $  4,923  $  4,300  $  5,628  $  6,075  $  4,873  $    5,081
Total liabilities              440       379       292       563       485       682         703
Total partners' capital      4,972     4,544     4,008     5,065     5,590     4,191       4,378
                                 ----------------------------------------------------------------
                                                                                SIX MONTHS
                                    YEARS ENDED DECEMBER 31,                  ENDED JUNE 30,
                          ------------------------------------------------  --------------------
                              1992      1993      1994      1995      1996      1996        1997
Dollars in thousands      --------  --------  --------  --------  --------  --------  ----------
OTHER DATA:
Cash flows provided by
 (used in):
 Operating activities     $   (269) $   (173) $    (12) $  1,351  $  1,283  $    238  $    1,048
 Investing activities            5        25        40        (6)      113       (13)         28
 Financing activities            0         0         0         0    (1,069)   (1,069)     (2,069)
Assets under
 management (6)           $442,000  $472,000  $515,000  $778,000  $979,000  $863,000  $1,120,000

-------
(notes continued from preceding page)
significantly affect a REIT's results of operations and liquidity and should be considered in evaluating a REIT's operating performance. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alter-native to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.
(4) FFO represents net income before minority interests and extraordinary items, adjusted for depreciation on real property and amortization of tenant improvements costs and lease commissions, gains from the sale of properties and FFO attributable to minority interests in consolidated joint ventures whose interests are not convertible into shares of Common Stock. In addition to cash flow and net income, management and industry analysts generally consider FFO to be one additional measure of the performance of an equity REIT because together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of an entity to incur and service debt and to fund acquisitions and other capital expenditures. However, FFO does not measure whether cash flow is sufficient to fund all of an entity's cash needs including principal amortization, capital improvements and distributions to stockholders. FFO also does not represent cash generated from operating, investing or financing activities as determined in accordance with GAAP. FFO should not be considered as an alternative to net income as an indicator of an entity's oper-ating performance or as an alternative to cash flow as a measure of liquidity. Further, FFO as disclosed by other REITs may not be comparable to the Company's calculation of FFO. The Company calculates FFO in accordance with the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.
(5) Represents the historical financial and other data of Cabot Partners for periods prior to the Formation Transactions.
(6) Based on the fair market value of such assets as of the dates indicated.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" which are not historical facts may be for-ward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. See "Risk Factors and Investment Considerations--Risks Associated with Reliance on Forward-Looking Statements."

GENERAL

EXISTING INVESTORS PROPERTY GROUP

The Existing Investors Property Group referred to herein is not a separate legal entity and has not conducted operations as such for any period. Refer-ences to the Existing Investors Property Group, and the combined financial statements and related notes thereto contained in this Prospectus, are intended to reflect, in accordance with the accounting requirements of the Commission and GAAP, the Properties contributed by the Contributing Investors that were actually managed by Cabot Partners as of the dates indicated on a combined his-torical basis. The New Investors Property Group operations are presented sepa-rately in the other financial statements included in this Prospectus.

The timing and amount of funds used for property acquisitions by the Existing Investors was primarily the result of individual decisions of the Existing Investors to commit additional capital to industrial real estate investments. The Existing Investors Property Group financial statements and related notes contained elsewhere in this Prospectus should be read in conjunction with the other historical financial statements relating to Cabot Partners and the other Properties that are to be contributed to the Company in the Formation Transac-tions, as well as the pro forma financial statements and related notes, for more complete information concerning the intended combined operations, assets and liabilities of the Company.

CABOT PARTNERS

Cabot Partners is the real estate advisory and management entity that is the accounting acquiror and the predecessor to the Company as described in this Prospectus. Its revenues have primarily consisted of asset management and acquisition fees earned under Advisory Contracts with large institutional investors. Cabot Partners' property acquisitions on the behalf of its clients for 1995, 1996 and the first six months of 1997 were approximately $251 mil-lion, $191 million and $126 million, respectively.

THE COMPANY

The Company will be the result of combining the properties of the Contributing Investors and the advisory business of Cabot Partners contributed in the Forma-tion Transactions described in this Prospectus, the Offering and the use of a portion of the net proceeds therefrom to repay indebtedness as described herein under "Use of Proceeds." The Company's growth will be dependent upon its ability to acquire and develop additional properties, attract low cost debt and equity capital and to increase occupancy rates and increase rental rates of its properties.

RESULTS OF OPERATIONS

EXISTING INVESTORS PROPERTY GROUP

The historical financial data presented herein show increases in revenues and expenses attributable to property acquisitions and increases in occupancy and rental rates. Therefore, the analysis below describes (i) changes resulting from properties that were held during the entire period for both periods being compared (the "Base Line Properties") and (ii) changes attributable to acquisi-tion activity. Base Line Properties consisted of 61 properties for the compar-ison between the six months ended June 30, 1997 and 1996, 53 properties for the comparison between the years ended December 31, 1996 and 1995 and 51 properties for the comparison between the years ended December 31, 1995 and 1994.

Six Months Ended June 30, 1997 and 1996

Revenues. Revenues include rental revenues, tenant reimbursements, interest and other rental revenues. Revenues increased by $1.7 million for the six months ended June 30, 1997, or 10.1%, to $18.9 million as compared to $17.2 million for the six months ended June 30, 1996. Substantially all of this increase was attributable to properties acquired in 1997 and 1996.

Real estate tax expense. Real estate tax expense increased by $434,000 for the six months ended June 30, 1997, or 18.9%, to $2.7 million as compared to $2.3 million for the six months ended June 30, 1996. Approximately $248,000, or 57.1%, of this increase was attributable to properties acquired in 1997 and 1996. The remainder of the increase was attributable to Base Line Properties.

Property operating expenses. Property operating expenses (excluding real estate tax expense) increased by $75,000 for the six months ended June 30, 1997, or 3.7%, to $2.1 million as compared to $2.0 million for the six months ended June 30, 1996. Properties acquired in 1996 and 1997 resulted in an increase to prop-erty operating expenses of $189,000, partially offset by property operating expenses for Base Line Properties which decreased by $114,000 due primarily to lower snow removal expenses and provisions for doubtful tenant accounts receiv-able.

Depreciation and amortization expense. Depreciation and amortization expense increased by $404,000 for the six months ended June 30, 1997, or 10.3%, to $4.3 million as compared to $3.9 million for the six months ended June 30, 1996. Approximately $290,000, or 71.8%, of this increase was attributable to proper-ties acquired in 1997 and 1996 and $114,000 of this increase was attributable to the Base Line Properties. The increase in the Base Line Properties was related to depreciation and amortization of capital and tenant improvements and leasing commissions made at the Base Line Properties in 1997 and 1996.

Years Ended December 31, 1996 and 1995

Revenues. Revenues increased by $6.4 million for the year ended December 31, 1996, or 22.2%, to $35.2 million as compared to $28.8 million for the year ended 1995. Approximately $4.1 million, or 63.9%, of this increase was attrib-utable to properties acquired in 1996 and 1995. The remaining $2.3 million was attributable to growth in rental revenue in the Base Line Properties primarily from leasing vacant space.

Real estate tax expense. Real estate tax expense increased by $1.1 million for the year ended December 31, 1996, or 26.6%, to $5.0 million as compared to $4.0 million for the year ended December 31, 1995. Approximately $615,000, or 58.1%, of this increase was attributable to properties acquired in 1996 and 1995. The Base Line Properties increase of approximately $443,000 was primarily attribut-able to lower real estate tax expense due to tax abatements received in 1995 that related to 1995 and prior years.

Property operating expenses. Property operating expenses (excluding real estate tax expense) increased by $966,000 for the year ended December 31, 1996, or 28.8%, to $4.3 million as compared to $3.4 million for the year ended December 31, 1995. Approximately $590,000, or 61.1%, of this increase was attributable to Base Line Properties. The increase in property operating expenses for Base Line Properties was due primarily to additional provisions for doubtful tenant accounts receivable and unusually high snow removal costs. The remainder of the increase was attributable to properties acquired in 1996 and 1995.

Depreciation and amortization expense. Depreciation and amortization expense increased by $848,000 for the year ended December 31, 1996, or 11.9%, to $8.0 million as compared to $7.1 million for the year ended December 31, 1995. Approximately $681,000, or 80.3%, of the increase was related to properties acquired in 1996 and 1995 and the remainder of this increase was related to Base Line Properties. The increase in the Base Line Properties was related to depreciation and amortization of capital and tenant improvements and leasing commissions incurred at the Base Line Properties in 1996 and 1995.

Years Ended December 31, 1995 and 1994

Revenues. Revenues increased by $585,000 for the year ended December 31, 1995, or 2.1%, to $28.8 million as compared to $28.2 million for the year ended 1994. Approximately $4.4 million of additional rental revenue was earned in 1995 as compared to 1994 from properties acquired during 1994 and 1995, offset by lower revenue from Base Line Properties of approximately $2.2 million, due primarily to $1.6 million of termination payments received in 1994 and the resulting vacancy in 1995 of the properties previously leased to the terminating tenants. Rental revenue also decreased by $1.7 million in 1995 as compared to 1994 due to properties sold during 1994.

Real estate tax expense. Real estate tax expense increased by $210,000 for the year ended December 31, 1995, or 5.6%, to $4.0 million as compared to $3.8 mil-lion for the year ended December 31, 1994. Properties acquired in 1995 and 1994 resulted in an increase of $675,000, offset by a decrease in Base Line Proper-ties of approximately $148,000 due to real estate tax abatements. Properties sold in 1994 resulted in a $317,000 decrease in real estate tax expense for 1995 as compared to 1994.

Property operating expenses. Property operating expenses (excluding real estate tax expense) increased by $294,000 for the year ended December 31, 1995, or 9.6%, to $3.4 million as compared to $3.1 million for the year ended December 31, 1994. Properties acquired in 1994 and 1995 resulted in an increase of $446,000, partially offset by properties sold in 1994 which resulted in a $233,000 decrease in property operating expenses.

Depreciation and amortization expense. Depreciation and amortization expense increased by $512,000 for the year ended December 31, 1995, or 7.8%, to $7.1 million as compared to $6.6 million for the year ended December 31, 1994. Prop-erties acquired after January 1, 1994 resulted in a $857,000 increase, while properties sold in 1994 resulted in a $419,000 decrease in depreciation and amortization expense for 1995 as compared to 1994.

CABOT PARTNERS

Six Months Ended June 30, 1997 and 1996

Revenues. Revenues, primarily consisting of asset management fees and acquisi-tion fees, increased by $1.1 million for the six months ended June 30, 1997, or 32.8%, to $4.4 million as compared to $3.3 million for the six months ended June 30, 1996. The increase was due to a $257 million increase in assets under management which resulted in a $554,000 increase in asset management fees and a $465,000 increase in acquisition fees.

General and administrative expense. General and administrative expenses increased $449,000 for the six months ended June 30, 1997, or 15.6%, to $3.3 million as compared to $2.9 million for the six months ended June 30, 1996, primarily due to compensation expense increases. General and administrative expenses as a percent of revenues declined from 86.5% to 75.3% for the compara-tive periods.

Years Ended December 31, 1996, 1995 and 1994

Revenues. Revenues, primarily consisting of asset management fees and acquisi-tion fees, increased by $1.4 million for the year ended December 31, 1996, or 21.4%, to $7.9 million as compared to $6.5 million for the year ended December 31, 1995 due to a $201 million, or 25.8%, increase in assets under management. Advisory fee revenues increased $2.4 million for the year ended December 31, 1995, or 56.7%, to $6.5 million as compared to $4.1 million for the year ended December 31, 1994 because of a $188 million, or 355%, increase in acquisitions in 1995 as compared to 1994.

General and administrative expense. General and administrative expenses for the years ended December 31, 1996 and 1995 increased by approximately 16.2% and 18.8% over the prior year due primarily to compensation expense increases. Gen-eral and administrative expense as a percent of revenues for 1996, 1995 and 1994 was 74.5%, 77.8% and 102.6%, respectively.

CAPITAL RESOURCES AND LIQUIDITY

The principal sources of funding for acquisitions, expansions and renovation of the Existing Investors Property Group historically have been capital contribu-tions from its investors and cash flow provided by operations. In the future, the Company intends to rely on cash provided by operations, bank borrowings, and public debt and equity financings as its primary sources of funding for acquisition, development, expansion and renovation of properties. The Company is currently negotiating with several financial institutions concerning the
establishment of a $   million Acquisition Facility. It is anticipated the
Acquisition Facility will be available at the closing of the Offering and it will be used to fund property acquisitions, development activities, building expansions, tenant leasing costs and other general corporate purposes. The Acquisition Facility is expected to contain certain customary restrictions and requirements such as total debt-to-assets, debt service coverage, minimum unen-cumbered assets to unsecured debt ratios, and other limitations. Although the Company is currently negotiating the terms of the Acquisition Facility and believes commercially acceptable terms will be realized, a currently binding commitment does not exist. The Company believes cash flow from operations not distributed will be sufficient to cover tenant allowances and costs associated with renewal or replacement of current tenants as their leases expire and recurring non-incremental revenue generating capital expenditures. See "Proper-ties--Tenant Improvements and Leasing Commissions and Capital Expenditures" for a discussion of historical leasing costs and capital expenditures.

CAPITAL RESOURCES

The Company's low Debt-to-Total Market Capitalization Ratio reduces exposure to fixed charges and increases its ability to access large amounts of debt capi-tal. On a pro forma basis at June 30, 1997, after giving effect to the Forma-tion Transactions and the Offering, the Operating Partnership expects to have fixed rate debt secured by only three properties with an outstanding principal amount of approximately $5.4 million and a Debt-to-Total Market Capitalization
Ratio of   %. See "Financial Information Pro Forma Condensed Financial State-
ments."

LIQUIDITY

EXISTING INVESTORS PROPERTY GROUP

Six Months Ended June 30, 1997 and 1996

Cash and cash equivalents decreased by approximately $527,000 to approximately $1.9 million at June 30, 1997, compared to $2.4 million at December 31, 1996. This was the result of $13.1 million of cash generated from operations, reduced by $9.5 million of net cash used for investing and $4.1 million used for financing, including $3.6 million of distributions to investors, net of capital contributions. Cash flow generated by operations increased by $502,000, from $12.6 million to $13.1 million, primarily due to additional cash flow generated by an increase in the number of properties owned. Net cash used for investing activities decreased by $3.2 million, from $12.7 million to $9.5 million, due to a $4.6 million decrease in property acquisitions partially offset by increased capital expenditures and lease acquisition costs. Net cash used for financing activities increased $4.0 million from $91,000 to $4.1 million pri-marily due to a $3.8 million decrease in capital contributions, net of distri-butions, and a $198,000 reduction in net advances from related parties.

Years ended December 31, 1996 and 1995

Cash and cash equivalents decreased by $175,000, to $2.4 million at December 31, 1996 compared to $2.6 million at December 31, 1995. This was the result of $25.7 million generated from operations and $13.2 million provided by financing activities, reduced by $39.1 million of net cash used for investing activities. Cash generated by operations increased by $6.3 million, from $19.4 million to $25.7 million, primarily due to additional cash flow generated by an increase in the number of properties owned. Net cash used for investing activities decreased by $14.8 million, from $53.9 million to $39.1 million, primarily due to a decrease in the number of properties purchased during 1996 as compared to 1995. Net cash provided by financing activities decreased by $22.5 million, from $35.7 million to $13.2 million due to a $15.1 million decrease in capital contributions and a $7.4 million increase in distributions.

CABOT PARTNERS

Cabot Partners relies primarily on cash payments of asset management fees and acquisition fees from its advisory clients to fund its operating expenses and distributions to its partners.

INFLATION

Substantially all of the leases of the Properties require the tenant to pay, as additional rent, either all real estate taxes and operating expenses or all increases in real estate taxes and operating expenses over a base amount. In addition, many of such leases provide for fixed increases in base rent or indexed escalations (based on the Consumer Price Index or other measures). Man-agement believes that inflationary increases in operating expenses will be off-set, in part, by the expense reimbursements and contractual rent increases described above.

FUNDS FROM OPERATIONS
Management believes that Funds from Operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts ("NAREIT") is an appro-priate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance of REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating liquidity or operating performance.

The following table reflects the calculation of the Existing Investors Property Group's FFO on a historical combined basis for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, and on a pro forma basis for the Company for the year ended December 31, 1996 and the six months ended June 30, 1997:

                          -----------------------------------------------------------
                          FOR THE YEARS ENDED DECEMBER 31,  SIX MONTHS ENDED JUNE 30,
                          --------------------------------- -------------------------
                                                  PRO FORMA                 PRO FORMA
                             1994    1995    1996   1996(2)    1996    1997   1997(2)
                          ------- ------- ------- --------- ------- ------- ---------
Income before gain on
 sale of properties.....  $12,689 $12,243 $15,923   $42,309 $ 7,961 $ 8,813   $21,340
Real estate depreciation
 and amortization.......    6,504   7,055   7,886    18,895   3,890   4,272     8,928
                          ------- ------- ------- --------- ------- ------- ---------
FFO(1)..................  $19,193 $19,298 $23,809   $61,204 $11,851 $13,085   $30,268
                          ======= ======= ======= ========= ======= ======= =========

-------
(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 (the "White Paper") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization. Management considers FFO to be an appropriate measure of per-formance of an equity REIT because it is predicated on cash flow analyses. The Company computes FFO in accordance with standards established by the White Paper which may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income (determined in accor-dance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

(2) See the Pro Forma Financial Statements of Cabot Industrial Trust and the notes thereto included elsewhere in this Prospectus.

                                   PROPERTIES

GENERAL

Upon the closing of the Offering, the Company will own a geographically diver-sified portfolio of 123 Properties having an aggregate of approximately 19 mil-lion rentable square feet, approximately 94% of which space was leased to 202 tenants at June 30, 1997. The Properties are located in 21 states and in each of the five principal regions of the United States and are within overnight trucking access (a 500-mile radius) to 90% of the population of the United States.

The Company categorizes its properties into three types: bulk distribution properties, multitenant distribution properties, and workspace properties. Bulk distribution properties are oriented primarily to large national and regional distribution tenants. These properties generally have at least 100,000 square feet of rentable space, building depths of at least 240 feet, clear heights of 24 feet or more, truck courts in excess of 100 feet in depth to accommodate larger modern trucks, a ratio of loading docks to rentable space of one or more per 10,000 square feet, and a location with good access to interstate highways. Multitenant distribution properties are oriented primarily to smaller regional and local distribution tenants, and are generally designed to be subdivided to suit tenants whose space requirements generally range from 10,000 square feet to 100,000 square feet. These properties generally have clear heights of 20 feet or more, building depths of less than 240 feet (unless configured with loading on two sides), and a location with good access to regional and inter-state highways. Both types of distribution property are used predominately for the storage and distribution of goods. Workspace properties are designed to serve a broad range of industrial tenants with workspace related requirements, including light manufacturing and assembly, research, testing, re-packaging and sorting, back office, and sales office functions. Workspace tenants include smaller companies whose space requirements generally range from 3,000 square feet to 70,000 square feet. Workspace properties generally have clear heights of 14 to 24 feet, attractive building exteriors, office finish of up to 30%, parking ratios of one to four spaces per 1,000 rentable square feet, and loca-tions with good access to executive residential areas and local highways, labor supply, and dining and shopping amenities.

The Properties typically are leased on a triple net basis, with tenants paying their proportionate share of real estate taxes, operating costs and utilities costs. However, some of the Properties are leased at higher gross rents with the Company responsible for paying a stated amount of real estate taxes, oper-ating costs and utilities costs with tenants being responsible for any and all increases in such taxes and costs above that stated amount. Excluding lease renewal options, lease terms typically range from three to five years or, for leases that are renewed, a shorter period of generally two to three years. Approximately 52% (based on leased square footage) of the leases contain a pro-vision providing for an automatic "stepped rent" increase of a specified amount or percentage at a certain point or points during the term of the lease.

PROPERTY OVERVIEW

The Properties are located in 20 major industrial real estate markets and in each of the five principal regions of the United States. Information regarding the Properties by region as of June 30, 1997 is set forth below.

                              PROPERTIES BY REGION

                          -------------------------------------------------------------------------------
                                     RENTABLE SQUARE FEET           ANNUALIZED NET RENT(1)
                                     ------------------------  ----------------------------------
                                                                                       PER LEASED
                           NUMBER OF                                                       SQUARE PERCENT
PROPERTY TYPE BY REGION   PROPERTIES     NUMBER    % OF TOTAL       AMOUNT % OF TOTAL        FOOT  LEASED
-----------------------   ---------- ----------    ----------  ----------- ----------  ---------- -------
BULK DISTRIBUTION
 PROPERTIES:
 West                             11  2,269,146          12.2% $ 5,952,064        9.3%      $3.05    86.0%
 Southwest                         2    346,200           1.9    1,172,796        1.8        3.39   100.0
 Midwest                          16  3,872,086          20.9   11,207,288       17.4        2.98    97.0
 Southeast                         4    1,029,247         5.5    3,358,660        5.2        3.26   100.0
 Northeast                         7  1,661,862           8.9    6,644,553       10.3        4.00   100.0
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
 Subtotal/weighted
  average                         40  9,178,541          49.4% $28,335,361       44.0%      $3.24    95.3%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
MULTITENANT DISTRIBUTION
 PROPERTIES:
 West                              4    831,626           4.5% $ 3,029,131        4.7%      $3.64   100.0%
 Southwest                         3    385,135           2.1    1,140,062        1.8        2.96   100.0
 Midwest                          13  2,159,560          11.6    7,415,362       11.6        4.02    85.5
 Southeast                         7  1,274,745           6.9    3,907,932        6.1        3.36    91.3
 Northeast                        11  2,065,503          11.1    7,877,136       12.2        3.81   100.0
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
 Subtotal/weighted
  average                         38  6,716,569          36.2% $23,369,623       36.4%      $3.71    93.7%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
WORKSPACE PROPERTIES:
 West                             27  1,254,386           6.8% $ 6,066,675        9.4%      $5.04    96.0%
 Southwest                         1     56,535           0.3      325,044        0.5        5.75   100.0
 Midwest                           3    283,505           1.5      832,334        1.3        4.65    63.2
 Southeast                         3    413,930           2.2    1,657,386        2.6        4.00   100.0
 Northeast                        11    665,892           3.6    3,730,726        5.8        5.88    95.3
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
 Subtotal/weighted
  average                         45  2,674,248          14.4% $12,612,165       19.6%      $5.07    93.1%
                          ---------- ----------    ----------  ----------- ----------  ---------- -------
TOTAL/WEIGHTED AVERAGE           123 18,569,358         100.0% $64,317,149      100.0%      $3.67    94.4%
                          ========== ==========    ==========  =========== ==========  ========== =======

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of June 30, 1997. "Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.

                        PROPERTIES BY REGION AND MARKET

                            ----------------------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET             ANNUALIZED NET RENT(1)
                                                   -------------------------   ----------------------------------
                                                                                                                      ANNUALIZED
                                                                                                                  EFFECTIVE RENT
                            YEAR BUILT/  NUMBER OF                                                     PER LEASED     PER LEASED
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER     % LEASED         AMOUNT % OF TOTAL  SQUARE FOOT SQUARE FOOT(2)
--------------------------  ----------- ---------- ------------- -----------   ---------- ----------  ----------- --------------
BULK DISTRIBUTION
 PROPERTIES:
West Region
 Los Angeles Market
 South Vintage Avenue,
  Ontario, CA............          1986          2       520,512          100% $1,512,233        2.4%       $2.91          $2.83
 South Rockefeller
  Avenue, Ontario, CA....          1986          1       164,140          100     551,510        0.9         3.36           3.36
 East Jurupa Street,
  Ontario, CA............          1986          1       141,132            0           0        0.0         0.00           0.00
 Vintage Avenue, Ontario,
  CA.....................          1988          1       284,559          100     914,000        1.4         3.21           3.11
 Santa Anita Avenue,
  Rancho Cucamonga, CA...          1988          1       212,300          100     764,280        1.2         3.60           3.73
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        6     1,322,643           89% $3,742,023        5.9%       $3.17          $3.14
 Phoenix Market
 North 47th Avenue,
  Phoenix, AZ............          1986          1       163,200          100% $  411,264        0.6%       $2.52          $2.55
 South 63rd Avenue,
  Phoenix, AZ............          1990          1       168,165          100     450,494        0.7         2.68           2.73
 South 55th Avenue,
  Phoenix, AZ............          1986          1       100,000          100     288,000        0.4         2.88           2.88
 North 104th Avenue,
  Tolleson, AZ...........          1995          1       279,131           37     297,815        0.5         2.88           2.64
 South 84th Avenue,
  Tolleson, AZ...........          1989          1       236,007          100     762,468        1.2         3.23           3.16
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        5       946,503           81% $2,210,041        3.4%       $2.87          $2.83
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  WEST REGION SUBTOTAL...                       11     2,269,146           86% $5,952,064        9.3%       $3.05          $3.01
Southwest Region
 Dallas Market
 Luna Road, Carrollton,
  TX.....................          1997          1       205,400          100% $  679,992        1.0%       $3.31          $3.40
 Airline Drive, Building
  2, Coppell, TX.........          1990          1       140,800          100     492,804        0.8         3.50           3.34
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  SOUTHWEST REGION/MARKET
   SUBTOTAL..............                        2       346,200          100% $1,172,796        1.8%       $3.39          $3.38
Midwest Region
 Chicago Market
 West 73rd Street,
  Building 1, Bedford
  Park, IL...............          1982          1       233,282          100% $  671,482        1.0%       $2.88          $2.67
 West 73rd Street,
  Building 2, Bedford
  Park, IL...............          1986          1       380,269          100   1,034,331        1.7         2.72           2.52
 West 73rd Street,
  Building 3, Bedford
  Park, IL...............          1979          1       232,000          100     720,953        1.1         3.11           2.80
 Remington Street,
  Bolingbrook, IL........          1996          1       212,333          100     796,925        1.2         3.75           3.75
 Harvester Drive,
  Chicago, IL............          1974          1       212,922          100     723,935        1.1         3.40           3.27
 Arthur Avenue, Elk
  Grove, IL..............          1978          1       230,768          100     653,076        1.0         2.83           3.07
 Ambassador Road,
  Naperville, IL.........          1997          1       203,500           44     328,967        0.5         3.70           3.96
 Mark Street, Wood Dale,
  IL.....................          1985          1       234,000          100     809,992        1.3         3.46           2.91
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        8     1,939,074           94% $5,739,661        8.9%       $3.15          $3.00
 Cincinnati/Northern Ken-
  tucky Market
 Holton Drive,
  Independence, KY.......          1996          1       352,000          100% $  991,952        1.5%       $2.82          $3.04
 International Way,
  Hebron, KY.............          1990          1       192,000          100     556,800        0.9         2.90           2.81
 International Road,
  Building 1,
  Cincinnatti, OH........          1990          1       192,000          100     528,000        0.8         2.75           2.41
 International Road,
  Building 2,
  Cincinnatti, OH........          1990          1       204,800          100     721,520        1.1         3.52           3.54
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        4       940,800          100% $2,798,272        4.3%       $2.97          $2.97
 Columbus Market
 Westbelt Drive, Building
  2, Columbus, OH........          1980          1       229,200          100% $  602,304        1.0%       $2.63          $2.41
 Equity Drive, Building
  1, Columbus, OH........          1980          1       227,480          100     648,318        1.0         2.85           2.90
                                        ---------- ------------- -----------   ---------- ----------  ----------- --------------
  Market Subtotal........                        2       456,680          100% $1,250,622        2.0%       $2.74          $2.65

                            -------------------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET              ANNUALIZED NET RENT(1)
                                                   -------------------------   -----------------------------------
                                                                                                                   ANNUALIZED
                                                                                                                    EFFECTIVE
                                                                                                                         RENT
                                                                                                                   PER LEASED
                            YEAR BUILT/  NUMBER OF                                                      PER LEASED     SQUARE
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER     % LEASED          AMOUNT % OF TOTAL  SQUARE FOOT    FOOT(2)
--------------------------  ----------- ---------- ------------- -----------   ----------- ----------  ----------- ----------
 Other Market
 North State Rd. #9,
  Howe, IN................         1988          1       346,515          100%  $  762,333        1.2%       $2.20      $1.84
 Lakefront Drive, Earth
  City, MO................         1995          1       189,017          100      656,400        1.0         3.47       3.78
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal.........                       2       535,532          100%  $1,418,733        2.2%       $2.65      $2.53
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  MIDWEST REGION
   SUBTOTAL...............                      16     3,872,086           97% $11,207,288       17.4%       $2.98      $2.88
Southeast Region
 Memphis Market
 Pilot Drive, Memphis,
  TN......................         1987          1       336,080          100%  $  778,522        1.2%       $2.32      $2.21
 Orlando Market
 Land Street, Orlando,
  FL......................         1997          1       355,732          100%  $1,705,987        2.6%       $4.80      $4.80
 Charlotte Market
 Reames Road, Charlotte,
  NC......................         1994          1       105,600          100%  $  318,227        0.5%       $3.01      $3.01
 Atlanta Market
 Westgate Parkway,
  Atlanta, GA.............         1988          1       231,835          100%  $  555,924        0.9%       $2.40      $2.45
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  SOUTHEAST REGION
   SUBTOTAL...............                       4     1,029,247          100% $ 3,358,660        5.2%       $3.26      $3.24
Northeast Region
 Baltimore/Washington
  Market
 Tar Bay Drive, Jessup,
  MD......................         1990          1       210,000          100%  $  800,527        1.2%       $3.81      $3.81
 Oceano Avenue, Jessup,
  MD......................         1987          1       243,500          100    1,069,559        1.7         4.39       4.39
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal.........                       2       453,500          100%  $1,870,086        2.9%       $4.12      $4.12
 New York/New Jersey
  Market
 Pepes Farm Road,
  Milford, CT.............         1980          1       200,000          100%  $  829,998        1.3%       $4.15      $4.07
 South Middlesex Avenue,
  Building 1,
  Cranbury, NJ............         1989          1       204,369          100      735,728        1.1         3.60       3.60
 Birch Creek Road,
  Bridgeport, NJ..........    1991/1997          1       203,229          100      713,204        1.1         3.51       3.76
 Pierce Street, Franklin
  Township, NJ............         1984          1       182,764          100      776,748        1.2         4.25       4.25
 Herrod Boulevard, South
  Brunswick, NJ...........         1989          1       418,000          100    1,718,789        2.7         4.11       4.11
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal.........                       5     1,208,362          100%  $4,774,467        7.4%       $3.95      $3.98
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  NORTHEAST REGION
   SUBTOTAL...............                       7     1,661,862          100% $ 6,644,553       10.3%       $4.00      $4.02
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
   BULK DISTRIBUTION PROP-
    ERTIES TOTAL..........                      40     9,178,541           95% $28,335,361       44.0%       $3.24      $3.19
MULTITENANT DISTRIBUTION
 PROPERTIES:
West Region
 Los Angeles Market
 East Dyer Road, Santa
  Ana, CA.................    1954/1965          1       372,096          100%  $1,301,983        2.0%       $3.50      $3.29
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
 San Francisco Market
 Reed Avenue, Building 1,
  West
  Sacramento, CA..........         1988          1       103,110          100%  $  404,712        0.6%       $3.93      $4.28
 Reed Avenue, Building 2,
  West
  Sacramento, CA..........         1988          1       105,600          100      423,336        0.7         4.01       4.24
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal.........                       2       208,710          100%  $  828,048        1.3%       $3.97      $4.26
 Seattle Market
 Kent West Corporate
  Park, II, Kent, WA......         1989          1       250,820          100%  $  899,100        1.4%       $3.58      $3.24
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  WEST REGION SUBTOTAL....                       4       831,626          100% $ 3,029,131        4.7%       $3.64      $3.52
Southwest Region
 Dallas Market
 113th Street, Arlington,
  TX......................         1979          1        79,735          100%  $  267,112        0.4%       $3.35      $3.49
 Airline Drive, Building
  1, Coppell, TX..........         1991          1        75,000          100      262,500        0.4         3.50       3.38
 North Lake Drive,
  Coppell, TX.............         1982          1       230,400          100      610,450        1.0         2.65       2.38
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  SOUTHWEST REGION/MARKET
   SUBTOTAL...............                       3       385,135          100% $ 1,140,062        1.8%       $2.96      $2.81

                            -------------------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET              ANNUALIZED NET RENT(1)
                                                   -------------------------   -----------------------------------
                                                                                                                   ANNUALIZED
                                                                                                                    EFFECTIVE
                                                                                                                         RENT
                                                                                                                   PER LEASED
                            YEAR BUILT/  NUMBER OF                                                      PER LEASED     SQUARE
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER     % LEASED          AMOUNT % OF TOTAL  SQUARE FOOT    FOOT(2)
--------------------------  ----------- ---------- ------------- -----------   ----------- ----------  ----------- ----------
Midwest Region
 Chicago Market
 Medinah Road, Roselle,
  IL....................           1986          2       480,258          100%  $2,618,591        4.0%       $5.45      $5.45
 High Grove Lane, Naper-
  ville, IL.............           1994          1        95,000          100      392,549        0.6         4.13       4.13
 Western Avenue, Lisle,
  IL....................      1970/1985          1        67,996          100      383,143        0.6         5.63       4.50
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal.......                         4       643,254          100%  $3,394,283        5.2%       $5.28      $5.16
 Cincinnati/Northern
  Kentucky Market
 Lake Forest Drive,
  Building 1, Blue Ash,
  OH....................           1978          1       239,891           98%  $  628,303        1.0%       $2.67      $2.70
 Lake Forest Drive,
  Building 2, Blue Ash,
  OH....................           1979          1       176,956          100      428,691        0.7         2.42       2.47
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal.......                         2       416,847           99%  $1,056,994        1.7%       $2.56      $2.60
 Columbus Market
 International Street,
  Columbus, OH..........           1988          1       152,800            0%  $        0        0.0%       $0.00      $0.00
 Port Road, Building 1,
  Columbus, OH..........           1995          1       205,109          100      672,903        1.0         3.28       3.27
 Port Road, Building 2,
  Columbus, OH..........           1995          1       156,000          100      425,880        0.7         2.73       2.82
 Westbelt Drive,
  Building 1,
  Columbus, OH..........           1979          1       202,000          100    1,010,000        1.6         5.00       5.36
 Dividend Drive, Colum-
  bus, OH...............           1980          1       144,850          100      429,881        0.7         2.97       3.11
 Twin Creek Drive,
  Columbus, OH..........           1989          1       176,000           11       65,000        0.1         3.25       3.25
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal.......                         6     1,036,759           70%  $2,603,664        4.1%       $3.58      $3.72
Other Market
 Sysco Court, Grand Rap-
  ids, MI...............           1985          1        62,700          100%  $  360,421        0.6%       $5.75      $5.17
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  MIDWEST REGION
   SUBTOTAL.............                        13     2,159,560           86% $ 7,415,362       11.6%       $4.02      $4.02
SOUTHEAST REGION
Orlando Market
 Orlando Central Park,
  Orlando, FL...........           1983          6     1,172,875           91%  $3,567,791        5.6%       $3.36      $2.78
 Kingspointe Parkway,
  Orlando, FL...........           1991          1       101,870          100      340,141        0.5         3.34       3.34
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  SOUTHEAST
   REGION/MARKET
   SUBTOTAL.............                         7     1,274,745           91% $ 3,907,932        6.1%       $3.36      $2.83
Northeast Region
 Boston Market
 First Avenue, Needham,
  MA....................      1961/1992          1       119,573          100%  $  662,892        1.0%       $5.54      $4.19
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
 New York/ New Jersey
  Market
 South Middlesex Avenue,
  Building 2, Cranbury,
  NJ....................           1982          1       203,404          100%  $  661,062        1.0%       $3.25      $3.25
 Colony Road, Building
  1, Jersey City, NJ....           1976          1       262,453          100      918,586        1.4         3.50       3.41
 Colony Road, Building
  2, Jersey City, NJ....           1974          1       124,933          100      456,005        0.7         3.65       3.95
 Pulaski Boulevard,
  Bayonne, NJ...........      1974/1982          1       224,664          100      703,439        1.1         3.13       3.13
 Port Jersey Boulevard,
  Building 1,
  Jersey City, NJ.......           1974          1       425,121          100    1,746,443        2.7         4.11       4.22
 Port Jersey Boulevard,
  Building 2,
  Jersey City, NJ.......           1974          1       204,564          100      754,841        1.2         3.69       3.60
 Industrial Drive,
  Building 1,
  Jersey City, NJ.......           1976          1       263,717          100      988,939        1.5         3.75       3.80
 Industrial Drive,
  Building 2,
  Jersey City, NJ.......           1976          1       154,000          100      577,500        0.9         3.75       3.75
 Industrial Drive,
  Building 3,
  Jersey City, NJ.......           1972          1        45,274          100      158,459        0.3         3.50       4.00
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal.......                         9     1,908,130          100%  $6,965,274       10.8%       $3.65      $3.69
 Other Market
 Ritter Road, Mechanics-
  burg, PA..............           1986          1        37,800          100%  $  248,970        0.4%       $6.59      $5.44
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  NORTHEAST REGION
   SUBTOTAL.............                        11     2,065,503          100% $ 7,877,136       12.2%       $3.81      $3.75
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
   MULTITENANT
    DISTRIBUTION
    PROPERTIES  TOTAL...                        38     6,716,569           94% $23,369,623       36.4%       $3.71      $3.57

                            -------------------------------------------------------------------------------------------------
                                                   RENTABLE SQUARE FEET              ANNUALIZED NET RENT(1)
                                                   -------------------------   -----------------------------------
                                                                                                                   ANNUALIZED
                                                                                                                    EFFECTIVE
                                                                                                                         RENT
                                                                                                                   PER LEASED
                            YEAR BUILT/  NUMBER OF                                                      PER LEASED     SQUARE
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES     NUMBER     % LEASED          AMOUNT % OF TOTAL  SQUARE FOOT    FOOT(2)
--------------------------  ----------- ---------- ------------- -----------   ----------- ----------  ----------- ----------
WORKSPACE PROPERTIES:
West Region
 Los Angeles Market
 East Howell Avenue,
  Building 1, Anaheim,
  CA.....................          1968          1        81,475          100%  $  322,653        0.5%       $3.96      $4.08
 East Howell Avenue,
  Building 2, Anaheim,
  CA.....................          1991          1        25,962          100      109,040        0.2         4.20       4.20
 Avenida Encinas, Carls-
  bad, CA................          1972          1        80,000          100      613,193        0.9         7.66       9.30
 Avenida Encinas, Carls-
  bad, CA................          1993          1       126,008          100      682,711        1.0         5.42       6.44
 Artesia Avenue, Building
  1, Fullerton, CA.......          1991          1        55,498          100      232,629        0.4         4.19       4.19
 Artesia Avenue, Building
  2, Fullerton, CA.......          1991          1        60,502          100      224,944        0.3         3.72       3.81
 Commonwealth Avenue,
  Fullerton, CA..........          1965          1        61,842          100      162,628        0.3         2.63       2.63
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal........                        7       491,287          100%  $2,347,798        3.6%       $4.78      $5.34
 San Francisco Market
 Brisbane Industrial
  Park, Brisbane, CA.....          1965         15       549,128           91%  $2,305,793        3.6%       $4.62      $4.31
 Huntwood Avenue, Hay-
  ward, CA...............          1982          1        62,031          100      446,628        0.7         7.20       7.20
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal........                       16       611,159           92%  $2,752,421        4.3%       $4.90      $4.63
 Seattle Market
 Kent West Corporate Park
  I, Kent, WA............          1989          4       151,940          100%  $  966,456        1.5%       $6.36      $6.08
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  WEST REGION SUBTOTAL...                       27     1,254,386           96% $ 6,066,675        9.4%       $5.04      $5.10
Southwest Region
 Dallas Market
 Diplomat Drive, Carroll-
  ton, TX................          1997          1        56,535          100%  $  325,044        0.5%       $5.75      $5.75
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  SOUTHWEST REGION/MARKET
   SUBTOTAL..............                        1        56,535          100% $   325,044        0.5%       $5.75      $5.75
Midwest Region
 Cincinnati/Northern Ken-
  tucky Market
 Empire Drive, Florence,
  KY.....................          1991          1       101,250          100%  $  318,999        0.5%       $3.15      $3.15
 Creek Road, Blue Ash,
  OH.....................          1983          1        66,095           88      398,858        0.6         6.84       7.13
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal........                        2       167,345           95%  $  717,857        1.1%       $4.50      $4.61
 Columbus Market
 Equity Drive, Building
  2, Columbus, OH........          1980          1       116,160           17%  $  114,477        0.2%       $5.86      $4.03
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  MIDWEST REGION
   SUBTOTAL..............                        3       283,505           63% $   832,334        1.3%       $4.65      $4.54
Southeast Region
 Charlotte Market
 Old Charlotte Highway,
  Monroe, NC.............     1957/1972          2       253,930          100%  $  986,000        1.6%       $3.88      $3.55
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
 Other Market
 Industrial Drive South,
  Gluckstadt, MS.........          1988          1       160,000          100%  $  671,386        1.0%       $4.20      $4.20
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  SOUTHEAST REGION
   SUBTOTAL..............                        3       413,930          100% $ 1,657,386        2.6%       $4.00      $3.80
Northeast Region
 Baltimore/Washington
  Market
 The Crysen Center,
  Jessup, MD.............          1985          2       151,863           97%  $  683,387        1.1%       $4.66      $4.04
 Oakville Industrial
  Park, Alexandria, VA...          1948          6       276,807           90    1,614,704        2.5         6.45       5.46
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal........                        8       428,670           93%  $2,298,091        3.6%       $5.79      $4.93
 Boston Market
 Technology Drive,
  Auburn, MA.............          1973          1        54,400          100%  $  190,368        0.3%       $3.50      $2.75
 John Hancock Road,
  Taunton, MA............          1986          1        34,224          100      206,147        0.3         6.02       5.24
                                        ---------- ------------- -----------   ----------- ----------  ----------- ----------
  Market Subtotal........                        2        88,624          100%  $  396,515        0.6%       $4.47      $3.71

                            ------------------------------------------------------------------------------------------------
                                                    RENTABLE SQUARE FEET            ANNUALIZED NET RENT(1)
                                                   -------------------------  -----------------------------------
                                                                                                                  ANNUALIZED
                                                                                                                   EFFECTIVE
                                                                                                                        RENT
                                                                                                                  PER LEASED
                            YEAR BUILT/  NUMBER OF                                                     PER LEASED     SQUARE
PROPERTY TYPE AND LOCATION    RENOVATED PROPERTIES      NUMBER    % LEASED         AMOUNT % OF TOTAL  SQUARE FOOT    FOOT(2)
--------------------------  ----------- ---------- ------------- -----------  ----------- ----------  ----------- ----------
 New York/ New Jersey
  Market
 Memorial Drive,
  Franklin Township, NJ...         1988          1       148,598         100%  $1,036,120        1.6%       $6.97      $6.43
                                        ---------- ------------- -----------  ----------- ----------  ----------- ----------
  NORTHEAST REGION
   SUBTOTAL...............                      11       665,892          95% $ 3,730,726        5.8%       $5.88      $5.11
                                        ---------- ------------- -----------  ----------- ----------  ----------- ----------
   WORKSPACE PROPERTIES
    TOTAL.................                      45     2,674,248          93% $12,612,165       19.6%       $5.07      $4.86
GRAND TOTALS..............                     123    18,569,358          94% $64,317,149      100.0%       $3.67      $3.56
                                        ========== ============= ===========  =========== ==========  =========== ==========

-------
(1) "Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of June 30, 1997. "Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.
(2) "Annualized Effective Rent" means Annualized Net Rent, less amortization of the related leasing costs, plus the effect of straight-lining rent steps.

INDUSTRIAL PROPERTY MARKET INFORMATION

Cognetics and CB Commercial/Torto Wheaton Research have each ranked the fastest growing industrial property markets in the United States. Of the top 10 markets ranked by each as listed below, the Company owns properties in those markets highlighted in bold face text.


 LEADING MARKETS FOR
 FORECASTED NET ABSORPTION OF
 INDUSTRIAL SPACE 1997-2002
 ----------------------------

  1. ATLANTA
  2. CHICAGO
  3. RIVERSIDE
  4. Houston
  5. PHOENIX
  6. WASHINGTON, D.C.
  7. Oakland
  8. Portland
  9. SEATTLE
 10. DALLAS


 TOP 10
 DISTRIBUTION SPACE MARKETS
 FORECASTED SPACE
 DEMAND 1997-2002
 --------------------------

  1. NEW YORK/NEW JERSEY
  2. LOS ANGELES
  3. CHICAGO
  4. SAN FRANCISCO BAY AREA
  5. ATLANTA
  6. DALLAS/FORT WORTH
  7. Miami/Ft. Lauderdale
  8. Houston/Galveston
  9. PHOENIX
 10. Detroit


 TOP 10
 FLEX/R&D MARKETS
 FORECASTED SPACE
 DEMAND 1997-2002
 ----------------

  1. SAN FRANCISCO BAY AREA
  2. LOS ANGELES
  3. NEW YORK/NEW JERSEY
  4. DALLAS/FORTH WORTH
  5. CHICAGO
  6. BOSTON
  7. ATLANTA
  8. SEATTLE
  9. Minneapolis/St. Paul
 10. PHOENIX



Source: CB                 Source: Cognetics           Source: Cognetics
      Commercial/Torto
      Wheaton
      Research

The Company's 15 principal targeted markets, based on percentage of annualized net rent and percentage of rentable area, as of June 30, 1997, are set forth below:

                                      -----------------------------
                                        PERCENT OF     PERCENT OF
   MARKET                             ANNUALIZED RENT RENTABLE AREA
   ------                             --------------- -------------
   New York/New
    Jersey                                      19.9%         17.6%
   Chicago                                       14.2          13.9
   Los Angeles, including Riverside              11.5          11.8
   Orlando                                        8.7           8.8
   Cincinnati/Northern
    Kentucky                                      7.1           8.2
   Baltimore/Washington,
    D.C.                                          6.5           4.8
   Columbus                                       6.2           8.7
   San Francisco, including San Jose              5.6           4.4
   Dallas                                         4.1           4.2
   Phoenix                                        3.4           5.1
   Seattle                                        2.9           2.2
   Charlotte                                      2.0           1.9
   Boston                                         1.6           1.1
   Memphis                                        1.2           1.8
   Atlanta                                        0.9           1.2
   Other Markets                                  4.2           4.3
                                               ------        ------
    Total                                      100.0%        100.0%
                                               ======        ======

     VACANCY RATE AND TW RENT INDEX FOR THE COMPANY'S 14 LARGEST MARKETS(1)


                         [GRAPH APPEARS HERE]

                         Label                   A
Label                                         Vacancy
    1                    1992                    10.4
    2                    1993                     9.8
    3                    1994                     8.6
    4                    1995                     7.9
    5                    1996                     7.8
    6                    1997                     7.1


             Source: CB Commercial/Torto Wheaton Research
-------
(1) CB Commercial/Torto Wheaton Research defines the "TW Rent Index" as a "sta-tistically computed dollar value for a three-year, 15,000 square foot lease for an existing warehouse space in the statistical average of the metro or submarket area." The TW Rent Index and vacancy rate in the chart above repre-sent the weighted average of the TW Rent Index and vacancy rate for 14 of the Company's 15 largest markets, as identified in the Company's principal targeted markets table on the preceding page. The Memphis market is not covered by CB Commercial/Torto Wheaton Research. The 1997 figures are forecasts.

   NET ABSORPTION, COMPLETIONS AND VACANCY RATES FOR THE COMPANY'S 14 LARGEST
                                  MARKETS (1)

                             [GRAPH APPEARS HERE]

               Label              A                    B
Label                         NetAbsorption        Completions
    1           1992                  41792              22153
    2           1993                  46299              19248
    3           1994                  79764              24254
    4           1995                  78271              48837
    5           1996                  54562              53787
    6           1997                  90804              62529

             Source: CB Commercial/Torto Wheaton Research
-------
(1) CB Commercial/Torto Wheaton Research defines "net absorption" as the change in occupied stock (completions less change in availability) of industrial space, in square feet, during that period. The net absorption and completions in the chart above represent the aggregate of such parameters, and the vacancy rate in the chart above represents the weighted average vacancy rate, for 14 of the Company's 15 largest markets, as identified in the Company's principal targeted markets table on the preceding page. The Memphis market is not covered by CB Commercial/Torto Wheaton Research. The 1997 figures are forecasts.

TENANT INFORMATION

The following table sets forth the Company's 20 largest tenants based on Annualized Base Rent as of August 31, 1997.

                             -------------------------------------------------
                                                                        MONTHS
                                  TOTAL                    PERCENT   REMAINING
                                 LEASED  ANNUALIZED  OF ANNUALIZED       AFTER
                                 SQUARE        BASE           BASE  AUGUST 31,
TENANTS(1)                      FEET(1)  RENT(1)(2)        RENT(1)        1997
----------                   ---------  -----------  -------------  ----------
Forrestville Industries,
 Inc. (guaranteed by North
 American Philips
 Corporation)                   480,258  $ 2,618,591          3.93%         47
GTK Duplicating Corp. of NJ     358,564    1,332,341          2.00          30
National Distribution
 Centers                        301,468    1,188,458          1.78          82
B. Dalton Bookseller
 (guaranteed by Barnes &
 Noble, Inc.)                   305,000    1,161,699          1.74          36
Menlo Logistics, Inc.
 (guaranteed by Emery Air
 Freight Corporation)           167,264    1,074,619          1.61          54
Enesco Corporation              234,000    1,064,700          1.60          21
GATX Logistics, Inc.            380,269    1,034,331          1.55          26
CGM, Inc. (Tri-State Gift)      202,000    1,010,000          1.52         141
Giant of Maryland, Inc.         243,500      998,349          1.50          22
Appleton Papers Inc.            352,000      991,952          1.49         106
CPC International Inc.          263,717      988,939          1.48          56
Yale Security, Inc.             253,930      986,000          1.48          49
Food Warehousing Corp           223,412      949,501          1.43          11
Port Jersey Distribution
 Services, Inc.                 262,453      918,586          1.38           8
LA Gear Inc.                    284,559      914,000          1.37          22
Reebok International Ltd.       336,080      907,416          1.36           7
Locust Industries Ltd.
 Partnership                    210,000      871,500          1.31           2
Waldes Truarc Inc.              107,209      855,234          1.28          23
Excel Logistics, Inc. (CA)      272,448      850,037          1.28          24
Totes, Inc.                     204,800      813,680          1.22          82
                             ---------  -----------  -------------  ----------
 Total                        5,442,931  $21,529,933         32.31%         43
                             =========  ===========  =============  ==========

-------
(1) Aggregate of all affiliated entities based on information known.
(2) Annualized Base Rent means annual contractual rent.

The following table sets forth information relating to the distribution of the Company's leases at the Properties based upon rentable square feet under lease as of August 31, 1997.

                  --------------------------------------------------------------------
                                                   PERCENT OF  ANNUALIZED      PERCENT
                            PERCENT                 AGGREGATE        BASE OF PORTFOLIO
SQUARE FOOTAGE    NUMBER OF  OF ALL  TOTAL SQUARE      LEASED    RENT (IN   ANNUALIZED
UNDER LEASE          LEASES  LEASES          FEET SQUARE FEET  THOUSANDS)    BASE RENT
--------------    --------- -------  ------------ -----------  ---------- ------------
Less than 10,000         39    17.4%      210,085         1.2%    $ 1,350          2.0%
10,001-20,000            27    12.1       384,693         2.2       2,048          3.1
20,001-50,000            50    22.3     1,614,512         9.2       7,107         10.7
50,001-100,000           41    18.3     3,002,021        17.0      12,203         18.3
100,001 and over         67    29.9    12,418,515        70.4      43,909         65.9
                  --------- -------  ------------ -----------  ---------- ------------
 Total                  224   100.0%   17,629,826       100.0%    $66,617        100.0%
                  ========= =======  ============ ===========  ========== ============

LEASE EXPIRATIONS--PORTFOLIO TOTAL

The following table sets forth a summary schedule of lease expirations for the Properties for leases in place as of August 31, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations.

                          ---------------------------------------------------------------------------
                                                                             ANNUALIZED       PERCENT
                                                              ANNUALIZED      BASE RENT OF ANNUALIZED
                          NUMBER OF    EXPIRING LEASES      BASE RENT OF    OF EXPIRING  BASE RENT OF
                             LEASES ----------------------      EXPIRING     LEASES PER      EXPIRING
YEAR OF LEASE EXPIRATION   EXPIRING SQUARE FEET % OF TOTAL     LEASES(1) SQUARE FOOT(1)     LEASES(1)
------------------------  --------- ----------- ----------  ------------ -------------- -------------
1997(2)                          14     574,554        3.3%  $ 2,293,148          $3.99           3.5%
1998                             37   2,829,902       16.1     9,529,554           3.37          14.3
1999                             43   3,374,733       19.1    12,818,087           3.80          19.2
2000                             40   2,001,126       11.4     8,311,481           4.15          12.5
2001                             37   2,809,344       15.9    11,075,042           3.94          16.6
2002                             18   1,775,462       10.1     6,422,753           3.62           9.6
2003                              8     841,219        4.8     3,339,797           3.97           5.0
2004                              5     411,265        2.3     1,473,519           3.58           2.2
2005                              6     749,765        4.3     3,043,670           4.06           4.6
2006                              5     764,416        4.3     2,862,928           3.75           4.3
2007                              6     701,857        4.0     2,579,808           3.68           3.9
2008 and beyond                   5     796,183        4.4     2,866,828           3.60           4.3
                          --------- ----------- ----------  ------------ -------------- -------------
                                224  17,629,826     100.00%  $66,616,615          $3.78        100.00%
                          ========= =========== ==========  ============ ============== =============

-------
(1) Based on currently payable rent.
(2) Represents lease expirations from September 1 to December 31, 1997 and month-to-month leases.

The following reconciles the square footage of expiring leases set forth above to the Company's total rentable square footage as of August 31, 1997.

                                        ---------------------
                                            SQUARE PERCENTAGE
                                           FOOTAGE      TOTAL
                                        ---------- ----------
   Square footage occupied by tenants   17,629,826       94.9%
   Square footage vacant                   939,532        5.1
                                        ---------- ----------
     Total net rentable square footage  18,569,358      100.0%
                                        ========== ==========

TENANT IMPROVEMENTS AND LEASING COMMISSIONS

The following table summarizes by year the Company's capitalized tenant improvement and leasing commission expenditures incurred in the renewal or releasing of previously occupied space for the past three years.

                                             --------------------------------
                                                   1996       1995       1994
                                             ---------- ---------- ----------
   Cost per square foot                      $     0.79 $     0.97 $     1.03
   Renewed or released space in square feet   4,880,988  2,578,374  2,347,899
   Total expenditures                        $3,875,246 $2,490,707 $2,416,987

CAPITAL EXPENDITURES

The following table summarizes the capital expenditures for the Properties for the last three years.

                                            ----------------------------------
                                                   1996        1995       1994
                                            ----------- ----------- ----------
   Cost per square foot                     $      0.20 $      0.18 $     0.23
   Total portfolio square feet at year end   14,449,744  11,588,260  8,959,973
   Total capital expenditures               $ 2,830,780 $ 2,133,118 $2,076,193

INSURANCE

The Company maintains comprehensive insurance, including liability, fire, work-ers' compensation, extended coverage, rental loss and, when available on rea-sonable commercial terms, flood and earthquake insurance, with policy specifi-cations, limits and deductibles customarily carried for other properties sim-ilar to the Properties. The Company currently maintains blanket earthquake insurance on all Properties located outside of California in amounts it deems reasonable. With certain exceptions, the Company does not carry earthquake insurance on its Properties located in California. In light of the California earthquake risk, California building codes have since the early 1970's estab-lished construction standards for all new buildings and also contain standards for seismic upgrading of buildings intended to reduce the possibility and severity of loss from earthquakes. It is the Company's policy to obtain assess-ments from qualified third-party professionals of the seismic guidelines of its Properties located in California and to conduct such seismic upgrading thereof as it determines, on the basis of such third-party assessments, to be appropri-ate. Such upgrading, however, does not eliminate the possibility of earthquake loss. In addition, such upgrading with respect to a number of such Properties is at various stages of completion as of the date hereof, ranging from initial plan review to partial completion of construction. Of the Company's 32 Proper-ties located in California, 13 were covered by earthquake insurance. Seismic upgrading has been completed on four of the Properties located in California and is expected to be completed with respect to all remaining California Prop-erties within 12 months from the date hereof. Certain types of losses, such as those arising from subsidence activity, are insurable only to the extent that certain standard policy exceptions to insurability are waived by agreement with the insurer. The Company believes, however, that the Properties are insured in accordance with industry standards.

ENVIRONMENTAL MATTERS

In connection with the ownership and operation of the Properties, the Company may be potentially liable for costs associated with the removal or remediation of certain hazardous or toxic substances or the release of or exposure to haz-ardous substances, including ACMs, into the air. See "Risk Factors and Invest-ment Considerations--Real Estate Investment Risks--Possible Environmental Lia-bilities."

Phase I ESAs were obtained in connection with initial acquisition of the Prop-erties by the Contributing Investors, for those Properties managed by Cabot Partners as of June 30, 1997, and for all other Properties in connection with their contribution to the Company in the Formation Transactions. The purpose of Phase I ESAs is to identify potential sources of contamination for which the Company may be responsible and to assess the status of environmental regulatory compliance. Where recommended in the Phase I ESA, invasive procedures, such as soil sampling and testing or the installation and monitoring of groundwater wells, were subsequently performed.

The Phase I ESAs, including subsequent procedures where applicable, have not revealed any environmental liability that the Company believes would have a material adverse affect on the Company's business, assets or results of opera-tions, nor is the Company aware of any such material environmental liability. Nevertheless, it is possible that the Phase I ESAs relating to any one of the Properties do not reveal all environmental liabilities or that there are mate-rial environmental liabilities of which the Company is unaware. Neither the Company nor, to the knowledge of the Company, any of the current owners of the Properties has been notified by any governmental authority of any material non-compliance, liability or claim relating to hazardous or toxic substances or other environmental substances in connection with any of its present or former properties.

LEGAL PROCEEDINGS

Neither the Company nor any of the Properties is presently subject to any mate-rial litigation nor, to the Company's knowledge, is any litigation threatened against the Company or any of the Properties, other than routine actions arising in the ordinary course of business, substantially all of which are expected to be covered by liability insurance and which in the aggregate are not expected to have a material adverse effect on the business, results of operations or financial condition of the Company.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a description of certain investment, financing and other poli-cies of the Company. These policies have been adopted by the Company's Board of Trustees and may be amended or revised from time to time without the approval of the Company's shareholders, except that (i) the Company may not change its policy of holding its assets and conducting its businesses only through the Operating Partnership and its subsidiaries and other affiliates, including the Management Company and joint ventures in which the Operating Partnership or a subsidiary may be a partner, without the consent of the Limited Partners as provided in the Operating Partnership Agreement, and (ii) changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

The Company will conduct all of its investment activities through the Operating Partnership and its subsidiaries and other affiliates, including the Management Company and joint ventures in which the Operating Partnership or a subsidiary may be a partner. The Company's investment objectives are to provide quarterly cash distributions and achieve long-term capital appreciation through increases in the value of the Company's portfolio of properties and its operations. For a discussion of the Company's Properties and its property acquisition and other strategic objectives, see "Properties" and "Business Strategies and Opera-tions." The Company's policies are to (i) purchase income-producing industrial properties primarily for long-term capital appreciation and rental growth, and
(ii) expand and improve the Properties or other properties purchased or sell such properties, in whole or in part, when circumstances warrant.

Equity investments may be subject to existing mortgage financing and other indebtedness or to such financing or indebtedness as may be incurred in connec-tion with acquiring or refinancing such equity investments. Debt service with respect to such financing or indebtedness will have a priority over any distri-butions with respect to the Common Shares. Investments are also subject to the Company's policy not to be treated as an investment company under the Invest-ment Company Act of 1940.

The Company expects to pursue its investment objectives primarily through the direct ownership by the Operating Partnership of the Properties and other acquired properties. The Company currently intends to invest primarily in existing improved properties but may, if market conditions warrant, invest in development projects as well. Future investment or development activities will not be limited to any geographic area or product type or to a specified per-centage of the Company's assets. While the Company intends to maintain diver-sity in its investments in terms of property locations, size and market, the Company does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company intends to engage in such future investment and development activities in a manner which is consistent with the maintenance of its status as a REIT for federal income tax purposes.

While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in commercial real estate, the Company may, in the discretion of the Board of Directors, invest in mortgages and deeds of trust, consistent with the Company's continued qualification as a REIT for federal income tax purposes, including participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreci-ation in value of the property secured by such mortgages. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

Subject to the limitations on ownership of certain types of assets and the gross income tests imposed by the Code, the Company also may invest in the securities of other REITs, other entities engaged in real estate activities or other issuers, including for the purpose of exercising control over such enti-ties. See "Federal Income Tax Considerations--Requirements for Qualification-- Income Tests" and "--Requirements for Qualification--Asset Tests." The Company may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. The Company will not enter into a joint venture or partnership to make an investment that would not otherwise meet its investment policies.

FINANCING POLICIES

As a general policy, the Company intends to limit its total consolidated indebtedness incurred so that at the time any debt is incurred, the Company's Debt-to-Total Market Capitalization Ratio does not exceed 40%. The Company's Declaration of

Trust and Bylaws do not, however, limit the amount or percentage of indebted-ness that the Company may incur. In addition, the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, the market values of its properties, general condi-tions in the market for debt and equity securities, fluctuations in the market price of its Common Shares, growth and acquisition opportunities and other fac-tors. Accordingly, the Company may increase its Debt-to-Total Market Capital-ization Ratio beyond the limit described above. If its debt policy were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and a related increase in debt service requirements that could adversely affect the financial condition and results of operations of the Company and the Company's ability to make distri-butions to shareholders.

The Company has established its debt policy on the basis of its Debt-to-Total Market Capitalization Ratio, rather than on the basis of a ratio of debt to the book value of its assets, a ratio that is frequently employed, because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service require-ments. The Debt-to-Total Market Capitalization, however, is subject to greater fluctuation than book value ratios, and does not necessarily reflect the fair market value of the underlying assets of the Company. Moreover, due to fluctua-tions in the value of the Company's portfolio of properties over time, and since any determination of the Company's Debt-to-Total Market Capitalization Ratio is made only at the time debt is incurred, the Debt-to-Total Market Capi-talization Ratio could exceed the 40% level.

The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.

Although the Company will consider factors other than its Debt-to-Total Market Capitalization Ratio in making decisions regarding the incurrence of debt (such as the purchase price of properties to be acquired with debt financing, the estimated market value of properties upon refinancing and the ability of par-ticular properties and the Company as a whole to generate sufficient cash flow to cover expected debt service), there can be no assurance that the Debt-to-Total Market Capitalization Ratio, or any other financial measure, at the time the debt is incurred or at any other time will be consistent with any partic-ular level of distributions to shareholders. See "Risk Factors and Investment Considerations--Possible Changes in Policies Without Shareholder Approval; No Limitation on Debt."

To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (in-cluding offerings of senior securities), debt financings or retention of cash available for distribution (subject to provisions in the Code concerning tax-ability of undistributed REIT income), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of the sale of Common Shares by the Company will be transferred to the Operating Partner-ship in exchange for that number of Units in the Operating Partnership equal to the number of Common Shares sold by the Company. The Company presently antici-pates that any additional borrowings would be made through the Operating Part-nership, although the Company may incur indebtedness directly and loan the pro-ceeds to the Operating Partnership. Borrowings may be unsecured or may be secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instru-ments or financing from institutional investors or other lenders. The proceeds from any borrowings by the Company may be used for working capital, to refi-nance existing indebtedness or to finance acquisitions, expansions or the development of new properties, and for the payment of distributions. See "Fed-eral Income Tax Considerations."

CONFLICT OF INTEREST POLICIES

The Company has adopted certain policies that are intended to minimize poten-tial conflicts of interest. The Company's Board of Trustees also is subject to certain provisions of Maryland law that are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies will be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

Declaration of Trust and Bylaw Provisions

The Company's Declaration of Trust, with limited exceptions, requires that a majority of the Company's Board of Trustees be comprised of Independent Trust-ees. Such Independent Trustee requirement may not be amended, altered, changed or repealed without the affirmative vote of majority of all of the outstanding shares of the Company entitled to vote on the matter. The Declaration of Trust also includes a provision generally permitting the Company to enter into an agreement or transaction with any person, including any Trustee, employee or agent of the Company. The Operating Partner-ship Agreement provides that neither the Company nor any of its affiliates (in-cluding its officers and Trustees) may sell, transfer or convey any property to, or purchase any property from, the Operating Partnership except on terms that are fair and reasonable and no less favorable than would be obtained from an unaffiliated party.

The Operating Partnership

The Operating Partnership Agreement gives the Company, in its capacity as gen-eral partner, full, complete and exclusive discretion in managing and control-ling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership. Pursuant to the Operating Partnership Agreement, the Limited Partners have agreed that the Com-pany is acting on behalf of the Operating Partnership and the Company's share-holders generally and, in its capacity as general partner of the Operating Partnership, the Company is under no obligation to consider the separate inter-ests of the Limited Partners in deciding whether to cause the Operating Part-nership to take (or decline to take) any actions which the Company, in its capacity as general partner, has undertaken in good faith on behalf of the Operating Partnership. In addition, the Company in its capacity as general partner is not responsible for any misconduct or negligence on the part of its agents, provided that such agents were appointed in good faith.

Provisions of Maryland Law

Pursuant to Maryland law (the jurisdiction under which the Company is orga-nized), each Trustee is required to discharge his or her duties in good faith, with the care an ordinary prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interest of the Company. In addition, under Maryland law, a contract or transaction between the Company and any of its Trustees or between the Company and a corporation, firm or other entity in which a Trustee is a director or has a material financial interest is not void or voidable solely because of (a) the common directorship or interest, (b) the presence of the Trustee at the meeting of the Board or a committee of the Board that authorizes or approves or rati-fies the contract or transaction or (c) the counting of the vote of the Trustee for the authorization, approval or ratification of the contract or transaction if (i) after disclosure of the interest, the transaction is authorized, approved or ratified by the affirmative vote of a majority of the disinterested Trustees, or by the affirmative vote of a majority of the votes cast by share-holders entitled to vote other than the votes of shares owned of record or ben-eficially by the interested Trustee or such corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the Company.

Policies with Respect to Other Activities

The Company may, but does not presently intend, to make investments other than as previously described. The Company has authority to offer its Common Shares, other shares of beneficial interest or other securities for cash or in exchange for property and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. As described under "Shares Available for Future Sale," the Company expects to issue Common Shares to holders of Units upon exercise of their Exchange Rights. The Company has not issued Common Shares, interests or any other securities to date, except in con-nection with the formation of the Company. The Company has no outstanding loans to other entities or persons, including its officers and Trustees. The Company has not engaged in trading, underwriting or agency distribution or sale of securities of other issuers, nor has the Company invested in the securities of other issuers other than the Operating Partnership for the purpose of exer-cising control and currently does not intend to do so. The Company makes and intends to continue to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without approval of the Company's shareholders.

At all times, the Company intends to make investments in such a manner consis-tent with the requirements of the Code for the Company to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Trea-sury Regulations), the Company's Board of Trustees determines that it is no longer in the best interests of the Company to qualify as a REIT.

WORKING CAPITAL RESERVES

The Company intends to maintain working capital reserves in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the Company's execu-tive officers and Trustees (including those persons who have agreed to become Trustees upon the closing of the Offering).

                             -------------------------------------------------
                                                                          TERM
NAME                         AGE POSITION                             EXPIRING
----                         --- --------                             --------
Ferdinand Colloredo-          58 Chairman of the Board and Chief          2000
 Mansfeld(1)                     Executive Officer, Trustee
Robert E. Patterson           52 President, Trustee                       2000
Franz Colloredo-Mansfeld(1)   34 Chief Financial Officer
Andrew D. Ebbott              41 Senior Vice President--Director of
                                 Acquisitions
Howard B. Hodgson, Jr.        41 Senior Vice President--Director of
                                 Real Estate Operations
Neil E. Waisnor               42 Senior Vice President--Finance,
                                 Treasurer and Secretary
Eugene F. Reilly              36 Senior Vice President--Director of
                                 Leasing, Marketing and Development
Robert M. Angland             53 President, Management Company
Noah T. Herndon (2)           64 Trustee
Christopher C. Milliken (2)   52 Trustee
Maurice Segall (2)            67 Trustee
W. Nicholas Thorndike (2)     63 Trustee
Ronald L. Skates (2)          56 Trustee

-------
(1) Mssrs. Ferdinand and Franz Colloredo-Mansfeld are father and son.
(2) Has agreed to become a Trustee upon the closing of the Offering.

The following paragraphs summarize the business experience of the Trustees and executive officers of the Company:

Ferdinand Colloredo-Mansfeld has been Chairman, Chief Executive Officer and Chief Investment Officer of Cabot Partners since he founded it in 1990, having previously served in the same positions with Cabot Advisors since its formation in 1986. Mr. Colloredo-Mansfeld began his real estate career in 1970 when he joined the Cabot, Cabot & Forbes, a national real estate development, manage-ment and construction firm, becoming its Chief Financial Officer in 1973, Chief Operating Officer in 1974 and Chief Executive Officer in 1976, a position he held until his retirement from Cabot, Cabot & Forbes in 1989. As Chief Execu-tive Officer, Mr. Colloredo-Mansfeld oversaw the development and management of approximately $4 billion of commercial properties in twenty states including 35 master planned suburban business and industrial parks. Mr. Colloredo-Mansfield is a graduate of Harvard College and Harvard Business School. He is a limited partner in Brown Brothers, Harriman and Company and is a Director of Data Gen-eral Corporation and Raytheon Company. He is Chairman of the Board of Trustees of Massachusetts General Hospital and a Trustee of Partners HealthCare System, Inc.

Robert E. Patterson has been Executive Vice President, Director of Acquisitions and a member of the Investment Committee of Cabot Advisors and Cabot Partners since 1987. He was also a founding partner of Cabot Partners upon its formation in 1990. Mr. Patterson began his real estate career in 1972 as a lawyer with the firm of Gaston Snow & Ely Bartlet. In 1978, he became the first Executive Director of the Massachusetts Industrial Finance Agency and remained in that position until 1983 when he joined the Beal Companies, a Boston-based real estate development, management and investment firm as Senior Vice President. He joined Cabot, Cabot & Forbes Realty Advisors, Inc. in 1987 to head its acquisi-tions group and was a founding partner of Cabot Partners upon its formation as an independent entity in 1990. Mr. Patterson is a graduate of Harvard College and Harvard Law School. He is a Trustee of the Putnam Group of Mutual Funds and is Chairman of the Board of Trustees of the Joslin Diabetes Center. He is a member of numerous industry associations including the Society of Industrial and Urban Realtors, the Urban Land Institute and the National Association of Real Estate Investment Managers.

Franz Colloredo-Mansfeld has been a Senior Vice President of Cabot Partners since 1996. He was a Senior Engagement Manager of McKinsey & Company, Inc. from 1992 through 1996. He previously worked for the Deutsche Bank real estate investment group in 1992 and was a Robert Bosch Fellow at the German Central Bank (Bundesbank) in 1991 (Frankfurt, Germany). He was also an investment banker with Merrill Lynch & Co. from 1986 through 1989 where he worked in

Mergers and Acquisitions. Mr. Colloredo-Mansfeld is a graduate of Harvard Col-lege and Harvard Business School. He is a director or trustee of numerous char-itable organizations.

Andrew D. Ebbott joined Cabot Advisors in 1988 as its Director of Research, becoming a Vice President in 1991 and a Senior Vice President in 1995 of Cabot Partners. He has been involved in real estate acquisitions since 1991. Mr. Ebbott is a graduate of Dartmouth College and the University of Chicago. He has over 11 years experience in real estate finance, investments and research and is a member of the American Institute of Certified Public Accountants, the National Association of Real Estate Investment Managers and the National Council of Real Estate Investment Fiduciaries.

Howard B. Hodgson, Jr. has been a Senior Vice President--Director of Asset Man-agement and Member of the Investment Committee of Cabot Partners since 1992. Mr. Hodgson began his real estate career in 1979 with the Boston-based real estate firm R.M. Bradley & Co., Inc., becoming the head of its institutional property management group prior to joining CC&F Asset Management Company, a subsidiary of Cabot, Cabot & Forbes, in 1991 as a Senior Vice President and head of its property management group. Mr. Hodgson is a graduate of North-eastern University. He is a Trustee and a member of the Board of Investment of the Cambridge Savings Bank. He is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Parks and the National Council of Real Estate Investment Fiduciaries.

Neil E. Waisnor was a founding partner of Cabot Partners, joining as a Vice President and Treasurer in 1990 and becoming a Senior Vice President and Chief Financial Officer in 1994. Prior to joining Cabot Partners, he was Vice Presi-dent and Controller of Cabot, Cabot & Forbes, where he served in a variety of financial capacities since 1985. He worked for Arthur Andersen & Co. from 1977 until 1985 where he was a senior audit manager serving real estate and high technology companies. Mr. Waisnor is a graduate of the University of Massachu-setts at Amherst and is a member of the American Institute of Certified Public Accountants, the Massachusetts Society of Certified Public Accountants, the National Association of Real Estate Investment Managers and has served on the Accounting Committee of the National Council of Real Estate Investment Fiduciaries.

Eugene F. Reilly has been Senior Vice President--Director of Leasing, Marketing & Development of Cabot Partners since 1995. Mr. Reilly began his real estate career with the Boston commercial real estate brokerage firm of Leggat McCall and Werner in 1983 and subsequently became a leasing broker with Julien J. Studley, Inc. In 1985, he joined National Development Corporation where he became a Senior Vice President prior to joining Cabot Partners as a Vice Presi-dent in 1992. Mr. Reilly is a graduate of Harvard College. He is a member of the National Association of Industrial and Office Parks, the Industrial Devel-opment Research Council and The Council of Logistics Managers.

Robert M. Angland served as President, Chief Operating Officer and a member of the Investment Committee of Cabot Advisors and Cabot Partners from 1986 to 1997. He was a founding partner of Cabot Partners upon its formation as an independent entity in 1990. Mr. Angland's real estate experience began in 1974 when he joined Equitable Life Assurance Society where he rose to head its Group Pension Department and its Real Estate Capital Acquisition Department. He also served as a member of its Pension Investment Committee. In 1983 he was instru-mental in founding Lehndorff & Babson Real Estate Counsel, an institutional real estate advisor. Mr. Angland is a graduate of Lesley College. He is a member of numerous industry associations, including the National Association of Real Estate Investment Trusts.

Noah T. Herndon is a Partner of Brown Brothers Harriman & Co., where he has worked since 1958. Mr. Herndon is a Director of Fieldcrest Cannon, Inc., National Auto Credit, Inc., Scully Signal Company, Standard Mutual Insurance Company, Watts Industries, Inc., Wonalancet Company and Zoll Medical Company. He is an Overseer of the Museum of Science, Boston, and the Tufts University School of Veterinary Medicine. He is Trustee and Treasurer of Dumaines Trust, and Trustee of the Museum of the American Textile History, The Carroll School and Thompson Island Outward Bound Education Center. Mr. Herndon is a graduate of Princeton University and Harvard Business School.

Christopher C. Milliken has been the Senior Vice President, Operations of the Boise Cascade Office Products Corporation since 1995, previously having served as the Eastern Region Manager from 1990. Prior to beginning his career at Boise Cascade Office Products Corporation in 1977, Mr. Milliken served in various merchandise management positions at Marshall Fields & Company from 1970 to 1977. Mr. Milliken is a graduate of Clemson University.

Maurice Segall has been a senior lecturer at the MIT-Sloan School of Management and a senior advisor to the Boston Consulting Group since 1989. Until 1989, he was Chairman, President and Chief Executive Corporate Officer of Zayre Corpora-tion which he joined as President and Chief Executive Officer in 1978. Mr. Segall is a Director of AMR Corporation and Harcourt General, Inc. He is Trustee of Massachusetts General Hospital, Beth Israel Hospital, and the Museum of Fine Arts, Boston. Mr. Segall is a graduate of McGill University, Columbia University and the London School of Economics.

Ronald L. Skates has been President, Chief Executive Officer and a Director of Data General Corporation since 1989. Prior to joining Data General Corporation in 1986, Mr. Skates was a Partner of Price Waterhouse LLP, certified public accountants. He is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. He is also a Trustee of Massachusetts General Hospital, an Overseer of the Boston Museum of Fine Arts, and Vice Chairman and a Director of the Massachusetts High Technology Council. Mr. Skates is a graduate of Harvard College and Harvard Business School.

W. Nicholas Thorndike retired in 1988 from Wellington Management Company/Thorndike, Doran, Paine and Lewis where he was Chairman of the Board and Managing Partner. Mr. Thorndike is a Director of Courier Corporation, Data General Corporation, The Providence Journal (where he is Chairman of the Execu-tive Committee), and Bradley Real Estate Inc. He is a Trustee and a former Chairman of the Board and President of Massachusetts General Hospital, and a Trustee of Eastern Utilities Associates, Northeastern University and The Putnam Funds. Mr. Thorndike is a graduate of Harvard University.

BOARD OF TRUSTEES

The business and affairs of the Company will be managed under the direction of the Board of Trustees. Pursuant to the terms of the Company's Declaration of Trust, the Trustees are divided into three classes. One class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1998, a second class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 1999, and a third class will hold office initially for a term expiring at the annual meeting of shareholders to be held in 2000. At each annual meeting of the shareholders of the Company, the successors to the class of Trustees whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of share-holders held in the third year following the year of their election and the election and qualification of their successors. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

COMMITTEES OF THE BOARD OF TRUSTEES

Audit Committee. Within 30 days following the closing of the Offering, the Board of Trustees of the Company will establish an Audit Committee that will consist of not less than three Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accoun-tants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accoun-tants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

Executive Compensation Committee. The Board of Trustees will also establish an Executive Compensation Committee (the "Compensation Committee") comprised of two or more Independent Trustees to determine the compensation levels and poli-cies for the Company's executive officers and to implement the Company's Long Term Incentive Plan.

The Board of Trustees will not have a standing nominating committee.

COMPENSATION OF TRUSTEES

The Independent Trustees will receive annual retainer fees of $18,000 and per meeting compensation of $1,000. The chairmen of the Audit Committee and the Compensation Committee will each receive an additional $1,000 annually for their services in such capacities. Officers of the Company who are Trustees will not receive any separate compensation for their service as Trustees.

EXECUTIVE COMPENSATION

The Company was organized as a Maryland real estate investment trust on October 10, 1997, and has not to date paid any cash compensation to its executive offi-cers. The following table sets forth the base compensation proposed to be paid and the initial amounts of stock options proposed to be granted to each of the seven most highly compensated executive officers of the Company during the fiscal year ending December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                        ----------------------
                                                               BASE      STOCK
       NAME AND PRINCIPAL POSITION                      SALARY RATE OPTIONS(1)
       ---------------------------                      ----------- ----------
       Ferdinand Colloredo-Mansfeld                       $265,000
        Chairman of the Board
       Robert E. Patterson                                 245,000
        President
       Franz Colloredo-Mansfeld                            175,000
        Chief Financial Officer
       Andrew D. Ebbott                                    175,000
        Senior Vice President
       Howard B. Hodgson, Jr.                              175,000
        Senior Vice President
       Eugene F. Reilly                                    175,000
        Senior Vice President
       Neil E. Waisnor                                     175,000
        Senior Vice President, Treasurer and Secretary

-----------
(1) All options will vest in three equal annual installments commencing on the first anniversary of the date of grant and will have per share exercise prices equal to the Offering Price.

In addition to cash compensation in the form of annual base salary, the Company will have a cash bonus incentive plan pursuant to which cash bonuses may be awarded to executive officers and other key employees based on attainment of specified personal and corporate objectives. The amounts of such bonus awarded may, depending on the level of an individual's corporate responsibility and attainment of specified objectives, range up to 100% of the individual's annual base salary.

EMPLOYMENT AGREEMENTS

Messrs. Ferdinand Colloredo-Mansfeld, Robert E. Patterson and Franz Colloredo-Mansfeld will enter into employment agreements with the Company. Each agreement will be for an initial term of three years, which will be automatically renewed for successive one-year periods unless otherwise terminated. The agreements will provide for base annual compensation in the amounts set forth in "--Execu-tive Compensation" above and incentive compensation to be determined by the Board of Trustees or the Compensation Committee thereof. The base annual com-pensation may be increased in subsequent years by action of the Board of Trustees or the Compensation Committee. Each of the employment agreements pro-vides for certain severance payments in the event of disability or termination by the Company without cause or by the employee with cause. Each executive will be required under the terms of his employment agreement to devote substantially all of his business time to the affairs of the Company. The agreements also prohibit each executive from engaging, directly or indirectly, during the term of their employment in activities that compete with those of the Company.

LONG TERM INCENTIVE PLAN

Prior to the Offering, the Board of Trustees will adopt, and the sole share-holder of the Company will approve, the Cabot Industrial Trust Long Term Incen-tive Plan (the "Long Term Incentive Plan" or the "Plan") for the purpose of attracting and retaining highly qualified executive officers, directors and employees. The Long Term Incentive Plan authorizes the issuance of up to Common Shares. The Long Term Incentive Plan will be administered by the Compen-sation Committee of the Board of Trustees or, with respect to certain matters, its delegate. As used in this summary, the term

"Administrator" means the Compensation Committee or its delegate, as appropri-ate. Officers and other employees of the Company, the Operating Partnership and designated subsidiaries, including the Management Company, will be eligible for selection by the Administrator to participate in the Long Term Incentive Plan. The Administrator selects the individuals who will participate in the Plan ("Participants"). No awards may be granted under the Plan after December , 2007.

The Plan provides for the grant of (i) share options intended to qualify as incentive options under Section 422 of the Code, (ii) share options not intended to qualify as incentive stock options under Section 422 of the Code,
(iii) stock appreciation rights, issued alone or in tandem with options, (iv) restricted shares, which are contingent upon the attainment of performance goals or subject to vesting requirements or other restrictions and (v) other incentive awards. The Administrator will prescribe the conditions which must occur for any Restricted Shares to vest and for any incentive awards to be earned.

In connection with the grant of options under the Long Term Incentive Plan, the Administrator will determine the option exercise period and any vesting requirements. Effective as of the closing of the Offering, options for Common Shares will be granted to employees and officers, including the officers named in "--Executive Compensation" above, with an exercise price equal to the Offering Price. The initial options granted under the Plan will have ten-year terms and will become exercisable in three equal annual installments commencing on the first anniversary of the date of grant, subject to acceleration of vesting upon a change in control of the Company (as defined in the Plan).

An option granted under the Plan may be exercised for any number of whole Common Shares less than the full number of Common Shares for which the option could be exercised. A holder of an option will have no rights as a shareholder with respect to Common Shares subject to his or her option until the option is exercised. To the extent an option has not become exercisable at the time of the holder's termination of employment, it will be forfeited unless exercised within a specified period after such termination. Any Common Shares subject to options which are forfeited (or expire without exercise) pursuant to the vesting requirement or other terms established at the time of grant will again be available for grant under the Long Term Incentive Plan. Payment of the exer-cise price of an option granted under the Long Term Incentive Plan may be made in cash, cash equivalents acceptable to the Compensation Committee or, if per-mitted by the option agreement, by exchanging Common Shares having a fair market value equal to the option exercise price.

SAVINGS PLAN

The Company intends to assume and continue, and the Operating Partnership and designated subsidiaries, including the Management Company (each, a "Partici-pating Employer"), intend to adopt, the Cabot Partners Employee Savings Plan (the "401(k) Plan"). Prior service with Cabot Partners will be credited in full as service with the Company or a Participating Employer for all purposes under the 401(k) Plan, including eligibility and vesting.

The 401(k) Plan permits each participating employee to elect to defer up to 15% of base compensation, subject to the annual statutory limitation prescribed by
Section 402(g) of the Code, on a pre-tax basis. Plan participants may also elect to make an after-tax contribution of up to % of their base compensation. The Company and the Participating Employers will make matching contributions
equal to  % of amounts deferred up to $   in deferrals. The Company and the
Participating Employers may also make annual contributions if the Company achieves certain performance objectives to be determined on an annual basis by the Compensation Committee. Matching and discretionary contributions will be made in cash or Common Shares.

INDEMNIFICATION

For a description of the limitation of liability and indemnification rights of the Company's officers and Trustees, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws--Limitation of Liability and Indemnification."

                            FORMATION TRANSACTIONS

The Company was formed to continue and to expand Cabot Partners' national industrial real estate business and to acquire the Properties. Prior to or simultaneously with the closing of the Offering, the Company will complete the Formation Transactions described below, which are designed to consolidate the ownership of the Properties and Cabot Partners' industrial real estate busi-ness (and certain of its related assets) in the Company, to facilitate the Offering and to enable the Company to qualify as a REIT commencing with its short taxable year ending December 31, 1997.

FORMATION TRANSACTIONS

The principal focus of Cabot Partners' real estate advisory services for third parties has been on assisting pension funds and other institutional investors in developing industrial real estate investment strategies that are appro-priate to their needs, implementing such strategies through identifying suit-able properties for acquisition, acquiring and managing such properties for the advisory clients and, ultimately, deciding when to sell such investments and conducting the sale process. Such services are provided pursuant to written contracts (the "Advisory Contracts") entered into between Cabot Part-ners and the advisory client. The advisory clients hold such real estate investments in a variety of forms, predominantly including single asset corpo-rations of which a single pension fund or other advisory client is the sole direct or indirect stockholder, but also including direct ownership of the properties in certain cases and ownership through a corporation established and managed by Cabot Partners for the purpose of providing a vehicle for pooled investment by institutional clients.

In preparation for the Offering and in connection with the closing thereof, Cabot Partners and the Contributing Investors are undertaking the transactions summarized below (the "Formation Transactions") for the purpose of organizing the Company and the Operating Partnership, and transferring the Properties and Cabot Partners' real estate advisory and management business and certain related assets to the Company and the Operating Partnership in a tax efficient manner. As a result of the Formation Transactions, the Contributing Investors, including the C-M Property Partnerships (all of the partnership interests in which are owned by Ferdinand Colloredo-Mansfeld and Franz Colloredo-Mansfeld, respectively, and members of their immediate families), will become equity investors in the Company through, in certain cases, direct ownership of Common Shares or, in most cases, ownership of Units in the Operating Partnership that may, subject to the limitations described below, be exchanged for Common Shares, to be received by them in exchange for their contributions of Proper-ties to the Company or the Operating Partnership. Cabot Partners will con-tribute to the Operating Partnership its real estate advisory and management business and other assets that relate to the Properties contributed to the Operating Partnership pursuant to the Formation Transactions. Cabot Partners' Advisory Contracts and assets relating to industrial properties that are not being contributed pursuant to the Formation Transactions will be held by the Management Company. As a result of such contributions, the Company will become the indirect owner of the contributed Properties, through and to the extent of its interest in the Operating Partnership, and will no longer receive advisory or management fees with respect to such Properties. The Properties to be con-tributed by the Contributing Investors, including those of the C-M Property Partnerships, do not, however, comprise all of the industrial properties for which Cabot Partners is currently providing advisory or management services, nor do the Contributing Investors comprise all of the advisory clients of Cabot Partners.

The Formation Transactions include the following:

  (i) The Company was formed as a real estate investment trust under Maryland law through the filing of the Company's Declaration of Trust with the Mary-land Secretary of State on October 10, 1997.

  (ii) The Operating Partnership was formed as a limited partnership under Delaware law on October 10, 1997.

  (iii) The Operating Partnership incorporated the Management Company as its wholly-owned subsidiary through the filing of a certificate of incorpora-tion for the Management Company with the Delaware Secretary of State on
       , 1997 and the contemporaneous initial purchase by the Operating Part-nership of 100 shares of the common stock of the Management Company.

  (iv) Prior to or simultaneously with the closing of the Offering, the Con-tributing Investors, including the C-M Property Partnerships, will con-tribute certain of their industrial real estate investment properties (com-prising the Properties described herein), directly or indirectly, to the Operating Partnership. Such contributions will be effected pursuant to the Contribution Agreement, dated as of October 10, 1997, entered into among the Company, the Operating Partnership, Cabot Partners and each of the Con-tributing Investors. The Contribution Agreement provides, among other things, that the Contributing Investors will convey to the Operating Part-nership, or in certain cases directly to the Company, all of their inter-ests in the Properties, in exchange for a number of Units, or Common Shares, determined on the basis of the relative derived contribution amounts of the Properties contributed as compared to the aggregate derived contribution amounts of all of the Properties and assets to be con-tributed by the Contributing Investors and Cabot Partners in the Formation Transactions. See "--Contribution Amounts of Properties and Cabot Part-ners." In the case of contributions of Properties that the Contribution Agreement provides are to be made directly to the Company in exchange for Common Shares, the Company will direct that such Properties be conveyed by the Contributing Investor to the Operating Partnership, in exchange for which the Operating Partnership will issue to the Company a number of GP Units in the Operating Partnership equal to the number of Common Shares issued by the Company to the Contributing Investor. The determination of the specific forms of such contribution transactions and whether Units or Common Stock are to be issued in connection therewith was made in order to maximize the tax efficiency of such contributions taking into account the specific facts relating to and the organizational structure of the respec-tive contributing entities. As a result of such contributions, the Contrib-uting Investors (not including the C-M Property Partnerships) will receive
  a total of     Units and     Common Shares, which will in the aggregate
  represent approximately   % of the common equity of the Company on a fully
  diluted basis.

  (v) The Contribution Agreement also provides, among other things, that prior to or simultaneously with the closing of the Offering, Cabot Part-ners, most of whose partners are Cabot Group Participants, will contribute to the Operating Partnership (or to a subsidiary thereof) the Advisory Con-tracts and other assets relating to Cabot Partner's advisory and management business, including furniture, fixtures and equipment, general intangibles, intellectual property, books and records. As a result of such contribution and the contribution of the C-M Partnerships, Cabot Partners and Messrs. Colloredo-Mansfeld (including members of their immediate families) will
  receive a total of     Units and     Units, respectively, which will repre-
  sent approximately   % and   % of the common equity of the Company on a
  fully diluted basis. Cabot Partners' Advisory Contracts and assets relating to industrial properties that are not being contributed pursuant to the Formation Transactions will be held by the Management Company. The Oper-ating Partnership will own 100% of the non-voting preferred stock of the Management Company, representing 95% of the economic interest of the Man-agement Company. Ferdinand Colloredo-Mansfield will own 100% of the voting common stock of the Management Company, representing 5% of the economic interest of the Management Company.

  (vi) The Units and Common Shares received by the Contributing Investors (excluding the C-M Property Partnerships) in connection with the Formation
  Transactions will have a total value of approximately $   million and $
  million, respectively, based on the Offering Price. The Units will be exchangeable for Common Shares on a one-for-one basis or the cash equiva-lent thereof (as determined by the Company) beginning one year after the Closing Date, or such earlier date as the Company may authorize.

  (vii) The Units received by the Cabot Group Participants (including the C-M Property Partnerships) in connection with the Formation Transactions will
  have a total value of approximately $   million based on the Offering Price
  and will be exchangeable into Common Shares on a one-for-one basis or the cash equivalent thereof (as determined by the Company), beginning one year after the Closing Date (or such earlier date as the Company may authorize); however, such Units or Common Shares may not, subject to certain excep-tions, be disposed of until two years after the Closing Date (or such ear-lier date as the Company and J.P. Morgan Securities Inc. may authorize).

  (viii) The Operating Partnership will use approximately $13.3 million of the net proceeds of the Offering to repay mortgage indebtedness secured by certain of the Properties. See "Use of Proceeds" and "Certain Relationships and Transactions."

LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

The Contributing Investors and Cabot Partners have each made certain represen-tations and warranties to the Company in the Contribution Agreement entered into among the parties in connection with the Formation Transactions. Such representations and warranties, which in the case of environmental matters and certain other matters are limited to the knowledge of specified entities and persons, relate to, among other things, their authority to enter into the For-mation Transactions, their ownership of the Properties or other assets to be contributed by them, and the absence of certain liabilities and other matters relating to the Properties and such assets. The respective obligations of each Contributing Investor and of Cabot Partners to indemnify the Company in the event of breach of any of such representations and warranties, or breach of certain other provisions of the Contribution Agreement or under certain other circumstances is subject to an overall limitation under the Contribution Agreement equal to the value (based on the Offering Price) of the Units or Common Shares received by the Contributing Investor in the Formation Transac-tions (or in lieu thereof, the return to the Company of all such Units or Common Shares received), and is subject to the further limitation that any such indemnification obligation relating to a specific Property is limited to the contribution amount assigned to such Property by the parties in connection with the Formation Transactions. In addition, such indemnification obligations are, with certain exceptions, limited to claims for indemnification made within one year after the completion of the Formation Transactions.

EFFECTS OF THE FORMATION TRANSACTIONS AND THE OFFERING

As a result of the transactions involved in the formation of the Company (in-cluding the Offering), the Company initially will hold an approximate %
interest in the Operating Partnership, the remaining   % interest in the Oper-
ating Partnership will be held by certain Contributing Investors and the Cabot
Group Participants, and certain Contributing Investors will own   Common Shares
representing, on a fully diluted basis approximately   % of the common equity
of the Company. Immediately following the closing of the Offering, on a fully diluted basis, purchasers of Common Shares in the Offering will hold approxi-
mately   % of the common equity of the Company, the Cabot Group Participants
(including the C-M Property Partnerships) will directly or indirectly hold
approximately   % of the common equity of the Company and the Contributing
Investors (not including the C-M Property Partnerships) will hold approximately
  % of the common equity of the Company.

The Operating Partnership will own 100% of the fee interest in the Properties and 100% of the non-voting preferred stock of the Management Company, repre-senting 95% of the economic interests therein, with Ferdinand Colloredo-Mansfeld, the Company's chief executive officer, owning 100% of the voting stock, representing 5% of the economic interests therein.

CONTRIBUTION AMOUNTS OF THE PROPERTIES AND CABOT PARTNERS

Neither Cabot Partners, the Contributing Investors nor the Company obtained any third-party determination of the fair market value of the Properties or other assets contributed to the Company or the Operating Partnership in connection with the Formation Transactions. Third-party estimates of the derived contribu-tion amounts of such assets, however, were obtained in August and September 1997 in accordance with procedures agreed upon by the Contributing Investors and Cabot Partners solely to assist Cabot Partners and the Contributing Investors in determining the allocation of the equity interests in the Company and the Operating Partnership among Cabot Partners and the Contributing Investors (including the C-M Property Partnerships) prior to the Offering.

The Total Market Capitalization of the Company at the Offering Price may not be indicative of, and may exceed: (i) the aggregate derived contribution values of the Properties and other assets to be acquired by the Company in the Formation Transactions and (ii) the fair market value of the Properties and such other assets. The Offering Price has been negotiated between the Company and the Rep-resentatives of the Underwriters named herein based on their consideration of the factors referred to in "Underwriting." This methodology has been used because the Company believes it is appropriate to value the Company as an ongoing business, rather than on the basis of values that might be obtained from a liquidation of the Company or of its individual assets. No assurance can be given that the Offering Price will be an indication of the actual value of the Common Shares, which will be determined by market conditions and other fac-tors over time. The Company's percentage interest in the Operating Partnership was determined based upon the percentage of estimated cash available for dis-tribution required to pay estimated distributions at an annual rate equal to
  % of the Offering Price on the Common Shares to be outstanding upon the closing of the Offering. The distribution rate was derived by comparison to distribution rates of other REITs that the Company believes may be comparable and in light of current market conditions. The percentage of Common Shares allocated to the purchasers of Common Shares sold by the Company in the Offering ( % on a fully diluted basis) is equal to the percentage of estimated pro forma cash flow available for distribution necessary to pay the targeted distribution rate. The remaining equity of the Company was allocated to Cabot Partners and the Contributing Investors.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

See "Formation Transactions" for a summary of certain related party transac-tions that will be consummated prior to or simultaneously with the closing of the Offering.

BENEFITS TO RELATED PARTIES

The Cabot Group Participants and the Contributing Investors will realize cer-tain benefits as a result of the Offering and the Formation Transactions, including the following:

Receipt of Units by the Cabot Group Participants and the Contributing Investors

The Cabot Group Participants will receive a total of    Units and    Units in
consideration for their interests in Cabot Partners and the C-M Property Part-nerships, respectively, in connection with the Formation Transactions. These
Units (representing approximately   % of the common equity interests in the
Company on a fully diluted basis) will have a total value of approximately $ million based on the Offering Price, compared to the aggregate net tangible book value of the assets contributed to the Operating Partnership by the Cabot
Group Participants of approximately $   million as of June 30, 1977. The Com-
pany believes that the net tangible book value of the individual assets con-tributed to the Operating Partnership by the Cabot Group Participants (which reflects the historical cost of such assets less accumulated depreciation and amortization) is less than the aggregate current market value of such assets. Beginning one year following the Closing Date, any of the Cabot Group Partici-pants holding Units may, in accordance with the Operating Partnership Agree-ment, exchange all or a portion of such Units for Common Shares on a one-for-one basis or, at the election of the Company, the cash equivalent thereof, but may not, with certain exceptions, transfer any of such Units or Common Shares prior to two years after the Closing Date.

The Contributing Investors (not including the C-M Property Partnerships) will
receive a total of     Units and     Common Shares in consideration for their
interests in the Properties in connection with the Formation Transactions.
These Units and Common Shares (representing in the aggregate approximately   %
of the equity interests in the Company on a fully diluted basis) will have a
total value of approximately $   million based on the Offering Price, compared
to the aggregate net tangible book value of the Properties contributed to the
Company by such Contributing Investors of approximately $   million. The Com-
pany believes that the net tangible book value of the individual assets con-tributed to the Company by such Contributing Investors (which reflects the his-torical cost of such assets less accumulated depreciation) is less than the aggregate current market value of such assets. At any time after one year fol-lowing the Closing Date, any of such Contributing Investors holding Units may, in accordance with the Operating Partnership Agreement, exchange all or a por-tion of such Units for Common Shares on a one-for-one basis or, at the election of the Company, the cash equivalent thereof.

The Company currently expects that it will not elect to pay cash for Units in connection with any such exchange request, but instead will issue Common Shares in exchange for such Units. The receipt and retention of Units in exchange for contributed assets may provide the Cabot Group Participants and certain of the Contributing Investors with continued deferral of the taxable gain that would otherwise be associated with dispositions of those assets.

Increase in Net Tangible Investment

The Cabot Group Participants, together with the C-M Property Partnerships, and the Contributing Investors (not including the C-M Property Partnerships), each on a pro forma basis as of June 30, 1997, will realize an immediate increase of
$   million and $   million, respectively, in the net tangible book value of
their respective original investments in the Company. This increase is derived from the difference between the net tangible assets per Common Share before and after giving effect to the Formation Transactions multiplied by the Units to be received as consideration by the Cabot Group Participants and by the
Units and Common Shares to be received as consideration by such Contributing Investors, respectively. See "Dilution."

Repayment of Debt

Approximately $18.5 million of indebtedness secured by the Properties to be contributed by the C-M Property Partnerships (which are owned by certain of the Cabot Group Participants) will be assumed by the Operating Partnership and approximately $13.3 million (based on amounts outstanding as of the anticipated date of repayment) will be repaid from the proceeds of the Offering.

Options Granted

The Company will grant options to purchase an aggregate of     Common Shares
under the Company's Long Term
Incentive Plan at the Offering Price to officers and Trustees of the Company, subject to certain vesting requirements. See "Management--Long Term Incentive Plan."

                     PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth the beneficial ownership of Common Shares and Units of (i) each person who is a shareholder of the Company owning more than 5% of the beneficial interest in the Company, (ii) each person who is a Trustee or executive officer of the Company, and (iii) the Trustees and executive offi-cers of the Company as a group, in each case after the closing of the Offering and the Formation Transactions. Unless otherwise indicated in the footnotes, all of such interests are to be owned directly, and the indicated person or entity will have sole voting and investment power. The number of shares repre-sents the number of Common Shares the person is expected to hold plus the number of shares for which Units expected to be held by the person are redeem-able (if the Company elects to issue Common Shares rather than pay cash upon such redemption). The extent to which the persons will hold Common Shares as opposed to Units is set forth in the notes to the table.

                            ------------------------------------
                               NUMBER OF
                              SHARES AND
                                   UNITS
                            BENEFICIALLY   PERCENT OF
NAMES OF BENEFICIAL OWNERS         OWNED   ALL COMMON PERCENT OF
AND ADDRESS OF 5%              AFTER THE       SHARES ALL COMMON
BENEFICIAL OWNERS               OFFERING AND UNITS(1)  SHARES(1)
--------------------------  ------------ ------------ ----------

-----------
* Less than 1%.
(1) Assumes that all Units held by the person are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the per-centage of all Common Shares and Units assumes that all of the Units held are redeemed for Common Shares. The total number of Common Shares outstanding used in calculating the percentage of all Common Shares assumes that none of the Units held by other persons are redeemed for Common Shares.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Pro-spectus is a part. See "Additional Information."

GENERAL

The Declaration of Trust of the Company provides that the Company may issue up to 150,000,000 shares of beneficial interest, which may consist of Common Shares and preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"), in such combination as the Trustees shall determine. Upon the closing of the Offering and the consummation of the Formation Transactions,
    Common Shares will be issued and outstanding (    shares if the Underwrit-
ers' overallotment option is exercised in full) and no Preferred Shares will be issued and outstanding. As permitted by the Maryland statute governing REITs formed as trusts (the "Maryland REIT Law"), the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the share-holders of the Trust, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Trust has authority to issue. The Company believes that the power of the Board of Trustees to issue additional shares of beneficial interest will provide the Company with increased flexibility in structuring possible future financings and acquisi-tions and in meeting other needs that might arise. The additional shares of beneficial interest, including possibly Common Shares, will be available for issuance without further action by the Company's shareholders, unless action by the shareholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees currently has no intention of doing so, it could authorize the Company to issue a class or series that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Shares and might otherwise be in the best interests of the shareholders.

Both the Maryland REIT Law and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of such shareholder's status as a shareholder of the Company. The Company's Declaration of Trust further provides that the Com-pany shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of such shareholder's being or having been a shareholder or former shareholder, subject to such shareholder providing notice to the Company, and that the Company shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reason-ably incurred by such shareholder in connection with any claim or liability unless it is established by a court that such claim or liability arose out of such shareholder's bad faith, willful misconduct or gross negligence. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

All Common Shares offered hereby will be duly authorized, fully paid and nonas-sessable. Subject to the preferential rights of any other shares or series of beneficial interest and to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of Common Shares, holders of Common Shares are entitled to receive dividends on such shares if, as and when autho-rized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liq-uidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Each outstanding Common Share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trust-ees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of Trust-ees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares will not be able to elect any Trustees.

Holders of Common Shares have no preference, conversion, sinking fund, redemp-tion or appraisal rights and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Declaration of Trust regarding the restriction on transfer of Common Shares, Common Shares have equal dividend, distribution, liquidation and other rights.

Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of the votes cast at a shareholder meeting by holders of Common Shares entitled to vote on the matter in all sit-uations permitting or requiring action by the shareholders, except with respect to: (i) the election of Trustees (which requires a plurality of all the votes cast at a meeting of shareholders of the Company at which a quorum is present), (ii) the removal of Trustees (which requires the affirmative vote of the holders of two-thirds of the outstanding shares of beneficial interest of the Company entitled to vote generally in the election of Trustees, which action can only be taken by vote at a shareholder meeting), (iii) the merger or sale (or other disposition) of all or substantially all of the assets of the Company (which requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote on the matter, which action can only be taken by vote at a shareholder meeting), (iv) the amendment of the Declaration of Trust by shareholders, including the amendment or repeal of the Independent Trustee provision (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain cir-cumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter), and
(v) the dissolution of the Company (which requires the affirmative vote of two-thirds of the outstanding shares entitled to vote on the matter). The Com-pany has agreed pursuant to the Operating Partnership Agreement that Limited Partners also have voting rights with respect to certain of the foregoing actions for a limited period. See "Partnership Agreement of Operating Partner-ship--Management." As allowed under the Maryland REIT Law, the Company's Dec-laration of Trust permits the Trustees by a two-thirds vote to amend the dec-laration of trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law without the approval of the shareholders. As permitted by the Maryland REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Com-pany has authority to issue.

CLASSIFICATION OR RECLASSIFICATION OF COMMON SHARES OR PREFERRED SHARES

The Declaration of Trust authorizes the Board of Trustees to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each such series, subject to the provisions of the Company's Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conver-sion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board of Trustees could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise might be in their best interest. As of the date hereof, no Preferred Shares are outstanding and the Company has no present plans to issue any Pre-ferred Shares.

RESTRICTIONS ON TRANSFER

For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of beneficial interest. Specifically, not more than 50% in value of the Company's out-standing shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain enti-ties) during the last half of a taxable year, and the Company must be benefi-cially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Federal Income Tax Considerations--Taxation of the Company."

Because the Board of Trustees believes it is essential for the Company to con-tinue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions described below and to possible limited exceptions regarding cer-tain Contributing Investors, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the Company's issued and outstanding capital shares, or (ii) 9.8% of the total value of such capital shares (the "Ownership Limit"). Any transfer of Common or Preferred Shares that would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limit, (ii) result in the Common and Preferred Shares being owned by fewer than 100 per-sons (determined without reference to any rules of attribution), or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights in such Common or Preferred Shares.

Subject to certain exceptions described below, if any purported transfer of Common or Preferred Shares would (i) result in any person owning, directly or indirectly, Common or Preferred Shares in excess of the Ownership Limit, or
(ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, the Common or Preferred Shares will be designated as "Ex-cess Shares" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such Common or Preferred Shares. The record holder of the Common or Preferred Shares that are designated as Excess Shares (the "Pur-ported Transferee") will have no rights in such shares except as described below. The Share Trustee will be designated by the Company, but will not be affiliated with the Company. The beneficiary of the Share Trust (the "Benefi-ciary") will be one or more charitable organizations that are named by the Com-pany.

Excess Shares will remain issued and outstanding Common or Preferred Shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trust will receive all dividends and distribu-tions on the Excess Shares and will hold such dividends and distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Excess Shares. The Company shall designate to the Share Trustee within a speci-fied period a permitted transferee of the Excess Shares, provided that the per-mitted transferee may acquire such Excess Shares without such acquisition resulting in a transfer to another Share Trust and resulting in the redesigna-tion of such Common or Preferred Shares as Excess Shares. Upon such a transfer, which is subject to the Company waiving its purchase right described below, the Purported Transferee generally will receive from the Share Trustee the lesser of (i) the price per share such Purported Transferee paid for the Common or Preferred Shares that were designated as Excess Shares (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale of such Excess Shares. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Purported Transferee will be distrib-uted to the Beneficiary.

The Excess Shares will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or
(ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer which resulted in such Excess Shares and (ii) the date the Company determines in good faith that a transfer resulting in such Excess Shares occurred.

"Market Price" on any date shall mean the last reported sales price reported on the NYSE for a particular class of equity shares on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price for such class of equity shares on the trading day immedi-ately preceding the relevant date as reported on any exchange or quotation system over or through which such class of equity shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of equity shares on the relevant date as determined in good faith by the Board of Trustees.

Any person who acquires or attempts to acquire Common or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common or Pre-ferred Shares that were transferred to a Share Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to pro-vide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

The Declaration of Trust requires all persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding Common and Preferred Shares, within 30 days after January 1 of each year, to provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of Common and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

The Ownership Limit generally will not apply to the acquisition of Common or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limit under certain circumstances. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indi-rect, of shares of beneficial interest of the Company in excess of the Owner-ship Limit would result in the termination of the Company's status as a REIT. The foregoing restrictions will continue to apply until the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a pre-mium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company.

All certificates representing Common or Preferred Shares will bear a legend referring to the restrictions described above.

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

  CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S DECLARATION OF TRUST
                                   AND BYLAWS

The following summary of certain provisions of Maryland law and of the Declara-tion of Trust and Bylaws of the Company is subject, and is qualified in its entirety by reference, to the applicable Maryland statutes and to the Declara-tion of Trust and Bylaws of the Company.

CLASSIFICATION OF THE BOARD OF TRUSTEES

The Company's Declaration of Trust provides that the number of Trustees of the Company cannot be less than three nor more than 15. At the closing of the Offering, there will be seven Trustees. The Trustees are divided into three classes, with terms of three years each and with one class to be elected at each annual meeting of shareholders. The incumbent Board of Trustees is autho-rized to fill vacancies on the Board, including vacancies resulting from any increase in the number of members constituting the Board of Trustees by up to two in any calendar year. Any members so appointed by the incumbent Trustees (whether to fill a vacancy or a newly created trusteeship) will serve until the next annual meeting of Shareholders.

The classified Board of Trustees could have the effect of making the removal of incumbent Trustees time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to effect a change in control of the Company that a majority of shareholders may believe to be bene-ficial to the Company and its shareholders.

REMOVAL OF TRUSTEES

The Declaration of Trust provides that a Trustee may be removed with or without cause upon the affirmative vote of at least two-thirds, rather than a simple majority, of the votes entitled to be cast in the election of Trustees, but only by a vote taken at a shareholder meeting. This provision has the effect of limiting shareholders action to remove incumbent Trustees to cases in which a substantial majority of shareholders approve such removal.

BUSINESS COMBINATIONS

Under the MGCL, as applicable to Maryland real estate investment trusts, cer-tain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten per-cent or more of the voting power of the then outstanding voting stock of the Trust (an "Interested Shareholder"), or an affiliate of such an Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the con-sideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Share-holder becomes an Interested Shareholder.

CONTROL SHARE ACQUISITIONS

The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" (as defined below) of a Maryland real estate investment trust acquired in a "control share acquisition" (as defined below) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror or in respect of which the acquiror is able to exer-cise or direct the exercise of voting power (except solely by virtue of a revo-cable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the Control Shares (except those for which voting rights have previ-ously been approved) at their fair value, determined without regard to the absence of voting rights for the Control Shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisi-tion.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the trans-action or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

SHAREHOLDERS' MEETINGS

The Declaration of Trust and By-laws provide for an annual meeting of Share-holders to be held upon reasonable notice and within a reasonable period, but not less than 30 days, following delivery of the Company's annual report, but in any event within six months after the end of each full fiscal year. Special meetings of Shareholders may be called by a majority of the Trustees, a majority of the Independent Trustees or by an executive officer of the Company and shall be called upon the written request of Shareholders holding in the aggregate not less than 25% of the outstanding shares of the Company entitled to vote. Written notice stating the place, date and hour of the Shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the day of the meeting to each holder of record.

ANNUAL REPORT

The Declaration of Trust requires the Company to deliver to Shareholders an annual report concerning its operations for the preceding fiscal year con-taining financial statements prepared in accordance with GAAP which are audited and reported on by independent certified public accountants. The report must include a balance sheet, an income statement and a surplus statement. Annual reports must be mailed or delivered to each Shareholder and must be placed on file at the principal office of the Company within the time prescribed by the Maryland REIT Law.

AMENDMENT

The Trustees, by a two-thirds vote, may amend the provisions of the Company's Declaration of Trust from time to time to qualify the Company as a REIT. The Company's Declaration of Trust may be amended only by the affirmative vote or written consent of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote thereon, except as provided in the pre-ceding sentence and except with respect to provisions therein relating to (i) removal of Trustees and (ii) certain reorganization transactions of the Com-pany. The provisions described in clauses (i)-(ii) in the preceding sentence may be amended only by the affirmative vote or, in certain instances, written consent of the holders of not less than two-thirds of the Common Shares then outstanding. The Company's Bylaws may only be amended by the Board of Trustees.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The Maryland REIT Law permits a Maryland real estate investment trust to in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for lia-bility resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty estab-lished by a final judgment as being material to the cause of action. The Company's Declaration of Trust contains such a provision limiting such lia-bility to the maximum extent permitted by Maryland law.

The Declaration of Trust provides that the Company, to the maximum extent per-mitted by Maryland law, shall obligate itself to indemnify and to pay or reim-burse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee, officer, employee or agent or (b) any such individual who at the request of the Company serves or has served another for-eign or domestic corporation, partnership, joint venture, trust, employee ben-efit plan or any other enterprise as a director, trustee, officer, partner, employee or agent of such foreign or domestic entity from and against any claim or liability to which such person may become subject or which such person may incur by reason of service in such capacity. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former Trustee or officer who is made a party to the pro-ceeding by reason of his service in that capacity, or (ii) any such Trustee or officer who at the request of the Company serves or has served another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, trustee, officer or partner, employee or agent of such foreign or domestic entity and who is made a party to the proceeding by reason of his service in that capacity against any claim or liability to which he may become subject by reason of such status.

The Maryland REIT Law permits a Maryland real estate investment trust to indem-nify, and to advance expenses to, its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Mary-land corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connec-tion with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Com-pany require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as autho-rized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be deter-mined that the standard of conduct was not met.

OPERATIONS

The Company is generally prohibited from acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a real estate investment trust.

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

TERMINATION OF THE TRUST AND REIT STATUS

The Company's Declaration of Trust permits (i) the termination of the Company and the discontinuation of the operations of the Company by the affirmative vote or written consent of the holders of not less than two-thirds of the Company's outstanding equity shares of all classes and (ii) the termination of the Company's qualification as a REIT if such qualification, in the opinion of the Board of Trustees, is no longer advantageous to the shareholders.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

The Bylaws of the Company provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) pursuant to the Company's notice of the meeting, (b) by the Board of Trustees or (c) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of Shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (a) pursuant to the Company's notice of the meeting, (b) by the Board of Trustees, or (c) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTITAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

The provisions of the Declaration of Trust on classification of the Board of Trustees, the removal of Trustees and the restrictions on the transfer of shares of beneficial interest and the advance notice provisions of the Bylaws could have the affect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be considered by shareholders to be in their best interest.

MARYLAND ASSET REQUIREMENTS

To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires at least 75% of the value of the Company's assets to be held, directly or indirectly, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. The Maryland REIT Law also prohibits the Company from using or applying land for farming, agri-cultural, horticultural or similar purposes.

                        SHARES AVAILABLE FOR FUTURE SALE

Upon the closing of the Offering and consummation of the Formation Transac-
tions, the Company will have     Common Shares issued and outstanding (
Common Shares if the Underwriter's overallotment option is exercised in full).
In addition,     Common Shares will be reserved for issuance upon redemption of
Units and     Common Shares will be reserved for issuance under the Company's
Long Term Incentive Plan. The Common Shares issued in the Offering will be freely tradeable by persons other than "Affiliates" (as that term is defined for purposes of compliance with the Securities Act of 1933, as amended (the "Securities Act")) of the Company without restriction under the Securities Act, subject to certain limitations on ownership set forth in the Declaration of Trust. See "Description of Shares of Beneficial Interest--Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners have Exchange Rights which, beginning one year (or earlier upon the consent of the Company) from the Closing Date, enable them to cause the Operating Partnership to exchange their Units for Common Shares on a one-for-one basis. Also, each of the Limited Partners has agreed under the Operating Partnership Agreement that until one year (or two years in the case of any Limited Partner that is a partner of Cabot Partners or C-M Holdings), it will not dispose of any Common Shares or Units without the prior consent of the Company.

The Common Shares issued to the Contributing Investors and the Common Shares that will be issuable to holders of Units upon exercise of the Exchange Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registra-tion under the Securities Act unless an exemption from the registration requirements of the Securities Act is available, including exemptions pursuant to Rule 144. As described below, the Company has granted registration rights with respect to such Common Shares to the holders thereof.

In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Com-pany or any Affiliate of the Company, the acquiror or subsequent holder thereof will be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which an appropriate notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 also are subject to certain manner of sale provisions, notice require-ments and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice require-ments.

On the first business day after the first anniversary of the Closing Date, the Company has agreed to file a registration statement with the Commission for the purpose of registering the sale, subject to certain exceptions, of all, but not less than all, of the Common Shares issued to the Contributing Investors or Cabot Partners (or issued upon conversion of Units issued to such persons). The Company will use its best efforts to have such registration statement declared effective as soon as practical thereafter and to keep it effective for a period expiring on the earlier of (i) the date on which all such securities have been sold and (ii) the date on which all such securities are in the opinion of legal counsel for the Company eligible for sale (A) under Rule 144(k) or, (B) in the case of any Affiliate of the Company, under Rule 144 and could be sold in one transaction in accordance with the volume limitations contained therein. Upon effectiveness of such registration statement, those persons holding Common Shares upon redemption of the applicable Units who are not Affiliates of the Company may sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule 144. The Operating Part-nership will bear expenses incident to the registration requirements, except that such expenses shall not include any underwriting discounts or commissions, Commission or state securities registration fees, transfer taxes or certain other fees or taxes relating to such shares. Registration rights may be granted to future sellers of properties to the Operating Partnership who agree to receive Common Shares, Units, or other securities convertible into Common Shares, in lieu of cash.

No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Shares. See "Risk Fac-tors and Investment Considerations--Effect of Shares Available for Future Sale on Price of Common Shares."

                 PARTNERSHIP AGREEMENT OF OPERATING PARTNERSHIP

GENERAL

The Properties will be owned by the Operating Partnership. By contributing their interests in the CM Property Partnerships and Cabot Partners to the Oper-ating Partnership, the Cabot Group Participants will, among other things, be permitted to defer until a later date a portion of the tax liabilities that they otherwise would incur if they received Common Shares. In addition, through the Operating Partnership the Company may acquire interests in additional industrial properties in transactions that may defer such tax consequences for the contributors.

Following the closing of the Offering, substantially all of the Company's assets (including the Company's interest in the Properties) will be held by, and its operations will be conducted through, the Operating Partnership. The Company will initially hold Units equal to . % of the economic interest in the Operating Partnership and will control the Operating Partnership in its capacity as the sole general partner. The Company's interest in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to the Company's percentage ownership of the Operating Partnership (apart from tax allocations of profits and losses to take into account pre-contribution property apprecia-
tion). The Limited Partners will own the remaining     % economic interest in
the Operating Partnership. For a period of one year (or two years for any partner of Cabot Partners or C-M Holdings) following the Closing Date, the holders of Units or Common Shares will not be permitted to offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of any such Units or Common Shares without the permission of the Company (except (i) in the case of a holder that is a natural person, to certain family members of such holder or upon death of such holder, to such holder's estate, personal representative or beneficiaries, (ii) in the case of a business entity, to another entity wholly owned thereby or as a distribution to the equity owners thereof, (iii) in the case of a master pension or profit sharing trust or group trust, to one or more of its participating trusts or to a successor trust, (iv) as a bona fide gift, or (v) pursuant to a pledge, grant of a security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee). After the first anniversary after the closing of the Offering (or second anniversary for any partner of Cabot Partners or C-M Holdings) Units or Common Shares may be transferred by a Lim-ited Partner without restriction (except if such transfer would (i) violate any securities laws, (ii) result in the Operating Partnership being treated as an association taxable as a corporation, (iii) be effectuated through an "estab-lished securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7709 of the Code, or (iv) be to a lender to the Operating Partnership or related person holding nonrecourse lia-bility), although the transferee will only be admitted as a Limited Partner subject to furnishing certain specified or requested instruments or documents to the Company in its capacity as general partner. Also, after the first anni-versary after the closing of the Offering (or earlier with the consent of the Company in its capacity as general partner), any holder of Units may exchange one Unit for one Common Share subject to the Company's right to pay cash in lieu of issuing Common Shares. With each exchange of Units, the Company's interest in the Operating Partnership will increase.

The Company will hold one Unit in the Operating Partnership for each Common Share that it has issued. The net proceeds of any issuance of Common Shares of the Company will be contributed to the Operating Partnership in exchange for an equivalent number of Units.

As the general partner of the Operating Partnership, the Company will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. The Board of Trustees of the Company will manage the affairs of the Company by directing the affairs of the Oper-ating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of the Proper-ties.

The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which the Pro-spectus is a part.

MANAGEMENT

The Operating Partnership has been organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. The Company, as the sole general partner of the Operating Partnership and the holder of the majority of the Units, will generally have full, exclusive and complete discre-tion in managing and controlling the Operating Partnership. The Contributing Investors receiving Units, as the Limited Partners of the Operating Partner-ship, will have no authority to transact business for, or to participate in the management activities or decisions of, the Operating Partnership, except as provided in the Operating Partnership Agreement and as provided by applicable law. However, the consent of all the Limited Partners will be required to (i) take any action that would make it impossible to carry on the ordinary business of the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; (ii) possess Operating Partnership property, or assign any rights to specific Operating Partnership property for other than an Oper-ating Partnership purpose, except as otherwise provided in the Operating Part-nership Agreement; (iii) admit a person as a partner, except as otherwise pro-vided in the Operating Partnership Agreement; or (iv) perform any act that would subject a Limited Partner to liability as a general partner in any juris-diction or any other liability except as provided in the Operating Partnership Agreement or under the laws of the State of Delaware. In addition, the Company has agreed pursuant to the Operating Partnership Agreement that it will not take any of the following actions prior to the first anniversary of the Closing Date without the consent of Limited Partners holding a majority of the out-standing Units: (i) a merger, consolidation or share exchange of the Company requiring the approval of the Company's shareholders or any merger, consolida-tion or partnership interest exchange of the Operating Partnership, (ii) a sale, lease, transfer or other disposition of all or substantially all of the Company's assets requiring the approval of the Company's shareholders, a sale, lease, transfer or other disposition of all or substantially all of the Oper-ating assets, or any election to dissolve the Company requiring the approval of the Company's shareholders, or (iii) an amendment to the Declaration of Trust requiring the approval of the Company's shareholders.

INDEMNIFICATION

The Operating Partnership Agreement provides that each individual made a party to a proceeding by reason of his status as a general partner or an officer of the Operating Partnership or a trustee or officer of the Company or any other person as the Company may designate from time to time in its sole and absolute discretion (each, an "Indemnitee") will be indemnified and held harmless by the Operating Partnership for any act relating to the operation of Operating Part-nership unless it is established that (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was com-mitted in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit of money, prop-erty or services; or (iii) in the case of any criminal proceeding, the Indem-nitee had reasonable cause to believe that the act or omission was unlawful. The Operating Partnership Agreement further provides that the termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth above. The termination of any proceeding by conviction or upon a plea of nolo conten-dere or its equivalent, or an entry of an order of probation prior to judg-ment, would, under the Operating Partnership Agreement, create a rebuttable presumption that the individual acted in a manner contrary to that specified above. Any indemnification so made shall be made only out of the assets of the Operating Partnership.

CAPITAL CONTRIBUTIONS

When the Company contributes additional capital to the Operating Partnership from the proceeds of Common Shares (or preferred shares of beneficial inter-est) issued by the Company, the Company's interest in the Operating Partner-ship will be increased on a proportionate basis based upon the number of Common Shares (or preferred shares of beneficial interest) issued to the extent the net proceeds from, or the property received in consideration for, the issuance thereof are used to fund the contribution.

TAX MATTERS

Pursuant to the Operating Partnership Agreement, the Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to make certain tax related decisions and tax elections under the Code on behalf of the Operating Partnership.

OPERATIONS

The Operating Partnership Agreement allows the Company to operate the Oper-ating Partnership in a manner that will enable the Company to satisfy the requirements for being classified as a REIT. The Operating Partnership Agree-ment also requires the distribution of the cash available for distribution of the Operating Partnership quarterly on a basis in accordance with the Oper-ating Partnership Agreement.

DUTIES AND CONFLICTS

The Operating Partnership Agreement provides that the Company shall not enter into or conduct any business other than in connection with its ownership, acquisition and disposition of partnership interests in the Operating Partner-ship and the management of the business and incidental activities of the Oper-ating Partnership. Thereof, all activities pertaining to the acquisition, development, management and operation of any properties, must be conducted through the Operating Partnership.

TERM

The Operating Partnership will continue in full force and effect until December 31, 2097 or until sooner dissolved upon (i) the withdrawal of the Company as a general partner (unless all of the Limited Partners elect to con-tinue the Operating Partnership), or (ii) by the election of the Company, with the consent of a majority in interest of Limited Partners, or (iii) in connec-tion with a merger or other combination of the Operating Partnership, or (iv) by the sale or other disposition of all or substantially all of the assets of the Operating Partnership, or (v) entry of a decree of judicial dissolution of the Operating Partnership, or (vi) bankruptcy or insolvency of the Company.

                       FEDERAL INCOME TAX CONSIDERATIONS

The Company intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the federal income tax considerations for the Company and its shareholders with respect to the treatment of the Company as a REIT.

Based upon certain assumptions and representations described below, in the opinion of Mayer, Brown & Platt, counsel to the Company, the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1997, and its proposed method of operation as described in this Prospectus and as represented by the Company will enable it to satisfy the requirements for such qualification.
This opinion is based on certain assumptions relating to the organization and operation of the Company, the Operating Partnership and Management Company, and is conditioned upon certain representations made by the Company as to cer-tain factual matters relating to the Company's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof and the Company's qualification and taxation as a REIT will depend on compli ance with such law existing and in effect on the date hereof and as the same may hereafter be amended. The Company's qualification and taxation as a REIT will further depend upon the Company's ability to meet, on a continuing basis through actual operating results, asset composition, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code discussed below. Counsel will not review compliance with these tests on a continuing basis. No assurance can be given that the Company will satisfy such tests on a continuing basis.

In brief, a corporation that invests primarily in real estate can, if it meets the REIT provisions of the Code described below, claim a tax deduction for the dividends it pays to its shareholders. Such a corporation generally is not taxed on its "REIT taxable income" to the extent such income is currently dis-tributed to shareholders, thereby substantially eliminating the "double taxa-tion" (i.e., at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. Further, if the entity were to fail to qualify as a REIT in any year, it would not be able to deduct any portion of the divi-dends it paid to its shareholders and would be subject to full federal income taxation on its earnings, thereby significantly reducing or eliminating the cash available for distribution to its shareholders. See "--Taxation of the Company--General" and "--Taxation of the Company--Failure to Qualify."

The Board of Trustees of the Company currently expects that the Company will operate in a manner that permits it to elect, and that it will timely and effectively elect, REIT status for its taxable year ending December 31, 1997, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled since qualification as a REIT depends on the Company continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Company's oper-ating results.

The following summary is based on existing law, is not exhaustive of all pos-sible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of share-holders (including insurance companies, tax-exempt entities, financial institu-tions, broker-dealers, foreign corporations and persons who are not the citi-zens or residents of the United States) subject to special treatment under the federal income taxation laws.

TAXATION OF THE COMPANY

General. In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Company may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. Under recently enacted legislation, shareholders are required to include their proportionate share of the REIT's undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by the REIT.

Notwithstanding its qualification as a REIT, the Company also may be subject to taxation in certain other circumstances. If the Company should fail to satisfy either the 75% or the 95% gross income test (each as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from any "prohibited transac-tion" (as described below), and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company also may be subject to the corporate alternative minimum tax, as well as to tax in certain situations not presently contemplated. The Management Company will be taxed on its income at regular corporate rates. The Company will use the cal-endar year both for federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

In order to qualify as a REIT, the Company must meet, among others, the fol-lowing requirements:

Share Ownership Tests. The Company's shares of beneficial interest (which term, in the case of the Company, currently means the Common Shares) must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a pro-portional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly and including the effects of certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any shares of benefi-cial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These share ownership requirements need not be met until the second taxable year of the Company for which a REIT election is made.

In order to attempt to ensure compliance with the foregoing share ownership tests, the Company has placed certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of stock own-ership. Moreover, to evidence compliance with these requirements, Treasury reg-ulations require the Company to maintain records which disclose the actual own-ership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as part of the Company's records. A shareholder failing or refusing to comply with the Company's written demand must submit with his tax return a similar state-ment disclosing the actual ownership of Company shares of beneficial interest and certain other information. In addition, the Company's Declaration of Trust provides restrictions regarding the transfer of its shares of beneficial interest that are intended to assist the Company in continuing to satisfy the share ownership requirements. See "Description of Shares of Beneficial Inter-est--Restrictions on Transfer."

Asset Tests. At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary invest-ments. Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Company's total assets (the "Value Test") or (ii) 10% of the outstanding voting securities of any one such issuer (the "Voting Stock Test"). Where the Company invests in a partnership (such as the Operating Partnership), it will be deemed to own a proportionate share of the partnership's assets and the partnership interest does not constitute a security for purposes of these tests. See "--Tax Aspects of the Company's Investments in Partnerships--General." Accordingly, the Company's investment in the Properties through its interest in the Oper-ating Partnership is intended to constitute an investment in qualified assets for purposes of the 75% asset test.

The Operating Partnership will own 100% of the non-voting preferred stock of the Management Company, and by virtue of its partnership interest in the Oper-ating Partnership, the Company will be deemed to own initially a pro rata share of such non-voting preferred stock. Because the Operating Partnership will own none of the voting common stock of the Management Company and the non-voting preferred stock's approval right is limited to certain fundamental corporate actions that could adversely affect the preferred stock as a class, the Voting Stock Test should be satisfied.

Based upon its analysis of the estimated value of the stock of the Management Company to be owned by the Operating Partnership relative to the estimated value of the total assets to be owned by the Operating Partnership, the Company believes that its pro rata share of the stock of the Management Company to be held by the Operating Partnership will not exceed on the date of this Pro-spectus 5% of the value of the Company's total assets. Mayer, Brown & Platt, in rendering its opinion as to the qualification of the Company as a REIT, is relying on representations of the Company to such effect with respect to the value of such stock and assets. The Value Test must be satisfied at the end of any quarter in which the Company so increases its interest in the Management Company or so acquires other property. In this respect, if any Continuing Investor exercises its conversion option to exchange Units for Common Shares, the Company will thereby increase its proportionate (indirect) ownership interest in the Management Company, thus requiring the Company to meet the Value Test in any quarter in which such conversion option is exercised. A sim-ilar result will follow in the case of any exchange of Units by the Operating Partnership or the Management Company employees that they received pursuant to the Company's Long Term Incentive Plan. See "Management--Long Term Incentive Plan." Although the Company plans to take steps to ensure that it satisfies the Value Test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful and will not require a reduction in the Operating Partnership's overall interest in the Man-agement Company.

Gross Income Tests. There are two separate percentage tests relating to the sources of the Company's gross income which must be satisfied for each taxable year. For purposes of these tests, where the Company invests in a partnership, the Company will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partner-ship. See "--Tax Aspects of the Company's Investments in Partnerships--General" below. The two tests are as follows:

The 75% Test. At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes: (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sales or other disposition of interests in real property and real estate mort-gages, other than gain from property bought primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property");
(iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such prop-erty ("foreclosure property"); and (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property.

Rents received from a customer will not, however, qualify as rents from real property in satisfying the 75% gross income test (or the 95% gross income test described below) if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such customer. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater that 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for pur-poses of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, the Company generally must not operate or manage the property or furnish or render services to customers, other than through an "independent contractor" from whom the Company derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience."

The Company intends to monitor its operations in the context of these standards so as to satisfy the 75% and 95% gross income tests. The Operating Partnership will provide certain services at the Properties that it owns and possibly at any newly acquired Properties of the Operating Partnership. The Company believes that for purposes of the 75% and 95% gross income tests the services provided at such Properties and any other services and amenities provided by the Operating Partnership or its agents with respect to such Properties will be of the type usually or customarily rendered in connection with the rental of space for occupancy only. Mayer, Brown & Platt, in rendering its opinion as to the qualification of the Company as a REIT, is relying on representations of the Company to such effect. The Company intends that services that cannot be provided directly by the Operating Partnership, the Management Company or other agents will be performed by independent contractors. The Company anticipates that the dividend income on its indirect investment in the Management Company will not cause it to fail to satisfy the 75% gross income test.

The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income or from dividends, interest, or gains from the sale or other disposition of stock or other securi-ties that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. The Company intends to closely monitor its non-qualifying income and anticipates that non-qualifying income from its other activities will not result in the Company failing to sat-isfy either the 75% or 95% gross income test.

For purposes of determining whether the Company complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (ex-cluding foreclosure property); however, a sale of property will not be a pro-hibited transaction if such property is held by the Company for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are sat-isfied. See "--Taxation of the Company--General" and "--Tax Aspects of the Company's Investments in Partnerships--Sale of the Properties."

The Company believes that, for purposes of both the 75% and the 95% gross income test, its investment in the Properties through the Operating Partnership will in major part give rise to qualifying income in the form of rents, and that gains on sales of the Properties, or of the Company's interest in the Operating Partnership, generally will also constitute qualifying income.

Even if the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply is due to reasonable cause and not to willful neglect; (ii) the

Company reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Company will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

Annual Distribution Requirements. In order to qualify as a REIT, the Company is required to distribute dividends to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (computed without regard to the dividends received deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, for fore-closure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend pay-ment after the declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undis-tributed amount at regular capital gain or ordinary corporate tax rates, as the case may be.

The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the pre-ceding paragraph. In this regard, the Partnership Agreement authorizes the Com-pany in its capacity as general partner to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount suf-ficient to permit the Company to meet the distribution requirements. It is pos-sible that the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expense in computing the Company's REIT taxable income on the other hand; due to the Operating Partner-ship's inability to control cash distributions with respect to any properties as to which its does not have decision making control; or for other reasons. The Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such bor-rowing would be available at such time.

If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may retroac-tively cure the failure by paying a "deficiency dividend" (plus applicable pen-alties and interest) within a specified period.

Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its tax-able income at regular corporate rates. Distributions to shareholders in any year which the Company fails to qualify as a REIT will not be deductible by the Company, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all dis-tributions to shareholders will be taxable as ordinary income, and subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statu-tory provisions, the Company also will be disqualified from the re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS

General. The Company will hold a partnership interest in the Operating Partner-ship. In general, a partnership is a "pass-through" entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partner-ship, and are potentially subject to tax thereon, without regard to whether the partnership received a distribution from the partnership. The Company will include its proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of its REIT tax-able income. See "--Taxation of the Company--General" and "--Gross Income Tests."

Each partner's share of a partnership's tax attributes is determined in accor-dance with the partnership agreement, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Code
Section 704(b) and the regulations thereunder. The Operating Partnership's allocations of tax attributes are intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, the Company will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to have received a share of the income of the Partnership based on its capital interest in the Operating Partnership.


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

Accordingly, any resultant increase in the Company's REIT taxable income from its interest in the Operating Partnership (whether or not a corresponding cash distribution is also received from the Operating Partnership) will increase its distribution requirements (see "--Taxation of the Company--Annual Distribution Requirements"), but will not be subject to federal income tax in the hands of the Company provided that an amount equal to such income is distributed by the Company to its shareholders. Moreover, for purposes of the REIT asset tests (see "Federal Income Tax Considerations--Taxation of the Company--Asset Tests"), the Company will include its proportionate share of assets held by the Operating Partnership.

Entity Classification. Based on certain representations of the Company and the condition that the Operating Partnership does not become a "publicly traded partnership" under the Code, in the opinion of Mayer, Brown & Platt, under existing federal income tax law and regulations, the Operating Partnership will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. Such opinion, however, is not binding on the Service.

Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as certain of the Properties or interests therein) must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of con-tribution, and the adjusted tax basis of such property at the time of contribu-tion (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital amounts or other economic arrangements among the partners. The formation of the Operating Partnership included contributions of appreciated property (including certain of the Prop-erties or interests therein). Consequently, the Partnership Agreement requires certain allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, certain of the Continuing Investors and the Cabot Group Partici-pants as contributors of certain of the Properties or interests therein will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the Operating Partnership on the contributed assets (including certain of such Properties). This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a spe-cific taxable transaction such as a sale, and accordingly variations from normal Section 704(c) principles may arise, which could result in the alloca-tion of additional taxable income to the Company in excess of corresponding cash proceeds in certain circumstances.

Treasury regulations under Section 704(c) provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the method under current law. The Operating Partnership and the Company have not yet determined which of the alternative methods of accounting for Book-Tax Differences will be elected, and accordingly, such determination could have differing timing and other effects on the Company.

Certain of the Properties acquired in taxable transactions will in general have a tax basis equal to their fair market value. Section 704(c) of the Code will not apply in such cases.

Sale of the Properties. The Company's share of any gain realized by the Oper-ating Partnership on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject 100% penalty tax. See "Federal Income Tax Considerations--Taxation of the Company--General" and "--Gross Income Tests--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and cir-cumstances with respect to the particular transaction. The Operating Partner-ship intends to hold (and, to the extent within its control, to have any joint venture to which the Operating Partnership is a partner so hold) the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the Properties and other indus-trial properties, and to make such occasional sales of the Properties and other properties acquired subsequent to the date hereof as are consistent with the Company's investment objectives. Based upon the Company's investment objec-tives, the Company believes that overall, the Properties should not be consid-ered dealer property and that the amount of income from prohibited transac-tions, if any, will not be material.

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

TAXATION OF SHAREHOLDERS

Taxation of Taxable Domestic Shareholders. As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits generally will be taxed to such shareholders as ordinary dividend income, except that, subject to the discus-sion below regarding the new tax rates contained in the Taxpayer Relief Act of 1997 (the "1997 Act"), distributions of net capital gain designated by the Company as capital gain dividends will be taxed to such shareholders as long-term capital gain. To the extent that the Company makes distributions in excess of current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the Common Shares are held by the shareholder as a capital asset). See "Distributions." In addition, any dividend declared by the Company in October, November or December of any year that is payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the share-holder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Share-holders may not include in their individual income tax returns any net oper-ating losses of the Company. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Company shareholders.

The Company is permitted under the Code to elect to retain and pay income tax on its net long-term capital gain for any taxable year. Under the 1997 Act, however, if the Company so elects, a shareholder must include in income such shareholder's proportionate share of the Company's undistributed long-term capital gain for the taxable year, and will be deemed to have paid such share-holder's proportionate share of the income tax paid by the Company with respect to such undistributed capital gain. Such tax would be credited against the shareholder's tax liability and subject to normal refund procedures. In addition, each shareholder's basis in such shareholder's shares of Common Shares would be increased by the amount of undistributed long-term capital gain (less the tax paid by the Company) included in the shareholder's income.

The 1997 Act also alters the taxation of capital gain income for individuals (and for certain trusts and estates). Gain from the sale or exchange of cer-tain investments held for more than 18 months will be taxed at a maximum long-term capital gain rate of 20%. Gain from the sale or exchange of such invest-ments held for 18 months or less, but for more than one-year, will be taxed at a maximum mid-term capital gain rate of 28%. The 1997 Act also provides a max-imum rate of 25% for "unrecaptured section 1250 gain" recognized on the sale or exchange of certain real estate assets, introduces special rules for "qual-ified 5-year gain," and makes certain other changes to prior law. The Service may prescribe regulations on how the 1997 Act's new capital gain rates will apply to sales of capital assets by REITs and other pass-through entities, but it has not yet done so, and it remains unclear how the 1997 Act's new rates will apply to capital gain dividends and undistributed capital gain. For exam-ple, the extent, if any, to which capital gain dividends and undistributed capital gain from the Company will be taxed to individuals at the new rates for mid-term capital gain and unrecaptured section 1250 gain, rather than the long-term capital gain rates, is unclear.

In general, any loss upon a sale or exchange of Common Shares by a shareholder who has held such Common Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company required to be treated by such share-holders as long-term capital gains.

Backup Withholding. The Company will report to its domestic shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup with-holding rules, a shareholder may be subject to backup withholding at a rate of 31% with respect to dividends paid unless such shareholder (i) is a corpora-tion or comes with certain other exempt categories and, when required, demon-strates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the Company. See "Federal Income Tax Con-siderations--Taxation of the Shareholders--Taxation of Foreign Shareholders" below.

Taxation of Tax-Exempt Shareholders. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Com-pany to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Company, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit ("REMIC") that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

If any pension or other retirement trust that qualifies under Section 401(a) of the Code (a "qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may consti-tute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) which would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) as to which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qual-ified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

Taxation of Foreign Shareholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Sharehold-ers") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Com-pany will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares of beneficial interest are held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). The Company currently anticipates that it will qualify as a domesti-cally-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States trade or business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Company's current anticipation that the Com-pany will qualify as a domestically-controlled REIT, because the Common Shares will be publicly traded no assurance can be given that the Company will con-tinue to so qualify.

Distributions of cash generated by the Company's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at a rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign share-holder files with the Company the required form evidencing such lower rate, or
(ii) the foreign shareholder files and IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income.

Distributions of proceeds attributable to the sale or exchange of United States real property interests by the Company are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may also be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. The Company is required by applicable Treasury regulations to withhold 35% of any distribution to a foreign person that could be desig-nated by the Company as a capital gain dividend. This amount is creditable against the foreign shareholder's FIRPTA tax liability.

The federal income taxation of foreign persons is a highly complex matter that may be affected by other considerations. Accordingly, foreign investors in the Company should consult their own tax advisor regarding the income and with-holding tax considerations with respect to their investments in the Company.

OTHER TAX CONSIDERATIONS

Management Company. The income of the Management Company will be subject to federal and state income tax at full corporate rates, and the Management Com-pany cannot claim a deduction for the dividends it pays to its shareholders, including the Operating Partnership. To the extent that the Management Company pays federal, state or local taxes, it will have less cash available to dis-tribute to its shareholders, thereby reducing cash available for distribution by the Company to its shareholders. The Management Company will attempt to min-imize the amount of such taxes, but there can be no assurance whether or the extent to which the measures it takes to minimize taxes will be successful.

The 1997 Act. The 1997 Act which was recently signed into law by President Clinton on August 5, 1997, modified many of the provisions relating to the requirements for qualification as, and the taxation of, a REIT. Among other things, the 1997 Act (1) replaced the rule that disqualifies a REIT for any year in which the REIT fails to comply with Treasury regulations to ascertain its ownership with an intermediate penalty for failing to do so; (ii) permits a REIT to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property; (iii) permits a REIT to elect to retain and pay income tax on net long-term capital gains; (iv) repealed a rule that required that less than 30% of a REIT's gross income be derived from gain from the sale or other disposition of stock or securities held for less than one year, certain real property held for less than four years, and property that is sold or disposed of in a prohibited transaction; (v) lengthened the orig-inal grace period for foreclosure property from two years after the REIT acquired the property to a period ending on the last day of the third full taxable year following the election; (vi) treat income from all hedges that reduce the interest rate risk of REIT liabilities, not just interest rate swaps and caps, as qualifying income under the 95% gross income test; and
(vii) permits any corporation wholly-owned by a REIT to be treated as a quali-fied subsidiary, regardless of whether the corporation has always been owned by a REIT. The changes are effective for taxable years beginning after the date of enactment. Thus, these changes will apply to the formation and opera-tion of the Company.

Possible Legislative or Other Actions Affecting Tax Consequences. Prospective shareholders should recognize that the present federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect invest-ments and commitments previously made. The rules dealing with federal income taxation are constantly in review by persons involved in the legislative process and by the Service and the Treasury Department resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (in-cluding with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof can adversely affect the tax consequences of an investment in the Company.

State and Local Taxes. The Company and its shareholders may be subject to state or local taxation, the Company and the Operating Partnership may be sub-ject to state or local tax withholding requirements in various jurisdictions, including those in which it or they transact business or reside. The state and the tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH SUCH PURCHASER'S TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PUR-CHASE, OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOR-EIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                             ERISA CONSIDERATIONS

THE FOLLOWING IS INTENDED TO BE A SUMMARY ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL PLANNING WITH A PROFESSIONAL. Employee benefit plans subject to ERISA ("ERISA Plans"), governmental plans, Individual Retirement Accounts and Indi-vidual Retirement Annuities ("IRAs") and certain other non-ERISA plans (col-lectively, "Plans") considering purchasing the Common Shares should consult with their own legal counsel regarding specific considerations arising under ERISA, the Code or state law with respect to their purchase of the Common Shares.

GENERAL FIDUCIARY CONSIDERATIONS

The fiduciary requirements of Title I of ERISA require the investments of an ERISA Plan to be (i) prudent and in the best interest of the ERISA Plan, its participants and beneficiaries; (ii) diversified in order to avoid the risk of large losses, unless it is clearly prudent not to do so; and (iii) authorized under the terms of the governing documents of the ERISA Plan. Each fiduciary of an ERISA Plan should carefully consider whether an investment in the Common Shares is consistent with his or her fiduciary duties.

PROHIBITED TRANSACTIONS

ERISA and the Code prohibit certain transactions that involve an ERISA Plan and a "party in interest" or "disqualified person" (collectively referred to herein as a "party in interest") with respect to the plan. A party in interest who engages in a prohibited transaction with a plan is subject to an excise tax of 15% of the amount involved in the prohibited transaction. If the pro-hibited transaction is not corrected by undoing the transaction to the extent possible and, in any case, putting the plan in a financial position not worse than that in which it would have been had the party in interest acted in accordance with the requirements of ERISA, the party in interest is subject to a further excise tax of 100%. Cabot Partners is a party in interest with respect to one ERISA plan that is a Contributing Investor. It is not clear that the Formation Transactions would constitute a prohibited transaction with respect to such plan. Neverthe-less, such plan has informed the Company that it is relying on Prohibited Transaction Exemption 84-14 ("PTE 84-14") and has retained a Qualified Profes-sional Asset Manager ("QPAM") to decide whether or not to enter into the Forma-tion Transactions. If it were ultimately determined that the Formation Transac-tions constitute a prohibited transaction, and also that PTE 84-14 does not apply to such plan's participation in the Formation Transactions, then sanc-tions could be imposed on Cabot Partners and the fiduciaries of such plan that could include reallocation of Units between Cabot Partners and such plan or other remedies, possibly including rescission of the Property transfers from such plan, intended to put such plan in a financial position not worse than that in which it would have been if the parties had acted in accordance with the requirements of ERISA. Cabot Partners and the Company have received an opinion from Mayer, Brown & Platt that PTE 84-14 applies to the Formation Transactions with respect to such plan; however, such opinion is not binding on the Department of Labor, the Service or any court. See "ERISA Considerations."

PLAN ASSETS ISSUES

A regulation promulgated by the Department of Labor (the "Regulation") provides that, except under certain circumstances set forth therein, investment by an ERISA Plan in a corporation, partnership or other entity may result in the assets of that entity being treated as the assets of the investing ERISA Plan.

The Regulation provides that an entity's assets will not be treated as "plan assets" because of an ERISA Plan's investment if the ERISA Plan acquires an equity interest in the entity which is a "publicly offered security." Under the Regulation, a "publicly-offered security" is a security that is freely trans-ferable, part of a class of securities that is widely held and either (i) part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold pursuant to an effective registration statement under the Securities Act (provided that the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are expected to be reg-istered under section 12(b) of the Exchange Act.

A security is "widely held" if it is part of a class of securities owned by 100 or more investors independent of the issuer and of each other. The Company believes that the Common Shares will be widely held upon the closing of the Offering.

Whether a security is considered "freely transferable" is a factual question determined upon the relevant facts and circumstances. The Regulation provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Offering, certain restrictions ordi-narily will not affect, alone or in combination, the finding that the securi-ties are freely transferable. The Company believes that the restrictions imposed under the Company's Declaration of Trust on the transfer of the Common Shares are limited to restrictions on transfer generally permitted under the Regulation and will not result in the failure of the Common Shares to be "freely transferable." The Company also believes that the restrictions that apply to the Common Shares that derive from contractual arrangements requested by the Underwriters in connection with the Offering will not result in the failure of the Common Shares to be "freely transferable." The Regulation only establishes a presumption in favor or free transferability, and no assurance can be given that the Department of Labor or the U.S. Treasury Department will not reach a contrary conclusion.

Assuming that the Common Shares will be "widely held" and that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability, the Company believes that, while the issue is not entirely free of doubt because of its factual nature, the Common Shares will be publicly offered securities and the assets of the Company will not be deemed to be "plan assets" of any Plan which invests in the Common Shares.

The Regulation also provides exceptions to the rule that an entity will hold plan assets if the entity qualifies as an operating company or a real estate operating company ("REOC"). A REOC is an entity which, on certain specified valuation dates, has at least 50 percent of it assets, valued at cost (other than short term investments pending long term commitment or distribution) invested in real estate which is managed or developed and with respect to which the REOC has the right to substantially participate in the management or devel-opment activities; and which throughout the year(s) is engaged directly in real estate management or development. As the Company will be self-managed, it may qualify under the Regulation as a REOC. The Company may also constitute an "op-erating company" within the meaning of the Regulation.

Notwithstanding the foregoing, if the assets of the Company were deemed to be "plan assets" under ERISA, the Company's ability to engage in business transac-tions could be hampered because (i) certain persons exercising discretion as to the Company's assets might be considered fiduciaries of the ERISA Plans; and
(ii) transactions involving the Company undertaken at their discretion or transactions that the Company might enter into in the ordinary course of its business might constitute prohibited transactions under ERISA and the Code.

                                  UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the Under-
writers named below, for whom J.P. Morgan Securities Inc. and       are acting
as representatives (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell to them, the respective number of Common Shares set forth opposite their names below:

                                                                       NUMBER OF
   UNDERWRITERS                                                           SHARES
   ------------                                                        ---------
   J.P. Morgan Securities Inc.........................................
                                                                       ---------
    Total.............................................................
                                                                       =========

The Underwriting Agreement provides that the obligations of the several Under-writers to purchase Common Shares are subject to approval of certain legal mat-ters by counsel and certain other conditions. The Underwriters are obligated to take and pay for all of the Common Shares, if any are taken.

The Underwriters propose initially to offer the Common Shares directly to the public at the public offering price set forth on the cover page of this Pro-spectus and to certain dealers at such price less a concession not in excess of
$    per Share. The Underwriters may allow, and such dealers may reallow, a
concession not in excess of $    per Share to certain other dealers. After the
Common Shares are released for sale to the public, the offering price and such concessions may be changed.

The Company has granted to the Underwriters an option, expiring at the close of business on the 30th day after the date of this Prospectus, to purchase up to
an additional    Common Shares at the initial public offering price, less the underwriting discount. The Underwriters may exercise such option solely to cover over-allotments, if any. To the extent that the Underwriters exercise such option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of such additional Common Shares as the number set forth next to such Underwriters name in the preceding table bears to the total number of Common Shares offered hereby.

The Company has agreed not to offer for sale, contract to sell, sell or other-wise dispose of, directly or indirectly, any Common Shares (other than the Common Shares offered hereby, shares issued pursuant to the Company's Long Term Incentive Plan and any Units or Common Shares that may be issued in connection with any acquisition of a property), or sell or grant options, rights or war-rants with respect to any Common Shares (other than pursuant to the Company's
Long Term Incentive Plan), for a period of    months after the closing of the
Offering, without the prior written consent of J.P. Morgan Securities Inc. Each of the Contributing Investors and the Company's officers, Trustees and affili-ates, including the Cabot Group Participants, who have acquired Units in con-nection with the organization of the Company and the Formation Transactions has entered into agreements with the Underwriters providing that, subject to cer-tain exceptions, such holders of Units may not sell any Units prior to one year and two years, respectively, after Closing Date, without the consent of the Company and J.P. Morgan Securities Inc.

The Company and the Operating Partnership have agreed to indemnify the Under-writers against certain liabilities, including liabilities under the Securities Act of 1933.

The Underwriters have informed the Company that they do not expect sales to accounts over which they exercise discretionary authority to exceed five per-cent of the total number of shares offered by them.

In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for, and purchase, Shares in the open market to cover syndicate shorts or to stabilize the price of the Common Shares. Finally, the underwriting syndicate may reclaim selling conces-sions allowed for distributing the Shares in the Offering, if the syndicate repurchases previously distributed Common Shares in syndicate covering transac-tions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Shares above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

Prior to the Offering, there has been no public market for the Common Shares. Consequently, the Offering Price was determined by negotiations among the Com-pany and the Representatives. Among the factors considered in such negotiations in addition to prevailing market conditions, were estimated cash available for distribution and Funds from Operations, multiples of comparable publicly traded REITs, the revenues and earnings of the Company, including the historical reve-nues and earnings of the Properties contributed by the Contributing Investors in recent periods, the current financial position of the Company and estimates of the business potential and earnings prospects of the Company. Additionally, consideration was given to the general status of the securities market, the market conditions for new issues of securities and the demand for securities of comparable companies at the times the offerings for such companies were made. There can be no assurance that an active trading market will develop for the Common Shares or that the Common Shares will trade in the public market subse-quent to the Offering at or above the initial public offering price.

Certain of the Underwriters and their affiliates have from time to time per-formed, and may continue to perform in the future, various investment banking services for Cabot Partners, for which customary compensation has been received. The Company will pay an advisory fee equal to 0.5% of the gross pro-ceeds of the Offering (including any exercise of the Underwriters' overallotment option) to J.P. Morgan Securities Inc. for advisory services in connection with the evaluation, analysis and structuring of the Company's for-mation as a REIT in connection with the Offering. J.P. Morgan Capital Corpora-tion, Inc. ("J.P. Morgan Capital"), an affiliate of J.P. Morgan Securities Inc., has an ownership interest in the Argo Fund, which is one of the Contrib-uting Investors. Upon consummation of the Formation Transactions, J.P. Morgan Capital will receive less than % of the ownership interest of the Company on a fully diluted basis as a result of its interest in the Argo Fund. J.P. Morgan Securities Inc. as lead managing underwriter of the Offering will receive stan-dard underwriter's compensation in connection therewith.

                                 LEGAL MATTERS

Certain legal matters, including the validity of the Common Shares offered hereby, will be passed upon for the Company by Mayer, Brown & Platt, Chicago, Illinois and for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Mayer, Brown & Platt
and Cahill Gordon & Reindel will rely on    , as to certain matters of Maryland
law.

                                    EXPERTS

The audited financial statements and schedules (if applicable) of Cabot Part-ners Limited Partnership, Existing Investors Property Group, Prudential Proper-ties Group, West Coast Industrial, LLC, included in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

The financial statements and related schedule of Pennsylvania Public School Employes' Retirement System Industrial Properties Portfolio included in this Prospectus and elsewhere in the Registration Statement, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon also appearing elsewhere herein and in the Registration Statement. Such financial statements and related schedule have been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The historical cost basis combined statements of assets and liabilities of Orlando Central Park and 500 Memorial Drive as of December 31, 1996 and 1995 and the related historical cost basis combined statements of income, changes in net assets, and cash flows for the years then ended, included in this Prospec-tus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

The historical cost basis balance sheets of Knickerbocker Properties, Inc. II as of December 31, 1996 and 1995 and the related historical cost basis state-ments of operations, stockholder's equity and cash flows for the years then ended, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

The statement of revenue and certain expenses of Herrod Associates for the year ended December 31, 1996 has been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon is included herein in reli-ance upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company has filed a Registration Statement with the Commission on Form S-11 under the Securities Act with respect to the Common Shares offered hereby. In accordance with the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further infor-mation with respect to the Company and the Common Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judi-ciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commis-sion maintains a Website at http:/www.sec.gov, and reports, proxy and informa-tion statements and other information regarding registrants that file electron-ically with the Commission (including the Company) can be obtained from that site.

Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. Reports, proxy statements and other information concerning the Company filed with the Commis-sion pursuant to the Exchange Act may be inspected and copied, or obtained from, the above described officer of the Commission. Such materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                    GLOSSARY

Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus.

"401(k) Plan" means the Cabot Partners Employee Savings Plan that will be assumed and continued by the Company.

"ACMs" means asbestos-containing materials.

"Acquisition Facility" means a revolving credit facility, which the Company is negotiating with several financial institutions, under which the Company would
be permitted to borrow up to $   million.

"ADA" means the Americans with Disabilities Act of 1990.

"Additional Acquisitions" means the Properties acquired or to be acquired after June 30, 1997 by Cabot Partners on behalf of the Existing Investors.

"Administrator" means the Compensation Committee or its delegate, as appropri-ate.

"Advisory Contracts" means the investment advisory and property management con-tracts entered into between Cabot Partners and certain advisory clients.

"Affiliate" means (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such person, or
(iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (ex-cluding trustees and persons serving in similar capacities who are not other-wise an Affiliate of such person). The term "person" means and includes indi-viduals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof. For the purposes of this defini-tion, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the owner-ship of voting securities, partnership interests or other equity interests.

"Annualized Base Rent" means annual contractual rent.

"Annualized Net Rent" means annualized monthly Net Rent from leases in effect as of June 30, 1997.

"Annualized Effective Rent" means Annualized Net Rent, less amortization of the related leasing costs, plus the effect of straight-lining rent steps.

"Base Line Properties" means properties that were held during the entire period for both periods being compared in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

"Beneficiary" means the beneficiary of the Share Trust.

"Book-Tax Difference" means the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution.

"Bylaws" means the Company's Bylaws.

"CC&F" means Cabot, Cabot & Forbes Company.

"Cabot Advisors" means Cabot, Cabot & Forbes Realty Advisors, Inc.

"Cabot Group" means Cabot Partners and certain affiliated partnerships.

"Cabot Group Participants" means certain of the officers and Trustees of the Company and members of their immediate family members who are contributing their interests in Cabot Partners and/or the C-M Property Partnerships (the partnership interests of which are entirely owned by Ferdinand Colloredo-Mansfeld, the Company's chief executive officer, his son Franz Colloredo-Mansfeld, the Company's chief financial officer, and members of their immediate family).

"Cabot Partners" means Cabot Partners Limited Partnership, a Massachusetts lim-ited partnership.

"Closing Date" means the date of the closing of the Offering.

"C-M" Limited" means C-M Holdings L.P.

"C-M Property Partnerships" means C-M Holdings L.P. and its affiliated partner-ships.

"Cognetics" means Cognetics Real Estate, Inc.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commission" means the Securities and Exchange Commission.

"Common Shares" means common shares of beneficial interest, $.01 par value per share, of the Company.

"Company" means Cabot Industrial Trust and its operating subsidiaries, including the Operating Partnership, of which the Company is the sole general partner, and the Management Company.

"Compensation Committee" means the committee comprised of two or more of the Independent Trustees established by the Board of Trustees to determine compen-sation for the Company's executive officers and to implement the Company's Long Term Incentive Plan.

"Contributing Investors" means the C-M Property Partnerships, those Cabot Part-ners advisory clients who are contributing Properties (or where such clients hold title through another entity, such title holding entity), and other investors who are contributing Properties, in the Formation Transactions.

"Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

"Control Shares" means shares of beneficial interest that, if aggregated with all other such shares of beneficial interest of the Company previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power, but does not include shares which the acquiring person is then entitled to vote as a result of having pre-viously obtained shareholder approval.

"Debt Limitation" means the Company's policy limiting its Debt-to-Total Market Capitalization Ratio to 40%.

"Debt-to-Total Market Capitalization Ratio" means a ratio calculated based on the Company's total consolidated and unconsolidated debt as a percentage of the market value of outstanding Common Shares and Units (not owned by the Company) plus total consolidated and unconsolidated debt, but excluding (i) all nonre-course consolidated debt in excess of the Company's proportionate shares of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner.

"Declaration of Trust" means the Declaration of Trust of the Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Plans" means employee benefit plans subject to ERISA.

"ESAs" means Phase I environmental site assessments.

"Excess Shares" means Common or Preferred Shares which are transferred automat-ically to the Share Trust.

"Exchange Rights" means the right of Limited Partners to exchange all or a por-tion of their Units for Common Shares on a one-for-one basis pursuant to the terms of the Operating Partnership Agreement.

"Existing Investors" means those Contributing Investors that are to contribute Properties which were managed by Cabot Partners as of June 30, 1997.

"Existing Investors Property Group" means the Properties of Contributing Investors that were managed by Cabot Partners as of June 30, 1997.

"FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

"Formation Transactions" means the transactions relating to the formation of the Company and the acquisition of the Properties and certain other assets.

"FFO" means Funds from Operations.

"GAAP" means generally accepted accounting principles.

"GP Units" means general partnership interests in the Operating Partnership.

"Indemnitee" means each individual made a party to a proceeding by reason of his status as a general partner or an officer of the Operating Partnership or a trustee or officer of the Company or any other Person as the Company may desig-nate from time to time in its sole and absolute discretion.

"Independent Trustee" means a Trustee of the Company who is not an officer or employee of the Company.

"Interested Shareholder" means a beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of a trust or an Affiliate thereof.

"IRAs" means government plans, Individual Retirement Accounts and Individual Retirement Annuities.

"Limited Partners" means the limited partners of the Operating Partnership.

"LC" means leasing commissions.

"Management Company" means Cabot Services, Inc., a Delaware corporation.

"Market Price" means the last reported sales price reported on the NYSE for a particular class of equity shares on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price for such class of equity shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of equity shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of equity shares on the relevant date as determined in good faith by the Board of Trustees.

"Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.

"MGCL" means the Maryland General Corporation Law, as amended.

"NAREIT" means National Association of Real Estate Investment Trusts, Inc.

"New Investors Property Group" means the Properties of Contributing Investors who were not property management clients of Cabot Partners at or prior to June 30, 1997.

"Net Rent" means contractual rent, excluding any reimbursements for real estate taxes or operating expenses.

"Non-U.S. Shareholders" means nonresident alien individuals, foreign corpora-tions, foreign partnerships and other foreign shareholders.

"NYSE" means the New York Stock Exchange.

"Offering" means the offering of Common Shares hereby.

"Offering Price" means $   per Common Share (the midpoint of the range set
forth in the cover page of this Prospectus).

"Operating Partnership" means Cabot Industrial Properties, L.P., a Massachu-setts limited partnership.

"Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

"Ownership Limit" means the direct or indirect ownership of no more than 9.8% of the Company's number of issued and outstanding capital shares or 9.8% of the total equity value of such capital shares.

"Participating Employer" means the Company and the Operating Partnership and designated subsidiaries, including the Management Company.

"Participants" means the individuals who will participate in the Plan.

"Party in Interest" means persons who have specified relationships with a Plan, "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

"Plans" means certain employee benefit plans and individual retirement accounts and individual retirement arrangements.

"Preferred Shares" means the preferred shares of beneficial interest, $.01 par value per share, of the Company.

"Properties" means, collectively, the industrial buildings contributed to the Company or the Operating Partnership.

"PTE 84-14" means Prohibited Transaction Exemption.

"Purported Transferee" means the record holder of the Common or Preferred Shares that are designated as Excess Shares.

"QPAM" means Qualified Professional Asset Manager.

"qualified pension trust" means a pension or other retirement trust that quali-fies under Section 401(a) of the Code.

"R&D" means research and development.

"REIT" means a real estate investment trust.

"REOC" means a real estate operating company.

"Regulation" means the United States Department of Labor regulation which pro-vides that, except under certain circumstances set forth therein, investment by an ERISA Plan in a corporation, partnership or other entity may result in the assets of that entity being treated as the assets of the investing ERISA Plan.

"REMIC" means a Real Estate Mortgage Investment Conduit that is an entity or arrangement that satisfies the standards set forth in Section 860D of the Code.

"Representatives" means J.P. Morgan Securities Inc. and       , in their capac-
ities as representatives for the Underwriters.

"Restricted Shares" means restricted Common Shares of the Company.

"Rule 144" means Rule 144 promulgated under the Securities Act.

"Securities Act" means the Securities Act of 1933, as amended.

"Service" means the U.S. Internal Revenue Service.

"Share Trust" means a trust which holds Common or Preferred Shares of the Com-pany which have been designated as Excess Shares.

"The 1997 Act" means the Taxpayer Relief Act of 1997.

"Trustees" means trustees of the Company.

"TI" means tenant improvements.

"UBTI" means unrelated business taxable income.

"Underwriters" means the underwriters named in this Prospectus.

"Underwriting Agreement" means the underwriting agreement whereby the Company has agreed to sell to the Underwriters, and each of the Underwriters has sever-ally agreed to purchase, a certain number of Common Shares as set forth therein.

"Units" means limited partnership interests in the Operating Partnership.

"UPREIT" means the structure of the Company as a REIT that owns all of its properties through the Operating Partnership.

"Value Test" means 5% of the value of the Company's total assets in the case of securities of any one non-government issuer.

"Voting Stock Test" means 10% of the outstanding voting securities of any one such issuer.

"White Paper" means the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995.

"Workspace" means light assembly and Flex/R&D.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
CABOT INDUSTRIAL TRUST
Pro Forma Condensed Combined Financial Statements (unaudited):
  Pro Forma Condensed Combined Financial Statements......................    37
  Pro Forma Condensed Combined Balance Sheet as of June 30, 1997.........    38
  Pro Forma Condensed Combined Statement of Operations for the six months
   ended June 30, 1997...................................................    39
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996.....................................................    40
  Notes to Pro Forma Condensed Combined Financial Statements.............    41
CABOT PARTNERS LIMITED PARTNERSHIP
Report of Independent Public Accountants.................................   F-3
Balance Sheets as of June 30, 1997 (unaudited), December 31, 1996 and
 1995....................................................................   F-4
Statements of Operations for the six months ended June 30, 1997 and 1996
 (unaudited), and the years ended December 31, 1996, 1995 and 1994.......   F-5
Statements of Partners' Capital for the six months ended June 30, 1997
 (unaudited) and the years ended December 31, 1996, 1995 and 1994........   F-6
Statements of Cash Flows for the six months ended June 30, 1997 and 1996
 (unaudited), and the years ended December 31, 1996, 1995 and 1994.......   F-7
Notes to Financial Statements............................................   F-8
EXISTING INVESTORS PROPERTY GROUP
Report of Independent Public Accountants.................................  F-11
Combined Balance Sheets as of June 30, 1997 (unaudited), December 31,
 1996 and 1995...........................................................  F-12
Combined Statements of Income for the six months ended June 30, 1997 and
 1996 (unaudited), and the years ended December 31, 1996, 1995 and 1994..  F-13
Combined Statements of Owners' Equity for the six months ended June 30,
 1997 (unaudited) and the years ended December 31, 1996, 1995 and 1994...  F-14
Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited), and the years ended December 31, 1996, 1995 and
 1994....................................................................  F-15
Notes to Combined Financial Statements...................................  F-16
Schedule III -- Real Estate and Accumulated Depreciation as of December
 31, 1996................................................................  F-21
NEW INVESTORS PROPERTY GROUP
ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE
Report of Independent Accountants........................................  F-25
Combined Statement of Assets and Liabilities as of June 30, 1997
 (unaudited), December 31, 1996 and 1995.................................  F-26
Combined Statements of Income for the six months ended June 30, 1997 and
 1996 (unaudited), and the years ended December 31, 1996, and 1995.......  F-27
Combined Statement of Changes in Net Assets for the six months ended June
 30, 1997 (unaudited), and the years ended December 31, 1996, and 1995...  F-28
Combined Statement of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited), and the years ended December 31, 1996, and 1995...  F-29
Notes to Combined Financial Statements...................................  F-30
KNICKERBOCKER PROPERTIES, INC. II
Report of Independent Accountants........................................  F-33
Combined Balance Sheets as of June 30, 1997 (unaudited), December 31,
 1996 and 1995...........................................................  F-34
Combined Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited), and the years ended December 31, 1996, and 1995...  F-35

                                                                          PAGE
                                                                          ----
Combined Statements of Stockholders' Equity for the six months ended
 June 30, 1997 (unaudited), and the years ended December 31, 1996, and
 1995...................................................................  F-36
Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited), and the years ended December 31, 1996, and 1995..  F-37
Notes to Combined Financial Statements..................................  F-38
PENNSYLVANIA PUBLIC SCHOOL EMPLOYES' RETIREMENT SYSTEM INDUSTRIAL
 PROPERTIES PORTFOLIO
Report of Independent Auditors'.........................................  F-40
Combined Balance Sheets as of June 30, 1997 (unaudited), December 31,
 1996 and 1995..........................................................  F-41
Combined Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited), and the years ended December 31, 1996, and 1995..  F-42
Combined Statements of Owner's Equity for the six months ended June 30,
 1997 (unaudited), and the years ended December 31, 1996, and 1995......  F-43
Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited), and the years ended December 31, 1996, and 1995..  F-44
Notes to Combined Financial Statements..................................  F-45
Schedule III -- Combined Real Estate and Accumulated Depreciation as of
 December 31, 1996......................................................  F-48
PRUDENTIAL PROPERTIES GROUP
Report of Independent Public Accountants................................  F-49
Combined Balance Sheets as of June 30, 1997 (unaudited), December 31,
 1996 and 1995..........................................................  F-50
Combined Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited), and the years ended December 31, 1996, and 1995..  F-51
Combined Statements of Owners' Equity for the six months ended June 30,
 1997 (unaudited), and the years ended December 31, 1996, and 1995......  F-52
Combined Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited), and the years ended December 31, 1996, and 1995..  F-53
Notes to Combined Financial Statements..................................  F-54
Schedule III -- Real Estate and Accumulated Depreciation as of December
 31, 1996...............................................................  F-57
WEST COAST INDUSTRIAL, LLC
Report of Independent Public Accountants ...............................  F-58
Statements of Revenue and Certain Expenses for the six months ended June
 30, 1997 (unaudited), and the year ended December 31, 1996.............  F-59
Notes to Statements of Revenue and Certain Expenses.....................  F-60
ACQUISITIONS SUBSEQUENT TO JUNE 30, 1997
HERROD ASSOCIATES
Report of Independent Certified Public Accountants......................  F-61
Statement of Revenue and Certain Expenses for the six months ended June
 30, 1997 and 1996 (unaudited), and the year ended December 31, 1996....  F-62
Notes to Statement of Revenue and Certain Expenses......................  F-63

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Cabot Partners Limited Partnership:

We have audited the accompanying balance sheets of Cabot Partners Limited Part-nership as of December 31, 1996 and 1995, and the related statements of opera-tions, partners' capital, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsi-bility of the management of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cabot Partners Limited Part-nership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts March 20, 1997 (except with respect to certain matters discussed in Note 6, as to which the date is October 13, 1997)

                       CABOT PARTNERS LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                            ---------------------------------
                                                            DECEMBER 31,
                                             JUNE 30,   ---------------------
                                               1997           1996       1995
                                            ----------- ---------  ---------
                                            (UNAUDITED)
ASSETS
Cash and Cash Equivalents                    $      716 $    1,709 $    1,382
Accounts receivable                               1,946      1,637        942
Investments                                         830        836      1,026
Cost of Investment Advisory Contracts
 acquired, net of accumulated amortization
 of $ 2,667, $2,425 and $2,034,
 respectively                                     1,487      1,729      2,121
Other assets                                        102        164        157
                                             ---------  ---------  ---------
 Total Assets                                $    5,081 $    6,075 $    5,628
                                             =========  =========  =========
LIABILITIES AND PARTNERS' CAPITAL
Accrued compensation                         $      560 $      385 $      457
Accrued liabilities                                 143        100        106
                                             ---------  ---------  ---------
 Total Liabilities                                  703        485        563
                                             ---------  ---------  ---------
Commitments and Contingencies
Partners' Capital                                 4,378      5,590      5,065
                                             ---------  ---------  ---------
 Total Liabilities and Partners' Capital     $    5,081 $    6,075 $    5,628
                                             =========  =========  =========


   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                         -------------------------------------------------------------
                          SIX MONTHS ENDED JUNE 30,       YEARS ENDED DECEMBER 31,
                         ---------------------------  --------------------------------
                                  1997          1996        1996        1995       1994
                         ------------  ------------   ---------   ---------  ---------
                                 (UNAUDITED)
REVENUES
  Advisory fees          $      4,381  $      3,317   $   7,871   $   6,482  $   4,149
  Other income                     32             7          37          34         10
                         ------------  ------------   ---------   ---------  ---------
    Total Revenues              4,413         3,324       7,908       6,516      4,159
                         ------------  ------------   ---------   ---------  ---------
EXPENSES
  Compensation                  2,133         1,826       3,887       3,416      2,553
  Other general and
   administrative               1,190         1,048       2,001       1,653      1,714
  Depreciation and amor-
   tization                       255           210         419         453        474
                         ------------  ------------   ---------   ---------  ---------
    Total Expenses              3,578         3,084       6,307       5,522      4,741
                         ------------  ------------   ---------   ---------  ---------
Income (loss) before
 income (loss) from
 unconsolidated
 subsidiary                       835           240       1,601         994       (582)
Equity in income (loss)
 from unconsolidated
 subsidiary                        22           (44)         (7)         63         46
                         ------------  ------------   ---------   ---------  ---------
Net income (loss)        $        857  $        196   $   1,594   $   1,057  $    (536)
                         ============  ============   =========   =========  =========


   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                        STATEMENTS OF PARTNERS' CAPITAL

 FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED) ANDTHE YEARS ENDED DECEMBER
                            31, 1996, 1995 AND 1994

                             (DOLLARS IN THOUSANDS)

                                 ---------------------------------------------
                                    GENERAL    LIMITED PARTNERS       PARTNERS'
                                    PARTNER     CLASS A     CLASS B     CAPITAL
                                 ---------   ---------   ---------   ---------
Partners' Capital, January 1,
 1994                            $      --   $   4,544   $      --   $   4,544
  Net loss for the year ended
   December 31, 1994                     --        (536)         --        (536)
                                 ---------   ---------   ---------   ---------
Partners' Capital, December 31,
 1994                                   --       4,008          --       4,008
  Net income for the year ended
   December 31, 1995                     --       1,057          --       1,057
                                 ---------   ---------   ---------   ---------
Partners' Capital, December 31,
 1995                                   --       5,065          --       5,065
  Net income for the year ended
   December 31, 1996                     10       1,194         390       1,594
  Distributions                          --      (1,069)         --      (1,069)
                                 ---------   ---------   ---------   ---------
Partners' Capital, December 31,
 1996                                   10       5,190         390       5,590
  Net income for the six months
   ended June 30, 1997
   (unaudited)                           --         857          --         857
  Distributions (unaudited)             (10)     (1,669)       (390)     (2,069)
                                 ---------   ---------   ---------   ---------
Partners' Capital, June 30,
 1997 (unaudited)                $       --  $    4,378  $       --  $    4,378
                                 =========   =========   =========   =========



   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                          ---------------------------------------------------------
                            SIX MONTHS ENDED
                                JUNE 30,              YEARS ENDED DECEMBER 31,
                          ---------------------   ---------------------------------
                                1997        1996        1996        1995        1994
                          ---------   ---------   ---------   ---------   ---------
                               (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)         $     857   $     196   $   1,594   $   1,057   $    (536)
Adjustments to reconcile
 net income (loss) to
 net cash provided by
 (used in) operating
 activities:
 Depreciation and
  amortization                  255         210         419         453         474
 Unrealized equity in
  loss (income) of
  investment                    (22)         44           7         (63)        (46)
 (Increase) Decrease in
  accounts receivable          (309)       (387)       (695)       (315)        183
 Increase (Decrease) in
  accrued liabilities           221         135         (70)        265         (59)
 (Decrease) Increase in
  accounts payable               (3)        (16)         (9)          6         (28)
 Decrease (Increase) in
  other assets                   49          56          37         (52)          0
                          ---------   ---------   ---------   ---------   ---------
 Net cash provided by
  (used in) operating
  activities                  1,048         238       1,283       1,351         (12)
                          ---------   ---------   ---------   ---------   ---------
INVESTING ACTIVITIES
 Dividends received              28          33         183          77          50
 Purchase of furniture,
  fixtures and equipment          0         (36)        (50)        (63)          0
 Additional cost-basis
  investments                     0         (10)        (20)        (20)        (10)
                          ---------   ---------   ---------   ---------   ---------
 Net cash provided by
  (used in) investing
  activities                     28         (13)        113          (6)         40
                          ---------   ---------   ---------   ---------   ---------
FINANCING ACTIVITIES
 Distribution to
  partners                    (2,069)     (1,069)     (1,069)         --          --
                          ---------   ---------   ---------   ---------   ---------
 Net increase (decrease)
  in cash and cash
  equivalents                  (993)       (844)        327       1,345          28
 Cash and cash equiva-
  lents, beginning of
  period                      1,709       1,382       1,382          37           9
                          ---------   ---------   ---------   ---------   ---------
 Cash and cash equiva-
  lents, end of period    $     716   $     538   $   1,709   $   1,382   $      37
                          =========   =========   =========   =========   =========


   The accompanying notes are an integral part of these financial statements.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION

Cabot Partners Limited Partnership (the Partnership), a Massachusetts limited partnership, was formed as of July 11, 1990 to provide a variety of real estate investment advisory and management services, primarily to a small number of pension and profit-sharing plans and other institutional investors. Nine investors represented 77% of fee revenues for 1996, eleven investors repre-sented 81% of fee revenues for 1995 and nine investors represented 56% of fee revenues for 1994.

The Partnership has two classes of limited partners. The Class A limited part-ners contributed cash on a disproportionate basis to their ownership interest and are entitled to a cumulative guaranteed return on their Adjusted Capital Contributions, as defined, of 10% through December 31, 1995 and 5% thereafter, payable only out of available cash. In addition, the Class A limited partners are entitled to a 5% return of their Adjusted Capital Contributions prior to distributions of available cash to all the partners in accordance with their ownership interest. As of December 31, 1996, the cumulative unpaid and unrecog-nized return was $3,978.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes
No provision for federal and state income taxes has been recorded relating to the Partnership, as the partners report their respective shares of the net tax-able income on their individual tax returns. The tax basis of assets and lia-bilities does not significantly differ from their historical cost basis.

Furniture, Fixtures and Equipment
Furniture and equipment additions are recorded at cost and are depreciated over an estimated useful life of five years. Fixtures include leasehold improvements that are recorded at cost and amortized over the shorter of their useful life or the remaining lease term.

Cost of Investment Advisory Contracts Acquired
The investment advisory contracts acquired are recorded at their fair market value at the date of acquisition, based on independent appraisals, and are being amortized over their estimated lives, which range from eight to sixteen years.

Allocation of Profits and Losses
Income and losses have been allocated to the partners in accordance with the provisions of the partnership agreement.

Cash Equivalents
At December 31, 1996, the Partnership had invested excess funds in money market mutual funds, which have an original maturity of less than three months. For purposes of the statement of cash flows, this investment has been considered a cash equivalent.

Pervasiveness of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
The carrying amounts reported on the accompanying balance sheets for cash and cash equivalents, receivables, accounts payable and accrued expenses approxi-mate fair value, due to the short-term nature of these investments.

3. INVESTMENTS

The Partnership owns a 1% managing general partnership interest in a real estate operating company, CP Private Partners, L.P.-I (Private Partners), and accounts for this investment under the equity method. Under this method of accounting, the Partnership's pro rata share of Private Partners' income (loss) is recorded each year as an increase (decrease) in the carrying value of its investment, and any distributions received are recorded as decreases in the carrying value.

                       CABOT PARTNERS LIMITED PARTNERSHIP

                             (DOLLARS IN THOUSANDS)


3. INVESTMENTS (CONTINUED)

The condensed unaudited historical cost balance sheet of Private Partners at December 31, 1996 and December 31, 1995 is as follows:

                                                 ---------------------
                                                     DECEMBER 31,
                                                 --------------------
                                                       1996       1995
                                                 ---------  ---------
       ASSETS
       Cash and Cash Equivalents                 $     186  $      51
       Real estate assets, net                      58,776     80,537
       Other assets                                 18,203     25,402
                                                 ---------  ---------
        Total Assets                             $  77,165  $ 105,990
                                                 =========  =========
       LIABILITIES AND PARTNERS' CAPITAL
       Accounts payable and accrued liabilities  $     453  $     605
       Note payable                                    --       9,665
                                                 ---------  ---------
        Total Liabilities                              453     10,270
                                                 ---------  ---------
       PARTNERS' CAPITAL
       The Partnership                                 767        957
       Other Partners                               75,945     94,763
                                                 ---------  ---------
        Total Partners' Capital                     76,712     95,720
                                                 ---------  ---------
        Total Liabilities and Partners' Capital  $  77,165  $ 105,990
                                                 =========  =========

The difference between the Partnership's share of the historical partners' cap-ital and the investment on the balance sheet is due to stating the investment at fair market value at the time of purchase.

The condensed unaudited historical cost income statement of Private Partners for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                    ---------------------------------
                                        YEARS ENDED DECEMBER 31,
                                    ---------------------------------
                                          1996        1995        1994
                                    ---------   ---------   ---------
       Sale of real estate assets   $  20,817   $     --    $     --
       Rental revenues                 11,726      12,778      11,344
       Cost of real estate sold       (20,411)        --          --
       Note receivable reduction       (7,688)        --          --
       Operating expenses              (5,163)     (6,483)     (6,761)
                                    ---------   ---------   ---------
       Net (loss) income            $    (719)  $   6,295   $   4,583
                                    =========   =========   =========
       Dividends paid               $  18,292   $   7,700   $   5,000
                                    =========   =========   =========
       The Partnership's share of:
       Net (loss) income            $      (7)  $      63   $      46
                                    =========   =========   =========
       Dividends paid               $     183   $      77   $      50
                                    =========   =========   =========

                       CABOT PARTNERS LIMITED PARTNERSHIP

                             (DOLLARS IN THOUSANDS)


4. MINIMUM FUTURE LEASE OBLIGATIONS

Minimum future lease obligations under noncancelable operating leases for each of the next five years ending December 31 and thereafter are as follows:

                               ---------
                   1997        $ 261,625
                   1998          294,907
                   1999          310,833
                   2000          323,336
                   2001          309,864
                   Thereafter          0

5. RELATED PARTY TRANSACTIONS

Under two separate agreements, the Partnership provides acquisition, asset man-agement and property management services to a partnership and a company sepa-rately controlled by two Class A limited partners. The agreements are cancel-able by either party with 30 days notice. After a recent amendment, one agree-ment provides for annual fixed fees of $158,172. The other agreement provides for an acquisition fee of .25% of acquisition cost and an asset management fee of 5% of net operating income. The Partnership received acquisition fees of $345,000 for the six months ended June 30, 1997, and asset management fees of $143,426, $153,172 and $70,200 for the six months ended June 30, 1997 and the years ended December 31, 1996 and 1995, respectively.

6. SUBSEQUENT EVENT

Under the terms of the investment advisory agreements, investors have the right to terminate the Partnership as advisor with 30 days notice. In addition, a significant portion of the Partnership's assets under management may be trans-ferred to other advisors or sold as a part of the portfolio's investment strat-egy.

Subsequent to June 30, 1997, but prior to the end of 1997, all the properties of two portfolios are expected to be sold. These portfolios accounted for asset management fees of $599 and $760 for the six months ended June 30, 1997 and 1996, respectively, and $1,506, $1,075 and $703 for the years ended December 31, 1996, 1995 and 1994, respectively. Management believes the loss of these revenues will not have a material adverse effect on the Partnership's financial position.

Under the provisions of the Contribution Agreement executed by each Contrib-uting Investor, Cabot Partners will contribute its Advisory Contracts and cer-tain of its other net assets to Cabot Industrial Trust (the Company) or a sub-sidiary partnership, Cabot Industrial Properties, L.P. (the Operating Partner-ship) and will receive Common Shares from the Company or Units from the Oper-ating Partnership. The remainder of the net assets will be distributed to its partners. The consummation of these proposed transactions is subject to the completion of an offering of Common Shares of the Company to the public and various other conditions of the Contribution Agreement. It is anticipated that the Company will seek to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The impact of these proposed trans-actions is not reflected in the accompanying financial statements.

It is anticipated that the cumulative unpaid and unrecognized return discussed in Note 1 will be settled through the distribution of Common Shares or Units to be received in conjunction with the transactions.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Existing Investors Property Group:

We have audited the accompanying combined balance sheets of the Existing Investors Property Group, as defined in Note 1, as of December 31, 1996 and 1995, and the related combined statements of income, owners' equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the management of the Existing Property Investors. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Existing Investors Property Group at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic com-bined financial statements taken as a whole. The schedule listed in the index of financial statements is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic finan-cial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       Arthur Andersen LLP

Boston, Massachusetts September 2, 1997

                       EXISTING INVESTORS PROPERTY GROUP

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                               -------------------------------
                                                              DECEMBER 31,
                                                  JUNE 30,  ------------------
                                                      1997      1996      1995
                                               -----------  --------  --------
                                               (UNAUDITED)
ASSETS
Rental properties                                 $345,537  $336,836  $301,059
Accumulated depreciation                           (35,825)  (32,528)  (26,430)
                                               -----------  --------  --------
                                                   309,712   304,308   274,629
Cash and Cash Equivalents                            1,896     2,423     2,598
Rents and other receivables, net of allowance
 for doubtful accounts of $258, $339 and
 $294, respectively                                  5,457     4,810     6,041
Restricted cash                                          3        71       353
Lease acquisition costs, net of accumulated
 amortization of $6,691, $5,721 and $4,505,
 respectively                                        6,639     6,808     5,307
Other assets                                           429       312       409
                                               -----------  --------  --------
  Total Assets                                    $324,136  $318,732  $289,337
                                               ===========  ========  ========
LIABILITIES AND OWNERS' EQUITY
Mortgage debt                                     $ 18,872  $ 19,292  $ 20,083
Due to Related Parties                               3,647     3,668     3,407
Accounts payable and accrued expenses                4,228     3,608     3,606
Other liabilities                                      930       878       612
                                               -----------  --------  --------
  Total Liabilities                                 27,677    27,446    27,708
                                               -----------  --------  --------
Contingencies
Owners' Equity                                     296,459   291,286   261,629
                                               -----------  --------  --------
  Total Liabilities and Owners' Equity            $324,136  $318,732  $289,337
                                               ===========  ========  ========




 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                       EXISTING INVESTORS PROPERTY GROUP

                         COMBINED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

                            ----------------------------------------------------
                            SIX MONTHS ENDED JUNE 30,  YEARS ENDED DECEMBER 31,
                            ------------------------- --------------------------
                                    1997         1996     1996     1995     1994
                            ------------ ------------ -------- -------- --------
                                   (UNAUDITED)
REVENUES
Rental                      $     15,571 $     14,594 $ 29,736 $ 24,691 $ 22,552
Tenant reimbursements              2,933        2,310    4,917    3,759    3,473
Other rental                         372          222      334      199    2,035
Interest                              46           68      193      145      149
                            ------------ ------------ -------- -------- --------
 Total Revenues                   18,922       17,194   35,180   28,794   28,209
                            ------------ ------------ -------- -------- --------
EXPENSES
Real estate taxes                  2,735        2,301    5,037    3,979    3,769
Management fees                    1,104          884    1,889    1,522    1,306
Property operating costs             268          388      755      648      563
Maintenance and repairs              231          201      504      393      502
Grounds care                         142          188      298      218      189
Professional services                157          113      214      194      158
Insurance                            153           96      210      151       78
Other                                 60          170      453      231      267
Interest                             936          973    1,931    2,097    2,082
Depreciation and amortiza-
 tion                              4,323        3,919    7,966    7,118    6,606
                            ------------ ------------ -------- -------- --------
 Total Expenses                   10,109        9,233   19,257   16,551   15,520
                            ------------ ------------ -------- -------- --------
 Income before gain on sale
  of properties                    8,813        7,961   15,923   12,243   12,689
Gain on sale of properties            --           --       --       --      186
                            ------------ ------------ -------- -------- --------
Net income                  $      8,813 $      7,961 $ 15,923 $ 12,243 $ 12,875
                            ============ ============ ======== ======== ========




 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                       EXISTING INVESTORS PROPERTY GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE YEARS ENDED DECEMBER 31, 1996,
                                 1995 AND 1994

                             (DOLLARS IN THOUSANDS)

                                                                   ---------
       Owners' Equity, January 1, 1994                             $  220,621
         Contributions                                                 10,005
         Distributions                                                (30,298)
         Net income for the year ended December 31, 1994               12,875
                                                                   ---------
       Owners' Equity, December 31, 1994                              213,203
         Contributions                                                 50,326
         Distributions                                                (14,143)
         Net income for the year ended December 31, 1995               12,243
                                                                   ---------
       Owners' Equity, December 31, 1995                              261,629
         Contributions                                                 35,228
         Distributions                                                (21,494)
         Net income for the year ended December 31, 1996               15,923
                                                                   ---------
       Owners' Equity, December 31, 1996                              291,286
         Contributions (unaudited)                                      7,203
         Distributions (unaudited)                                    (10,843)
         Net income for the six months ended June 30, 1997 (unau-
          dited)                                                        8,813
                                                                   ---------
       Owners' Equity, June 30, 1997 (unaudited)                   $  296,459
                                                                   =========




 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                       EXISTING INVESTORS PROPERTY GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                           ---------------------------------------------------------------
                            SIX MONTHS ENDED JUNE 30,        YEARS ENDED DECEMBER 31,
                           ---------------------------   ---------------------------------
                                    1997           1996        1996        1995        1994
                           ------------   ------------   ---------   ---------   ---------
                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income                 $      8,813   $      7,961   $  15,923   $  12,243   $  12,875
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities--
Depreciation and amorti-
 zation adjustments               4,323          3,919       7,966       7,118       6,606
Rent normalization
 adjustments                       (154)          (400)       (519)       (993)       (452)
Gain on sale of real
 estate                              --             --          --          --        (186)
Changes in assets--(in-
 crease) decrease--
  Rents and other receiv-
   ables                           (493)         1,183       1,750         196      (1,071)
  Restricted cash                    68            (22)        282         265        (268)
  Other assets                     (168)           (73)         25         184         (83)
Changes in liabilities--
 increase (decrease)--
  Accounts payable and
   accrued liabilities              620            (92)          2         705         260
  Other liabilities                  52             83         266        (317)       (129)
                           ------------   ------------   ---------   ---------   ---------
Net cash provided by
 operations                      13,061         12,559      25,695      19,401      17,552
                           ------------   ------------   ---------   ---------   ---------
INVESTING ACTIVITIES
Property acquisitions            (6,207)       (10,841)    (33,485)    (49,677)     (9,240)
Payments for capital
 expenditures and
 lease acquisition costs         (3,300)        (1,811)     (5,581)     (4,038)     (3,545)
Proceeds on the sale of
 real estate                         --             --          --          --      14,841
Deferred financing costs             --            (8)          (8)       (153)        (19)
                           ------------   ------------   ---------   ---------   ---------
Net cash (used in)
 provided by investing
 activities                      (9,507)       (12,660)    (39,074)    (53,868)      2,037
                           ------------   ------------   ---------   ---------   ---------
FINANCING ACTIVITIES
Capital contributions             7,203         11,546      35,228      50,326      10,005
Distributions                   (10,843)       (11,427)    (21,494)    (14,143)    (30,298)
Mortgage loan proceeds               --             --          --      10,865      14,950
Repayments of mortgage
 loans                             (420)          (387)       (791)    (11,390)    (14,892)
Advances from (repayments
 to) related
 parties, net                       (21)           177         261          22         639
                           ------------   ------------   ---------   ---------   ---------
Net cash (used in) pro-
 vided by
 financing activities            (4,081)           (91)     13,204      35,680     (19,596)
                           ------------   ------------   ---------   ---------   ---------
Net (decrease) increase
 in Cash and Cash
 Equivalents                       (527)         (192)       (175)       1,213          (7)
Cash and Cash
 Equivalents, Beginning
 of Period                        2,423          2,598       2,598       1,385       1,392
                           ------------   ------------   ---------   ---------   ---------
Cash and Cash Equiva-
 lents, End of Period      $      1,896   $      2,406   $   2,423   $   2,598   $   1,385
                           ============   ============   =========   =========   =========
Supplemental Information
 Interest paid during the
 period                    $        809   $        868   $   1,730   $   1,909   $   1,927
                           ============   ============   =========   =========   =========

 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                       EXISTING INVESTORS PROPERTY GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS AND ORGANIZATION

Existing Investors Property Group (EIP Group) is not a legal entity but rather a combination of all the assets, liabilities and operations for 67 industrial buildings that are owned by certain real estate title holding corporations, general partnerships and a retirement plan. EIP Group properties are located in selected markets in the United States and are managed, leased and renovated by Cabot Partners Limited Partnership (Cabot Partners), the investment manager, under separate investment management agreements with each owner. The accompa-nying financial statements include all of the direct and indirect costs of the business of EIP Group. Refer to Schedule III for a detailed listing of the industrial properties included in the financial statements. A summary of EIP Group is as follows:

                                                        ----------------------
                                                         NUMBER OF
                                                         BUILDINGS SQUARE FEET
                                                        ---------  -----------
PROPERTY OWNER
CP Investment Properties, Inc.                                  45   5,179,162
CP REPROP, Corp.                                                 7   1,537,200
Properties owned by two real estate title holding
 companies and a limited partnership owned by the New
 York State Teachers' Retirement System                          7   1,245,007
Six general partnerships owned by C-M Holdings Limited
 Partnership                                                     7     895,169
State of Wisconsin Investment Board                              1     212,300
                                                        ---------  -----------
 Total                                                          67   9,068,838
                                                        =========  ===========

2. FORMATION TRANSACTION

Under the provisions of the Contribution Agreement executed by each property owner, EIP Group will contribute all of its properties to Cabot Industrial Trust (the Company) or a subsidiary partnership, Cabot Industrial Properties, L.P. (the Operating Partnership) and will receive common shares from the Com-pany or units from the Operating Partnership. The consummation of these pro-posed transactions is subject to the completion of an offering of common shares of the Company to the public and various other conditions of the Contribution Agreement. It is anticipated that the Company will seek to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The impact of these proposed transactions is not reflected in the accompanying combined financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination
The accompanying financial statements have been presented on a combined basis, at historical cost, because EIP Group is under the common management of Cabot Partners through investment advisory agreements. All significant intercompany transactions and balances have been eliminated in combination.

The combined financial statements and information included in these notes to the combined financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited. In the opinion of management, such combined financial statements and information reflect all adjustments necessary for a fair presentation of the results of the respective interim periods. All such adjustments are of a normal, recurring nature.

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)


Rental Properties
Rental properties, which consist of industrial warehouses, are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as incurred. Significant renovations and improvements that improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are as follows:

                                                   --------

                                            ESTIMATED
                                          USEFUL LIFE
                                                   --
             ASSET CATEGORY
             Buildings and improvements       10 - 40
                                                years
             Tenant improvements              Life of
                                                lease

Properties consisted of the following at June 30, 1997, December 31, 1996 and December 31, 1995:

                                     -------------------------------
                                        JUNE 30,        DECEMBER 31,
                                     ----------- -------------------
                                            1997      1996      1995
                                     ----------- --------- ---------
                                     (UNAUDITED)
         Land                          $  75,625 $  74,939 $  69,602
         Buildings and improvements      269,912   261,897   231,457
                                     ----------- --------- ---------
          Total                        $ 345,537 $ 336,836 $ 301,059
                                     =========== ========= =========

EIP Group adopted the provisions of Statement of Financial Accounting Standards
(SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have an impact on EIP Group's financial position, results of operations or liquidity.

Lease Acquisition Costs
Capitalized lease acquisition costs are recorded at cost. These costs are amor-tized over the respective lives of the leases. Unamortized costs are charged to expense in the event of any early termination of the lease.

Loan Costs
Capitalized loan costs are recorded at cost and are included in other assets. These costs are amortized over the term of the respective financings on a straight-line basis. Loan costs, net of accumulated amortization of $304,000, $253,000 and $173,000 as of June 30, 1997, December 31, 1996 and 1995, respec-
tively, were approximately $143,000, $194,000 and $266,000, respectively.

Rental Income
All leases are classified as operating leases. Certain leases provide for min-imum rent payments that increase during the term of the lease and tenant occu-pancy during periods for which no rent is due. EIP Group records rental income for the full term of each lease on a straight-line basis. As of June 30, 1997, December 31, 1996 and 1995, the receivables from tenants, net of reserves, which EIP Group expects to collect over the remaining life of these leases rather than currently, were approximately $4,252,000, $4,098,000 and $3,579,000, respectively (Deferred Rent). The amounts included in rental income for the six months ended June 30, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994, which are not currently due, were approxi-mately $154,000, $400,000, $519,000, $993,000 and $452,000, respectively.
Deferred Rent is not recognized for income tax purposes until received.

Cash Equivalents
EIP Group invests excess funds in short-term investments with original maturi-ties of less than three months. For the purpose of the statements of cash flows, all such investments are considered cash equivalents.

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)


Restricted Cash
Restricted cash represents amounts committed for security deposits and utility deposits. Certain of these amounts may be reduced upon the fulfillment of cer-tain obligations.

Fair Value of Financial Instruments
Management believes that the carrying basis of EIP Group mortgage loans approx-imated their respective fair market values as of June 30, 1997 and December 31, 1996 and 1995. The current value of debt was computed by discounting the pro-jected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origina-tion costs, for each year. In addition, the carrying values of cash and cash equivalents, restricted cash, escrow deposits, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

Income Taxes
The properties are owned in tax-exempt real estate title holding companies, general partnerships or directly by qualified pension plans. Since the taxable operating results of EIP Group are either included in the income tax returns of tax-exempt entities or the owners, no provision for state and federal income taxes has been reflected in these combined financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. MORTGAGE DEBT

As of June 30, 1997, December 31, 1996 and 1995, EIP Group had outstanding fixed and variable rate mortgage indebtedness as follows:

                                              ---------------------------------
                                                 JUNE 30,     DECEMBER 31,
                                                     1997       1996       1995
                                              ----------- ---------  ---------
                                              (UNAUDITED)
Three mortgage loans at fixed interest rate
 of 8.375% due December 1, 1997                   $13,509    $13,813    $14,383
Three mortgage loans at fixed interest rates
 ranging from 7.95% to 8.05% due
 January 1, 2003                                    5,363      5,479      5,700
                                              ----------- ---------  ---------
Total mortgage loans payable                      $18,872    $19,292    $20,083
                                              =========== =========  =========

Payments on mortgage debt are due in monthly installments of principal and interest. The weighted average interest rate was approximately 8.3% as of June 30, 1997, December 31, 1996 and 1995. The mortgage loans are secured by deeds of trust on six properties and all of the fixed interest rate loans are subject to prepayment penalties based on a yield maintenance formula in the event of early repayment.

  Scheduled payments of principal on mortgage debt for each of the next five years and thereafter as of December 31, 1996 were as follows:

                               -------
                   1997        $14,052
                   1998            259
                   1999            280
                   2000            304
                   2001            329
                   Thereafter    4,068

                       EXISTING INVESTORS PROPERTY GROUP

                             (DOLLARS IN THOUSANDS)

5. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancellable operating leases for the industrial properties as of December 31, 1996 were as follows:

                               -------
                   1997        $28,269
                   1998         25,202
                   1999         21,454
                   2000         16,644
                   2001         13,051
                   Thereafter   35,423

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. EIP Group is subject to the usual business risks associated with the collection of the above scheduled rents.

6. TRANSACTIONS WITH THE INVESTMENT MANAGER

Under the provisions of the separate investment management agreements, EIP Group is obligated to pay Cabot Partners acquisition, asset management and property management fees. Acquisition fees are payable based on a percentage of acquisition cost (ranging from .75 to 1.50%), asset management fees are payable based on a percentage (ranging from .4 to .6%) of the properties' fair market value or a percentage (ranging from 6 to 8.75%) of the properties' net oper-ating income and property management fees are payable on certain properties based on a percentage (ranging from 2.25 to 2.5%) of gross receipts. Fees incurred under the agreements were as follows:

                              --------------------------------------------------------------
                       FOR THE SIX MONTHS ENDED JUNE 30,  FOR THE YEARS ENDED DECEMBER 31,
                       --------------------------------- -----------------------------------
                                  1997              1996        1996        1995        1994
                     ----------------  ----------------  ----------  ----------  ----------
                                    (UNAUDITED)
FEE INCURRED
Asset management     $             709 $             595 $     1,244 $       981 $       769
Acquisition                         62                50         222         504         100
Property management                305               283         482         437         503

At June 30, 1997, December 31, 1996 and December 31, 1995, total fees payable to Cabot Partners were $383, $343 and $311, respectively.

Acquisition fees are capitalized to Rental Properties in the accompanying combined balance sheets and property and asset management fees are expensed as incurred and included in management fees in the accompanying combined statements of operations.

7. DUE TO RELATED PARTIES

Four properties held in general partnerships incurred capital expenditures, leasing costs and operating deficits that were funded through cash advances from the general partners. The advances accrue interest at prime plus 1.5% (10% as of June 30, 1997) and are payable out of cash flows after third-party debt service of the property. Interest expense related to the advances was $299, $314 and $265 for the years ended December 31, 1996, 1995 and 1994, respec-tively, and $145 and $149 for the six months ended June 30, 1997 and 1996, respectively.

                       EXISTING INVESTORS PROPERTY GROUP

                            (DOLLARS IN THOUSANDS)

8. COMMITMENTS AND CONTINGENCIES

Concentration of Credit Risk
EIP Group maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceed FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of EIP Group believes the risk is not significant.

Environmental
EIP Group, as an owner of real estate, is subject to various environmental laws of federal and local governments. Compliance by EIP Group with existing laws has not had a material adverse effect on EIP Group's financial condition and results of operations, and management does not believe it will have such an impact in the future. However, EIP Group cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

Litigation
Management of EIP Group does not believe there is any litigation threatened against it other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, none of which is expected to have a material adverse effect on the operating results or financial position of EIP Group.

Commitments
Subsequent to June 30, 1997, EIP Group has acquired, or has executed commit-ments to acquire, the following industrial properties:

                        -----------------------------------------------------
                                                                  ACQUISITION
                              BUILDING TYPE           SQUARE FEET    PRICE
                        -------------------           ----------- -----------
PROPERTY LOCATION
Herrod Boulevard, So.
 Brunswick, NJ          Bulk Distribution                 418,000     $18,100
Blue Ash, OH            Bulk Distribution
                        and Workspace                     482,942      15,371
Remington Street,
 Bolingbrook, IL        Bulk Distribution                 212,333       8,500
Ambassador Road,
 Naperville, IL         Bulk Distribution                 203,500       7,986
Luna Road, Carrollton,
 TX                     Bulk Distribution                 205,400       7,400
South Rockefeller
 Avenue, Ontario, CA    Bulk Distribution                 164,140       5,680
Huntwood Avenue,
 Hayward, CA            Workspace                          62,031       4,232
Diplomat Drive,
 Carrollton, TX         Workspace                          56,535       2,500
                                                      ----------- -----------
                                                        1,804,881     $69,769
                                                      =========== ===========

Pursuant to the Contribution Agreement, EIP Group will contribute the proper-ties to the Company or the Operating Partnership and will receive common shares from the Company or units from the Operating Partnership.

                                                                    SCHEDULE III

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                  ---------------------------------------------------------------------------------------------------------
                                                                                COSTS
                                                                             CAPITALIZED              GROSS AMOUNT
                                                                              SUBSEQUENT             CARRIED AS OF
                                                        INITIAL COST        TO ACQUISITION         DECEMBER 31, 1996
                                                    --------------------- ------------------ ------------------------------


                                                            BUILDINGS AND      BUILDINGS AND         BUILDINGS AND
PROPERTY NAME(8)  LOCATION             ENCUMBRANCES  LAND   IMPROVEMENTS  LAND IMPROVEMENTS   LAND   IMPROVEMENTS  TOTAL(7)
----------------  --------             ------------ ------- ------------- ---- ------------- ------- ------------- --------
South 63rd
Avenue            Phoenix, AZ                    -- $   528       $ 3,953   --            -- $   528       $ 3,953  $ 4,481
North 104th
Avenue            Tolleson, AZ                   --     651         5,948   --            --     651         5,948    6,599
South 84th
Avenue            Tolleson, AZ                   --     553         5,116   --        $  187     553         5,303    5,856
Brisbane
Industrial
Park(1)           Brisbane, CA                   --  10,519        17,011   --           409  10,519        17,420   27,939
South Vintage
Avenue(2)         Ontario, CA                    --   2,896        15,836   --            92   2,896        15,928   18,824
East Jurupa
Street            Ontario, CA                    --     409         2,217   --            --     409         2,217    2,626
Santa Anita
Avenue            Rancho Cucamonga, CA           --   1,200         6,491   --            --   1,200         6,491    7,691
East Dyer Road    Santa Ana, CA                  --   8,160        10,432   --         2,162   8,160        12,594   20,754
Pepes Farm Road   Milford, CT                    --   1,637         8,787   --           558   1,637         9,345   10,982
Kingspointe
Parkway           Orlando, FL                    --     600         2,581   --             6     600         2,587    3,187
West 73rd
Street, Building
1                 Bedford Park, IL               --   1,333         4,819   --            35   1,333         4,854    6,187
West 73rd
Street, Building
2                 Bedford Park, IL               --   2,148         8,258   --            45   2,148         8,303   10,451
West 73rd
Street, Building
3                 Bedford Park, IL               --     986         5,395   --            77     986         5,472    6,458
Harvester Drive   Chicago, IL                    --     763         5,604   --           156     763         5,760    6,523
Arthur Avenue     Elk Grove, IL                  --   2,160         4,777   --           825   2,160         5,602    7,762
Western Avenue    Lisle, IL                      --     700         1,922   --           131     700         2,053    2,753
Mark Street       Wood Dale, IL                  --   2,844         9,668   --            --   2,844         9,668   12,512
High Grove Lane   Naperville, IL                 --     800         3,334   --             5     800         3,339    4,139
North State Road
#9(9)             Howe, IN                    4,620     239         6,112   --            28     239         6,140    6,379
Holton Drive      Independence, KY               --   2,100         8,294   --            --   2,100         8,294   10,394


                 ----------------------------------------------





                                                     DEPRECI-
                                  DATE                 ABLE
                 ACCUMULATED  CONSTRUCTED/   DATE      LIVES
PROPERTY NAME(8) DEPRECIATION  RENOVATED   ACQUIRED IN YEARS(9)
---------------- ------------ ------------ -------- -----------
South 63rd
Avenue                  $ 262      1990    05/27/94       10-40
North 104th
Avenue                     15      1995    11/26/96       10-40
South 84th
Avenue                    227      1989    04/03/95       10-40
Brisbane
Industrial
Park(1)                 2,781      1965    08/10/90       10-40
South Vintage
Avenue(2)               3,127      1986    11/20/89       10-40
East Jurupa
Street                     10      1986    11/19/96       10-40
Santa Anita
Avenue                     95      1988    06/27/96       10-40
East Dyer Road          2,173    1954/1965 04/24/89       10-40
Pepes Farm Road         1,795      1980    11/07/88       10-40
Kingspointe
Parkway                    --      1991    12/30/96       10-40
West 73rd
Street, Building
1                         757      1982    09/13/90       10-40
West 73rd
Street, Building
2                       1,296      1986    09/13/90       10-40
West 73rd
Street, Building
3                         850      1979    09/13/90       10-40
Harvester Drive         1,276      1974    07/05/88       10-40
Arthur Avenue           1,166      1978    06/27/88       10-40
Western Avenue            419    1970/1985 06/27/88       10-40
Mark Street             1,468      1985    12/14/90       10-40
High Grove Lane           166      1994    01/11/95       10-40
North State Road
#9(9)                   1,084      1988    12/01/89       10-40
Holton Drive               52      1996     07/6/96       10-40

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                  ------------------------------------------------------------------------------------------------------
                                                                               COSTS
                                                                            CAPITALIZED             GROSS AMOUNT
                                                                             SUBSEQUENT            CARRIED AS OF
                                                        INITIAL COST       TO ACQUISITION        DECEMBER 31, 1996
                                                     ------------------- ------------------ ----------------------------


                                                           BUILDINGS AND      BUILDINGS AND       BUILDINGS AND
PROPERTY NAME(8)  LOCATION              ENCUMBRANCES LAND  IMPROVEMENTS  LAND IMPROVEMENTS  LAND  IMPROVEMENTS  TOTAL(7)
----------------  --------              ------------ ----- ------------- ---- ------------- ----- ------------- --------
Empire Drive      Florence, KY                    --   212         2,456   --            57   212         2,513    2,725
Technology Drive  Auburn, MA                      --   663         2,050   --           344   663         2,394    3,057
First Avenue      Needham, MA                     -- 2,530         3,120   --           873 2,530         3,993    6,523
John Hancock
Road(6)           Taunton, MA                 $1,607   257         1,753   --           133   257         1,886    2,143
Tar Bay Drive     Jessup, MD                      -- 1,415         5,111   --            13 1,415         5,124    6,539
The Crysen
Center(3)         Jessup, MD                      -- 1,662         4,470   --           201 1,662         4,671    6,333
Oceano Avenue     Jessup, MD                      -- 1,629         7,940   --            49 1,629         7,989    9,618
Sysco Court(6)    Grand Rapids, MI             2,324   354         2,452   --            --   354         2,452    2,806
Lakefront Drive   Earth City, MO                  -- 1,320         4,799   --            -- 1,320         4,799    6,119
Industrial Drive
South(6)          Gluckstadt, MS               3,742   320         4,325   --            --   320         4,325    4,645
Old Charlotte
Highway(4)(6)     Monroe, NC                   5,451 2,311         6,137   --            -- 2,311         6,137    8,448
Reames Road       Charlotte, NC                   --   365         2,939   --            --   365         2,939    3,304
Birch Creek Road  Bridgeport, NJ                  --    24         4,858 $330            --   354         4,858    5,212
South Middlesex
Avenue, Building
1                 Cranbury, NJ                    -- 1,300         6,817   --            19 1,300         6,836    8,136
South Middlesex
Avenue, Building
2                 Cranbury, NJ                    -- 1,400         5,470   --            31 1,400         5,501    6,901
Pierce Street     Franklin Township, NJ           -- 1,400         5,635   --             6 1,400         5,641    7,041
International
Street            Columbus, OH                    --   517         3,537   --            --   517         3,537    4,054
Twin Creek Drive  Columbus, OH                    --   705         4,071   --             8   705         4,079    4,784
Ritter Road(6)    Mechanicsburg, PA            1,549   332         1,460   --            --   332         1,460    1,792
Pilot Drive       Memphis, TN                     -- 1,364         6,334   --            -- 1,364         6,334    7,698
113th Street      Arlington, TX                   --   506         1,855   --            18   506         1,873    2,379

                 --------------------------------------------





                                                    DEPRECI-
                                  DATE                ABLE
                 ACCUMULATED  CONSTRUCTED/   DATE   LIVES IN
PROPERTY NAME(8) DEPRECIATION  RENOVATED   ACQUIRED YEARS(9)
---------------- ------------ ------------ -------- --------
Empire Drive              236      1991    04/06/93    10-40
Technology Drive          436      1973    01/30/89    10-40
First Avenue              636    1961/1992 01/16/90    10-40
John Hancock
Road(6)                   316      1986    12/01/89    10-40
Tar Bay Drive             768      1990    12/20/90    10-40
The Crysen
Center(3)                 728      1985    08/09/90    10-40
Oceano Avenue           1,290      1987    06/28/90    10-40
Sysco Court(6)            431      1985    12/01/89    10-40
Lakefront Drive           190      1995    06/15/95    10-40
Industrial Drive
South(6)                  760      1988    12/01/89    10-40
Old Charlotte
Highway(4)(6)           1,078    1957/1972 12/01/89    10-40
Reames Road                73      1994    02/22/96    10-40
Birch Creek Road          509    1991/1997 10/22/92    10-40
South Middlesex
Avenue, Building
1                         341      1989    01/17/95    10-40
South Middlesex
Avenue, Building
2                         274      1982    06/02/95    10-40
Pierce Street             141      1984    08/18/95    10-40
International
Street                     96      1988    11/21/95    10-40
Twin Creek Drive          212      1989    12/01/94    10-40
Ritter Road(6)            257      1986    12/01/89    10-40
Pilot Drive               212      1987    09/05/95    10-40
113th Street              213      1979    07/20/92    10-40

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                            AS OF DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                  -----------------------------------------------------------------------------------------------------
                                                                           COSTS
                                                                        CAPITALIZED              GROSS AMOUNT
                                                                         SUBSEQUENT              CARRIED AS OF
                                                   INITIAL COST        TO ACQUISITION          DECEMBER 31, 1996
                                              ---------------------- ------------------ -------------------------------



                                                       BUILDINGS AND      BUILDINGS AND          BUILDINGS AND
PROPERTY NAME(8)  LOCATION       ENCUMBRANCES   LAND   IMPROVEMENTS  LAND IMPROVEMENTS    LAND   IMPROVEMENTS  TOTAL(7)
----------------  --------       ------------ -------- ------------- ---- ------------- -------- ------------- --------
Airline Drive,
Building 1        Coppell, TX              -- $    316      $  1,850   --            -- $    316      $  1,850 $  2,166
Airline Drive,
Building 2        Coppell, TX              --      696         3,491   --            --      696         3,491    4,187
North Lake Drive  Coppell, TX              --    1,165         3,636 $ 68            --    1,233         3,636    4,869
Oakville
Industrial
Park(5)           Alexandria, VA           --   10,552        19,806   --         2,502   10,552        22,308   32,860
                                 ------------ -------- ------------- ---- ------------- -------- ------------- --------
 Totals                               $19,293 $ 74,541      $252,927 $398        $8,970 $ 74,939      $261,897 $336,836
                                 ============ ======== ============= ==== ============= ======== ============= ========


                 -------------------------------------------
                                                    DEPRECI-
                                                     ABLE
                                  DATE               LIVES
                 ACCUMULATED  CONSTRUCTED/   DATE      IN
PROPERTY NAME(8) DEPRECIATION  RENOVATED   ACQUIRED YEARS(9)
---------------- ------------ ------------ -------- --------
Airline Drive,
Building 1            $   171         1991 04/23/93    10-40
Airline Drive,
Building 2                323         1990 04/23/93    10-40
North Lake Drive          337         1982 05/12/93    10-40
Oakville
Industrial
Park(5)                 3,481         1948 02/28/90    10-40
                      -------
 Totals               $32,528
                     ========

----
(1) Brisbane Industrial Park consists of fifteen buildings.
(2) South Vintage Avenue consists of two buildings.
(3) The Crysen Center consists of two buildings.
(4) Old Charlotte Highway consists of two buildings.
(5) Oakville Industrial Park consists of six buildings.
(6) The loans encumbering these properties are subject to cross default provi-sions.
(7) The aggregate cost for federal income tax purposes as of December 31, 1996 was approximately $337 million
(8) All buildings within schedule are industrial properties.
(9) Buildings are depreciated over 40 years and certain improvements are depre-ciated over their expected life.

                       EXISTING INVESTORS PROPERTY GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                             (DOLLARS IN THOUSANDS)

The changes in the total investment in real estate for the years ended December 31, 1996, 1995, 1994 are as follows:

                                       --------------------------------------
                                       DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                               1996         1995         1994
                                       ------------ ------------ ------------
       Balance, beginning of the year      $301,059     $250,387     $255,050
       Acquisitions                          33,485       49,677        9,240
       Improvements                           2,292          995        2,290
       Properties disposed of                     0            0      (16,193)
                                       ------------ ------------ ------------
       Balance, end of year                $336,836     $301,059     $250,387
                                       ============ ============ ============

The changes in accumulated depreciation for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                       --------------------------------------
                                       DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                               1996         1995         1994
                                       ------------ ------------ ------------
       Balance, beginning of the year       $26,430      $20,936      $17,949
       Depreciation                           6,098        5,494        4,821
       Properties disposed of                     0            0       (1,834)
                                       ------------ ------------ ------------
       Balance, end of year                 $32,528      $26,430      $20,936
                                       ============ ============ ============

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of the State of Wisconsin
Investment Board:

We have audited the accompanying historical cost basis combined statements of assets and liabilities of ORLANDO CENTRAL PARK and 500 MEMORIAL DRIVE (the "Properties") as of December 31, 1996 and 1995, and the related historical cost basis combined statements of income, changes in net assets and cash flows for the years then ended. These financial statements are the responsibility of the Properties' investment advisor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the historical cost basis combined financial position of Orlando Central Park and 500 Memorial Drive as of December 31, 1996 and 1995, and the historical cost basis combined results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

As indicated in Note 2, these financial statements have been prepared on the historical cost basis to comply with Regulation S-X of the Securities and Exchange Commission.

                                       Coopers & Lybrand L.L.P.

New York, New York
October 6, 1997.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                  COMBINED STATEMENT OF ASSETS AND LIABILITIES

                                       -------------------------------------
                                                         DECEMBER 31,
                                          JUNE 30,  ------------------------
                                              1997         1996         1995
                                       -----------  -----------  -----------
                                       (UNAUDITED)
ASSETS
Real estate investments
 Land                                  $ 8,847,965  $ 8,847,965  $ 8,847,965
 Building and improvements              40,727,325   40,720,252   40,650,198
 Accumulated depreciation               (6,831,910)  (6,316,118)  (5,285,497)
                                       -----------  -----------  -----------
                                        42,743,380   43,252,099   44,212,666
Cash and Cash Equivalents                  225,902      591,653      229,262
Accounts receivable and accrued
 investment income                         180,511      109,938       92,105
Deferred leasing costs, net of
 accumulated amortization of
 $2,523,596, $2,135,209 and
 $1,420,455 at June 30, 1997,
 December 31, 1996 and December 31,
 1995, respectively                      3,038,633    3,392,025    3,331,155
Deferred rent concessions                1,078,233      838,408      985,175
Other assets                                71,049       62,815       21,929
                                       -----------  -----------  -----------
  Total Assets                         $47,337,708  $48,246,938  $48,872,292
                                       ===========  ===========  ===========
LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses  $   459,221      597,561      176,895
Security deposits                          216,875      211,363      273,105
Unearned rental income                     211,898      247,756      120,156
                                       -----------  -----------  -----------
  Total Liabilities                        887,994    1,056,680      570,156
                                       -----------  -----------  -----------
Net Assets                              46,449,714   47,190,258   48,302,136
                                       -----------  -----------  -----------
  Total Liabilities and Net Assets     $47,337,708  $48,246,938  $48,872,292
                                       ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                         COMBINED STATEMENTS OF INCOME

                    ---------------------------------------------------------
                    SIX MONTHS ENDED JUNE 30, FOR THE YEAR ENDED DECEMBER 31,
                    ------------------------- -------------------------------
                            1997         1996            1996            1995
                    ------------ ------------ --------------- ---------------
                           (UNAUDITED)
REVENUE
Rental income       $  3,076,092 $  2,909,371 $     5,521,188 $     5,757,490
Other income              10,109       85,393          99,749         233,998
                    ------------ ------------ --------------- ---------------
 Total Revenue         3,086,201    2,994,764       5,620,937       5,991,488
OPERATING EXPENSES
Property taxes           345,635      333,631         653,797         640,810
Operating expenses       520,712      512,173       1,045,704         928,209
Depreciation and
 amortization            904,180      856,656       1,745,376       1,693,022
                    ------------ ------------ --------------- ---------------
 Total Operating
  Expenses             1,770,527    1,702,460       3,444,877       3,262,041
                    ------------ ------------ --------------- ---------------
Net income          $  1,315,674 $  1,292,304 $     2,176,060 $     2,729,447
                    ============ ============ =============== ===============





   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                  COMBINED STATEMENT OF CHANGES IN NET ASSETS

FOR THE SIX MONTHS ENDED JUNE 30, 1997 ANDTHE YEARS ENDED DECEMBER 31, 1996 AND
                                      1995

                                                          -----------
      Net assets, January 1, 1995                         $49,237,627
       Asset advisory fees paid by owner                      281,062
       Distributions                                       (3,946,000)
       Net income for the year ended December 31, 1995      2,729,447
                                                          -----------
      Net assets, January 1, 1996                          48,302,136
       Asset advisory fees paid by owner                      275,062
       Distributions                                       (3,563,000)
       Net income for the year ended December 31, 1996      2,176,060
                                                          -----------
      Net assets, January 1, 1997                          47,190,258
       Asset advisory fees paid by owner (unaudited)          160,782
       Distributions (unaudited)                           (2,217,000)
       Net income for the six months ended June 30, 1997
        (unaudited)                                         1,315,674
                                                          -----------
      Net assets, June 30, 1997 (unaudited)               $46,449,714
                                                          ===========




   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                       COMBINED STATEMENTS OF CASH FLOWS

                          ------------------------------------------------------
                          SIX MONTHS ENDED JUNE 30,   YEARS ENDED DECEMBER 31,
                          --------------------------  --------------------------
                                  1997          1996          1996          1995
                          ------------  ------------  ------------  ------------
CASH FLOWS FROM
 OPERATING ACTIVITIES
Net income                $  1,315,674  $  1,292,304  $  2,176,060  $  2,729,447
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities-
 Depreciation and
  amortization                 904,180       856,656     1,745,376     1,693,022
 Asset advisory fee paid
  by owner                     160,782       137,531       275,062       281,062
 Changes in operating
  assets and liabilities
  Accounts receivable          (70,573)       26,293       (17,833)       85,920
  Other assets                  (8,234)      (42,092)      (40,886)          344
  Deferred rent
   concessions                (239,825)      (31,731)      146,767      (197,855)
  Accounts payable and
   accrued expenses           (138,340)      224,953       420,666       (73,095)
  Security deposits              5,512       (42,368)      (61,742)        5,919
  Unearned rental income       (35,858)      (21,907)      127,600        (3,394)
                          ------------  ------------  ------------  ------------
   Net cash provided by
    operations               1,893,318     2,399,639     4,771,070     4,521,370
                          ------------  ------------  ------------  ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES
Payments for capital
 expenditures and
 leasing commissions           (42,069)      (83,333)     (845,679)     (908,717)
                          ------------  ------------  ------------  ------------
   Net cash used in
    investing activities       (42,069)      (83,333)     (845,679)     (908,717)
                          ------------  ------------  ------------  ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES
Distributions               (2,217,000)   (2,360,000)   (3,563,000)   (3,946,000)
                          ------------  ------------  ------------  ------------
   Net cash used in
    financing activities    (2,217,000)   (2,360,000)   (3,563,000)   (3,946,000)
                          ------------  ------------  ------------  ------------
   Net (decrease)
    increase in cash          (365,751)      (43,694)      362,391      (333,347)
Cash and cash
 equivalents, beginning
 of period                     591,653       229,262       229,262       562,609
                          ------------  ------------  ------------  ------------
Cash and cash
 equivalents, end of
 period                   $    225,902  $    185,568  $    591,653  $    229,262
                          ============  ============  ============  ============



   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

The properties known as Orlando Central Park and 500 Memorial Drive (the "Prop-erties") are owned by the State of Wisconsin Investment Fixed Retirement Trust Fund ("SWIB") which was established for the benefit of the participants in the Wisconsin Retirement System. The State of Wisconsin Investment Board has exclu-sive control over all monies in the Fixed Retirement Trust Fund. Jones Lang Wootton Realty Advisors ("Realty Advisors") manages the Properties under an investment advisory agreement. These financial statements include the combined assets, liabilities and operations of the Properties which comprise Orlando Central Park (six industrial bulk warehouse buildings and associated land located in an industrial park in Orlando, Florida) and 500 Memorial Drive (an industrial building and associated land located in an industrial park in Franklin Township, New Jersey).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:
These financial statements of the Properties have been combined since they are under common ownership and management and they are expected to be acquired in a business combination by a newly formed real estate investment trust in connec-tion with a public offering of securities.

SWIB is a pension fund and prepares the financial statements, including those of the Properties, on the fair value basis pursuant to Statement of Financial Accounting Standards No. 35 and Statement of Government Accounting Standards No. 25. However, these financial statements have been restated utilizing the historical cost basis in accordance with the requirement of Regulation S-X of the Securities and Exchange Commission.

Real Estate
Rental property is presented in the balance sheet at cost, which includes fees for services related to the acquisition of the rental property. Depreciation of the buildings is computed using the straight-line method over the estimated useful lives of the property, generally 40 years. Depreciation of improvements to the rental property is computed using the straight-line method over the remaining useful lives of the buildings, or the useful life of the improvement, if shorter. Tenant improvements, including commissions paid for services related to the signing of new leases, are amortized using the straight-line method over the lesser of their useful lives or the remaining term of the lease to which they relate.

Expenditures for major renewals and betterments are capitalized and expendi-tures for repairs and maintenance are expensed when incurred. Sales and dispo-sitions of assets are recorded by removing the related costs and accumulated depreciation amounts with any resulting gain or loss reflected in income.

Revenue Recognition
The Properties earn rental income from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro-rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases.

The Properties recognize rental income from leases with scheduled rent increases on a straight-line basis over the lease term. Deferred rent conces-sions represent the difference between the straight-line rent and amounts cur-rently due.

Investment Advisory Fees:
Fees earned by Jones Lang Wootton Realty Advisors in its role as investment advisor are paid directly by SWIB. These financial statements reflect those fees as expenses with a corresponding capital contribution. The asset manage-ment fees for the years ended December 31, 1996 and 1995 were $275,062 and $281,062, respectively.

Income Taxes
SWIB and the entities through which the Properties are owned are not subject to income taxes, therefore no income taxes have been provided in the accompanying financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

Cash and Cash Equivalents
The Properties consider all highly liquid investments purchased with original maturities of three months or less, at the date of purchase, to be cash equiva-lents. At times, cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Properties' Man-agement believes it mitigates its risks by depositing cash or investing cash equivalents through major financial institutions.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the recoverability of the real estate invest-ments. Actual results could differ from those estimates.

3. LEASES

Minimum future rental receipts under noncancelable operating leases which extend for more than one year at December 31, 1996 are as follows:

                   -----------
       1997        $ 4,381,000
       1998          4,350,000
       1999          3,665,000
       2000          2,065,000
       2001          1,634,000
       Thereafter    3,797,000
                   -----------
                   $19,892,000
                   ===========

Minimum rentals above do not include recoveries of operating expenses and real estate taxes. Recoveries of operating expenses and real estate taxes, included in base rental income, amounted to approximately $1,068,000 and $1,015,000 for the years ended December 31, 1996 and 1995, respectively.

4. PROPERTY MANAGEMENT FEES

Orlando Central Park
SWIB has retained Trammell Crow Realty Associates, Inc. ("Trammell Crow") to provide management services to Orlando Central Park on a year-to-year basis. For its services, Trammell Crow receives a base management fee equal to 3% of base rents collected, as defined. SWIB has the right to terminate the agree-ment, with written notice, under certain conditions, as defined in the manage-ment agreement. In 1996 and 1995, fees incurred under this agreement were $104,590 and $112,083, respectively.

Trammell Crow earns leasing commissions when it provides services in negoti-ating and obtaining, on behalf of SWIB, leases with tenants for Orlando Central Park in accordance with provisions of the management agreement.

Trammell Crow also earns fees for providing construction management services at the request of SWIB. The Construction Management fee is equal to (i) 8% of the construction costs of each Capital Repair in excess of $10,000, as defined in the agreement, and (ii) 8% of the construction costs of alterations, additions and improvement work made by SWIB on behalf of tenants, as defined in the agreement.

500 Memorial Drive
SWIB retained Jones Lang Wootton USA ("JLW USA") to provide management services to 500 Memorial Drive on a year-to-year basis. For its services, JLW USA received a management fee equal to 3% of gross income collected, as defined in the management agreement. In 1996 and 1995, fees incurred under these agree-ments were $38,595 and $37,259, respectively, of which $3,194 is included in accrued expenses at December 31, 1995.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

JLW USA earned fees from leasing commissions when it provides services in nego-tiating and obtaining, on behalf of SWIB, leases with tenants for 500 Memorial Drive in accordance with provisions of the management agreement, as defined. No such fees for leasing commissions were incurred in 1996 and 1995.

Effective January 1, 1997, SWIB entered into an agreement with Institutional Realty Management, L.L.C., an affiliate of Realty Advisors, to provide manage-ment services to 500 Memorial Drive on a month-to-month basis which is cancel-able by either party with 30 days written notice.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder
Knickerbocker Properties, Inc. II

We have audited the accompanying historical cost basis balance sheets of Knick-erbocker Properties, Inc. II as of December 31, 1996 and 1995, and the related historical cost basis statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsi-bility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the historical cost basis financial position of Knicker-bocker Properties, Inc. II at December 31, 1996 and 1995, and the historical cost basis results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As indicated in Note 1, these financial statements have been prepared on the historical cost basis to comply with Regulation S-X of the Securities and Exchange Commission.

                                       Coopers & Lybrand L.L.P.

Atlanta, Georgia
April 25, 1997

                       KNICKERBOCKER PROPERTIES, INC. II

                                 BALANCE SHEETS

                                       -------------------------------------
                                                         DECEMBER 31,
                                          JUNE 30,  ------------------------
                                              1997         1996         1995
                                       -----------  -----------  -----------
                                       (UNAUDITED)
ASSETS
Real estate investments
 Land                                  $ 3,691,118  $ 3,691,118  $ 3,691,118
 Building and improvements              17,021,347   16,865,157   16,855,791
 Accumulated depreciation               (3,124,832)  (2,888,428)  (2,392,331)
                                       -----------  -----------  -----------
                                        17,587,633   17,667,847   18,154,578
Cash and Cash Equivalents                   48,068       80,186       66,853
Deferred rent concessions                  174,195      148,959      163,944
Other assets                                 8,845       13,414           --
                                       -----------  -----------  -----------
  Total Assets                         $17,818,741  $17,910,406  $18,385,375
                                       ===========  ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses  $    96,077       33,125       47,759
Security deposits                          148,812      146,996      146,527
Dividend payable                                --           --       25,090
Unearned rental income                      74,970       58,930       17,463
                                       -----------  -----------  -----------
  Total Liabilities                        319,859      239,051      236,839
                                       -----------  -----------  -----------
Stockholder's Equity
 Common Stock $1 par value; 500 shares
  authorized, issued and outstanding           500          500          500
 Additional Paid in Capital             17,498,382   17,670,855   18,148,036
 Retained Earnings                              --           --           --
                                       -----------  -----------  -----------
                                        17,498,882   17,671,355   18,148,536
                                       -----------  -----------  -----------
  Total Liabilities and Stockholder's
   Equity                              $17,818,741  $17,910,406  $18,385,375
                                       ===========  ===========  ===========




   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                            STATEMENTS OF OPERATIONS

                    ---------------------------------------------------------
                    SIX MONTHS ENDED JUNE 30, FOR THE YEAR ENDED DECEMBER 31,
                    ------------------------- -------------------------------
                            1997         1996            1996            1995
                    ------------ ------------ --------------- ---------------
                           (UNAUDITED)
REVENUE
Rental income         $1,152,797 $  1,095,661 $     2,171,445 $     2,250,490
Other income                 395          587           1,372           1,371
                    ------------ ------------ --------------- ---------------
 Total Revenue         1,153,192    1,096,248       2,172,817       2,251,861
OPERATING EXPENSES
Property taxes           149,374      148,004         296,291         291,804
Operating Expenses        98,068       93,373         178,487         195,505
Depreciation and
 amortization            236,404      235,667         496,096         460,397
                    ------------ ------------ --------------- ---------------
 Total Operating
  Expenses               483,846      477,044         970,874         947,706
                    ------------ ------------ --------------- ---------------
Net income            $  669,346 $    619,204 $     1,201,943 $     1,304,155
                    ============ ============ =============== ===============





   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                       STATEMENTS OF STOCKHOLDER'S EQUITY

    FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE YEARS ENDED DECEMBER 31,
                                 1996 AND 1995

                              --------------------------------------------
                                      ADDITIONAL
                              COMMON     PAID-IN     RETAINED
                               STOCK     CAPITAL     EARNINGS        TOTAL
                              ------ -----------  -----------  -----------
Balance at December 31, 1994    $500 $18,619,408  $        --  $18,619,908
 Net Income                                         1,304,155    1,304,155
 Dividends                              (471,372)  (1,304,155)  (1,775,527)
                              ------ -----------  -----------  -----------
Balance at December 31, 1995     500  18,148,036           --   18,148,536
 Net income                                         1,201,943    1,201,943
 Additional Paid in Capital              139,904                   139,904
 Dividends                              (617,085)  (1,201,943)  (1,819,028)
                              ------ -----------  -----------  -----------
Balance at December 31, 1996     500  17,670,855           --   17,671,355
 Net income                                           669,346      669,346
 Additional Paid in Capital              141,718                   141,718
 Dividends                              (314,191)    (669,346)    (983,537)
                              ------ -----------  -----------  -----------
Balance at June 30, 1997        $500 $17,498,382  $        --  $17,498,882
                              ====== ===========  ===========  ===========




   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                            STATEMENTS OF CASH FLOWS

                                ----------------------------------------------
                                 SIX MONTHS ENDED           YEARS ENDED
                                     JUNE 30,              DECEMBER 31,
                                --------------------  ------------------------
                                     1997       1996         1996         1995
                                ---------  ---------  -----------  -----------
                                    (UNAUDITED)
OPERATING ACTIVITIES
Net income                      $ 669,346  $ 619,204  $ 1,201,943  $ 1,304,155
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
 Depreciation and amortization    236,404    235,667      496,096      460,397
 Changes in assets--(Increase)
  Decrease:
  Other assets                      4,569     (2,947)     (13,414)       8,029
  Deferred rent concessions       (25,236)   (73,153)      14,985       71,580
 Changes in liabilities--
  Increase (Decrease):
  Accounts payable and accrued
   expenses                        62,952    (30,865)     (14,634)      12,835
  Unearned rental income           16,040       (460)      41,467      (42,622)
  Tenant security deposits          1,816        469          469       (1,596)
                                ---------  ---------  -----------  -----------
Net cash provided by operating
 activities                       965,891    747,915    1,726,912    1,812,778
                                ---------  ---------  -----------  -----------
INVESTING ACTIVITIES
Capital and tenant improve-
 ments                           (156,190)    (9,365)      (9,365)     (83,030)
                                ---------  ---------  -----------  -----------
Net cash used for investing
 activities                      (156,190)    (9,365)      (9,366)     (83,030)
                                ---------  ---------  -----------  -----------
FINANCING ACTIVITIES
Contributions                     141,718         --      139,904           --
Distributions                    (983,537)  (736,082)  (1,844,118)  (1,750,437)
                                ---------  ---------  -----------  -----------
Net cash used in financing
 activities                      (841,819)  (736,082)  (1,704,214)  (1,750,437)
                                ---------  ---------  -----------  -----------
Net increase (decrease) in
 cash                             (32,118)     2,468       13,333      (20,689)
Cash at beginning of period        80,186     66,853       66,853       87,542
                                ---------  ---------  -----------  -----------
Cash at end of period           $  48,068  $  69,321  $    80,186  $    66,853
                                =========  =========  ===========  ===========



   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL

The Company
Knickerbocker Properties, Inc. II (the Company) was incorporated under the laws of the State of Delaware in June 1990. The Company, which was formed to acquire real estate, is wholly owned by New York State Teachers' Retirement System (the Parent), a pension benefit organization for New York State teach-ers. Capital contributions were made by the Parent to fund real estate pur-chases.

On June 28, 1990, the Company purchased the property and improvements known as Kent West Corporate Park, a multi-tenant industrial park located in Kent, Washington containing five buildings with approximately 400,000 total square feet. As of December 31, 1996, the Property was fully leased. Cash flow in excess of operating requirements is distributed to the Parent.

Basis of Presentation
The Company is expected to be acquired in a business combination by a newly formed real estate investment trust in connection with a public offering of securities. As such, these financial statements have been prepared utilizing the historical cost basis in accordance with the requirement of Regulation S-X of the Securities and Exchange Commission.

2. SIGNIFICANT ACCOUNTING POLICIES

Rental Property
Rental property is presented in the balance sheets at cost, which includes fees for services related to the acquisition of the rental property. Deprecia-tion of the buildings is computed using the straight-line method over the estimated useful lives of the property, generally 40 years. Depreciation of improvements to the rental property is computed using the straight-line method over the remaining useful lives of the buildings, or the useful life of the improvement, if shorter. Tenant improvements, including commissions paid for services related to the signing of new leases, are amortized using the straight-line method over the remaining term of the lease to which they relate.

Expenditures for major renewals and betterments are capitalized and expendi-tures for repairs and maintenance are expensed when incurred. Sales and dis-posals of assets are recorded by removing the related cost and accumulated depreciation amounts with any resulting gain or loss reflected in income.

Revenue Recognition
Rental revenue is recognized by amortizing future minimum lease payments over the lease term using the straight-line method. Amounts recorded as straight-line rent in excess of amounts currently due are included in deferred lease concessions. Tenants are required to reimburse their pro rata share of the majority of operating expenses of the industrial park. The Company recognizes such reimbursement of expenses by tenants as revenue when earned.

Investment Advisors Fees
Fees earned by Equitable Real Estate Management, Inc. ("Equitable"), in its role as investment advisor, are paid directly by the Parent and, therefore, are not included in the statements of Operations. Certain other expenses are paid by Equitable and reimbursed by the Company. Certain officers of Equitable are also officers of the Company.

Cash and Cash Equivalents
The Company classifies as cash equivalents any investments which can be readily converted to cash and have an original maturity of less than three months. At times, cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing cash equiva-lents through major financial institutions.

Income Taxes
The Company is exempt from income taxation pursuant to Section 501(c)(25) of the Internal Revenue Code. Accordingly, no income taxes have been provided in the accompanying financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The most significant estimates relate to the recoverablility of the operating property and the unbilled rent receivable. Actual results could differ from these esti-mates.

Financial Instruments
The fair value of the Company's financial instruments, including cash and cash equivalents, approximates carrying value. Fair values were estimated based on quoted market prices, where available.

Reclassification
Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation.

3. LEASES

The Company's property is being leased to ten tenants under operating leases that expire at various dates through 2001. The Company expects that the leases will be renewed or replaced by other leases in the normal course of business. Three tenants currently lease 48%, 23% and 10% of the total leaseable space. Expected future minimum rental on noncancelable long-term leases in effect at December 31, 1996 are as follows:

            ----------
      1997  $1,678,049
      1998   1,380,941
      1999     758,718
      2000      74,421
      2001       7,174

4. COMMITMENTS

The property has been assessed local improvement district costs by the local county authorities totaling $194,758, of which $103,585 is outstanding at December 31, 1996. The Company's policy is to bill tenants for their pro rata share of these assessments. To the extent the property is not fully leased, the Company would have to incur a pro rata portion of these costs. Since the Com-pany anticipates having the ability to bill all costs, these amounts are not included as liabilities on the balance sheet. The payments, including interest ranging from 7.85% to 7.98%, for each of the next five years and thereafter are as follows:

                  ---------
      1997        $   16,418
      1998            15,768
      1999            15,118
      2000            14,468
      2001            13,817
      Thereafter      84,931
                  ---------
                  $  160,520
                  =========

The total amount of interest included in the above minimum payments is 56,935 to be paid through May 2009.

5. MANAGEMENT AGREEMENT

The Company entered into a Real Estate Management Agreement with Crow-Wash-ington Management Limited Partnership ("Crow") to manage the operations of the property. In accordance with this agreement, Crow is paid a management fee based on the rental income collected, as defined. The December 1996 management fee amounted to $6,687.

                          INDEPENDENT AUDITORS' REPORT

The Retirement Board Pennsylvania Public School Employes' Retirement System:

We have audited the accompanying combined balance sheets of Pennsylvania Public School Employes' Retirement System Industrial Properties Portfolio Managed by RREEF America L.L.C. (the Portfolio, as defined in Note 1) as of December 31, 1996 and 1995, and the related combined statements of operations, combined own-er's equity, and combined cash flows for the year ended December 31, 1996 and the period from July 6, 1995 (date of acquisition) to December 31, 1995. In connection with our audits of the aforementioned combined financial statements, we have also audited the accompanying Schedule III, Combined Real Estate and Accumulated Depreciation as of December 31, 1996. These combined financial statements and combined financial statement schedule are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Port-folio as of December 31, 1996 and 1995, and the combined results of its opera-tions and its combined cash flows for the year ended December 31, 1996 and the period from July 6, 1995 (date of acquisition) to December 31, 1995 in confor-mity with generally accepted accounting principles. Also in our opinion, the related combined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                       KPMG Peat Marwick LLP

September 29, 1997

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                            COMBINED BALANCE SHEETS

                                       ---------------------------------------
                                                           DECEMBER 31,
                                           JUNE 30,  -------------------------
                                               1997          1996         1995
                                       ------------  ------------  -----------
                                       (UNAUDITED)
ASSETS
Real estate:
 Land                                  $ 21,148,662  $ 21,148,662  $19,116,603
 Building and improvements               84,603,735    83,748,432   77,994,039
 Accumulated depreciation                (5,616,010)   (4,142,761)  (1,304,717)
                                       ------------  ------------  -----------
                                        100,136,387   100,754,333   95,805,925
Cash and cash equivalents                   682,667     1,431,677    2,688,020
Rents and other tenant receivables,
 net                                        451,758       462,457      299,613
Accrued rents receivable (note 3)         2,204,916     1,901,037      699,246
Deferred expenses (note 2)                  408,319       331,426        1,360
Other assets                                107,080       184,028       93,152
                                       ------------  ------------  -----------
  Total Assets                         $103,991,127  $105,064,958  $99,587,316
                                       ============  ============  ===========
LIABILITIES AND OWNER'S EQUITY
Accounts payable and accrued expenses  $  1,981,283  $  1,255,294  $   500,296
Tenant security deposits                    364,047       327,400      303,604
Other                                        69,692        42,344      167,679
                                       ------------  ------------  -----------
  Total Liabilities                       2,415,022     1,625,038      971,579
                                       ------------  ------------  -----------
Owner's Equity                          101,576,105   103,439,920   98,615,737
                                       ------------  ------------  -----------
  Total Liabilities and Owner's Equity $103,991,127  $105,064,958  $99,587,316
                                       ============  ============  ===========




 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA, L.L.C.

                       COMBINED STATEMENTS OF OPERATIONS

                            ---------------------------------------------------
                                                                        FOR THE
                                                      FOR THE YEAR  PERIOD FROM
                            SIX MONTHS ENDED JUNE 30,        ENDED   JULY 6, TO
                            ------------------------- DECEMBER 31, DECEMBER 31,
                                    1997         1996         1996         1995
                            ------------ ------------ ------------ ------------
                                   (UNAUDITED)
INCOME
Rental income (note 3)      $  6,146,414 $  6,164,116  $12,348,207   $5,859,691
Tenant reimbursements            483,672      624,233    1,389,320      333,724
Interest                          46,360       83,723      139,190       95,901
Other                              6,876       14,545      633,066        2,667
                            ------------ ------------ ------------ ------------
 Total Income                  6,683,322    6,886,617   14,509,783    6,291,983
EXPENSES
Property taxes                   443,295      521,257    1,234,230      271,316
Operating expenses               467,983      503,966      853,074      271,920
Advisor fees (note 4)          1,717,843      360,513      731,836      339,440
Depreciation and amortiza-
 tion                          1,510,676    1,420,048    2,858,118    1,304,717
                            ------------ ------------ ------------ ------------
 Total Expenses                4,139,797    2,805,784    5,677,258    2,187,393
                            ------------ ------------ ------------ ------------
Net income                  $  2,543,525 $  4,080,833  $ 8,832,525   $4,104,590
                            ============ ============ ============ ============


 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                      COMBINED STATEMENT OF OWNER'S EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED), THE YEAR ENDED DECEMBER 31,
             1996, AND THE PERIOD FROM JULY 6, TO DECEMBER 31, 1995

                                                          ------------
      Beginning balance                                   $         --
       Contributions                                        98,561,147
       Distributions                                        (4,050,000)
       Net income                                            4,104,590
                                                          ------------
      Balance at December 31, 1995                          98,615,737
       Contributions                                         7,147,878
       Distributions                                       (11,156,219)
       Net income                                            8,832,525
                                                          ------------
      Balance at December 31, 1996                        $103,439,920
       Contributions (unaudited)                               372,660
       Distributions (unaudited)                            (4,780,000)
       Net income for the six months ended June 30, 1997
        (unaudited)                                          2,543,525
                                                          ------------
      Balance at June 30, 1997 (unaudited)                $101,576,105
                                                          ============




 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA, L.L.C.

                       COMBINED STATEMENTS OF CASH FLOWS

                          -------------------------------------------------------
                                                    FOR THE YEAR   FOR THE PERIOD
                              SIX MONTHS ENDED             ENDED  FROM JULY 6, TO
                                  JUNE 30,          DECEMBER 31,     DECEMBER 31,
                          ------------------------  ------------  ---------------
                                 1997         1996          1996             1995
                          -----------  -----------  ------------  ---------------
                                (UNAUDITED)
CASH FLOWS FROM OPER-
 ATING ACTIVITIES
Net income                $ 2,543,525  $ 4,080,833  $  8,832,525     $  4,104,590
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
 Depreciation and amor-
  tization                  1,510,676    1,420,048     2,858,118        1,304,717
 Accrued rents receiv-
  able                       (303,879)    (642,128)   (1,201,791)        (699,246)
 Changes in:
  Rents and other tenant
   receivables, net            10,699      253,794      (162,845)        (299,613)
  Other assets                 76,948      (31,026)      (90,876)         (93,152)
  Accounts payable and
   accrued expenses           725,989      156,094       754,998          500,296
  Tenant security
   deposits                    36,647       28,125        23,796          303,604
  Other liabilities            27,348     (124,146)     (125,335)         167,679
                          -----------  -----------  ------------  ---------------
Net cash provided by
 operating activities       4,627,953    5,141,594    10,888,590        5,288,875
                          -----------  -----------  ------------  ---------------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Purchase of real estate
  investment property
  (note 1)                         --   (6,268,069)   (6,268,069)     (96,049,051)
 Additions and improve-
  ments to real estate       (855,303)  (1,012,748)   (1,518,383)      (1,061,591)
 Payment of deferred
  expenses                   (114,320)     (74,972)     (350,140)          (1,360)
                          -----------  -----------  ------------  ---------------
Net cash used in
 investing activities        (969,623)  (7,355,789)   (8,136,592)     (97,112,002)
                          -----------  -----------  ------------  ---------------
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Contributions                372,660    6,776,904     7,147,878       98,561,147
 Distributions             (4,780,000)  (5,456,219)  (11,156,219)      (4,050,000)
                          -----------  -----------  ------------  ---------------
Net cash (used in) pro-
 vided by financing
 activities                (4,407,340)   1,320,685    (4,008,341)      94,511,147
                          -----------  -----------  ------------  ---------------
Net increase (decrease)
 in cash and cash equiv-
 alents                      (749,010)    (893,510)   (1,256,343)       2,688,020
Cash and cash equiva-
 lents, at beginning of
 period                     1,431,677    2,688,020     2,688,020               --
                          -----------  -----------  ------------  ---------------
Cash and cash equiva-
 lents, at end of period  $   682,667  $ 1,794,510  $  1,431,677     $  2,688,020
                          ===========  ===========  ============  ===============


 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1. ORGANIZATION

The accompanying combined financial statements include the accounts of the industrial real estate investment properties and related title holding compa-nies, collectively referred to as the Portfolio, which are managed by RREEF America L.L.C. (Advisor) for Pennsylvania Public School Employes' Retirement System (PSERS). At December 31, 1996, the Portfolio includes the following wholly owned real estate investment properties:

                                        -----------------------
                                        LOCATION
                                        -----------------------
       NAME OF PROPERTIES IN PORTFOLIO
       Medinah                          Roselle, Illinois
       Port Jersey                      Jersey City, New Jersey
       Westbelt                         Columbus, Ohio

On July 6, 1995, PSERS acquired industrial properties aggregating to approxi-mately 2,881,000 square feet located in Roselle, Illinois, Jersey City, New Jersey and Columbus, Ohio for a cash purchase price including closing costs of approximately $96,049,000.

On January 30, 1996, the Portfolio acquired a 225,000 square foot industrial property located in Bayonne, New Jersey for a cash purchase price including closing costs of approximately $6,268,000. The property is included in the Port Jersey Industrial Properties.

2. SIGNIFICANT ACCOUNTING POLICIES

Depreciation of buildings and improvements is provided using a 30-year life on a straight-line basis for financial reporting purposes.

Tenant improvement costs, included in buildings and improvements in the accom-panying balance sheets, are amortized using the straight-line method over the term of the lease to which they relate.

Maintenance and repair expenses are charged to operations as incurred. Expendi-tures which extend the economic life or represent additional capital invest-ments benefiting future periods, including tenant improvements and leasing com-missions, are capitalized.

Deferred expenses are comprised of leasing commissions and other costs directly attributable to obtaining tenants are amortized over the terms of the leases to which they relate.

For purposes of the combined statements of cash flows, the Portfolio considers all highly liquid marketable securities purchased with a maturity of three months or less to be cash equivalents.

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and dis-closure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the SFAS 107 value of all financial assets and liabilities for which it is practicable to estimate. Value is defined in the Statement as the amount at which the instru-ment could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Portfolio believes the carrying amount of its financial instruments approximates SFAS 107 value due to the rel-atively short maturity of these instruments.

The Portfolio adopted the provisions of Statement of Financial Accounting Stan-dards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (SFAS 121), on January 1, 1996. This Statement requires

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1996 AND 1995

that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or change in circumstances indicate that the car-rying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have an impact on the Portfolio's combined financial position, combined results of operations, or liquidity.

The combined financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited. In the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of such combined financial statements have been included. The results of combined operations for the six months ended June 30, 1997 are not necessarily indicative of the Portfolio future results of combined operations for the full year ending December 31, 1997.

Pennsylvania Public School Employes' Retirement System and the Portfolio's title holding companies are exempt from taxes, and accordingly, no income tax provision is required.

3. LEASES

The Portfolio has determined that all leases relating to the Portfolio's investment properties are to be classified as operating leases; therefore, rental income is reported when earned. Leases range from two to thirteen years and provide, with the exception of one tenant, for fixed base rent, partial reimbursement of operating costs, including real estate taxes. The lease of one tenant provides for the payment of base rent, additional rents related to increases in the Consumer Price Index and the direct payment of all operating costs, real estate taxes and insurance related to the property.

The approximate future minimum rentals on noncancelable long-term operating leases in effect at December 31, 1996 (exclusive of expense reimbursements) are as follows:

                        -----------
                             AMOUNT
                        -----------
            YEAR
            1997        $11,883,886
            1998         10,192,438
            1999          8,622,861
            2000          7,172,169
            2001          3,829,988
            Thereafter   18,328,642
                        -----------
            Total       $60,029,984
                        ===========

A number of tenant leases contain provisions for scheduled rent increases during the term of the lease. Generally accepted accounting principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occu-pancy during the term of the lease. Accrued rents receivable represents future amounts receivable related to scheduled future rent increases. The net increases in accrued rents receivable during the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995, of $1,201,791 and $699,246, respectively, and for the six months ended June 30, 1997 and 1996 of $303,879 and $642,128, respectively, represent increases to base rent revenue.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                    DECEMBER 31, 1996 AND 1995--(CONTINUED)


4. ADVISOR'S AND AFFILIATES FEES

The annual advisor's fee for the Portfolio is calculated in accordance with the agreement as a percentage of PSERS' original cash investment for those proper-ties. All fees are paid quarterly in arrears.

The Advisor may also be entitled in future years to receive an incentive fee based primarily on cumulative unrealized appreciation related to the Portfolio.

An affiliate of the Advisor acts as the property manager, as well as performs leasing and construction supervisory services. A property management fee is paid based upon methods and rates that the Advisor believes is consistent with industry practice. Management fees for the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $287,879 and $119,055, respectively, and $140,206 and $133,818 for the six months ended June 30, 1997 and 1996, respectively. Leasing commissions for the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $216,380 and $1,360, respectively, and $105,408 and $63,457 for the six months ended June 30, 1997 and 1996, respectively. Construction supervisory services for the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995, amounted to $53,981 and $0, respectively, and $27,253 and $43,987 for the six months ended June 30, 1997 and 1996, respectively.

5. SUBSEQUENT EVENT

In June 1997, an estimate of the incentive fee referred to in Note 4 above became determinable and approximately $1,345,000 was accrued at June 30, 1997.

                                                                    SCHEDULE III

                PENNSYLVANIA PUBLIC SCHOOL EMPLOYES' RETIREMENT
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

               COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996

                  -------------------------------------------------------------------------------------------------
                                            COSTS CAPITALIZED
                                              SUBSEQUENT TO       GROSS AMOUNT AT WHICH CARRIED
                       INITIAL COST(A)         ACQUISITION             AT CLOSE OF PERIOD
                  ------------------------- ----------------- -------------------------------------
                                                         LAND
                              BUILDINGS AND      BUILDING AND             BUILDING AND                  ACCUMULATED
DESCRIPTION              LAND  IMPROVEMENTS      IMPROVEMENTS        LAND IMPROVEMENTS     TOTAL(B) DEPRECIATION(C)
-----------       ----------- ------------- ----------------- ----------- ------------ ------------ ---------------
Industrial Prop-
erty:
Medinah Indus-    $ 3,120,000   $17,668,584        $  195,457 $ 3,120,000  $17,864,041 $ 20,984,041      $  892,619
trial Park
(Roselle, Illi-
nois)
Port Jersey        15,230,059    37,593,965         1,545,787  15,230,059   39,139,752   54,369,711       1,911,464
Industrial Park
(Jersey City,
New Jersey)
Westbelt Busi-      2,798,603    25,905,909           838,730   2,798,603   26,744,639   29,543,242       1,338,678
ness Park
(Columbus, Ohio)
                  ----------- ------------- ----------------- ----------- ------------ ------------ ---------------
                  $21,148,662   $81,168,458        $2,579,974 $21,148,662  $83,748,432 $104,897,094      $4,142,761
                  =========== ============= ================= =========== ============ ============ ===============

                 -----------------------------


                             LIFE ON WHICH
                           DEPRECIATION IN
                                 STATEMENT
                     DATE OF OPERATIONS IS
DESCRIPTION      ACQUIRED         COMPUTED
-----------      -------- ----------------
Industrial Prop-
erty:
Medinah Indus-     7/6/95         30 years
trial Park
(Roselle, Illi-
nois)
Port Jersey        7/6/95       2-30 years
Industrial Park
(Jersey City,
New Jersey)
Westbelt Busi-     7/6/95       2-30 years
ness Park
(Columbus, Ohio)

Notes

(A) The initial cost to the Portfolio represents the original purchase price of the properties
(B) Reconciliation of real estate owned:

                                   --------------------------------
                                           1996        1995
                                   ------------ -----------
   Balance at beginning of period  $ 97,110,642          --
   Additions during period            7,786,452 $97,110,642
                                   ------------ -----------
   Balance at end of period        $104,897,094 $97,110,642
                                   ============ ===========

(C) Reconciliation of accumulated depreciation:

                                   --------------------------------
   Balance at beginning of period    $1,304,717          --
   Depreciation expense               2,838,044  $1,304,717
                                   ------------ -----------
   Balance at end of period          $4,142,761  $1,304,717
                                   ============ ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Prudential Properties Group:

We have audited the accompanying combined balance sheets of the Prudential Properties Group, as defined in Note 1, as of December 31, 1996 and 1995, and the related combined statements of operations, owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These combined financial statements are the responsibility of the management of the Prudential Properties Investors. Our responsibility is to express an opinion on these com-bined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Prudential Prop-erties Group at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic com-bined financial statements taken as a whole. The schedule listed in the index of financial statements is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic finan-cial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       Arthur Andersen LLP

Boston, Massachusetts
October 13, 1997

                          PRUDENTIAL PROPERTIES GROUP

                            COMBINED BALANCE SHEETS

                                       -------------------------------------
                                                         DECEMBER 31,
                                          JUNE 30,  ------------------------
                                              1997         1996         1995
                                       -----------  -----------  -----------
                                       (UNAUDITED)
ASSETS
Real Estate Investments:
 Land                                  $ 8,302,419  $ 8,302,419  $ 7,071,873
 Buildings and improvements             35,656,389   35,656,389   25,312,335
                                       -----------  -----------  -----------
                                        43,958,808   43,958,808   32,384,208
 Accumulated depreciation               (4,443,636)  (3,997,931)  (3,128,071)
                                       -----------  -----------  -----------
                                        39,515,172   39,960,877   29,256,137
                                       -----------  -----------  -----------
Cash and Cash Equivalents                  452,805       61,377       95,161
Accounts Receivable and Accrued
 Investment Income                          18,696       53,272       89,083
Deferred Leasing Costs                     429,992      181,461       72,198
Deferred Rent Concessions                  417,265      345,406      190,308
Other Assets                                 6,280        6,284        6,306
                                       -----------  -----------  -----------
  Total assets                         $40,840,210  $40,608,677  $29,709,193
                                       ===========  ===========  ===========
LIABILITIES
Accounts Payable and Accrued Expenses  $   491,180  $   557,563  $   381,874
Other Liabilities                          121,782       75,000       75,000
                                       -----------  -----------  -----------
  Total liabilities                        612,962      632,563      456,874
                                       -----------  -----------  -----------
Owners' Equity                          40,227,248   39,976,114   29,252,319
                                       -----------  -----------  -----------
  Total Liabilities and Owners' Equity $40,840,210  $40,608,677  $29,709,193
                                       ===========  ===========  ===========




    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                               -------------------------------------------
                                 SIX MONTHS ENDED         YEARS ENDED
                                     JUNE 30,            DECEMBER 31,
                               --------------------- ---------------------
                                     1997       1996       1996       1995
                               ---------- ---------- ---------- ----------
                                    (UNAUDITED)
REVENUE
Rental income                  $2,353,145 $2,336,188 $4,433,557 $3,776,468
Other income                          596         --      1,975         --
                               ---------- ---------- ---------- ----------
 Total revenue                  2,353,741  2,336,188  4,435,532  3,776,468
OPERATING EXPENSES
Property taxes                    164,850    198,300    371,771    290,962
Operating expenses                346,282    410,377    823,830    482,778
Depreciation and amortization     487,834    459,327    928,406    686,548
                               ---------- ---------- ---------- ----------
 Total operating expenses         998,966  1,068,004  2,124,007  1,460,288
                               ---------- ---------- ---------- ----------
 Net income                    $1,354,775 $1,268,184 $2,311,525 $2,316,180
                               ========== ========== ========== ==========





 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                          PRUDENTIAL PROPERTIES GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

  FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND THE YEARS ENDED DECEMBER 31, 1996
                                    AND 1995

                                                                  -----------
       Owners' Equity, December 31, 1994                          $29,998,086
        Net transfers to owners                                    (3,061,947)
        Net income for the year ended December 31, 1995             2,316,180
                                                                  -----------
       Owners' Equity, December 31, 1995                           29,252,319
        Net transfers from owners                                   8,412,270
        Net income for the year ended December 31, 1996             2,311,525
                                                                  -----------
       Owners' Equity, December 31, 1996                           39,976,114
        Net transfers to owners (unaudited)                        (1,103,641)
        Net income for the six months ended June 30, 1997 (unau-
         dited)                                                     1,354,775
                                                                  -----------
       Owners' Equity, June 30, 1997 (unaudited)                  $40,227,248
                                                                  ===========






 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                          PRUDENTIAL PROPERTIES GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                           ------------------------------------------------------
                           SIX MONTHS ENDED JUNE 30,    YEARS ENDED DECEMBER 31,
                           ---------------------------  -------------------------
                                   1997           1996          1996         1995
                           ------------  -------------  ------------  -----------
                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income                 $  1,354,775  $   1,268,184  $  2,311,525  $ 2,316,180
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities-
 Depreciation and amorti-
  zation                        487,834        459,327       928,406      686,548
 Changes in assets--(in-
  crease) decrease
Accounts receivable              34,576         (5,697)       35,811     (122,243)
 Other assets                         4             12            22       (1,621)
 Deferred rent conces-
  sions                         (71,859)      (125,347)     (155,098)     (83,760)
Changes in liabilities--
 increase (decrease)-
 Accounts payable and
  accrued expenses              (66,383)       147,189       175,689      193,561
 Other liabilities               46,782             --            --           --
                           ------------  -------------  ------------  -----------
  Net cash provided by
   operations                 1,785,729      1,743,668     3,296,355    2,988,665
                           ------------  -------------  ------------  -----------
INVESTING ACTIVITIES
Property acquisitions                --    (11,574,600)  (11,574,600)          --
Payments for capital and
 tenant improvements           (290,660)      (167,809)     (167,809)          --
                           ------------  -------------  ------------  -----------
  Net cash used in
   investing activities        (290,660)   (11,742,409)  (11,742,409)          --
                           ------------  -------------  ------------  -----------
FINANCING ACTIVITIES
Net transfers (to) from
 owners                      (1,103,641)    10,001,850     8,412,270   (3,061,947)
                           ------------  -------------  ------------  -----------
  Net increase (decrease)
   in cash                      391,428          3,109       (33,784)     (73,282)
Cash, beginning of period        61,377         95,161        95,161      168,443
                           ------------  -------------  ------------  -----------
Cash, end of period        $    452,805  $      98,270  $     61,377  $    95,161
                           ============  =============  ============  ===========



 The accompanying notes are an integral part of these combined financial state-
                                     ments.

                          PRUDENTIAL PROPERTIES GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

Prudential Properties Group (Prudential Group) is not a legal entity but rather a combination of all the assets, liabilities and operations for seven warehouse buildings that are owned by a real estate title holding corporation and in a separate account of The Prudential Insurance Company of America, Inc. Pruden-tial Group properties are managed, leased and renovated by The Prudential's Private Asset Management Group--Real Estate Division (PAMG), the investment manager, under separate investment management agreements with each owner. The accompanying financial statements include all of the direct and indirect costs of the business of Prudential Group. A summary of the holdings of Prudential Group is as follows (each location has one building):

                                      ---------------------
                                      NUMBER OF
                                        TENANTS SQUARE FEET
                                      --------- -----------
       BULK DISTRIBUTION PROPERTIES:
       Ontario, CA                            1     284,599
       Hebron, KY                             1     192,000
       Cincinnati, OH                         1     192,000
       Cincinnati, OH                         1     204,800
       Columbus, OH                           3     205,109
       Columbus, OH                           1     156,000
       Fulton County, GA                      1     231,835
                                      --------- -----------
        Total                                 9   1,466,343
                                      --------- -----------

2. FORMATION TRANSACTION

Under the provisions of the Contribution Agreement executed by each property owner, Prudential Group will contribute all of its properties to Cabot Indus-trial Trust (the Company) or a subsidiary partnership, Cabot Industrial Proper-ties, L.P. (the Operating Partnership) and will receive common shares from the Company or units from the Operating Partnership. The consummation of these pro-posed transactions is subject to the completion of an offering of common shares of the Company to the public and various other conditions of the Contribution Agreement. It is anticipated that the Company will seek to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The impact of these proposed transactions is not reflected in the accompanying financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination
The accompanying financial statements have been presented on a combined basis, at historical cost, because Prudential Group is under the common management of PAMG through investment advisory agreements. All significant intercompany transactions and balances have been eliminated in combination.

The combined financial statements and information included in these notes to the combined financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited. In the opinion of management, such financial statements and information reflect all adjustments necessary for a fair presentation of the results of the respective interim periods. All such adjustments are of a normal, recurring nature.

Real Estate Investments
Real estate investments, which consist of industrial warehouses, are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to opera-tions as incurred. Significant renovations and improvements that improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are as follows:

                                         -------------
                                             ESTIMATED
                                           USEFUL LIFE
             ASSET CATEGORY              -------------
             Buildings and improvements    40 years
             Tenant improvements         Life of lease

                          PRUDENTIAL PROPERTIES GROUP

Prudential Group adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have an impact on Prudential Group's financial position, results of operations or liquidity.

Lease Acquisition Costs
Capitalized lease acquisition costs are recorded at cost. These costs are amor-tized over the respective lives of the leases. Unamortized costs are charged to expense in the event of any early termination of the lease.

Rental Income
All leases are classified as operating leases. Certain leases provide for min-imum rent payments that increase during the term of the lease and tenant occu-pancy during periods for which no rent is due. Prudential Group records rental income for the full term of each lease on a straight-line basis. As of June 30, 1997 and December 31, 1996 and 1995, the receivables from tenants, net of reserves, which Prudential Group expects to collect over the remaining life of these leases rather than currently, were approximately $417,000, $345,000 and $190,000, respectively (Deferred Rent). The amounts included in rental income for the six months ended June 30, 1997 and 1996, and for the years ended December 31, 1996 and 1995, which are not currently due, were approximately $72,000, $125,000, $155,000 and $84,000, respectively. Deferred Rent is not recognized for income tax purposes until received.

Fair Value of Financial Instruments
The carrying values of cash and cash equivalents, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

Income Taxes
The properties are owned in tax-exempt real estate title holding companies or directly by other legal entities not subject to tax. Since the taxable oper-ating results of Prudential Group are either included in the income tax returns of tax-exempt entities or the owners, no provision for state and federal income taxes has been reflected in these financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancellable operating leases for the industrial properties as of December 31, 1996 were as follows:

                               ----------
                   1997        $4,291,865
                   1998         4,329,812
                   1999         3,472,172
                   2000         2,942,526
                   2001         2,003,584
                   Thereafter   4,026,498

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. Prudential Group is subject to the usual business risks associated with the collection of the above scheduled rents.

                          PRUDENTIAL PROPERTIES GROUP

5. TRANSACTIONS WITH THE INVESTMENT MANAGER

Under the provisions of the separate investment management agreements, Pruden-tial Group is obligated to pay PAMG acquisition and asset management fees. Acquisition fees are payable based on a percentage of acquisition cost (ranging from .75% to .80%), and asset management fees are payable based on a percentage (ranging from .20% to .40%) of the properties' net cost and/or a percentage (ranging from 0% to 7.5%) of the properties' net operating income. Incentive fees are based on performance in excess of various levels of internal rates of return. Fees incurred under the agreements were as follows:

                     -------------------------------------------------------------------
                         FOR THE SIX MONTHS ENDED JUNE 3FOR THE YEARS ENDED DECEMBER 31,0,
                     ---------------------------------- --------------------------------
                                  1997             1996       1996       1995       1994
                     ----------------- ---------------- ---------- ---------- ----------
                                (UNAUDITED)
FEE INCURRED:
Asset management     $         123,521          138,853    274,410    168,796    205,836
Acquisition                         --           93,000     93,000         --         --
Property management             33,765           32,796     62,835     60,302     59,969
Incentive                       14,121               --     76,514      3,400         --

At June 30, 1997, December 31, 1996 and December 31, 1995, total fees payable to PAMG were $198,747, $308,103 and $124,505, respectively.

All property and asset management fees are expensed as incurred and included in management fees in the accompanying statements of operations.

6. COMMITMENTS AND CONTINGENCIES

Environmental
Prudential Group, as an owner of real estate, is subject to various environ-mental laws of federal and local governments. Compliance by the Prudential Group with existing laws has not had a material adverse effect on either finan-cial condition or results of operations, and management does not believe it will have such an impact in the future. However, Prudential Group cannot pre-dict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

Litigation
Management of Prudential Group does not believe there is any litigation threat-ened against it other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insur-ance, none of which is expected to have a material adverse effect on the oper-ating results or financial position of Prudential Group.

                          PRUDENTIAL PROPERTIES GROUP

             SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                  --------------------------------------------------------------------------------------------------------
                                                             COSTS CAPITALIZED
                                                               SUBSEQUENT TO
                                INITIAL COST TO GROUP           ACQUISITION      GROSS AMOUNT CARRIED AT DECEMBER 31,1996
                                --------------------------   ------------------ ------------------------------------------
                                            BUILDINGS AND         BUILDINGS AND        BUILDINGS AND           ACCUMULATED
DESCRIPTION(1)         LOCATION    LAND      IMPROVEMENTS    LAND  IMPROVEMENTS   LAND  IMPROVEMENTS TOTAL(2) DEPRECIATION
--------------    ------------- ---------- ---------------   ---- ------------- ------ ------------- -------- ------------
Vintage Avenue    Ontario    CA $    3,761       $     6,918  --            --  $3,761       $ 6,918  $10,679       $1,384
Westgate Parkway  Fulton Co. GA      1,619             4,196  --            --   1,619         4,196    5,815          839
International
 Way              Hebron     KY        663             4,483  --            --     663         4,483    5,146          486
International
 Blvd., Building
 1                Cincinnati OH        564             4,858  --            --     564         4,858    5,422          526
International
 Blvd., Building
 2                Cincinatti OH        464             4,858  --            --     464         4,858    5,322          526
Port Road,
 Building 1       Columbus   OH        651             5,974  --            --     651         5,974    6,625          137
Port Road,
 Building 2       Columbus   OH        580             4,370  --            --     580         4,370    4,950          100
                                ----------   --------------- ---- ------------- ------ ------------- -------- ------------
                                $    8,302       $    35,657  --            --  $8,302       $35,657  $43,959       $3,998
                                ==========   =============== ==== ============= ====== ============= ======== ============

                 --------------------------------




                        DATE     DATE DEPRECIABLE
DESCRIPTION(1)   CONSTRUCTED ACQUIRED       LIVES
--------------   ----------- -------- -----------
Vintage Avenue          1988     1998          40
Westgate Parkway        1988     1998          40
International
 Way                    1990     1992          40
International
 Blvd., Building
 1                      1990     1992          40
International
 Blvd., Building
 2                      1990     1992          40
Port Road,
 Building 1             1995     1996          40
Port Road,
 Building 2             1995     1996          40

-----
(1)All properties consist of single buildings which are considered to be Indus-trial
(2)The aggregate cost for Federal Income Tax purposes as of December 31, 1996 was approximately $44 million

The changes
in the
total
Investment
in real
estate for
the years
ended
December
31, 1996
and 1995
are as fol-
lows:

                                -------------------------
                                DECEMBER 31, DECEMBER 31,
                                        1996         1995
                                ------------ ------------
Balance, beginning of the year       $32,384      $32,384
Acquisitions                          11,575          --
                                ------------ ------------
Balance, end of year                 $43,959      $32,384
                                ============ ============
The changes in accumulated depreciation for
the years ended December 31, 1996 and 1995
are as follows:

                                -------------------------
                                DECEMBER 31, DECEMBER 31,
                                        1996         1995
                                ------------ ------------
Balance, beginning of the year        $3,128       $2,495
Depreciation                             870          633
                                ------------ ------------
Balance, end of year                  $3,998       $3,128
                                ============ ============

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of West Coast Industrial, LLC:

We have audited the accompanying Statement of Revenue and Certain Expenses of West Coast Industrial, LLC (the Portfolio) for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
September 10, 1997

                           WEST COAST INDUSTRIAL, LLC

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                       ------------------------
                                        SIX MONTHS
                                             ENDED   YEAR ENDED
                                          JUNE 30, DECEMBER 31,
                                              1997         1996
                                       ----------- ------------
                                       (UNAUDITED)
REVENUES
Base Rent                               $1,568,688   $3,154,050
Tenant Reimbursements                      129,585      488,767
Other Income                                 1,554       (1,133)
                                       ----------- ------------
 Total Revenues                          1,699,827    3,641,684
                                       ----------- ------------
EXPENSES
Property, Operating and Maintenance         85,784      241,665
Real Estate Taxes                          180,737      332,503
Management Fees                             33,962       74,323
Insurance                                  130,568      135,953
                                       ----------- ------------
 Total Expenses                            431,051      784,444
                                       ----------- ------------
Revenue in Excess of Certain Expenses   $1,268,776   $2,857,240
                                       =========== ============



    The accompanying notes are an integral part of this financial statement.

                           WEST COAST INDUSTRIAL, LLC

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

The accompanying Statement of Revenue and Certain Expenses relates to the oper-ations of West Coast Industrial, LLC (the Portfolio). The Portfolio consists of nine buildings totaling approximately 700,000 rentable square feet, which are located at the following addresses:

                                             --------------
             East Howell Avenue, Building 1  Anaheim     CA
             East Howell Avenue, Building 2  Anaheim     CA
             Commonwealth Avenue             Fullerton   CA
             Artesia Avenue, Building 1      Fullerton   CA
             Artesia Avenue, Building 2      Fullerton   CA
             Avenida Encinas, Building 1     Carlsbad    CA
             Avenida Encinas, Building 2     Carlsbad    CA
             Reed Avenue, Building 1         Sacramento  CA
             Reed Avenue, Building 2         Sacramento  CA

These properties were acquired by the Portfolio on August 12, 1997, from an unrelated party.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual oper-ations of the Portfolio for the period presented nor indicative of future oper-ations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

The combined financial statements and information included in these notes to the combined financial statements as of June 30, 1997 and for the six months ended June 30, 1997 are unaudited. In the opinion of management, such financial statements and information reflect all adjustments necessary for a fair presen-tation of the results of the interim periods. All such adjustments are of a normal, recurring nature.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make esti-mates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTALS

The property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancellable operating leases for the Portfolio as of December 31, 1996 were as follows:

                               ----------
                   1997        $3,180,528
                   1998         3,007,911
                   1999         2,659,887
                   2000         2,512,865
                   2001         2,475,949
                   Thereafter   9,189,156

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of Herrod Associates:

We have audited the accompanying statement of revenues and certain expenses of Herrod Associates (a general partnership) for the year ended December 31, 1996. The financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evalu-ating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opin-ion.

The accompanying statement of revenues and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form S-11 of Cabot Industrial Trust and excludes material amounts, described in note B to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses of Herrod Associates for the year ended December 31, 1996 in confor-mity with generally accepted accounting principles.

                                       Grant Thornton LLP

Philadelphia, Pennsylvania
March 5, 1997

                               HERROD ASSOCIATES
                            (A GENERAL PARTNERSHIP)

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES

                                        --------------------------------
                                         SIX MONTHS ENDED
                                             JUNE 30,         YEAR ENDED
                                        ------------------- DECEMBER 31,
                                            1997       1996         1996
                                        -------- ---------- ------------
                                            (UNAUDITED)      (AUDITED)
REVENUES
Rental income
 Affiliate                              $457,976 $  515,340  $  968,530
 Other                                   432,032    397,124     845,222
Tenant-reimbursed expenses
 Affiliate                                 1,130     19,371      19,371
 Other                                   106,465    103,592     191,631
                                        -------- ---------- ------------
                                         997,603  1,035,427   2,024,754
                                        -------- ---------- ------------
CERTAIN EXPENSES
General operating                         61,410     68,828      92,483
Real estate taxes and licenses           146,900    138,450     293,800
                                        -------- ---------- ------------
                                         208,310    207,278     386,283
                                        -------- ---------- ------------
REVENUES IN EXCESS OF CERTAIN EXPENSES  $789,293 $  828,149  $1,638,471
                                        ======== ========== ============





         The accompanying notes are an integral part of this statement.

                               HERROD ASSOCIATES
                            (A GENERAL PARTNERSHIP)

              NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

NOTE A--ORGANIZATION

Herrod Associates (the Partnership), a New Jersey general partnership, owns and operates a building in New Jersey which is leased to two tenants, one of whom is a related party. The related party accounts for approximately 49% of 1996 revenues. The building has an aggregate net leasable area of approximately 418,000 square feet.

NOTE B--BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statement is not representative of the actual opera-tions of the Partnership for the period presented as certain expenses, which may not be comparable to the expenses to be incurred by the Cabot Industrial Trust in the proposed future operation of the property, have been excluded. Expenses excluded consist of interest, depreciation and amortization. After reasonable inquiry, the Partnership is not aware of any material factors that would cause reported financial information not to be necessarily indicative of future operating results.

The statement of revenues and certain expenses for the six months ended June 30, 1997 and 1996 is unaudited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for a fair presen-tation of the financial statements for the interim periods have been included. The results for the interim periods are not necessarily indicative of the results for the full years.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--LEASING ACTIVITIES

The Partnership leases warehouse space to tenants under operating leases. Leases generally provide for minimum rents, as well as reimbursement of the lessor for certain operating expenses and real estate taxes. The minimum future rentals on the existing long-term noncancellable operating leases as of December 31, 1996 are as follows:

                         ----------
                   1997  $  869,700
                   1998     869,700
                   1999     869,700
                   2000     579,800
                         ----------
                         $3,188,900
                         ==========

Minimum future rentals above exclude amounts related to a lease with an affili-ated company which is on a month-to-month basis.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ADD ITEM 30. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimates of the expenses that will be incurred by the Registrant in connection with the issuance and distribution of the Shares being registered.

                                                                          -----
                                                                         AMOUNT
                                                                        -------
SEC Registration Fee................................................... $34,849
NASD Filing Fee........................................................    *
NYSE Fee...............................................................    *
Legal Fees and Expenses................................................    *
Accounting Fees and Expenses...........................................    *
Printing and Engraving Expense.........................................    *
Transfer Agent and Registrar Fees......................................    *
Blue Sky Fees and Expenses.............................................    *
Other Miscellaneous....................................................    *
Property Transfer Fees.................................................    *
                                                                        -------
  Total................................................................ $   *
                                                                        =======

-------
* To be supplied by amendment.

ITEM 32. SALES TO SPECIAL PARTIES.

See Item 33.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 5, Section 11, of the Registrant's Declaration of Trust provides as follows with respect to indemnification of Trustees:

"The Company shall indemnify each Trustee, to the maximum extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her being or having been a Trustee of the Company or serving or having served at the request of the Com-pany as a director, trustee, officer, parnter, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from all claims and liabilities to which such Trustee may become subject by reason of service in that capacity and to pay or reimburse reasonable expenses, as such expenses are incurred, by such Trustee in connection with any such claim or liability."

Article 9, Section 1 of the Registrant's Declaration of Trust provides as fol-lows with respect to the limitation of liability for Trustees and officers and indemnification:

  "To the maximum extent that Maryland law in effect from time to time per-mits limitation of the liability of trustees, officers, employees or agents of a REIT, no trustee, officer, employee or agent of the Company shall be liable to the Company or to any shareholder for money damages. Neither the amendment nor the repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this
  Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees, officers, employees or agents of a Maryland REIT for money damages in a suit by or on behalf of the Com-pany or by any shareholder, trustee, officer, employee or agent of the Com-pany shall be liable to the Company or to any shareholder for money damages except to the extent that (a) the trustee, officer, employee or agent actu-ally received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the trustee, officer, employee or agent is entered in a proceeding based on a finding in the proceeding that the trustee's, officer's, employee's or agent's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of the action adjudicated in the proceeding."

Article 9, Section 3 of the Registrant's Declaration of Trust provides as fol-lows with respect to the indemnification of Trustees and officers:

  "Notwithstanding any other provisions of this Declaration of Trust, the Trust, for the purpose of providing indemnification for its Trustees and officers, shall have the authority, without specific shareholder approval, to enter into insurance or other arrangements to indemnify all Trustees and officers of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees or officers of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liabil-ity. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust, or (d) estab-lish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability on any ground, regardless of whether Trustees participating and approving such insurance or other arrangement shall be beneficiaries thereof."

The Registrant will enter into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee, arising out of any lawsuit or claim against such officer or Trustee due to the fact that he was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

The form of Underwriting Agreement to be filed as an exhibit to this Registra-tion Statement will provide for the reciprocal indemnifications by the Under-writers of the Registrant, and its Trustees, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securi-ties Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

The consideration to be received by the Registrant from sales of the Shares hereby registered will be credited to the appropriate capital accounts of the Registrant.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

See Index to Financial Statements and Index to Exhibits.

ITEM 37. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the underwriting agreements certificates in such denomina-tion and registered in such names as required by the underwriters to permit prompt deliver to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Reg-istrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, there-fore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the suc-cessful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being regis-tered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate juris-diction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securi-ties offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant cer-tifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Boston, State of Massachusetts, on October 21, 1997.

                                      CABOT INDUSTRIAL TRUST

                                                /s/ Robert E. Patterson
                                      By: _____________________________________
                                            ROBERT E. PATTERSON, PRESIDENT

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Cabot Industrial Trust, a Maryland real estate investment trust, and each of the undersigned Trustees and officers of Cabot Industrial Trust, hereby constitutes and appoints Ferdinand Colloredo-Mansfeld, Franz Colloredo-Mansfeld, and Neil E. Waisnor its or his true and lawful attorneys-in-fact and agents, for it or him and in its or his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement, and to file each such amendment to this registration statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as it or he might or could do in person, hereby rati-fying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

        NAME AND SIGNATURE                 TITLE              DATE

 /s/ Ferdinand Colloredo-Mansfeld   Chairman of the        October 21,
----------------------------------   Board, Chief             1997
   FERDINAND COLLOREDO-MANSFELD      Executive
                                     Officer, Trustee

     /s/ Robert E. Patterson        President, Trustee     October 21,
----------------------------------                            1997
       ROBERT E. PATTERSON

   /s/ Franz Colloredo-Mansfeld     Chief Financial        October 21,
----------------------------------   Officer                  1997
     FRANZ COLLOREDO-MANSFELD

       /s/ Neil E. Waisnor          Senior Vice            October 21,
----------------------------------   President--              1997
         NEIL E. WAISNOR             Finance,
                                     Treasurer,
                                     Secretary

                               INDEX TO EXHIBITS

 EXHIBIT                                                             SEQUENTIAL
 NUMBER                     DOCUMENT DESCRIPTION                       PAGE NO.
 -------                    --------------------                     ----------
  1      Form of Underwriting Agreement between Company, the
         Operating Partnership, the Operating Partnership and the
         Underwriters named therein.**
  3.1    Declaration of Trust, dated October 8, 1997.**
  3.2    Bylaws of the Company.**
  3.3    Registration Rights Agreement, dated      , 1997, between
         the Company and      , as Rights Agent, including form of
         Rights Certificate.**
  3.4    Form of share certificate for Common Shares of the
         Company.**
  3.5    Amended and Restated Limited Partnership Agreement for
         the Operating Partnership dated    , 1997 by and among
             .**
  4.1    Contribution Agreement relating to the Capitalization of
         Cabot Industrial Trust, dated as of October 10, 1997,
         among the Company, the Operating Partnership, Cabot
         Partners and Various Contributors and Title Holding
         Entities Identified Therein.**
  5.1    Opinion of Mayer, Brown & Platt as to legality of Shares
         being registered.**
  8.1    Opinion of Mayer, Brown & Platt as to certain tax
         matters.**
 10.1    Form of Indemnification Agreement entered into between
         the Company and the Trustees.**
 23.1    Consent of Mayer, Brown & Platt (included in the opinions
         filed as Exhibits 5 and 8).
 23.2    Consent of Arthur Andersen LLP.*
 23.3    Consent of KPMG Peat Marwick LLP.*
 23.4.1  Consent of Coopers & Lybrand L.L.P.*
 23.4.2  Consent of Coopers & Lybrand L.L.P.*
 23.5    Consent of Grant Thornton LLP.*
 23.6    Consent of Noah T. Herndon.*
 23.7    Consent of Christopher C. Milliken.*
 23.8    Consent of Maurice Segall*
 23.9    Consent of W. Nicholas Thorndike*
 23.10   Consent of Ronald L. Skates*
 24.1    Power of Attorney pursuant to which amendments to this
         Registration Statement may be filed (included on the
         signature page to this Registration Statement).

-------
* Filed herewith.
** To be filed by amendment.